As filed with the Securities and Exchange Commission on February 1, 2010

Registration No. 333-163790

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EAGLE BANCORP MONTANA, INC. AND

AMERICAN FEDERAL SAVINGS BANK

RESTATED PROFIT SHARING PLAN

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6035	27-1449820
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Prospect Avenue

Helena, Montana 59601

(406) 442-3080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Peter J. Johnson

President and Chief Executive Officer

1400 Prospect Avenue

Helena, Montana 59601

(406) 442-3080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Raymond J. Gustini, Esq. Lloyd H. Spencer, Esq. Nixon Peabody LLP 401 9th Street, N.W., Suite 900 Washington, D.C. 20004 (202) 585-8000	John J. Gorman, Esq. Edward A. Quint, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W. Suite 780 Washington, D.C. 20015 (202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	5,259,093 shares	$10.00	$52,590,930(1)	$2,935(2)
Participation Interests	596,700 interests			(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)	The securities of Eagle Bancorp Montana, Inc. to be purchased by the American Federal Savings Bank Restated Profit Sharing Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Registration File No. 333-163790

Prospectus Supplement

Interests in

AMERICAN FEDERAL SAVINGS BANK RESTATED PROFIT SHARING PLAN

and

Offering of Up to 596,700 Shares of

EAGLE BANCORP MONTANA, INC.

Common Stock

In connection with the conversion of Eagle Financial MHC from the mutual to stock form of organization, Eagle Bancorp Montana, Inc. (“Eagle Montana”) is allowing participants in the American Federal Savings Bank Restated Profit Sharing Plan, or 401(k) Plan (the “Plan”), to invest all or a portion of their accounts in the common stock of Eagle Montana (other than amounts the participants presently have invested in the common stock of Eagle Bancorp). Based upon the value of the Plan assets at September 30, 2009, Eagle Montana has registered a number of participation interests through the Plan in order to enable the trustees to purchase or acquire up to 596,700 shares of Eagle Montana common stock, at $10.00 per share. This prospectus supplement relates to the election of Plan participants to direct the trustees of the Plan to invest all or a portion of their Plan account in the Eagle Montana Common Stock Fund (the “New Employer Stock Fund”) at the time of the stock offering.

The prospectus of Eagle Montana dated             , 2010, accompanies this prospectus supplement. It contains detailed information regarding the conversion and stock offering of Eagle Montana and the financial condition, results of operations and business of Eagle Bancorp and American Federal Savings Bank. You should read this prospectus supplement, which provides information with respect to the Plan, together with the prospectus.

For a discussion of risks that you should consider before making an investment decision, see “Risk Factors” beginning on page 14 of the prospectus.

The interests in the Plan and the common stock being offered have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Eagle Montana of participation interests in the Plan consisting of shares of common stock of Eagle Montana. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Eagle Montana, American Federal Savings Bank and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Eagle Montana, American Federal Savings Bank or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is             , 2010.

THE OFFERING

Securities Offered and Purchase Price

Eagle Montana is offering participants in the Plan the opportunity to elect to purchase participation interests in the Plan consisting of shares of Eagle Montana common stock through the New Employer Stock Fund being established under the Plan in connection with the stock offering. At September 30, 2009, there were sufficient funds in the Plan to purchase or acquire up to 596,700 shares of Eagle Montana common stock at $10.00 per share. The shares of common stock currently held in the Plan will automatically be exchanged for shares of Eagle Montana pursuant to an exchange ratio, as is more fully discussed in the prospectus. Only employees of American Federal Savings Bank may become participants in the Plan. Your investment in the shares of common stock of Eagle Montana through the Plan in the offering is subject to the priorities listed below.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Eagle Bancorp and American Federal Savings Bank and information about the common stock offering are contained in the accompanying prospectus. The address of the principal executive office of Eagle Montana and American Federal Savings Bank is 1400 Prospect Avenue, Helena, Montana 59601.

All questions about completing the Special Investment Election Form should be addressed to                     ,                     ; telephone number: (    )     -    ; email:                     .

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at 1-877-    -    .

Election to Purchase Common Stock in the Offering: Priorities

In connection with the conversion and stock offering, you may elect to transfer (in increments of $10.00) all or part of your account balances in the Plan (other than the amounts you currently have invested in the Eagle Bancorp Common Stock Fund (“Old Employer Stock Fund”)) to the New Employer Stock Fund, to be used to purchase common stock issued in the offering. The trustees of the Plan will purchase common stock in accordance with your directions and such stock will be held in the New Employer Stock Fund. However, such directions are subject to purchase priorities set forth in the plan of conversion and reorganization of Eagle Financial MHC.

The shares of common stock are being offered at $10.00 per share in a Subscription Offering and Community Offering. In the offering, the purchase priorities are as follows and apply in case more shares are ordered than are available for sale.

Subscription Offering:

(1)     Depositors of American Federal Savings Bank with $50 or more as of close of business on November 30, 2008, get first priority.

(2)     Tax-qualified employee benefit plans of American Federal Savings Bank and its affiliates, including the Plan, get second priority.

(3)     Depositors of American Federal Savings Bank with $50 or more as of close of business on [Supplemental date], get third priority.

(4)     Depositors of American Federal Savings Bank as of the close of business on [voting record date] and to borrowers of American Federal Savings Bank as of April 4, 2000 whose borrowings remain outstanding as of [voting record date], get fourth priority.

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Community Offering:

If all shares are not subscribed for in the Subscription Offering, Eagle Montana expects to offer shares of common stock for sale in a Community Offering, to members of the general public, with a preference given in the following order:

(1)    Residents of Montana; and

(2)    Public stockholders of Eagle Bancorp as of             , 2010.

If you are an eligible customer in the Subscription Offering, as listed above, you have received, or soon will separately receive, offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside the Plan, you must complete and submit the Stock Order Form and payment at $10.00 per share, using the reply envelope provided. Questions about completing Stock Order Forms may be directed to our Stock Information Center at 1-877-    -    .

Additionally, or instead of placing an order outside of the Plan through a Stock Order Form, you may place an order for the purchase of Eagle Montana common stock through the Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described on the next page.

After             , 2010, the closing of the election period, the portion of each investment fund you designated will be sold and the proceeds will be removed from your existing account(s) and transferred to an interest-bearing account pending the consummation of the offering.

Several weeks later, upon consummation of the conversion and stock offering, and subject to a determination of whether all or any portion of your order may be filled (based on your purchase priority in the event that the offering is oversubscribed), all or a portion of the amount that you have transferred will be used to purchase common stock in the stock offering. The stock will be placed in the New Employer Stock Fund within the Plan. Interest earned on your funds will be deposited into the Invesco Stable Value Fund, which you may reinvest at your discretion.

In the event the offering is cancelled or oversubscribed, i.e., there are more orders for common stock than shares available for sale in the offering, and the trustees are unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock, and any interest earned, will be reinvested in the other investment funds in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

If you choose not to direct the investment of your account balance towards the purchase of any shares in the offering, your account balance will remain in the investment funds of the Plan as previously directed by you.

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Shares Currently Held in the Plan	All shares of Eagle Bancorp held in the Plan upon consummation of the conversion and offering (i.e., several weeks after the deadline for submitting your Special Investment Election Form), will automatically be converted into shares of Eagle Montana using the exchange ratio described in the Prospectus. No fractional shares of Eagle Montana will be issued. Rather, cash equal to the value of the fractional share interest, using the $10.00 per share offering purchase price per share, will be paid to the holder. All shares of Eagle Bancorp that are converted to shares of Eagle Montana will be held in the Old Employer Stock Fund and shares of Eagle Montana that are acquired during the stock offering will be held in the New Employer Stock Fund. Cash for any fractional shares will be credited to the Invesco Stable Value Fund, to be reinvested by you in your discretion. As soon as practicable after the closing of the stock offering, the Old Employer Stock Fund will be merged into the New Employer Stock Fund.

Value of the Plan Assets	As of September 30, 2009, the market value of the assets of the Plan was approximately $5.967 million. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of September 30, 2009, by mailing the normally scheduled quarterly Plan statement.

Transferring Funds to Purchase Stock

Enclosed is a Special Investment Election Form on which you can elect to transfer all or a portion of your account balance in the Plan to the New Employer Stock Fund for the purchase of Eagle Montana common stock in the offering (other than amounts you currently have invested in the Old Employer Stock Fund). If you do not wish to purchase Eagle Montana common stock in the offering through the Plan, you must still fill out the Special Investment Election Form and check the box for “No Election” in Section D of the form.

The form is to be returned to                      as indicated on the Special Investment Election Form.

How to Order

You can elect to transfer funds in increments of $10.00 to the New Employer Stock Fund for the purchase of stock in the offering. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•     Your election, is subject to a minimum purchase of 25 shares which equates to $250.00.

•     Your election, plus any stock order you placed outside the Plan, are together subject to a maximum purchase of 25,000 shares, which equates to $250,000.

•     The election period closes at      pm Mountain time, on             ,                     .

•     During the stock offering period, you will continue to have the ability to transfer amounts that are not designated to be transferred to the New Employer Stock Fund, per your Special Election Form.

•     After the election period ends, the dollar amounts you designated will be transferred to the Invesco Stable Value Fund.

•     The amount transferred to the Invesco Stable Value Fund will be held separately until the completion of the conversion. Therefore, this money is not available for distributions or withdrawals.

You are allowed only one election to transfer funds to the New Employer Stock Fund. Follow these steps to make your election to use all or part of your account balance in the Plan to purchase shares in the stock offering:

•     You can only purchase in the offering through the Plan by returning your Special Investment Election Form to

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             by the due date. You cannot purchase in the offering by means of telephone transfers or the Internet. That portion of your Plan account balance that you elect to apply towards the purchase of stock in the offering will be irrevocably committed to such purchases.

•     Use the enclosed Special Investment Election Form to transfer all or a portion of your account balance to the New Employer Stock Fund to purchase stock in the offering. Indicate next to each fund in which you have invested, the dollar amount (in $10.00 increments) from that fund you wish to transfer to the New Employer Stock Fund.

•     Please print your name and social security number on the Special Investment Election Form.

•     Please complete Section D of the Special Investment Election Form — Purchaser Information — indicating your individual purchase priority and provide the information requested on your accounts in American Federal Savings Bank.

•     Sign and date the Special Investment Election Form and return it to                       by hand delivery, regular mail, overnight delivery, interoffice mail or fax (to     -            ), by the order date stated below. Overnight delivery should be addressed to:_             , American Federal Savings Bank, 1400 Prospect Avenue, Helena, Montana 59601.

Order Deadline	If you wish to purchase Eagle Montana common stock with all or part of your Plan account balance, your Special Investment Election Form must be received by , 1400 Prospect Avenue, Helena, Montana 59601, telephone number ( ) - ; fax number ( ) - ; no later than p.m. Mountain time on , , 2010. You may send your Special Investment Election Form by hand delivery, regular mail, overnight delivery, interoffice mail or fax. If you have any questions with respect to the Special Investment Election Form, please contact .

Irrevocability of Transfer Direction	You may not revoke your Special Investment Election Form once it has been delivered to . You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering among all of the other investment funds, including the Old Employer Stock Fund, on a daily basis.

Other Purchases in Your Account During the Offering Period	Whether or not you choose to purchase Eagle Montana common stock in the offering through the Plan, you will at all times have complete access to those amounts in your account that you do not apply towards purchases in the offering. For example, you will be able to invest in funds within the Plan with that portion of your account balance that you do not apply towards purchases in the offering during the offering period. Such purchases will be made at the prevailing market price in the same manner as you make such purchases now, i.e., through telephone transfers and Internet access to your account.

Direction to Purchase Common Stock after the Offering

After the offering, you will again have complete access to any amounts that you directed towards the investment in Eagle Montana common stock. The stock purchased by Plan participants will be held in the Employer Stock Fund within the Plan. You may direct that your future contributions or your account balance in the Plan be transferred to the New Employer Stock Fund, and you will also have the ability to sell all or a portion of your interest in the New Employer Stock Fund.

Special restrictions may apply to transfers directed to and from the New Employer Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Eagle Montana.

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Purchase Price of Common Stock

During the stock offering, the trustees will pay $10.00 per share, which will be the same price paid by all other persons for a share of Eagle Montana common stock in the stock offering.

After the stock offering, the trustees of the Plan will acquire common stock in open market transactions at the prevailing price, which may be less than or more than $10.00 per share.

Nature of a Participant’s Interest in the Common Stock	The trustees will hold the common stock, in trust, for the participants of the Plan. Shares of common stock acquired by the trustees at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

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DESCRIPTION OF THE PLAN

Introduction

The American Federal Savings Bank Restated Profit Sharing Plan (the “Plan”) was initially adopted effective January 1, 1976, and subsequently amended and restated effective January 1, 2010. The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

American Federal Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code, and any other applicable section of the Code. The Employer will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan administrator c/o American Federal Savings Bank, Attn: Alana Binde, Human Resources Officer; telephone number: (406) 457-4015; email: abinde@amfedsb.com; address: 1400 Prospect Avenue, Helena, Montana 59601. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

As an employee of American Federal Savings Bank, you are eligible to participate in the Plan. Non-resident aliens, leased employees and union employees are not eligible to participate in the Plan. The Plan year is January 1 to December 31 (the “Plan Year”).

As of September 30, 2009, there were approximately              employees, former employees, and beneficiaries eligible to participate in the Plan.

Contributions under the Plan

Elective Deferrals. You are permitted to elect to reduce your compensation on a pre-tax basis by an amount up to the applicable dollar limit under the Code and to have that amount contributed to the Plan on your behalf. Amounts of compensation that may be deferred as “Elective Deferrals” include your base wages. In 2010, the annual compensation of each participant taken into account under the Plan is limited to $245,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code.) You may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement with the Plan administrator at the beginning of each pay period.

Employer Matching Contributions. The Employer may make discretionary matching contributions (“Matching Contributions”) to the Plan.

Employer Profit Sharing Contributions. The Employer may make discretionary profit sharing contributions (“Discretionary Contributions”) to the Plan.

Rollover and Plan to Plan Transfer Contributions. You may make rollovers contributions and transfer contributions to the Plan.

Roth Deferrals. If you elect to make Roth 401(k) deferrals, the deferrals are subject to federal income taxes in the year of deferral. However, the deferrals and, in most cases, the earnings on the deferrals are not subject to federal income taxes when distributed to you. In order for the earnings to be tax-free, you must meet certain conditions described in the Plan.

Limitations on Contributions

Limitations on Elective Deferrals. For the Plan Year beginning January 1, 2010, the amount of your Elective Deferrals may not exceed $16,500 per calendar year. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Catch-Up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach 50 prior to the end of the Plan Year), you are also eligible to make an additional catch-up contribution. You may authorize American Federal Savings Bank to withhold a specified dollar amount of your compensation for this purpose. For 2010, the maximum catch-up contribution is $5,500.

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Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the Plan. This limit applies to all contributions to the Plan, including your Elective Deferrals and all other employer contributions made on your behalf during the Plan Year, excluding earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2010, this total cannot exceed the lesser of $49,000 or 100% of your annual base compensation.

Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in your Elective Deferrals and Matching Contributions and the earnings thereon under the Plan. Your Discretionary Contributions are subject to a five-year graded vesting schedule pursuant to which such amounts vest in 20% increments after each completed year of service, beginning upon the completion of the second year of service, until a participant becomes 100% vested upon completion of six years of service.

You will also become 100% vested in your Discretionary Contributions, regardless of your years of service, immediately upon your total and permanent disability or death.

Withdrawals and Distributions from the Plan

Applicable federal law requires the plan to impose substantial restrictions on the right of a plan participant to withdraw amounts held for his or her benefit under the plan prior to the participant’s termination of employment with the employer.

Time of Distribution. You will be entitled to all of your accounts under the Plan if you retire on or after your normal retirement age (age 62). If you remain employed past your normal retirement date, you may generally defer the receipt of benefits until the date you choose to retire. However, you may request a distribution from the Plan if your employment terminates before your normal retirement date.

Hardship. In the event you incur a financial hardship, you may request an in-service withdrawal from your Elective Deferrals Account (not including earnings) and your Matching Contributions Account.

Form of Distribution. Distribution of your benefit under the Plan will be made in the form of a joint and survivor annuity for married employees or a single life annuity for single employees, unless you elect an alternate form of payment such as a single lump sum payment.

Investment of Contributions and Account Balances

All amounts credited to your account under the Plan are held in the Plan trust which is administered by the trustees appointed by American Federal Savings Bank’s Board of Directors.

Prior to the effective date of the offering, you are provided the opportunity to direct the investment of your account into any of the following funds:

Eaton Vance WW Health Sciences

Franklin Flex Cap Growth

Hartford MidCap

Invesco Stable Value Fund

Lord Abbett Mid-Cap Value

Oppenheimer Global Growth & Income

Oppenheimer Main Street Small Cap

Pimco Low Duration Bond Fund

Pimco Stocks Plus

Seligman Communications and Information

VanKampen Utility Fund

Allianz NFJ Dividend Value A

Allianz NFJ Small Cap Value A

American Funds Target Date Ret 2010 A

American Funds Target Date Ret 2020 A

American Funds Target Date Ret 2030 A

American Funds Target Date Ret 2040 A

American Funds Capital Income Builder

American Funds Investment Co of America

American Funds American Balanced

American Funds Growth Fund of America

American Funds Intermediate Bond Fund of America

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Performance History and Description of Funds

The following provides performance data with respect to the investment funds available under the Plan:

	Performance*
Fund	YTD	1 Yr	3 Yrs	5 Yrs	10 Yrs	Expense Ratio
Eaton Vance WorldWide Health (ETHSX)	9.90%	9.90%	2.77%	3.12%	7.42%	1.79%
Allianz NFJ Dividend Value (PNEAX)	12.92%	12.92%	-9.12%	0.76%	N/A	1.06%
Franklin Flex Cap Growth (FKCGX)	34.20%	34.20%	-0.26%	2.19%	-0.54%	1.02%
Hartford MidCap Fund (HFMCX)	29.80%	29.80%	-1.49%	4.29%	6.99%	1.23%
Lord Abbett MidCap Value (LAVLX)	26.70%	26.70%	-8.30%	-1.29%	8.06%	1.12%
Oppenheimer Main St. Small Cap (OPMSX)	37.00%	37.00%	-5.94%	0.97%	6.71%	1.38%
Allianz NFJ Small Cap Value (PCVAX)	23.90%	23.90%	-1.10%	4.82%	11.57%	1.24%
Pimco StocksPlus (PSPAX)	41.40%	41.40%	-6.56%	-0.87%	-1.37%	1.52%
Seligman Communications and Information (SLMCX)	59.90%	59.90%	5.27%	8.81%	-0.18%	1.50%
Growth Fund of America (RGABX)	33.50%	33.50%	-3.85%	2.09%	1.62%	1.48%
Van Kampen Utility (VKUAX)	10.10%	10.10%	-4.11%	3.94%	2.86%	1.32%
Oppenheimer Global Growth & Income (OPGIX)	75.80%	75.80%	1.88%	6.63%	5.12%	1.18%
Investment Company of America (RICBX)	26.10%	26.10%	-5.03%	0.85%	1.72%	1.48%
Capital Income Builder (RIRBX)	19.60%	19.60%	-3.11%	2.75%	6.47%	1.56%
American Balanced Fund (RLBBX)	20.10%	20.10%	-2.19%	1.20%	4.91%	1.42%
Intermediate Bond Fund of America (RBOBX)	5.90%	5.90%	2.57%	2.37%	3.70%	1.53%
Allianz Low Duration Fund (PTLAX)	12.90%	12.90%	6.06%	4.50%	4.86%	0.88%
Investco Stable Value Fund	2.81%	2.81%	3.51%	3.79%	4.44%	0.35%
American Funds Target Date -2040 (RBKTX)	30.50%	30.50%	N/A	N/A	N/A	0.81%
American Funds Target Date -2030 (RBETX)	30.00%	30.00%	N/A	N/A	N/A	0.81%
American Funds Target Date -2020 (RBCTX)	25.80%	25.80%	N/A	N/A	N/A	0.78%
American Funds Target Date -2010 (RBATX)	22.50%	22.50%	N/A	N/A	N/A	0.76%
Eagle Bancorp Stock	46.7%	46.7%	3.7%	1.4%	N/A	N/A

*	as of December 31, 2009

The following is a description of each of the Plan’s investment funds:

Eaton Vance WW Health Sciences. The investment seeks long-term capital growth. The fund invests at least 80% of net assets in securities (primarily common stocks) of companies principally engaged in the discovery, development, production or distribution of products (or services) related to scientific advances in health care, including biotechnology, pharmaceuticals, diagnostics, managed health care, and medical equipment and supplies. It may invest in fixed-income securities of health sciences companies. The fund invests in foreign securities and normally invests in issuers located in at least three different countries.

Franklin Flex Cap Growth. The investment seeks capital appreciation. The fund normally invests predominantly in equity securities of companies that the manager believes have the potential for capital appreciation. It has the flexibility to invest in companies located, headquartered, or operating inside and outside the United States, across the entire market capitalization spectrum from small, emerging growth companies to well-established, large-cap companies. The fund may invest a substantial portion of assets in smaller and mid-size companies.

Hartford MidCap. The investment seeks long-term growth of capital. The fund normally invests at least 80% of assets in equity securities of mid capitalization companies within the market capitalization range of the companies in the Russell Midcap and S&P Midcap 400 indices. It may invest up to 20% of assets in securities of foreign issuers and non-dollar securities.

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Invesco Stable Value Fund. The investment seeks capital preservation. The fund normally invests predominantly in short-term liquid securities and guaranteed insurance contracts.

Lord Abbett Mid-Cap Value. The investment seeks capital appreciation. The fund normally invests at least 80% of assets in equity securities of mid-sized companies within the market capitalization range of companies in the Russell Midcap index. It may invest in common stocks, convertible bonds, convertible preferred stocks and warrants.

Oppenheimer Global Growth & Income. The investment seeks capital appreciation. The Fund mainly invests in common stocks of small-capitalization U.S. companies based on fundamental analysis and quantitative models. The fund normally invests at least 80% of net assets in securities of companies having a small market capitalization. Small-cap issuers are defined as those companies whose capitalizations are less than or equal to the largest company in the Russell 2000 and S&P Small-Cap 600 indices.

Oppenheimer Main Street Small Cap. The investment seeks capital appreciation. The Fund mainly invests in common stocks of small-capitalization U.S. companies based on fundamental analysis and quantitative models. The fund normally invests at least 80% of net assets in securities of companies having a small market capitalization. Small-cap issuers are defined as those companies whose capitalizations are less than or equal to the largest company in the Russell 2000 and S&P Small-Cap 600 indices.

Pimco Low Duration Bond Fund. The investment seeks maximum total return. The fund invests at least 65% of total assets in a diversified portfolio of Fixed-Income Instruments of varying maturities. It invests primarily in investment-grade debt securities, but may invest up to 10% of total assets in high-yield securities rated B or higher by Moody’s or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The fund may invest up to 30% of total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers.

Pimco Stocks Plus. The investment seeks total return which exceeds that of the S&P 500. The fund seeks to exceed the total return of the S&P 500 index by investing under normal circumstances in S&P 500 derivatives, backed by a portfolio of Fixed-Income Instruments. It may invest all of assets in a basket of S&P 500 index stocks. The fund may invest up to 10% of total assets in high-yield securities (junk bonds). It also may invest in exchange traded funds based on the S&P 500 index, such as Standard & Poors Depositary Receipts.

Seligman Communications and Information. The investment seeks capital appreciation. The fund invests at least 80% of assets in common stocks issued by companies that operate in the communications, information, and related industries. It may invest up to 10% of assets in exchange-traded funds. The fund may also invest up to 15% of net assets in illiquid securities (i.e., securities that cannot be readily sold) and may invest up to 25% of net assets in foreign investments.

VanKampen Utility Fund. The investment seeks to provide its shareholders with capital appreciation and current income. The fund invests primarily in a portfolio of common stocks and income securities issued by companies engaged in the utilities industry. It may focus on securities that it believes offer capital appreciation and current income at a reasonable risk. The fund may invest in income securities which include preferred stock and debt securities, including convertible securities, of various maturities which are considered “investment-grade” quality at the time of investment.

Allianz NFJ Dividend Value A. The fund seeks long-term growth of capital and income. The fund invests at least 80% of assets in common stocks and other equity securities of companies that pay or are expected to pay dividends. It invests primarily in common stocks of companies with market capitalizations greater than $3.5 billion. In addition to common stocks and other equity securities, the fund may invest in real estate investment trusts (REITs) and in non-U.S. securities, including emerging market securities.

Allianz NFJ Small Cap Value A. The investment seeks long-term growth of capital and income. The fund invests at least 80% of net assets (plus borrowings made for investment purposes) in common stocks and other equity securities of companies with smaller market capitalizations. It currently considers smaller market capitalization companies to be companies with market capitalizations of between $100 million and $3.5 billion. The fund invests significantly in securities of companies that the portfolio managers expect will generate income (for example, by paying dividends).

American Funds Target Date Ret 2010 A. The investment seeks growth, income and conservation of capital. The fund normally invests greater portion of assets in bond, equity-income and balanced funds as it approaches and passes its target date. It attempts to achieve its objectives by investing in a mix of American funds.

American Funds Target Date Ret 2020 A. The investment seeks growth, income and conservation of capital. The fund normally invests greater portion of assets in bond, equity-income and balanced funds as it approaches and passes its target date. It attempts to achieve its objectives by investing in a mix of American funds.

American Funds Target Date Ret 2030 A. The investment seeks growth, income and conservation of capital. The fund normally invests greater portion of assets in bond, equity-income and balanced funds as it approaches and passes its target date. It attempts to achieve its objectives by investing in a mix of American funds.

American Funds Target Date Ret 2040 A. The investment seeks growth, income and conservation of capital. The fund normally invests greater portion of assets in bond, equity-income and balanced funds as it approaches and passes its target date. It attempts to achieve its objectives by investing in a mix of American funds.

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American Funds Capital Income Builder. The investment seeks a level of current income and a growing stream of income over years. The fund normally invests at least 90% of assets in income-producing securities (with at least 50% of assets in equity securities). It invests primarily in a broad range of income-producing securities, including stocks and bonds. The fund may also invest significantly in securities of issuers domiciled outside the United States.

American Funds Investment Co of America. The investment seeks long-term growth of capital and income. The fund invests primarily in common stocks. It may invest up to 15% of assets, at the time of purchase, in securities of issuers domiciled outside the United States and not included in Standard & Poor’s 500 Composite Index. The fund may also hold cash or money market instruments. There is no guarantee that the fund’s investment objective will be met.

American Funds American Balanced. The investment seeks conservation of capital, current income and long-term growth of capital and income. The fund invests in a broad range of securities, including stocks, bonds and securities issued and guaranteed by the U.S. government. It normally maintains at least 50% of assets in common stocks and at least 25% of assets in debt securities, including money market securities. The fund may also hold cash or money market instruments.

American Funds Growth Fund of America. The investment seeks capital growth by investing in common stocks. The fund invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. It may also hold cash or money market instruments. The fund may invest up to 15% of its assets in securities of issuers domiciled outside the United States and Canada and not included in Standard & Poor’s 500 Composite Index.

American Funds Intermediate Bond Fund of America. The investment seeks to current income. The fund normally invests at least 80% of assets in bonds (bonds include any debt instrument and cash equivalents).It invests primarily in debt securities with quality ratings of A- or better (by a nationally recognized statistical rating organization) or unrated but determined to be of equivalent quality by the fund’s investment adviser. The fund maintains a portfolio having a dollar-weighted average maturity of no less than three years and no greater than five years under normal market conditions.

Eagle Bancorp Common Stock Fund (Old Employer Stock Fund). The Eagle Bancorp Common Stock Fund (i.e., the Old Employer Stock Fund) consists primarily of investments in common stock of Eagle Bancorp Eagle Bancorp is a federally chartered majority-owned subsidiary of Eagle Financial MHC, a mutual holding company. Investments in the Old Employer Stock Fund involves special risks common to investments in the shares of common stock of Eagle Bancorp

Following the offering, Eagle Bancorp, a federal corporation, will cease to exist, but will be succeeded by a new Delaware corporation with the name Eagle Bancorp Montana, Inc., which will be 100% owned by its public shareholders. Shares of Eagle Bancorp which were held in the Old Employer Stock Fund prior to the conversion and offering will be converted into new shares of common stock of Eagle Montana, in accordance with the exchange ratio. As soon as practicable after the closing of the stock offering, the Old Employer Stock Fund will be merged into the New Employer Stock Fund.

Eagle Montana Common Stock Fund (New Employer Stock Fund). In connection with the stock offering, you may, in the manner described earlier, direct the trustees to invest all or a portion of your Plan account in the Eagle Bancorp Montana, Inc. Common Stock Fund (i.e., the New Employer Stock Fund).

Subsequent to the stock offering, you may elect to invest all or a portion of your contributions in the New Employer Stock Fund; you may also elect to transfer into the New Employer Stock Fund all or a portion of your accounts currently invested in other funds under the Plan. After the offering, the trustees will, to the extent practicable, use all amounts held by it in the New Employer Stock Fund to purchase shares of common stock of Eagle Montana. It is expected that all purchases will be made at prevailing market prices. Performance of the New Employer Stock Fund depends on a number of factors, including the financial condition and profitability of Eagle Montana and American Federal Savings Bank and market conditions for shares of Eagle Montana common stock generally. Investments in the New Employer Stock Fund involves special risks common to investments in the shares of common stock of Eagle Montana.

For a discussion of material risks you should consider, see “Risk Factors” section of the attached prospectus and the Section of the Prospectus Supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

Administration of the Plan

The Trustees. Larry A. Dreyer, Peter J. Johnson, Michael C. Mundt, Clinton J. Morrison and Rachel R. Amdahl are the trustees of the Plan.

Plan Administrator. American Federal Savings Bank is the Plan administrator. The address of the Plan administrator is American Federal Savings Bank, Attention: Alana Binde, Human Resources Officer, 1400 Prospect Avenue, Helena, Montana 59601, telephone number (406) 457-4015. The Plan administrator is responsible for the administration of the Plan, including interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries, and others under Sections 104 and 105 of ERISA.

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Reports to Plan Participants. The Plan administrator will furnish you a statement not less frequently than annually showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of American Federal Savings Bank to continue the Plan indefinitely. Nevertheless, American Federal Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your Plan accounts. The Employer reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that American Federal Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that each participant would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are advised to consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2)	participants pay no current federal income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

A distribution from the Plan to a participant or the beneficiary of a participant that is not rolled over (as described below) will be included in the participant’s income for federal income tax purposes. Distributions before age 59-1/2 (or age 55 for terminated participants) are generally subject to a 10% early distribution penalty tax unless rolled over. Qualifying distributions of Roth deferrals are not subject to tax.

Eagle Montana Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Eagle Montana common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Eagle Montana common stock; that is, the excess of the value of Eagle Montana common stock at the time of the distribution over its cost or other basis to the trust. The tax basis of Eagle Montana common stock to the participant or beneficiary, for purposes of computing gain or loss on its subsequent sale, equals the value of Eagle Montana common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Eagle Montana common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Eagle Montana common stock. Any gain in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain, provided the sale or taxable disposition occurs more than one year after the distribution. The recipient of a lump-sum distribution may elect to include the amount of any net unrealized appreciation in taxable gross income on the date of the distribution.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan (other than annuity distributions) to another qualified plan or to an individual retirement account that accepts rollovers in accordance with the terms of the other plan or account, provided, however, that if your distribution includes common stock of Eagle Montana, another qualified plan or individual retirement account may or may not accept an in-kind rollover or direct transfer of common stock.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities, such as Eagle Montana common stock. Because you may in the future have investments in the Eagle Montana Common Stock Fund under the Plan, you should take the time to read the following information carefully.

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Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the Old Employer Stock Fund and New Employer Stock Fund from that investment into other investment alternatives under the Plan. You may contact the Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the Plan are available to you if you decide to diversify out of either the Old Employer Stock Fund or the New Employer Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Eagle Montana common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows participants to direct the investments of their account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, a participant will not be deemed a “fiduciary” because of his or her exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as the Plan administrator or the Plan’s trustees, is liable under the fiduciary responsibility provisions of ERISA for any loss which results from a participant’s exercise of control over the assets in the participant’s Plan account.

Because a participant will be entitled to invest all or a portion of his or her account balance in the Plan in Eagle Montana common stock, the regulations under Section 404(c) of ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Eagle Montana. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Eagle Montana, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the date on which a change occurs, or annually on a Form 5 within 45 days after the close of Eagle Montana’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the New Employer Stock Fund by officers, directors and persons beneficially owning more than 10% of the common stock of Eagle Montana generally must be reported to the Securities and Exchange Commission by such individuals within two business days after the date on which the discretionary transactions occur.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Eagle Montana of profits realized by an officer, director or any person beneficially owning more than 10% of Eagle Montana’s common stock resulting from non-exempt purchases and sales of Eagle Montana common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the New Employer Stock Fund for six months after receiving such a distribution.

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Financial Information Regarding Plan Assets

Financial information representing the assets available for plan benefits at September 30, 2009 are available upon written request to the Plan Administrator at the address shown above.

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LEGAL OPINION

The validity of the issuance of the common stock will be passed upon by Nixon Peabody LLP, Washington, D.C., which firm acted as special counsel to Eagle Montana in connection with Eagle Montana’s stock offering.

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PROSPECTUS

EAGLE BANCORP MONTANA, INC.

(Proposed Holding Company for American Federal Savings Bank)

Up to 2,760,000 Shares of Common Stock

(Subject to Increase to up to 3,174,000 Shares)

Eagle Bancorp Montana, Inc., a Delaware corporation, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Eagle Financial MHC from the mutual to the stock form of organization. Eagle Financial MHC currently owns 60.4% of the outstanding shares of Eagle Bancorp. We have applied to list Eagle Montana’s shares of common stock on the Nasdaq Global Market under the trading symbol “EBMT.”

We are offering the shares of common stock in a “subscription offering.” Depositors of American Federal Savings Bank, a wholly owned subsidiary of Eagle Bancorp, with aggregate account balances of at least $50 as of the close of business on November 30, 2008 will have first priority rights to buy our shares of common stock. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to Montana residents and the stockholders of Eagle Bancorp. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated.

We are offering up to 2,760,000 shares of common stock and may sell up to 3,174,000 shares of common stock because of demand for the shares of common stock or changes in the market for financial institutions stock, without resoliciting purchasers. In addition to the shares we are selling in the offering, we also will simultaneously issue up to 1,813,125 shares of common stock to existing public stockholders of Eagle Bancorp in exchange for their existing shares. The number of shares to be issued in the exchange may be increased to up to 2,085,093 shares of common stock, if we sell 3,174,000 shares of common stock in the offering. We must sell a minimum of 2,040,000 shares in the offering and issue 1,340,136 shares in the exchange in order to complete the offering and the exchange of existing shares of common stock.

The minimum order is 25 shares. The offering is expected to expire at 12:00 noon, Mountain Time, on [expiration date]. We may extend this expiration date without notice to you until [extension date]. If the Office of Thrift Supervision approves an offering extension beyond [extension date] or there is a change in the offering range, we will resolicit purchasers, who will have the opportunity to maintain, change or cancel their orders for a specified period of time. Funds received prior to the completion of the offering will be held in a segregated account at American Federal Savings Bank or, at our discretion, at another federally insured depository institution, and will earn interest at 0.30%. Stifel, Nicolaus & Company, Incorporated will assist us in selling our shares of common stock on a best efforts basis in the stock offering. Stifel, Nicolaus & Company, Incorporated is not required to purchase any shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	2,040,000	2,400,000	2,760,000	3,174,000
Gross offering proceeds	$20,400,000	$24,000,000	$27,600,000	$31,740,000
Estimated offering expenses excluding selling agent commissions and expenses	$590,000	$590,000	$590,000	$590,000
Estimated selling agent commissions and expenses (1)	$1,056,225	$1,211,625	$1,367,025	$1,545,735
Net proceeds	$18,753,775	$22,198,375	$25,642,975	$29,604,263
Net proceeds per share	$9.19	$9.25	$9.29	$9.33

(1)	For information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated and the other syndicate members that may participate in the syndicated community offering, see “Pro Forma Data” on page 35 and “The Conversion and Offering—Marketing Arrangements” on page 101.

This investment involves a degree of risk, including the possible loss of principal. Please read “Risk Factors,” beginning on page 14.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Stifel Nicolaus

For assistance, please contact the Stock Information Center at 1-(877)                    .

The date of this prospectus is                     .

AMERICAN FEDERAL
Helena
Townsend
Butte
Bozeman
MONTANA

Corporate and Main Office
1400 Prospect Avenue
Helena, MT 59601

Branch Offices

Helena Downtown
28 Neill Avenue

Helena Skyway
2090 Cromwell Dixon Lane

Townsend
416 Broadway Street

Bozeman
606 North Seventh

1455 West Oak Street

Butte
3401 Harrison Avenue

SUMMARY

The following summary explains the material aspects of the conversion, the offering and the exchange of existing shares of Eagle Bancorp common stock for new shares of Eagle Bancorp Montana, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this prospectus carefully, including the consolidated financial statements, the notes to the consolidated financial statements, and the section entitled “Risk Factors.”

The Companies

Eagle Bancorp Montana, Inc.

Eagle Bancorp Montana, Inc., or Eagle Montana, is a newly-formed Delaware corporation that was incorporated in December 2009 to be the successor corporation to Eagle Bancorp upon completion of the conversion. Eagle Montana will own all of the outstanding shares of common stock of American Federal Savings Bank upon completion of the conversion.

Eagle Montana’s executive offices are located at 1400 Prospect Avenue, Helena, Montana 59601. Our telephone number at this address is (406) 442-3080.

Eagle Financial MHC

Eagle Financial MHC is the federally-chartered mutual holding company that was created on April 4, 2000 upon the conversion of American Federal Savings Bank to a federal stock savings bank. Eagle Financial MHC’s principal business activity is the ownership of 648,493 shares of common stock of Eagle Bancorp, or 60.4% of the outstanding shares as of September 30, 2009. After the completion of the conversion, Eagle Financial MHC will cease to exist.

Eagle Bancorp

Eagle Bancorp is a federally-chartered stock holding company that owns all of the outstanding common stock of American Federal Savings Bank. Eagle Bancorp’s charter was approved on April 4, 2000, when it became the mid-tier stock holding company of American Federal Savings Bank. At September 30, 2009, Eagle Bancorp had consolidated assets of $300.7 million, deposits of $195.1 million and shareholders’ equity of $30.4 million. As of September 30, 2009, Eagle Bancorp had 1,074,507 shares of common stock outstanding, of which 648,493 shares were owned by Eagle Financial MHC and the remaining 426,014 shares were held by the public.

American Federal Savings Bank

American Federal Savings Bank is a federally-chartered savings bank headquartered in Helena, Montana. It was originally founded in 1922 as a Montana-chartered building and loan association. In 1975, it adopted a federal thrift charter and, in 2000, converted from the mutual (meaning no stockholders) structure into the mutual holding company structure.

Our Business

We are a full service retail banking institution and our operations have been profitable in each of the past five fiscal years. Our primary business lines involve gathering funds from deposits and borrowings, and investing these funds in loans and investment securities. Our principal focus is residential mortgage related lending but we have successfully diversified into commercial lending in recent years. We currently operate seven retail banking locations and seven automated teller machines in south central Montana.

Our primary lines of business are:

•

Retail Lending. We originate residential mortgage loans, home equity loans, and consumer loans primarily through our community banking office network. We also offer our customers the choice of submitting online mortgage loan applications and receiving pre-approvals through our website. Retail lending constituted 69.1% of our total loan portfolio as of September 30, 2009.

•

Commercial Lending. We continue to place an emphasis on growing our commercial business and commercial real estate loan portfolios. In addition to commercial real estate loans, we offer traditional business loans structured as unsecured lines of credit or loans secured by inventory, accounts receivable or other business assets. We seek to provide exceptional service with local decision-making and personal attention. Commercial lending constituted 27.3% of our total loan portfolio as of September 30, 2009.

•

Deposit Products and Services. We offer a full range of traditional deposit products such as checking accounts, savings accounts, money market accounts, retirement accounts, and certificates of deposit. These products can have additional features such as direct deposit, ATM and check card services, overdraft protection, telephone banking and Internet banking, thereby providing our customers multiple channels to access their accounts.

•

Mortgage Servicing. We provide loan servicing for other institutions. These services generally consist of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing.

1

Market Area and Our Customer Base

We are headquartered in Helena, Montana, which is located in south central Montana. We have retail banking offices in Helena, Bozeman, Butte and Townsend, Montana. Montana has a total population of approximately 967,440 and total households of approximately 359,000. The median household income in Montana was $40,864 as of September 30, 2009, compared to the nationwide median income level of $54,719 according to estimates from SNL Securities. Helena is Montana’s state capital and its economy has shown moderate growth, in terms of both employment and income. State government and the numerous offices of the federal government comprise the largest employment sector. Helena also has significant employment in the service industries. Specifically, it has evolved into a central health care center with employment in the medical and the supporting professions as well as the medical insurance industry. The local economy is also dependent to a lesser extent upon ranching and agriculture.

Our Competitive Strengths

We believe that our growth and success have largely been due to the following strengths that have given us a competitive advantage in our markets:

•

Maintaining a strong and experienced management team, and attracting and retaining dedicated and qualified personnel to support the growth of our franchise. Achieving our strategic objectives requires an experienced and dedicated management team, which we have developed and maintained over the years. Our management team has been an integral part of the continued growth and success of American Federal Savings Bank, including its transition to being a fully public company.

•

Creating value for our stockholders. As a publicly traded mutual holding company, we have strived to create value for our stockholders while meeting the needs of our banking customers. During each of the last five fiscal years since 2005, we have been profitable. Common stock purchased in our initial offering in 2000 has appreciated 264% in value as of November 30, 2009. We will continue to focus on enhancing shareholder value as we transition to a fully converted stock holding company.

•

Attracting and retaining core deposits. Our core deposits to total deposits ratio enables us to maintain a relatively low cost and stable funding source for our loans and other assets. Our core deposits include checking, NOW accounts, statement savings accounts, money market accounts, IRA accounts and business checking. Based on our historical experience, core deposits are longer term funding sources and unlikely to decline significantly as interest rates change. At September 30, 2009, core deposits represented 67.07% of total deposits. Excluding IRA funds, core deposits were 55.05%. We had no brokered funds as of September 30, 2009.

•

Maintaining strong asset quality. We have maintained superior asset quality by focusing on lower risk loan products, operating in economically diverse and growing markets, and applying conservative underwriting standards. As of September 30, 2009, our ratio of non-performing assets to total assets was 0.52%, as compared to average ratios of 2.72% for all Montana banks and 8.33% for all Nasdaq-listed banks and thrifts based in the region (including Montana, Idaho, Washington, Oregon, Wyoming, Utah, and Colorado) based on information from SNL Securities. By maintaining strong asset quality, we are able to minimize the reversal or non-accrual of interest on our loans, reduce our exposure to loan charge-offs or material additions to our allowance for loan losses, manage costs related to asset recovery and keep our management team focused on serving our customers and growing our business.

•

Operating in a relatively healthy economic climate. The Montana market in which we operate has not experienced significant increases in unemployment rates or loan foreclosures similar to those that have adversely impacted banks in many regions of the country. In Montana, unemployment as of October 31, 2009, based on information released by the United States Bureau of Labor Statistics, was 6.4% versus 10.1% for the nation. Furthermore, the primary markets we serve in south central Montana (consisting of Lewis and Clark, Silver Bow and Gallatin counties) have also experienced favorable growth in population and average household incomes. According to estimates from SNL Securities, from 2000 to 2009 the total population in our primary markets increased 16.7% from approximately 158,000 to 185,000, and the average household income increased 25.0% from $35,292 to $44,095. The relatively low rate of unemployment and solid growth rates are important indicators of the economic health of our market and have enabled us to dedicate capital resources to growth and revenue enhancement as opposed to resolution of troubled assets.

Our Business Strategy

Our strategy is to continue our profitability through building a diversified loan portfolio and positioning American Federal Savings Bank as a full-service community bank that offers both retail and commercial loan and deposit products in all of its markets. We believe that this focus will enable us to continue to grow our franchise, while maintaining our commitment to customer service, high asset quality, and sustained net earnings. The following are the key elements of our business strategy:

•

Continue to diversify our portfolio by emphasizing our recent growth in commercial real estate and commercial business loans as a complement to our traditional single family residential real estate lending;

•	Continue to emphasize the attraction and retention of lower cost long-term core deposits;

2

•

Seek opportunities where presented to acquire other institutions or expand our branch structure, although we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	Maintain our high asset quality levels; and

•	Operate as a community-oriented independent financial institution that offers a broad array of financial services with high levels of customer service.

A full description of our products and services begins on page 55 under the heading “Business of Eagle Bancorp and American Federal Savings Bank.”

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the offering, subject to changes necessitated by future market conditions and other factors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Our Business Strategy,” for a further discussion of our business strategy.

Our Current Organizational Structure

In 2000, Eagle Bancorp became the mid-tier stock holding company of American Federal Savings Bank, owning 100% of its stock, and conducted an initial public offering by selling a minority of its common stock to the public. The majority of the outstanding shares of common stock of Eagle Bancorp are owned by Eagle Financial MHC, which is a federally-chartered mutual (meaning no stockholders) holding company.

Pursuant to the terms of Eagle Financial MHC’s plan of conversion and reorganization, Eagle Financial MHC will convert from the mutual holding company to the stock holding company corporate structure. As part of the conversion, we are offering for sale in a subscription offering, and possibly in a community and/or a syndicated community offering, shares of common stock that represent the majority ownership interest in Eagle Bancorp that is currently held by Eagle Financial MHC. Upon the completion of the offering, Eagle Bancorp and Eagle Financial MHC will cease to exist, and we will complete the transition from partial to full public stock ownership. Upon completion of the conversion, existing public stockholders of Eagle Bancorp will receive shares of common stock of Eagle Montana in exchange for their shares of Eagle Bancorp common stock in order to maintain the public stockholders’ existing percentage ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares).

The following diagram shows our current organizational structure:

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Our Organizational Structure Following the Conversion

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

Reasons for the Conversion and the Offering

Our primary reasons for converting to the stock holding company structure and raising additional capital through the offering are:

•	to support internal growth through lending in the communities we serve;

•

to improve our capital position during a period of significant economic uncertainty, especially for the financial services industry (as of September 30, 2009, American Federal Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to any directive or recommendation from the Office of Thrift Supervision or the Federal Deposit Insurance Corporation to raise capital);

•

to finance, where opportunities are presented, the acquisition of financial institutions, branches of financial institutions or other financial service companies primarily in, or adjacent to, south central Montana, although we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to improve the liquidity of our shares of common stock and stockholder returns through higher earnings and more flexible capital management strategies; and

•	to use the additional capital for other general corporate purposes.

Terms of the Offering

In connection with Eagle Financial MHC’s plan of conversion and reorganization, we are offering between 2,040,000 and 2,760,000 shares of common stock to eligible depositors and certain borrowers of American Federal Savings Bank, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan and, to the extent shares remain available, to natural persons residing in the State of Montana, to our existing public stockholders and to the general public. The number of shares of common stock to be sold may be increased to up to 3,174,000 as a result of demand for our shares, or changes in the market for financial institution stocks. Unless the number of shares of common stock to be offered is increased to more than 3,174,000 shares or decreased to fewer than 2,040,000 shares, or the offering is extended beyond [extension date], purchasers will not have the opportunity to modify or cancel their stock orders once submitted. If the number of shares of common stock to be sold is increased to more than 3,174,000 shares or decreased to fewer than 2,040,000 shares, or if the offering is extended beyond [extension date], purchasers will have the opportunity to maintain, cancel or change their orders for shares of common stock during a designated resolicitation period. If you do not provide us with written indication of your intent, your stock order will be canceled, your funds will be returned to you with interest calculated at 0.30% and any deposit account withdrawal authorizations will be canceled.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Stifel, Nicolaus & Company, Incorporated, our conversion advisor and marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock. Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of common stock in the offering.

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We are also offering for sale to the general public in a syndicated offering through a syndicate of selected dealers shares of our common stock not purchased in the subscription offering or the community offering. We may begin the syndicated community offering at any time following the commencement of the subscription offering. Stifel, Nicolaus & Company, Incorporated is acting as sole book-running manager and D.A. Davidson & Co. is acting as co-manager for the syndicated community offering, which is also being conducted on a best efforts basis. Neither Stifel, Nicolaus & Company, Incorporated, D.A. Davidson & Co. nor any other member of the syndicate is required to purchase any shares in the syndicated community offering. Alternatively, we may sell remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The offering range and exchange ratio are based on an independent appraisal of the estimated market value of Eagle Montana, assuming the conversion, the exchange and the offering are completed. Feldman Financial Advisors, Inc., an appraisal firm experienced in appraisals of financial institutions, has estimated that, as of December 3, 2009, this estimated pro forma market value ranged from $33.8 million to $45.7 million, with a midpoint of $39.8 million. Based on this valuation, the 60.4% ownership interest of Eagle Financial MHC being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Eagle Montana will range from 2,040,000 shares to 2,760,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio will range from 3.1458 shares at the minimum of the offering range to 4.2560 shares at the maximum of the offering range in order to preserve the existing percentage ownership of public stockholders of Eagle Bancorp (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). If market conditions warrant or there is excess demand for the shares, the appraisal can be increased by 15%. At this adjusted maximum of the offering range, the pro forma market value is $52.6 million, the number of shares of common stock offered for sale will be 3,174,000 and the exchange ratio will be 4.8944 shares.

The independent appraisal is based in part on Eagle Bancorp’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings bank and thrift holding companies that Feldman Financial Advisors, Inc. considered comparable to Eagle Bancorp.

The appraisal peer group consists of the following companies. Total assets are as of September 30, 2009.

Company Name and Ticker Symbol		Exchange	Headquarters	Total Assets
				(in thousands)
Elmira Savings Bank, FSB	ESBK	NASDAQ	Elmira, NY	$505,896
Home Bancorp, Inc.	HBCP	NASDAQ	Lafayette, LA	$533,410
Home Federal Bancorp, Inc.	HOME	NASDAQ	Nampa, ID	$827,899
Liberty Bancorp, Inc.	LBCP	NASDAQ	Liberty, MO	$384,243
Louisiana Bancorp, Inc.	LABC	NASDAQ	Metairie, LA	$332,237
LSB Corporation	LSBX	NASDAQ	North Andover, MA	$806,953
Rome Bancorp, Inc.	ROME	NASDAQ	Rome, NY	$338,035
Teche Holding Company	TSH	NYSE Amex	New Iberia, LA	$765,071
TF Financial Corporation	THRD	NASDAQ	Newtown, PA	$711,849
WVS Financial Corp.	WVFC	NASDAQ	Pittsburgh, PA	$369,989

The independent appraisal does not indicate actual market value. Do not assume or expect that the estimated valuation as indicated above means that, after the offering, the shares of our common stock will trade at or above the $10.00 purchase price.

The following table presents a summary of selected pricing ratios for the peer group companies, Eagle Montana (on a pro forma basis) and Eagle Bancorp (on a historical basis). The pricing ratios are based on earnings and other information as of and for the twelve months ended September 30, 2009 and stock price information as of December 3, 2009, as reflected in Feldman Financial Advisors, Inc.’s appraisal report, dated December 3, 2009. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 1.4% on a price-to-book value basis, a discount of 5.2% on a price-to-tangible book value basis, and a discount of 6.4% on a price-to-core earnings basis.

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Eagle Montana (on a pro forma basis, assuming completion of the conversion)	Price-to-core earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Minimum	9.8	x	72.31%	72.31%
Midpoint	11.6	x	79.94%	79.94%
Maximum	13.5	x	86.66%	86.66%
Maximum, as adjusted	15.6	x	93.55%	93.55%

Valuation of peer group companies, as of
December 3, 2009
Averages	14.4	x	85.48%	91.38%
Medians	13.3	x	88.71%	94.00%

(1)	Information derived from the Feldman Financial Advisors, Inc. appraisal report and are based upon estimated core earnings for the twelve months ended September 30, 2009. These ratios are different than the “Pro Forma Data.”

Our board of directors, in reviewing and approving the independent appraisal, considered the range of price-to-core earnings multiples, the range of price-to-book value and price-to-tangible book value ratios at the different ranges of shares of common stock to be sold in the offering, and did not consider one valuation approach to be more important than the other. Instead, in approving the independent appraisal, the board of directors concluded that these ranges represented the appropriate balance of the three approaches to establishing our estimated valuation range, and the number of shares of common stock to be sold, in comparison to the peer group institutions. The estimated appraised value and the resulting discounts took into consideration the potential financial impact of the offering as well as the trading price of Eagle Bancorp common stock, which increased from $29.15 per share on December 1, 2009, the closing price on the last trading day immediately preceding the announcement of the conversion, to $30.75 per share, the closing price on December 3, 2009, the effective date of the independent appraisal.

Feldman Financial Advisors, Inc. will update the independent appraisal prior to the completion of the conversion. If the estimated appraised value, including offering shares and exchange shares, changes to either below $33.8 million or above $52.6 million, we will resolicit persons who submitted stock orders. See “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

The Exchange of Existing Shares of Eagle Bancorp Common Stock

At the conclusion of the conversion, shares held by existing public stockholders of Eagle Bancorp will be canceled and exchanged for shares of common stock of Eagle Montana. The number of shares of common stock received will be based on an exchange ratio determined as of the conclusion of the conversion and offering, which will depend upon our final appraised value. The number of shares received will not be based on the market price of Eagle Bancorp outstanding shares at that time. Instead, the exchange ratio will ensure that existing public stockholders of Eagle Bancorp will retain the same approximate percentage ownership of our organization after the offering, exclusive of their purchase of any additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares.

The following table shows how the exchange ratio will adjust, based on the valuation of Eagle Montana and the number of shares of common stock issued in the offering. The table also shows the number of whole shares of Eagle Montana common stock a hypothetical owner of Eagle Bancorp common stock would receive in exchange for 100 shares of Eagle Bancorp common stock owned at the completion of the conversion, depending on the number of shares of common stock sold in the offering.

	New Shares to be Sold in This Offering		New Shares to be Exchanged for Existing Shares of Eagle Bancorp		Total Shares of Common Stock to be Outstanding After the Offering	Exchange Ratio	Equivalent Per Share Current Market Price (1)	New Shares That Would be Received for Existing 100 Shares
	Amount	Percent	Amount	Percent
Minimum	2,040,000	60.4%	1,340,136	39.6%	3,380,136	3.1458	$31.45	314
Midpoint	2,400,000	60.4%	1,576,630	39.6%	3,976,630	3.7009	37.00	370
Maximum	2,760,000	60.4%	1,813,125	39.6%	4,573,125	4.2560	42.56	425
Adjusted Maximum	3,174,000	60.4%	2,085,093	39.6%	5,259,093	4.8944	48.94	489

(1)	Represents the value of shares of Eagle Montana common stock received in the conversion by a holder of one share of Eagle Bancorp at the exchange ratio, assuming the market price of $10.00 per share.

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No fractional shares of Eagle Montana common stock will be issued to any public stockholder of Eagle Bancorp. For each fractional share that would otherwise be issued, Eagle Montana will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share purchase price of the common stock in the offering.

How We Intend to Use the Proceeds From the Offering

Assuming we sell 2,400,000 shares of common stock in the stock offering, and we have net proceeds of $22.2 million, we intend to distribute the net proceeds as follows:

•	$11.1 million (50.0% of the net proceeds) will be invested in American Federal Savings Bank;

•	$1.9 million (8.7% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of our shares of common stock; and

•	$9.2 million (41.3% of the net proceeds) will be retained by us.

We may use the funds that we retain for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes. American Federal Savings Bank, whose capital will be increased by $11.1 million, may use the proceeds it receives to support increased lending and other products and services. The net proceeds retained also may be used for future business expansion through acquisitions of banks, thrifts and other financial services companies, and acquiring branch offices. We have no current arrangements or agreements with respect to any such acquisitions. Initially, a substantial portion of the net proceeds will be invested in short-term investments and mortgage-backed securities consistent with our investment policy.

Please see “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Our Dividend Policy

It is our current intention to maintain dividends after the conversion at current equivalent levels. As of September 30, 2009, Eagle Bancorp paid a quarterly cash dividend of $0.26 per share, which equals $1.04 per share on an annualized basis. After the conversion and subject to the authority of the board of directors to do so, we intend to continue to pay cash dividends on a quarterly basis. Eagle Montana expects the annual dividends following our conversion to equal $0.33, $0.28, $0.24 and $0.21 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 3.3%, 2.8%, 2.4% and 2.1%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion will preserve the dividend amount that Eagle Bancorp stockholders currently receive, as adjusted to reflect the exchange ratio. However, the dividend rate and the continued payment of dividends following our conversion and the completion of this offering will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

See “Selected Consolidated Financial and Other Data of Eagle Bancorp and Subsidiaries” and “Market for the Common Stock” for information regarding our historical dividend payments.

Purchases and Ownership by our Officers and Directors

We expect our directors, executive officers and their associates, to purchase approximately 71,800 shares of common stock in the offering. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. After the conversion, as a result of purchases in the offering and the shares they will receive in exchange for shares of Eagle Bancorp that they currently own, our directors and executive officers, together with their associates, are expected to own approximately 303,807 shares and 385,688 shares of common stock, or 8.99% and 8.43% of our total outstanding shares of common stock at the minimum and the maximum of the offering range, respectively. See “Subscriptions by Directors and Executive Officers.”

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

Employee Stock Ownership Plan. Our tax-qualified employee stock ownership plan expects to purchase up to 8% of the shares of common stock we sell in the offering, or 253,920 shares of common stock, assuming we sell the maximum as adjusted number of the shares proposed to be sold. If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 10% of the shares of common stock sold in the offering. This would reduce the number of shares available for allocation to eligible account holders. We reserve the right to purchase shares of common stock in the open market following the offering in order to fund all or a portion of the employee stock ownership plan’s expected purchase. Assuming the employee stock ownership plan purchases 192,000 shares in the offering, the midpoint of the offering range, we will recognize additional compensation expense of approximately $184,000 annually (or approximately $112,240 after tax) over a 12-year period, assuming the loan to the employee stock ownership plan has a 12-year term and the shares of common stock have a fair market value of $10.00 per share for the full 12-year period. If, in the future, the shares of common stock have a fair market value greater or less than $10.00, the compensation expense will increase or decrease accordingly.

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Stock-Based Incentive Plan. While a final determination has not been made, we currently intend to implement a new stock-based incentive plan no earlier than six months and within 12 months after completion of the conversion. Stockholder approval of this plan will be required. If adopted within 12 months following the completion of the conversion, the stock-based incentive plan will reserve a number of shares up to 4% of the shares of common stock sold in the offering, or up to 126,960 shares of common stock at the maximum as adjusted of the offering range (reduced by amounts purchased in the stock offering by our 401(k) plan using its purchase priority in the stock offering), for awards of restricted stock to key employees and directors, at no cost to the recipients, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect restricted stock awards previously made by Eagle Bancorp or American Federal Savings Bank. If the shares of common stock awarded under the stock-based incentive plan come from authorized but unissued shares of common stock, stockholders would experience dilution of up to approximately 2.4% in their ownership interest in Eagle Montana. If adopted within 12 months following the completion of the conversion, the stock-based incentive plan will also reserve a number of shares up to 10% of the shares of common stock sold in the offering, or up to 317,400 shares of common stock at the maximum as adjusted of the offering range, for issuance pursuant to grants of stock options to key employees and directors. If the shares of common stock issued upon the exercise of options come from authorized but unissued shares of common stock, stockholders would experience dilution of up to 5.7% in their ownership interest in Eagle Montana. Restricted stock awards and stock option grants made under this plan would be subject to vesting over a period of not less than five years. If the stock-based incentive plan is adopted more than one year after the completion of the conversion, awards of restricted stock or grants of stock options under the plan may exceed the percentages set forth above of the shares sold in the offering and have a shorter vesting period. For a description of our current stock benefit plans, see “Management—Executive Compensation—Long-Term Stock-Based Compensation.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are expected under the new stock-based incentive plan as a result of the conversion. The table also shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting From Issuance of Shares for Stock Benefit Plans (3)	Value of Grants (2)
	At Minimum of Offering Range	At Maximum as adjusted of Offering Range	As a Percentage of Common Stock to be Sold in the Offering		At Minimum of Offering Range	At Maximum as adjusted of Offering Range
	(Dollars in thousands)
Employee stock ownership plan	163,200	253,920	8.00%	—%	$1,632	$2,539
Restricted stock awards	81,600	126,960	4.00%	2.36%	816	1,270
Stock options	204,000	317,400	10.00%	5.69%	406	632

Total	448,800	698,280	22.00%	7.79%	$2,854	$4,441

(1)	The table assumes that the stock-based incentive plan awards a number of options and restricted stock equal to 10% and 4% of the shares of common stock sold in the offering, respectively, as if the plan is implemented within one year after the completion of the conversion and offering. If the stock-based incentive plan is implemented more than one year following the completion of the conversion and offering, grants of options and restricted stock may exceed these percentage limitations.
(2)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $1.99 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option life of 10 years; a dividend yield of 3.3%; an interest rate of 3.31%; and a volatility rate of 22.35% based on an index of publicly traded thrift institutions. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.
(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

We may fund our plans through open market purchases, as opposed to new issuances of common stock. Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or under extraordinary circumstances. The Office of Thrift Supervision has previously advised that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or a compelling business purpose for satisfying this test.

The following table presents the total value of all shares that would be available for award and issuance under the new stock-based incentive plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

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Share Price	81,600 Shares Awarded at Minimum of Range	96,000 Shares Awarded at Midpoint of Range	110,400 Shares Awarded at Maximum of Range	126,960 Shares Awarded at Maximum, As Adjusted, of Range
(Dollars in thousands, except per share amounts)
$8.00	$653	$768	$883	$1,016
10.00	816	960	1,104	1,270
12.00	979	1,152	1,325	1,524
14.00	1,142	1,344	1,546	1,777

The grant-date fair value of the options granted under the new stock-based incentive plan will be based in part on the price of shares of common stock of Eagle Montana at the time the options are granted. The value will also depend on the various assumptions used in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based incentive plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.

Exercise Price	Grant-Date Fair Value Per Option	204,000 Options at Minimum of Range	240,000 Options at Midpoint of Range	276,000 Options at Maximum of Range	317,400 Options at Maximum, As Adjusted, of Range
(Dollars in thousands, except per share and per option amounts)
$8.00	$1.59	$324	$382	$439	$505
10.00	1.99	406	478	549	632
12.00	2.39	488	574	660	759
14.00	2.78	567	667	767	882

The tables presented above are provided for informational purposes only. Our shares of common stock may trade below $10.00 per share. Before you make an investment decision, we urge you to read this entire prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 14.

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased in the offering is 25.

The maximum number of shares of common stock that may be purchased by a person is $250,000 (25,000 shares). If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when aggregated with your purchases, cannot exceed $500,000 (50,000 shares) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	companies, trusts or other entities in which you are a trustee, have a controlling beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons and persons exercising subscription rights through a single qualifying deposit account held jointly will be subject to the overall purchase limitation of $500,000 (50,000 shares) in all categories of the offering combined.

Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase limitations at any time. In the event the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for Eagle Montana common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

See the detailed description of purchase limitations and definitions of “acting in concert” and “associate” in “The Conversion and Offering—Limitations on Common Stock Purchases.”

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 2,040,000 shares of common stock in the subscription, community and/or syndicated community offering, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek regulatory approval to extend the offering beyond [extension date], provided that any such extension will require us to resolicit subscriptions received in the offering.

Alternatively, we may terminate the offering, return funds with interest and cancel deposit account withdrawal authorizations.

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Conditions to Completion of the Conversion

The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

We cannot complete the conversion unless:

•

The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Eagle Financial MHC as of [voting record date] (comprised of American Federal Savings Bank depositors as of [voting record date] and borrowers as of April 4, 2000 whose borrowings remain outstanding as of [voting record date]);

•

The plan of conversion and reorganization is approved by a vote of at least two-thirds of the outstanding shares of common stock of Eagle Bancorp as of [voting record date], including shares held by Eagle Financial MHC (because Eagle Financial MHC owns 60.4% of the outstanding shares of Eagle Bancorp common stock, we expect that Eagle Financial MHC and our directors and executive officers will control the outcome of this vote.);

•

The plan of conversion and reorganization is approved by a vote of at least a majority of the outstanding shares of common stock of Eagle Bancorp as of [voting record date], excluding those shares held by Eagle Financial MHC;

•	We sell at least the minimum number of shares of common stock offered; and

•

We receive the final approval of the Office of Thrift Supervision to complete the conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

Eagle Financial MHC intends to vote its ownership interest in favor of the plan of conversion and reorganization. At [stockholder record date], Eagle Financial MHC owned 60.4% of the outstanding shares of common stock of Eagle Bancorp. The directors and executive officers of Eagle Bancorp and their affiliates owned      shares of Eagle Bancorp, or     % of the outstanding shares of common stock as of [stockholder record date]. They have indicated their intention to vote those shares in favor of the plan of conversion and reorganization.

Market for Common Stock

Publicly held shares of Eagle Bancorp’s common stock currently trade on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “EBMT.” Upon completion of the conversion and offering, the shares of common stock of Eagle Bancorp will be cancelled and will cease trading. It is currently expected that Eagle Montana common stock will then commence trading on the Nasdaq Global Market. We have applied to list Eagle Montana’s shares of common stock on the Nasdaq Global Market under the trading symbol “EBMT.” However, for the first 20 trading days, shares of Eagle Montana common stock will trade under the symbol “EBMTD” and thereafter, our trading symbol will be “EBMT.” In order to list our common stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock. Eagle Bancorp currently has nine registered market makers. Persons purchasing shares of common stock in the offering may not be able to sell their shares at or above the $10.00 price per share.

Tax Consequences

As a general matter, implementing the plan of conversion and reorganization will not result in a taxable transaction for federal or state income tax purposes to Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank, Eagle Montana, persons eligible to subscribe in the subscription offering, or existing stockholders of Eagle Bancorp. Existing stockholders of Eagle Bancorp who receive cash in lieu of fractional exchange share interests in shares of Eagle Montana common stock will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Persons Who May Order Shares of Common Stock in the Offering

Subscription rights to purchase shares of common stock in a “subscription offering” have been granted in the following descending order of priority:

(i)	First, to depositors with accounts at American Federal Savings Bank with aggregate balances of at least $50.00 at the close of business on November 30, 2008.

(ii)	Second, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, which will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at American Federal Savings Bank with aggregate balances of at least $50.00 at the close of business on [supplemental date].

(iv)	Fourth, to depositors of American Federal Savings Bank at the close of business on [voting record date] and to borrowers of American Federal Savings Bank as of April 4, 2000 whose borrowings remain outstanding as of [voting record date].

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Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in the State of Montana, and then to Eagle Bancorp public stockholders as of [stockholder record date]. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering, as we may determine at any time. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject purchase orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

We may also offer any shares of our common stock not purchased in the subscription offering or community offering for sale to the general public in a syndicated community offering through a syndicate of selected dealers. We may begin the syndicated community offering at any time following the commencement of the subscription offering. Stifel, Nicolaus & Company, Incorporated will act as sole book-running manager and D.A. Davidson & Co. will act as co-manager for the syndicated community offering, which will be conducted on a best efforts basis. The syndicated community offering will terminate no later than 45 days after the expiration of the subscription offering, unless extended by us with approval of the Office of Thrift Supervision. Neither Stifel, Nicolaus & Company, Incorporated, D.A. Davidson & Co. nor any other member of the syndicate is required to purchase any shares in the syndicated community offering. Alternatively, we may sell any remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis. See “The Conversion and Offering—Syndicated Community Offering.”

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering in accordance with Eagle Financial MHC’s plan of conversion and reorganization. A detailed description of share allocation procedures can be found in the section of this prospectus entitled “The Conversion and Offering.”

How You May Purchase Shares of Common Stock

In the subscription offering and community offerings, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable directly to Eagle Bancorp Montana, Inc.; or

(ii)	authorizing us to withdraw funds from the types of American Federal Savings Bank deposit accounts designated on the stock order form.

American Federal Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use an American Federal Savings Bank line of credit check or any type of third party check or wire transfer to pay for shares of common stock. Please do not submit cash.

You may purchase shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to Eagle Bancorp Montana, Inc. or authorization to withdraw funds from one or more of your American Federal Savings Bank deposit accounts, provided that we receive the stock order form before 12:00 noon, Mountain Time, on [expiration date], which is the end of the offering period. Checks and money orders will be immediately deposited in a segregated account with American Federal Savings Bank or another insured depository institution upon receipt. We will pay interest calculated at 0.30% from the date funds are processed until completion or termination of the conversion at which time interest checks will be mailed to subscribers. On your stock order form, you may not authorize direct withdrawal from an American Federal Savings Bank individual retirement account. If you wish to use funds in an individual retirement account to purchase shares of our common stock, please see “—Using Individual Retirement Account Funds to Purchase Shares” below. You may not designate a withdrawal from American Federal Savings Bank accounts with check-writing privileges. Please provide a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).

Withdrawals from certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty. If a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current statement savings rate subsequent to the withdrawal. All funds authorized for withdrawal from deposit accounts at American Federal Savings Bank must be available in the accounts at the time the stock order is received. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you during the offering period. Funds will not be withdrawn from an account until the completion of the offering and will earn interest within the account at the applicable deposit account rate until that time.

We are not required to accept copies or facsimiles of stock order forms. By signing the stock order form, you are acknowledging both receipt of this prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by American Federal Savings Bank, Eagle Montana or the federal or state governments.

Submitting Your Order in the Subscription and Community Offerings

You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to the Stock Information Center address on the stock order form, or by hand-delivery to American Federal Savings Bank’s main office located at 1400 Prospect Avenue, Helena, Montana. Hand-delivered stock order forms will only be accepted at this location. Stock order forms may not be delivered to other American Federal Savings Bank offices. Please do not mail stock order forms to American Federal Savings Bank.

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Deadline for Orders of Common Stock in the Subscription or Community Offerings

If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) no later than 12:00 noon, Mountain Time, on [expiration date].

Once submitted, your order is irrevocable unless the offering is terminated or extended beyond [extension date] or the number of shares to be issued increases to more than 3,174,000 shares or decreases to less than 2,040,000 shares. We may extend the [expiration date] expiration date, without notice to you, until [extension date]. If the offering is extended beyond [extension date] or if the offering range is increased or decreased, we will be required to resolicit purchasers before proceeding with the offering. In either of these cases, purchasers will have the right to maintain, change or cancel their orders. If we do not receive a written response from a purchaser regarding any resolicitation, the purchaser’s order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled. No extension may last longer than 90 days. All extensions, in the aggregate, may not last beyond [final expiration date].

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 noon, Mountain Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF THE OFFERING IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO THE OFFERING EXPIRATION DATE OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO THE OFFERING EXPIRATION DATE.

Using Individual Retirement Account Funds to Purchase Shares

You may be able to subscribe for shares of common stock using funds in your individual retirement account. However, shares of common stock must be held in a self-directed retirement account, such as those offered by a brokerage firm. By regulation, American Federal Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our common stock. If you wish to use some or all of the funds in your American Federal Savings Bank individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee or custodian, such as another bank or a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee or custodian. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using funds in your individual retirement account or other retirement account held at American Federal Savings Bank or elsewhere. Whether you may use such funds for the purchase of shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription and community offerings are expected to be mailed by regular mail to the persons entitled thereto at the certificate registration address noted by them on the stock order form on the day following the completion of the conversion, and we expect trading in the stock to begin the business day following the completion of the conversion. The conversion is expected to be completed as soon as practicable following satisfaction of the conditions described above in “—Conditions to Completion of the Conversion.” It is possible that, until certificates for the common stock are delivered, purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

If you are currently a stockholder of Eagle Bancorp, see “The Conversion and Offering—Exchange of Existing Stockholders’ Stock Certificates.”

You May Not Sell or Transfer Your Subscription Rights

Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, in the event of an oversubscription.

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How You Can Obtain Additional Information — Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is 1-(877)             . The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Mountain Time. The Stock Information Center will be closed weekends and bank holidays. American Federal Savings Bank will only accept hand-delivered stock order forms and proxy cards at its main office located at 1400 Prospect Avenue, Helena, Montana.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

While Montana has not to date experienced the significant economic and real estate related decline of many other parts of the Western United States, a change in Montana’s economy could adversely affect earnings.

American Federal Savings Bank operates from seven offices located in the State of Montana, and confines its lending to Montana borrowers. Montana, unlike many parts of the Western United States, has not to date experienced recession-driven economic problems such as large increases in unemployment rates, decline in real estate values and high foreclosures. We are unable to determine whether this trend suggests fundamental strength in Montana’s economy or whether recession-driven effects will simply occur later.

Montana had 5.4% unemployment in January of 2009, and this rate has gradually increased during 2009. At present, however, Montana’s current unemployment rate is significantly less than that of the United States as a whole. Specifically, according to data published by the United States Bureau of Labor Statistics, Montana’s unemployment rate at October 31, 2009 was 6.4%, while that of the United States was 10.1% as of the same date. Montana’s comparatively low unemployment rate could suggest that unemployment levels for Montana may become more severe in the future as the effects of the recession are felt in Montana. If this occurs, American Federal Savings Bank may be required to devote resources to resolving recession-driven asset quality problems at a time when banks in other parts of the country may be experiencing a recovery. Should unemployment continue to increase in Montana as it has during most of 2009, the ability of consumers to pay debts, including home mortgage and home equity loans and other consumer debt such as credit cards can adversely affect lending institutions like American Federal Savings Bank. At minimum, American Federal Savings Bank would be required to increase its loan loss provisions and dedicate more resources to workout activities during a period when banks in other geographic regions may be recovering.

If the allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.

Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which may have a material adverse effect on operating results. We make various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. If the assumptions prove to be incorrect, the allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to the allowance. Material additions to the allowance would materially decrease net income. As of September 30, 2009, our allowance for loan losses to net loans receivable was 0.37%.

Our emphasis on the origination of consumer, commercial real estate and commercial business loans is one of the more significant factors in evaluating the allowance for loan losses. As we continue to increase the amount of such loans, additional or increased provisions for loan losses may be necessary and would decrease earnings.

Bank regulators periodically review our allowance for loan losses and may require an increase to the provision for loan losses or further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations or financial condition.

We could record future losses on our securities portfolio.

A number of factors or combinations of factors could require us to conclude in one or more future reporting periods that an unrealized loss exists with respect to our investment securities portfolio that constitutes an impairment that is other than temporary, which could result in material losses to us. These factors include, but are not limited to, continued failure by the issuer to make scheduled interest payments, an increase in the severity of the unrealized loss on a particular security, an increase in the continuous duration of the unrealized loss without an improvement in value or changes in market conditions and/or industry or issuer specific factors that would render us unable to forecast a full recovery in value. In addition, the fair values of securities could decline if the overall economy and the financial condition of some of the issuers continues to deteriorate and there remains limited liquidity for these securities.

The United States economy is in a deep recession. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

The United States and many industrial nations are experiencing a severe economic recession which is expected to continue in 2010. Loan portfolio quality has deteriorated at many institutions, reflecting in part, the deteriorating U.S. economy and rising unemployment. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. The continuing real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans. Financial institution stock prices have declined substantially, and it is significantly more difficult for financial institutions to raise capital or borrow in the debt markets.

The Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that noncurrent assets plus other real estate owned as a percentage of assets for FDIC insured financial institutions rose to 3.07% as of September 30, 2009, compared to

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0.95% as of December 31, 2007. For the nine months ended September 30, 2009, the Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that annualized return on average assets was 0.10% for FDIC insured financial institutions compared to 0.81% for the year ended December 31, 2007. The Nasdaq Bank Index declined 36.5% between December 31, 2007 and September 30, 2009. At September 30, 2009, our noncurrent assets plus other real estate owned as a percentage of assets was 0.52%, and our annualized return on average assets was 1.14% for the three months ended September 30, 2009.

Continued negative developments in the financial services industry and the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability. Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies, could adversely affect our stock performance.

Any future Federal Deposit Insurance Corporation insurance premiums or special assessments will adversely impact our earnings.

On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The special assessment was payable on September 30, 2009. We recorded an expense of $128,295 during the year ended June 30, 2009, to reflect the special assessment. The final rule permits the Federal Deposit Insurance Corporation to levy up to two additional special assessments of up to five basis points each during 2009 if the Federal Deposit Insurance Corporation estimates that the Deposit Insurance Fund reserve ratio will fall to a level that the Federal Deposit Insurance Corporation believes would adversely affect public confidence or to a level that will be close to or below zero. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period. In addition, the Federal Deposit Insurance Corporation increased the general assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase compared to prior periods.

On November 12, 2009, the Federal Deposit Insurance Corporation adopted a final rule pursuant to which all insured depository institutions will be required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. This pre-payment was due on December 30, 2009. The assessment rate for the fourth quarter of 2009 and for 2010 will be based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 will be equal to the modified third quarter assessment rate plus an additional three basis points. In addition, each institution’s base assessment rate for each period will be calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. We made a payment of approximately $1.0 million to the Federal Deposit Insurance Corporation on December 30, 2009, and recorded the payment as a prepaid expense, which will be amortized over three years.

As a savings bank, pursuant to the Home Owners’ Loan Act, or HOLA, American Federal Savings Bank is required to maintain a certain percentage of its total assets in HOLA-qualifying loans and investments, which limits our asset mix and could significantly restrict our ability to diversify our loan portfolio.

A savings bank or thrift differs from a commercial bank in that it is required to maintain at least 65% of its total assets in HOLA-qualifying loans and investments, such as loans for the purchase, refinance, construction, improvement, or repair of residential real estate, home equity loans, educational loans and small business loans. To maintain our thrift charter we have to pass the Qualified Thrift Lender test, or QTL test, in nine out of 12 of the immediately preceding months. The QTL test limits the extent to which we can grow our commercial loan portfolio. However, a loan that does not exceed $2 million (including a group of loans to one borrower) and is for commercial, corporate, business, or agricultural purposes is not so limited. We may be limited in our ability to change our asset mix and increase the yield on our earning assets by growing our commercial loan portfolio.

In addition, if we continue to grow our commercial loan portfolio and our single-family loan portfolio declines, it is possible that in order to maintain our QTL status, we could be forced to buy mortgage-backed securities or other HOLA-qualifying assets at times when the terms might not be attractive. Alternatively, we could find it necessary to pursue different structures, including converting American Federal Savings Bank’s thrift charter to a commercial bank charter.

Because we intend to increase our commercial real estate and commercial business loan originations, our credit risk will increase and continued downturns in the local real estate market or economy could adversely affect our earnings.

We intend to continue our recent emphasis on originating commercial real estate and commercial business loans. Commercial real estate and commercial business loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate and commercial business loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. Commercial real estate and commercial business loans may also involve relatively large loan balances to individual borrowers or groups of related borrowers. A downturn in the real estate market or the local economy could adversely affect the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of nonperforming loans. As our commercial real estate and commercial business loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

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Declines in home values could decrease our loan originations and increase delinquencies and defaults.

Declines in home values in our markets could adversely impact results from operations. Like all financial institutions, we are subject to the effects of any economic downturn, and in particular, a significant decline in home values would likely lead to a decrease in new home equity loan originations and increased delinquencies and defaults in both the consumer home equity loan and residential real estate loan portfolios and result in increased losses in these portfolios. Declines in the average sale prices of homes in our primary markets could lead to higher loan losses.

We depend on the services of our executive officers and other key employees.

Our success depends upon the continued employment of certain members of our senior management team. We also depend upon the continued employment of the individuals that manage several of our key functional areas. The departure of any member of our senior management team may adversely affect our operations.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits, borrowings and trust preferred securities. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in net interest income.

Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Also, increases in interest rates may extend the life of fixed rate assets, which would restrict our ability to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit early so long as the early withdrawal penalty is less than the interest they could receive as a result of the higher interest rates.

Changes in interest rates also affect the current fair value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. At September 30, 2009, the fair value of our investment securities portfolio totaled $92.4 million.

At September 30, 2009, our interest rate risk analysis indicated that the market value of our equity would decrease by 10.74% if there was an instantaneous parallel 200 basis point increase in market interest rates.

Strong competition may limit growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide. Our profitability depends upon our ability to successfully compete in our market areas.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision. The federal banking laws and regulations govern the activities in which we may engage, and are primarily for the protection of depositors and the Deposit Insurance Fund at the Federal Deposit Insurance Corporation. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums could have a material impact on our operations. Because our business is highly regulated, the laws and applicable regulations are subject to frequent change. Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

A federal legislative proposal has been introduced that would eliminate the Office of Thrift Supervision, our primary federal regulator, which may require Eagle Montana to become a bank holding company.

Legislation in the United States Congress has been proposed that would implement sweeping changes to the current bank regulatory structure. The proposal would, among other things, merge the Office of Thrift Supervision into the Office of the Comptroller of the Currency. American Federal Savings Bank, Eagle Bancorp and Eagle Financial MHC are currently regulated by the Office of Thrift Supervision, and Eagle Montana will be regulated by the Office of Thrift Supervision following the conversion. If the Office of Thrift Supervision is eliminated, American Federal Savings Bank may be required to convert to a national bank or state bank and Eagle Montana may be required to become a bank holding company subject to regulation and supervision under the Bank Holding Company Act of 1956, and the supervision and regulation of the Board of Governors of the Federal Reserve System, including holding company regulatory capital requirements to which Eagle Montana is not currently subject. In addition, compliance with new regulations and being supervised by one or more new regulatory agencies could increase our expenses.

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If our investment in the Federal Home Loan Bank of Seattle becomes impaired, our earnings and stockholders’ equity could decrease.

We are required to own common stock of the Federal Home Loan Bank of Seattle to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank’s advance program. The aggregate cost of our Federal Home Loan Bank common stock as of September 30, 2009 was $2.0 million. Federal Home Loan Bank common stock is not a marketable security and can only be redeemed by the Federal Home Loan Bank.

Federal Home Loan Banks may be subject to accounting rules and asset quality risks that could materially lower their regulatory capital. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the Federal Home Loan Bank of Seattle, could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in Federal Home Loan Bank of Seattle common stock could be deemed impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the amount of the impairment charge.

Future legislative or regulatory actions responding to perceived financial and market problems could impair our ability to foreclose on collateral.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. Were proposals such as these, or other proposals limiting our rights as a creditor, to be implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor. In addition, there have been legislative proposals to create a federal consumer protection agency that may, among other powers, have the ability to limit our rights as a creditor.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Eagle Montana and the outlook for the financial services industry in general. Price fluctuations may be unrelated to the operating performance of particular companies.

We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.

Eagle Montana intends to contribute between $9.4 million and $12.8 million of the net proceeds of the offering (or $14.8 million at the adjusted maximum of the offering range) to American Federal Savings Bank. Eagle Montana may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes. Eagle Montana also expects to use a portion of the net proceeds it retains to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. American Federal Savings Bank may use the net proceeds it receives to fund new loans, purchase investment securities, acquire financial institutions or financial services companies, acquire branches, or for other general corporate purposes. With the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting of the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.

Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.

Net income divided by average stockholders’ equity, known as “return on average equity” is a ratio many investors use to compare the performance of a financial institution to its peers. Our return on average equity ratios for the three months ended September 30, 2009 and for the year ended June 30, 2009 were 11.60% and 8.94%, respectively, compared to an average negative return on equity of 7.36% based on trailing twelve-month earnings for all publicly traded fully converted savings institutions as of September 30, 2009. We expect that our return on average equity will decrease as a result of the additional capital that we will raise in the offering. For example, our pro forma return on equity for the three months ended September 30, 2009 is 6.06%, assuming the sale of shares at the maximum of the offering range. Over time, we intend to use the net proceeds from the offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is comparable to our historical performance. This goal may take a number of years to achieve, and we may not be able to achieve it. Consequently, you should not expect a return on equity similar to our current return on equity in the near future. Failure to achieve a competitive return on equity may make an investment in our common stock unattractive to some investors and may cause our common stock to trade at lower prices than comparable companies with higher returns on equity.

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Trading in our common stock is limited, and a liquid market for our common stock may not develop.

The common stock of Eagle Bancorp has been listed on the OTCBB. The OTCBB is a significantly more limited market than the New York Stock Exchange or Nasdaq Stock Market. We have applied to list Eagle Montana common stock for trading on the Nasdaq Global Market under the symbol “EBMT,” subject to completion of the offering and compliance with certain conditions. You may have difficulty selling the shares that you buy if no active trading market develops.

The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.

The shares of common stock that our directors and officers intend to purchase in the offering, when combined with the shares that they will receive in the exchange for their existing shares of Eagle Bancorp common stock may result in management and the board controlling as much as approximately 8.99% of our outstanding shares of common stock at the minimum of the offering range. In addition, our employee stock ownership plan is expected to purchase 8% of the shares of common stock sold in the stock offering, and additional stock options and shares of common stock would be granted to our directors and employees if a stock-based incentive plan is adopted in the future. This would result in management and employees controlling a significant percentage of our shares of common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage a potential sale of Eagle Montana that our stockholders may desire.

The implementation of the stock-based incentive plan may dilute your ownership interest.

We intend to adopt a new stock-based incentive plan following the offering, subject to receipt of stockholder approval. This stock-based incentive plan may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock of Eagle Montana. While our intention is to fund this plan through open market purchases, stockholders would experience a 7.8% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options or shares of restricted common stock under the plan in an amount equal to up to 10% and 4%, respectively, of the shares sold in the offering. In the event we adopt the plan within one year following the conversion, shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under the stock-based incentive plan would be limited to 4% and 10%, respectively, of the total shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect restricted stock previously granted by Eagle Bancorp or American Federal Savings Bank. In the event we adopt the plan more than one year following the conversion, the plan will not be subject to these limitations.

Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.

We intend to adopt a new stock-based incentive plan after the offering, subject to stockholder approval, pursuant to which plan participants would be awarded restricted shares of our common stock (at no cost to them) and options to purchase shares of our common stock. If the stock-based incentive plan is implemented within one year of the completion of the offering, the number of shares of common stock reserved for issuance for awards of restricted stock or grants of options under such stock-based incentive plan may not exceed 4% and 10%, respectively, of the shares sold in the offering subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect restricted stock previously granted by Eagle Bancorp or American Federal Savings Bank. If we award restricted shares of common stock or grant options in excess of these amounts under a stock-based incentive plan adopted more than one year after the completion of the offering, our costs would increase further.

Following the offering, our non-interest expenses are likely to increase as we will recognize additional annual employee compensation and benefit expenses related to the shares granted to employees and executives under our stock-based incentive plan. We cannot predict the actual amount of these new stock-related compensation and benefit expenses because applicable accounting practices require that expenses be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering has been estimated to be approximately $184,000 ($112,240 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock.

Various factors may make takeover attempts more difficult to achieve.

Our board of directors has no current intention to sell control of Eagle Montana. Provisions of our certificate of incorporation and bylaws, federal regulations, Delaware law and various other factors may make it more difficult for companies or persons to

18

acquire control of Eagle Montana without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:

•

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a savings institution or holding company regulated by the Office of Thrift Supervisor regulated holding company of a converted institution without the prior approval of the Office of Thrift Supervision.

•

Certificate of Incorporation and statutory provisions. Provisions of the certificate of incorporation and bylaws of Eagle Montana and Delaware law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders. These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors. Specifically, under Delaware law, any person who acquires more than 15% of the common stock of Eagle Montana without the prior approval of its board of directors would be prohibited from engaging in any type of business combination with Eagle Montana for a three-year period unless such transaction is subsequently approved by the board of directors and by stockholders at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by such person. The certificate of incorporation of Eagle Montana contains a provision requiring that specified transactions with an “interested stockholder” be approved by 80% of the voting power of the then outstanding shares unless it is either approved by a majority of Eagle Montana’s disinterested directors or certain price and procedural requirements are satisfied. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years, not permitting cumulative voting in the election of directors, not permitting stockholders to call a special meeting, and a requirement that holders of at least 80% of the outstanding shares of common stock must vote to remove directors and can only remove directors for cause. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations.

•

Federal Stock Charter of American Federal Savings Bank. The federal stock charter of American Federal Savings Bank will provide that for a period of five years from the closing of the conversion and offering, no person other than Eagle Montana may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of American Federal Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of American Federal Savings Bank or Eagle Montana or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Eagle Montana or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of American Federal Savings Bank. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

•

Issuance of stock options and restricted stock. We also intend to issue stock options and shares of restricted stock to key employees and directors that will require payments to these persons in the event of a change in control of Eagle Montana. These payments may have the effect of increasing the costs of acquiring Eagle Montana, thereby discouraging future takeover attempts.

•

Employment and Change in Control Agreements. We have an employment agreement with our Chief Executive Officer, Peter J. Johnson, that provides, among other things, for a payment of between one and two times his base salary in the event of Mr. Johnson’s involuntary termination occurring after a change in control of American Federal Savings Bank. We intend to also enter into change in control agreements with four senior officers, Clinton Morrison, Michael Mundt, Rachel Amdahl and Robert Evans, that provide for payment of base salary for one year in the event of a change in control of American Federal Savings Bank. These payments may have the effect of increasing costs of acquiring Eagle Montana, thereby discouraging future takeovers.

You may not revoke your decision to purchase Eagle Montana common stock in the subscription and community offerings after you send us your subscription.

Funds submitted or automatic withdrawals from American Federal Savings Bank deposit accounts authorized in the connection with a purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Feldman Financial Advisors, Inc., among other factors, there may be one or more delays in the completion of the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond     , or the number of shares to be sold in the offering is increased to more than 3,174,000 shares or decreased to less than 2,040,000 shares.

19

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	changes in the prices, values and sales volume of residential and commercial real estate in Montana;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in our organization, compensation and benefit plans;

•	our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial business loans;

•	possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;

•	the level of future deposit premium assessments;

•	the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;

•	the impact of the current governmental effort to restructure the U.S. financial and regulatory system;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•	changes in the financial performance and/or condition of our borrowers and their ability to repay their loans when due; and

•

the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 14.

20

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

OF

EAGLE BANCORP AND SUBSIDIARIES

The summary financial information presented below is derived in part from the consolidated financial statements of Eagle Bancorp and Subsidiaries. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at June 30, 2009 and 2008 and for the years ended June 30, 2009 and 2008 is derived in part from the audited consolidated financial statements of Eagle Bancorp that appear in this prospectus. The information at June 30, 2007, 2006 and 2005 and for the years then ended is derived in part from audited consolidated financial statements that do not appear in this prospectus. The operating data for the three months ended September 30, 2009 and 2008 and the financial condition data at September 30, 2009 were not audited. However, in the opinion of management of Eagle Bancorp, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. No adjustments were made other than normal recurring entries. The results of operations for the three months ended September 30, 2009 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At September 30,	At June 30,
	2009	2009	2008	2007	2006	2005
	(In thousands)
Balance Sheet Data:
Total assets	$300,680	$289,709	$279,907	$244,686	$226,178	$206,414
Investment securities, available-for-sale	92,100	82,263	78,417	64,774	64,198	75,227
Investment securities, held-to-maturity	265	375	697	921	1,018	1,201
Loans receivable, net:
Residential mortgage (one- to four-family)	76,711	79,216	86,751	81,958	75,913	56,533
Real estate construction	6,119	4,642	7,317	8,253	6,901	2,723
Home Equity	28,836	28,676	28,034	24,956	20,191	16,801
Consumer	11,074	10,835	11,558	11,438	11,820	10,909
Commercial (1)	46,005	44,254	34,699	31,987	26,509	20,347
Total loans receivable, net	168,185	167,197	168,149	158,140	140,858	106,839
Mortgage loans held for sale	3,494	5,349	7,370	1,175	918	2,148
Mortgage servicing rights, net	2,315	2,208	1,652	1,628	1,722	1,857
Deposits	195,080	187,199	178,851	179,647	174,342	172,497
FHLB advances and other borrowings	66,639	67,056	65,222	30,000	22,371	9,885
Subordinated debentures	5,155	5,155	5,155	5,155	5,155	—
Shareholders’ equity	30,427	27,792	25,634	24,088	22,545	22,265

(1)	Includes commercial real estate loans and commercial business loans.

	For the Three Months Ended September 30,		For the Year Ended June 30,
	2009	2008	2009	2008	2007	2006	2005
	(In thousands, except per share amounts)
Operating Data:
Total interest income	$3,724	$3,816	$15,348	$14,098	$12,651	$10,506	$9,043
Total interest expense	1,341	1,580	6,115	6,662	5,966	3,792	2,563
Net interest income	2,383	2,236	9,233	7,436	6,685	6,714	6,480

Provision (credit) for loan losses	135	—	257	(175)	—	—	—
Net interest income after provision for loan losses	2,248	2,236	8,976	7,611	6,685	6,714	6,480
Noninterest income (1)	1,061	(504)	2,999	2,224	2,261	2,165	2,059
Noninterest expense	2,103	1,849	8,563	7,063	6,614	6,465	6,181

Income (loss) before income taxes	1,206	(117)	3,412	2,772	2,332	2,414	2,358
Income tax expense (benefit)	362	(17)	1,024	662	554	629	615

Net income (loss)	$844	$(100)	$2,388	$2,110	$1,778	$1,785	$1,743

Earnings (loss) per share:
Basic	$0.79	$(0.09)	$2.23	$1.97	$1.66	$1.66	$1.55

Diluted	$0.69	$(0.08)	$1.96	$1.74	$1.47	$1.48	$1.45

21

At or For the Three Months Ended September 30, (2)	At or For the Year Ended June 30,
2009	2008	2009	2008	2007	2006	2005
Financial Ratios and Other Data:
Return on average assets (3)	1.14%	(0.14)%	0.84%	0.83%	0.75%	0.83%	0.86%
Return on average equity (4)	11.60%	(1.59)%	8.94%	8.25%	7.41%	7.88%	7.48%
Net interest rate spread (5)	3.40%	3.26%	3.34%	2.84%	2.76%	3.21%	3.36%
Net interest margin (6)	3.58%	3.50%	3.52%	3.15%	3.06%	3.41%	3.51%
Noninterest expense to average assets	2.86%	2.67%	3.00%	2.77%	2.79%	3.01%	3.06%
Efficiency ratio	63.55%	106.76%	71.51%	71.81%	73.93%	72.81%	72.39%
Noninterest income to average assets	1.44%	(0.73)%	1.05%	0.87%	0.95%	1.01%	1.02%
Dividend payout ratio (7)	13.15%	NM	18.21%	19.67%	21.71%	20.11%	20.83%
Net interest income to noninterest expense	1.13	x	1.21	x	1.08	x	1.05	x	1.01	x	1.04	x	1.05	x
Average interest-earning assets to average interest-bearing liabilities	1.085	x	1.096	x	1.078	x	1.108	x	1.107	x	1.107	x	1.112	x
Nonperforming loans to net loans receivable	0.93%	0.04%	0.75%	0.02%	0.13%	0.33%	0.47%
Nonperforming assets to total assets	0.52%	0.03%	0.43%	0.01%	0.09%	0.20%	0.24%
Allowance for loan losses to net loans receivable	0.37%	0.17%	0.31%	0.18%	0.33%	0.38%	0.54%
Allowance for loan losses to nonperforming loans	39.56%	400.00%	41.90%	937.50%	244.34%	141.91%	132.03%
Average equity to average assets	9.78%	9.06%	9.09%	10.02%	10.12%	10.54%	11.55%
Equity to total assets	10.12%	8.51%	9.59%	9.16%	9.84%	9.97%	10.79%
Tangible equity to tangible assets	10.12%	8.51%	9.59%	9.16%	9.84%	9.97%	10.49%
Number of branch offices	7	5	6	5	5	5	5

(1)	Because of our election to apply FASB ASC 825, Financial Instruments, we had a negative $504,000 in noninterest income for the three months ended September 30, 2008. The loss stemmed primarily from a loss in value of Freddie Mac and Fannie Mae preferred stock investments for which the FASB ASC 825 election was applied.
(2)	Ratios are annualized where appropriate.
(3)	Represents net income divided by average total assets.
(4)	Represents net income divided by average equity.
(5)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities.
(6)	Represents net interest income as a percentage of average interest-earning assets.
(7)	The dividend payout ratio represents dividends declared per share divided by net income per share.

22

RECENT DEVELOPMENTS OF EAGLE BANCORP AND SUBSIDIARIES

The following tables set forth selected consolidated historical financial and other data of Eagle Bancorp and its subsidiaries for the periods and at the dates indicated. The information at June 30, 2009 is derived in part from, and should be read together with, the audited consolidated financial statements and notes thereto of Eagle Bancorp beginning at page F-1 of this prospectus. The information at December 31, 2009 and for the six months ended December 31, 2009 and 2008 is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the six months ended December 31, 2009 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending June 30, 2010.

	At December 31,	At June 30,
	2009	2009
	(In thousands)
Selected Financial Condition Data:
Total assets	$306,108	$289,709
Investment securities, available-for-sale	94,948	82,263
Investment securities, held-to-maturity	265	375
Loans receivable, net	171,250	167,197
Mortgage loans held for sale	2,236	5,349
Mortgage servicing rights, net	2,350	2,208
Deposits	202,223	187,199
FHLB advances and other borrowings	66,222	67,056
Subordinated debentures	5,155	5,155
Shareholders’ equity	30,280	27,792

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Selected Operating Data:
Total interest income	$3,798	$3,943	$7,522	$7,759
Total interest expense	1,353	1,575	2,694	3,155
Net interest income	2,445	2,368	4,828	4,604

Provision for loan losses	107	34	242	34
Net interest income after provision for loan losses	2,338	2,334	4,586	4,570
Noninterest income	937	444	1,998	(60)
Noninterest expense	2,485	2,056	4,588	3,905

Income before income taxes	790	722	1,996	605
Income tax expense	237	198	599	181

Net income	$553	$524	$1,397	$424

Earnings per share:
Basic	$0.52	$0.49	$1.30	$0.40

Diluted	$0.45	$0.43	$1.14	$0.35

23

At or For the Three Months Ended December 31, (1)	At or For the Six Months Ended December 31, (1)
2009	2008	2009	2008
Selected Financial Ratios and Other Data:
Return on average assets (2)	0.73%	0.73%	0.94%	0.30%
Return on average equity (3)	7.29%	8.54%	9.62%	3.46%
Net interest rate spread (4)	3.39%	3.49%	3.37%	3.36%
Net interest margin (5)	3.55%	3.67%	3.55%	3.56%
Noninterest expense to average assets	3.28%	2.88%	3.08%	2.75%
Efficiency ratio	73.48%	73.12%	57.21%	85.94%
Noninterest income to average assets	1.24%	0.62%	1.34%	(0.04)%
Dividend payout ratio (6)	50.00%	52.04%	40.00%	127.50%
Net interest income to noninterest expense	0.98	x	1.15	x	1.05	x	1.18	x
Average interest-earning assets to average interest-bearing liabilities	1.085	x	1.073	x	1.085	x	1.084	x
Nonperforming loans to net loans receivable	1.25%	0.15%	1.25%	0.15%
Nonperforming assets to total assets	0.75%	0.09%	0.75%	0.09%
Allowance for loan losses to net loans receivable	0.41%	0.19%	0.41%	0.19%
Allowance for loan losses to nonperforming loans	32.68%	131.27%	32.68%	131.27%
Average equity to average assets	10.00%	8.59%	9.75%	8.64%
Equity to total assets	9.89%	8.67%	9.89%	8.67%
Tangible equity to tangible assets	9.89%	8.67%	9.89%	8.67%
Number of branch offices	7	5	7	5

(1)	Ratios are annualized where appropriate.
(2)	Represents net income divided by average total assets.
(3)	Represents net income divided by average equity.
(4)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities.
(5)	Represents net interest income as a percentage of average interest-earning assets.
(6)	The dividend payout ratio represents dividends declared per share divided by net income per share.

Comparison of Financial Condition at December 31, 2009 and June 30, 2009

Total assets at December 31, 2009 were $306.11 million, an increase of $16.40 million, or 5.66%, from $289.71 million at June 30, 2009. This increase in assets was primarily attributed to an increase in securities available-for-sale of $12.69 million. Total liabilities increased by $13.91 million to $275.83 million at December 31, 2009, from $261.92 million at June 30, 2009. Total equity increased $2.49 million to $30.28 million at December 31, 2009 from $27.79 million at June 30, 2009.

Loans receivable increased $4.05 million, or 2.42%, to $171.25 million at December 31, 2009, from $167.20 million at June 30, 2009. Real estate construction loans was the loan category with the largest increase, $3.37 million, while residential mortgage loans decreased $2.58 million as we continued to diversify lending activity away from residential real estate lending. Commercial real estate loans also increased $2.69 million. Most other loan categories showed modest changes. Total loan originations were $74.92 million for the six months ended December 31, 2009, with single family mortgages accounting for $52.22 million of the total. Home equity and construction loan originations totaled $6.83 million and $3.84 million, respectively, for the same period. Commercial real estate and land loan originations totaled $6.57 million. Loans held-for-sale decreased to $2.24 million at December 31, 2009 from $5.35 million at June 30, 2009.

Deposits increased $15.02 million, or 8.03%, to $202.22 million at December 31, 2009 from $187.20 million at June 30, 2009. Growth occurred in all deposit categories.

Advances from the Federal Home Loan Bank and other borrowings decreased $834,000, or 1.24%, to $66.22 million from $67.06 million as a result of continued growth in deposits. Federal fund purchases remained at $0.

Total shareholders’ equity increased $2.49 million or 8.95%, to $30.28 million at December 31, 2009 from $27.79 million at June 30, 2009. This was a result of net income for the period of $1.40 million and by an increase in accumulated other comprehensive income of $1.27 million (mainly due to an increase in net unrealized gains on securities available-for-sale). This was partially offset by dividends paid and repurchases of common stock.

24

Comparison of Operating Results for the Three Months Ended December 31, 2009 and 2008

Net income increased $29,000, or 5.53%, to $553,000 for the three months ended December 31, 2009 from $524,000 for the three months ended December 31, 2008. The increase was primarily the result of an increase in noninterest income and partially offset by an increase in noninterest expense.

Net Interest Income. Net interest income increased $77,000, or 3.25%, to $2.45 million for the three months ended December 31, 2009, compared to $2.37 million for the three months ended December 31, 2008. The increase was mainly the result of lower funding costs produced by lower short term rates and growth in levels of deposits.

Interest and Dividend Income. Interest and dividend income decreased $145,000 to $3.80 million for the three months ended December 31, 2009 from $3.94 million for the three months ended December 31, 2008. Interest and fees on loans decreased to $2.78 million for the three months ended December 31, 2009 from $2.96 million for the same period ended December 31, 2008. This decrease of $175,000, or 5.92%, was due primarily to the decrease in the average balances on loans for the three months ended December 31, 2009. Average balances for loans receivable, net, for the three months ended December 31, 2009 were $172.05 million, compared to $180.34 million for the previous year. This represents a decrease of $8.29 million, or 4.60%. The average interest rate earned on loans receivable decreased by 9 basis points, from 6.55% to 6.46%. Interest and dividends on investment securities available-for-sale (AFS) increased to $1.01 million for the three months ended December 31, 2009 from $977,000 for the same period last year. Average balances on investments increased to $92.64 million for the three months ended December 31, 2009, compared to $75.57 million for the three months ended December 31, 2008. The average interest rate earned on investments decreased to 4.37% from 5.20%. Interest on deposits with banks increased to $7,000 from $1,000, due to an increase in average balances. Average balances on deposits with banks increased to $8.44 million for the three months ended December 31, 2009, compared to $286,000 for the three months ended December 31, 2008. The average rates on deposit with banks decreased from 1.40% at December 31, 2008 to 0.33% at December 31, 2009.

Interest Expense. Interest expense decreased $222,000, or 14.1%, to $1.35 million for the three months ended December 31, 2009 from $1.58 million for the three months ended December 31, 2008, due to lower funding costs. Our deposit expense decreased $241,000, or 29.0% to $589,000 for the three months ended December 31, 2009 from $830,000 for three months ended December 31, 2008. This decrease was the result of a decrease in average rates paid on deposit accounts. Interest bearing checking accounts decreased in average rates paid from 0.36% to 0.22%. Money market accounts had decreased from 1.48% to 0.52%. Average balances in interest-bearing deposit accounts increased to $181.54 million for the three months ended December 31, 2009, compared to $167.76 million for the same period in the previous year. A small decrease in the average balance of borrowings, partially offset by an increase in the average rate paid, resulted in an increase in interest paid on borrowings to $689,000 versus $670,000 paid in the same period in the previous year. The average rate paid on borrowings increased from 4.10% last year to 4.24% this year. The average rate paid on liabilities decreased 49 basis points from the three months ended December 31, 2008 to the three months ended December 31, 2009.

Provision for Loan Losses. Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by American Federal Savings Bank, to provide for probable loan losses based on prior loss experience, volume and type of lending conducted by American Federal Savings Bank, national and local economic conditions, and past due loans in portfolio. Our policies require the review of assets on a quarterly basis. We classify loans as well as other assets if warranted. While American Federal Savings Bank believes it uses the best information available to make a determination with respect to the allowance for loan losses, it recognizes that future adjustments may be necessary. A provision of $107,000 was made for loan losses for the quarter ended December 31, 2009, and $34,000 for the quarter ended December 31, 2008 to reflect levels that were considered adequate. Increases in delinquent loans and classified assets were contributing factors to increasing the provision. Total classified assets increased from $1.25 million at June 30, 2009 to $3.87 million at December 31, 2009. At quarter end, American Federal Savings Bank had $142,000 in other real estate owned and $10,000 in repossessed property.

Non-performing assets increased from $1.57 million at September 30, 2009 to $2.30 million at December 31, 2009. This increase was due primarily to an increase in 90 day delinquent and still accruing loans of $708,000. The increase in the 90 day delinquent and still accruing category related to two loans, a residential mortgage loan ($400,000) and a commercial real estate loan ($313,000). Both mortgages are adequately collateralized and management does not expect to incur any losses. Non-accrual loans increased $104,000, primarily due to one residential mortgage loan ($80,000) and two home equity loans totaling $161,000, partially offset by decreases in other non-accrual loans. Management feels the three additional loans are adequately collateralized and does not expect to incur any losses. Repossessed assets declined slightly, from $163,000 to $157,000. One parcel of land was sold while a repossessed vehicle was added.

Based on our review of classified assets at December 31, 2009, total classified assets consisted of substandard assets of $3.70 million and reserved losses of $9,000, compared to substandard assets of $3.68 million and doubtful assets of $7,000 at September 30, 2009. Although the total classifications did not change materially, the composition did change. Classified investment securities declined from $1.77 million at September 30, 2009 to 944,000 at December 31, 2009. Classified loans increased from $1.95 million at September 30, 2009 to $2.77 million at December 31, 2009, primarily due to the two loans mentioned above that are included in the 90 day delinquent and still accruing category.

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Charge-offs for the quarter ended December 31, 2009 were $32,000 compared to $6,000 for the quarter ended December 31, 2008. Charge-offs for the 12 months ended December 31, 2009 were $107,000 compared to $33,000 for the 12 months ended December 31, 2008. The charge-offs during the 12 months ended December 31 were primarily due to charge-offs in consumer loans of $31,000 and residential mortgages secured by properties located in our market area of $28,000.

Noninterest Income. Noninterest income increased $493,000, or 111%, to $937,000 for the three months ended December 31, 2009 from $444,000 for the three months ended December 31, 2008. This increase was due to a higher gain on sale of loans compared to the prior year’s period. Net gain on sale of loans increased $111,000, to $349,000 for the three months ended December 31, 2009 from $238,000 for the three months ended December 31, 2008. Likewise mortgage loan servicing fees increased $281,000 to $198,000 for three months ended December 31, 2009 from an expense of $83,000. This increase is primarily due to a provision against the valuation of mortgage servicing rights of $239,000 for the prior year’s period.

Noninterest Expense. Noninterest expense increased $429,000, or 20.9%, to $2.49 million for the three months ended December 31, 2009 from $2.06 million for the three months ended December 31, 2008. The increase in noninterest expense was primarily due to an increase in salaries and employee benefits of $105,000 and occupancy costs of $95,000 attributable to the opening of a new branch facility.

Income Tax Expense. We recorded an income tax expense of $237,000 for the three months ended December 31, 2009, compared to an income tax expense of $198,000 for the three months ended December 31, 2008. The effective tax rate for the three months ended December 31, 2009 was 30.00%, and was 27.42% for the three months ended December 31, 2008.

Comparison of Operating Results for the Six Months Ended December 31, 2009 and 2008

Net income was $1.40 million for the six months ended December 31, 2009, an increase of $973,000 from $424,000 for the six months ended December 31, 2008. The increase was primarily attributable to an increase in noninterest income of $2.06 million, and an increase in net interest income of $224,000.

Net Interest Income. Net interest income increased $224,000, or 4.87%, to $4.83 million for the six months ended December 31, 2009, compared to $4.60 million for the six months ended December 31, 2008. The increase was mainly the result of lower funding costs from a decline in short term rates and the growth of deposits during the period. These increases were partially offset by an increase in noninterest expense of $683,000.

Interest and Dividend Income. Interest and dividend income decreased $237,000, or 3.05%, to $7.52 million for the six months ended December 31, 2009 from $7.76 million for the six months ended December 31, 2008. Interest and fees on loans decreased to $5.49 million for 2009 from $5.79 million for 2008. This decrease of $304,000, or 5.25%, was due to a decrease in the average balances of loans receivable for the six months ended December 31, 2009 and by a decrease in the average interest rate on such loans. Average balances for loans receivable, net, for this period were $171.66 million, compared to $177.35 million for the previous year. This is a decrease of $5.69 million, or 3.21%. The average interest rate earned on loans receivable decreased by 14 basis points, to 6.39% from 6.53%. Interest and dividends on investment securities available-for-sale (AFS) increased to $2.01 million for the six months ended December 31, 2009 from $1.94 million for the same period ended December 31, 2008. Interest on deposits with banks increased to $15,000 from $5,000.

Interest Expense. Interest expense decreased $461,000, or 14.6%, to $2.69 million for the six months ended December 31, 2009 from $3.16 million for the six months ended December 31, 2008, due to lower funding costs. Interest on deposits decreased to $1.20 million for the six months ended December 31, 2009 from $1.69 million for the six months ended December 31, 2008. This decrease of $492,000, or 29.08%, was the result of a decrease in average rates paid on deposit accounts offset by an increase in average balances in deposit accounts. Average rates paid on certificates of deposit decreased from 2008 to 2009, and the average rate paid on all liabilities decreased by 50 basis points from the six month period ended December 31, 2008 to the six month period ended December 31, 2009. Average balances in interest-bearing deposits increased to $178.27 million for the six month period ended December 31, 2009 compared to $166.47 million for the same period in the previous year. Interest paid on borrowings increased to $1.34 million for the six months ended December 31, 2009 from $1.31 million for the same period ended December 31, 2008. The increase in borrowing costs was due to increases in the average balances. Average balances of borrowings increased to $72.67 million in 2009 compared to $71.79 million in 2008. The average rate paid on borrowings increased 3 basis points from 2008 to 2009.

Provision for Loan Losses. A provision of $242,000 was made for loan losses for the six months ended December 31, 2009, and $34,000 for the six months ended December 31, 2008. Increases in delinquent loans and classified assets were contributing factors to increasing the provision. Total classified assets increased from $1.25 million at June 30, 2009 to $3.87 million at December 31, 2009. At quarter end, American Federal Savings Bank had $142,000 in other real estate owned and $10,000 in repossessed property.

Noninterest Income. Noninterest income increased $2.06 million to $2.00 million for the six months ended December 31, 2009 from a negative $60,000 for the six months ended December 31, 2008. This increase was primarily attributable to last period’s recognition of a decline in value of $1.29 million on Freddie Mac and Fannie Mae preferred stock investments for which the FASB ASC 825 election was applied during the six months ended December 31, 2008. The FASB ASC election allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these assets are recognized in earnings when incurred. The market value of preferred stock was $82,000 and $1.321 million at September 30, 2008, and June 30, 2008, respectively, resulting in a loss in value of $1.239 million for the three month period ended September 30, 2008.

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Net gain on sale of loans increased $368,000, to $789,000 for the six months ended December 31, 2009 from $421,000 for the six months ended December 31, 2008. Likewise mortgage loan servicing fees increased $326,000 to $383,000 for six months ended December 31, 2009. As noted above, this increase is primarily due to a provision against the valuation of mortgage servicing rights of $239,000 for the prior year’s period.

Noninterest Expense. Noninterest expense increased $683,000, or 17.5%, to $4.59 million for the six months ended December 31, 2009 from $3.91 million for the six months ended December 31, 2008. The increase in noninterest expense was primarily due to increases in salaries and employee benefits, occupancy costs and federal deposit insurance premiums. Salaries and employee benefits increased $158,000 resulting from merit raises, inflationary costs and a slightly larger staff. Occupancy costs increased $102,000 due to the opening of the Skyway branch in Helena, Montana in January 2009 and the Oak Street branch in Bozeman, Montana in October 2009. The federal deposit insurance premiums increased $115,000 due to the expiration of credits and the FDIC increasing assessment rates.

Income Tax Expense. We recorded an income tax expense of $599,000 for the six months ended December 31, 2009, compared to an income tax expense of $181,000 for the six months ended December 31, 2008. The effective tax rate for the six months ended December 31, 2009 was 30.00%, and was 29.92% for the six months ended December 31, 2008.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the aggregate net proceeds will be between $18.8 million and $25.6 million, or $29.6 million if the offering range is increased by 15%.

We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	2,040,000 Shares		2,400,000 Shares		2,760,000 Shares		3,174,000 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in Thousands)
Offering proceeds	$20,400	100.00%	$24,000	100.00%	$27,600	100.00%	$31,740	100.00%
Less offering expenses	(1,646)	(8.07)	(1,802)	(7.51)	(1,957)	(7.09)	(2,136)	(6.73)

Net offering proceeds	$18,754	91.93%	$22,198	92.49%	$25,643	92.91%	$29,604	93.27%

Distribution of net proceeds:
To American Federal Savings Bank	$(9,377)	(45.97)%	$(11,099)	(46.25)%	$(12,822)	(46.45)%	$(14,802)	(46.64)%
To fund the loan to employee stock ownership plan	(1,632)	(8.00)	(1,920)	(8.00)	(2,208)	(8.00)	(2,539)	(8.00)

Retained by Eagle Montana	$7,745	37.97%	$9,179	38.25%	$10,614	38.45%	$12,263	38.64%

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market or general financial conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of American Federal Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Eagle Montana May Use the Proceeds it Retains From the Offering:

•	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the offering;

•

to finance, where opportunities are presented, the acquisition of financial institutions or other financial service companies as opportunities arise, particularly in, or adjacent to, south central Montana, although we do not currently have any agreements or understandings regarding any specific acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock for, among other things, the funding of our stock-based incentive plan;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval and for the funding of certain stock-based plans.

American Federal Savings Bank May Use the Net Proceeds it Receives From the Offering:

•	to fund new loans, including commercial real estate, commercial and residential construction loans, commercial business loans, one- to four-family residential mortgage loans and consumer loans;

•

to finance, where opportunities are presented, the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, south central Montana, we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•

to acquire branches from other financial institutions primarily in, or adjacent to, south central Montana although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

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•	to enhance existing products and services; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. The use of proceeds may change based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions, and overall market conditions. Our business strategy for the deployment of the net proceeds raised in the offering is discussed in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Business Strategy.”

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OUR POLICY REGARDING DIVIDENDS

As of September 30, 2009, Eagle Bancorp paid a quarterly cash dividend of $0.26 per share, which equals $1.04 per share on an annualized basis. It is our current intention to maintain dividends after the conversion at current equivalent levels. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. After adjustment for the exchange ratio, we expect the annual dividends to equal $0.33, $0.28, $0.24 and $0.21 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 3.3%, 2.8%, 2.4% and 2.1% at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a stock price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their shares of Eagle Bancorp common stock. However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.

Under the rules of the Office of Thrift Supervision, American Federal Savings Bank will not be permitted to pay dividends on its capital stock to Eagle Montana, its sole stockholder, if American Federal Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, American Federal Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. See “The Conversion and Offering—Liquidation Rights.”

Unlike American Federal Savings Bank, we are not restricted by Office of Thrift Supervision regulations on the payment of dividends to our stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings and dividends from American Federal Savings Bank. However, we will be subject to state law limitations on the payment of dividends. Delaware law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Finally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

See “Selected Consolidated Financial and Other Data of Eagle Bancorp and Subsidiaries” and “Market for the Common Stock” for information regarding our historical dividend payments.

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MARKET FOR THE COMMON STOCK

Eagle Bancorp’s common stock is currently traded on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “EBMT.” Upon completion of the offering, Eagle Bancorp’s shares of common stock will be cancelled and will cease trading. We have applied to list Eagle Montana’s shares of common stock on the Nasdaq Global Market, and it is currently expected that Eagle Montana common stock will commence trading on the Nasdaq Global Market upon completion of the offering. However, for the first 20 trading days, shares of Eagle Montana common stock will trade under the symbol “EBMTD” and thereafter, our trading symbol will be “EBMT.” In order to list our common stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock. Eagle Bancorp currently has nine registered market makers.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. You may not be able to sell your shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.

The following table sets forth the high and low trading prices for shares of Eagle Bancorp common stock and cash dividends paid per share for the periods indicated. As of September 30, 2009, there were 426,014 shares of Eagle Bancorp common stock outstanding (excluding shares held by Eagle Financial MHC). In connection with the conversion and offering, each existing publicly held share of common stock of Eagle Bancorp will be converted into a right to receive a number of shares of Eagle Montana common stock, based upon the exchange ratio that is described in other sections of this prospectus. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”

Fiscal Year Ending June 30, 2010	High	Low	Dividend Paid Per Share
Third quarter through January 22, 2010	$34.25	$32.65	$
Second quarter	35.00	28.50		0.260
First quarter	30.00	27.50		0.260

Fiscal Year Ended June 30, 2009
Fourth quarter	$28.00	$23.00		$0.255
Third quarter	23.00	21.00		0.255
Second quarter	26.00	23.00		0.255
First quarter	28.00	25.55		0.255

Fiscal Year Ended June 30, 2008
Fourth quarter	$29.50	$25.75		$0.240
Third quarter	30.80	26.00		0.240
Second quarter	32.75	30.30		0.240
First quarter	33.00	30.45		0.240

On December 1, 2009, the business day immediately preceding the public announcement of the conversion, and on             , 2010, the closing prices of Eagle Bancorp common stock as reported on the OTCBB were $29.15 per share and $             per share, respectively. At September 30, 2009, Eagle Bancorp had approximately 500 stockholders of record. On the effective date of the conversion, all publicly held shares of Eagle Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Eagle Montana common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At September 30, 2009, American Federal Savings Bank exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of American Federal Savings Bank at September 30, 2009, and the pro forma regulatory capital of American Federal Savings Bank, after giving effect to the sale of Eagle Montana’s shares of common stock at a $10.00 per share purchase price. Accordingly, the table assumes the receipt by American Federal Savings Bank of at least 50% of the net proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	American Federal Savings Bank Historical at September 30, 2009		Pro Forma at September 30, 2009 Based Upon the Sale at $10.00 Per Share
			2,040,000 Shares		2,400,000 Shares		2,760,000 Shares		3,174,000 Shares (1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)

Equity capital	$28,976	9.84%	$35,915	11.91%	$37,205	12.28%	$38,496	12.66%	$39,979	13.08%

Tangible capital (3)	$27,677	9.45%	$34,616	11.55%	$35,906	11.93%	$37,197	12.31%	$38,680	12.73%
Tangible capital requirement	4,391	1.50	4,495	1.50	4,515	1.50	4,534	1.50	4,556	1.50

Excess	$23,286	7.95%	$30,121	10.05%	$31,391	10.43%	$32,663	10.80%	$34,124	11.23%

Core capital (3)(4)	$27,677	9.45%	$34,616	11.55%	$35,906	11.93%	$37,197	12.31%	$38,680	12.73%
Core capital requirement	8,782	3.00	8,991	3.00	9,029	3.00	9,068	3.00	9,112	3.00

Excess	$18,895	6.45%	$25,625	8.55%	$26,877	8.93%	$28,129	9.30%	$29,568	9.73%

Total risk-based capital (4)	$28,272	13.72%	$35,211	16.97%	$36,501	17.57%	$37,792	18.17%	$39,275	18.86%
Risk-based requirement	16,487	8.00	16,598	8.00	16,619	8.00	16,639	8.00	16,663	8.00

Excess	$11,785	5.72%	$18,613	8.97%	$19,882	9.57%	$21,153	10.17%	$22,612	10.85%

Reconciliation of capital infused into American Federal Savings Bank:
Net proceeds			$9,377		$11,099		$12,822		$14,802
Add:
Eagle Financial MHC capital contribution			10		10		10		10
Less:
Common stock acquired by employee stock ownership plan			(1,632)		(1,920)		(2,208)		(2,539)
Common stock acquired by stock-based incentive plan			(816)		(960)		(1,104)		(1,270)

Pro forma increase in GAAP and regulatory capital (5)			$6,939		$8,229		$9,520		$10,003

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market or general financial conditions following the commencement of the offering.
(2)	Tangible and core capital levels are shown as a percentage of adjusted total assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Tangible and core capital are determined by subtracting unrealized gain on securities available-for-sale and unrealized gain on forward delivery commitments of $1.255 million and $44,000, respectively, at September 30, 2009, from equity capital as determined by generally accepted accounting principles.
(4)	Pro forma capital levels assume that we fund the stock-based incentive plans with purchases in the open market equal to 4% of the shares of common stock sold in the stock offering at a price equal to the price for which the shares of common stock are sold in the stock offering, and that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend. Pro forma GAAP and regulatory capital have been reduced by the amount required to fund both of these plans. See “Management” for a discussion of the stock-based incentive plan and employee stock ownership plan. We may award shares of common stock under one or more stock-based incentive plans in excess of this amount if the stock-based benefit plans are adopted more than one year following the stock offering. Accordingly, we may increase the awards beyond current regulatory restrictions and beyond the amounts reflected in this table.
(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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CAPITALIZATION

The following table presents the historical consolidated capitalization of Eagle Bancorp at September 30, 2009 and the pro forma consolidated capitalization of Eagle Montana after giving effect to the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Eagle Bancorp Historical at September 30, 2009	Eagle Montana $10.00 Per Share Pro Forma
		2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
	(Dollars in Thousands, except share amounts)
Deposits (2)	$195,080	$195,070	$195,070	$195,070	$195,070
Borrowed funds	66,639	66,639	66,639	66,639	66,639
Subordinated debentures	5,155	5,155	5,155	5,155	5,155

Total deposits and borrowed funds	$266,874	$266,864	$266,864	$266,864	$266,864

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion) (3)	$—	$—	$—	$—	$—
Common stock $0.01 par value, 8,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	12	34	40	46	53
Additional paid-in capital (3)	4,589	23,321	26,759	30,198	34,152
Retained earnings (5)	29,583	29,583	29,583	29,583	29,583
Accumulated other comprehensive gain	1,308	1,308	1,308	1,308	1,308
Plus:
Eagle Financial MHC capital contribution	—	10	10	10	10
Less:
Treasury stock	(5,056)	(5,056)	(5,056)	(5,056)	(5,056)
Common stock already acquired by ESOP	(9)	(9)	(9)	(9)	(9)
Common stock to be acquired by the ESOP (6)	—	(1,632)	(1,920)	(2,208)	(2,539)
Common stock to be acquired by the stock-based incentive plan (7)	—	(816)	(960)	(1,104)	(1,270)

Total shareholders’ equity	$30,427	$46,743	$49,755	$52,768	$56,232

Shares Outstanding
Total shares outstanding	1,074,507	3,380,136	3,976,630	4,573,125	5,259,093
Exchange shares issued	—	1,340,136	1,576,630	1,813,125	2,085,093
Shares offered for sale	—	2,040,000	2,400,000	2,760,000	3,174,000

Total shareholders’ equity as a percentage of total assets	10.12%	14.75%	15.55%	16.34%	17.22%
Tangible equity ratio	9.45%	14.75%	15.55%	16.34%	17.22%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market or general financial conditions following the commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering other than a deposit of $10,000 of Eagle Financial MHC held at American Federal Savings Bank. These withdrawals would reduce pro forma deposits by the amount of the withdrawals. On a pro forma basis, it also reflects a transfer to equity of $10,000 in Eagle Financial MHC deposits held at American Federal Savings Bank.
(3)	Eagle Bancorp currently has 1,000,000 authorized shares of preferred stock, no par value, and 9,000,000 authorized shares of common stock, par value $0.01 per share. On a pro forma basis, Eagle Montana common stock and additional paid-in capital have been revised to reflect the number of shares of Eagle Montana common stock to be outstanding, which is 3,380,136 shares, 3,976,630 shares, 4,573,125 shares and 5,259,093 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

(Footnotes continued on next page)

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(continued from previous page)

(4)	No effect has been given to the issuance of additional shares of Eagle Montana common stock pursuant to stock options to be granted under a stock-based incentive plan. If this plan is implemented within one year of the completion of the offering, an amount up to 10% of the shares of Eagle Montana common stock sold in the offering will be reserved for issuance upon the exercise of options. We may exceed this limit if the plan is implemented more than one year following the completion of the offering. See “Management—Benefits to be Considered Following Completion of the Conversion.”
(5)	The retained earnings of American Federal Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation.”
(6)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Eagle Montana. The loan will be repaid principally from American Federal Savings Bank’s contributions to the employee stock ownership plan. Since Eagle Montana will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Eagle Montana’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(7)	Assumes at the minimum, midpoint, the maximum and the maximum as adjusted, of the offering range that a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased by the stock-based incentive plan in open market purchases. The stock-based incentive plan will be submitted to a vote of stockholders following the completion of the offering. The funds to be used by the stock-based incentive plan to purchase the shares will be provided by Eagle Montana. The dollar amount of common stock to be purchased is based on the $10.00 per share offering price and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Eagle Montana accrues compensation expense to reflect the vesting of shares pursuant to the stock-based incentive plan, the credit to capital will be offset by a charge to operations. Implementation of the stock-based incentive plan will require stockholder approval. If the shares to fund the plan (restricted stock awards and stock options) are assumed to come from authorized but unissued shares of Eagle Montana, the number of outstanding shares at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range would be 3,665,736, 4,312,630, 4,959,525 and 5,703,453, respectively, total shareholders’ equity would be $47.6 million, $50.7 million, $53.9 million and $57.5 million, respectively, and total shareholders’ ownership in Eagle Montana would be diluted by approximately 8.4% at the maximum of the offering range.

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PRO FORMA DATA

The following tables summarize historical data of Eagle Bancorp and pro forma data at and for the three months ended September 30, 2009 and at and for the year ended June 30, 2009. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the offering. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of American Federal Savings Bank, to the recoverability of intangible assets or the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”

The net proceeds in the tables are based upon the following assumptions:

(i)	Stifel, Nicolaus & Company, Incorporated estimates that approximately one-third of all shares of common stock will be sold in the subscription and community offerings, including shares purchased by insiders, with the remaining shares to be sold in the syndicated community offering;

(ii)	71,800 shares of common stock will be purchased by our executive officers and directors, and their associates;

(iii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from Eagle Montana. The loan will be repaid in substantially equal payments of principal and interest over a period of 12 years;

(iv)	Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 1.25% of all shares of common stock sold in the subscription and community offerings and a fee equal to 6% of all shares sold in the syndicated community offering. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

(v)	total expenses of the offering, including the marketing fees to be paid to Stifel, Nicolaus & Company, Incorporated, will be between $1.6 million at the minimum of the offering range and $2.1 million at the maximum of the offering range, as adjusted.

We calculated pro forma consolidated net income for the three months ended September 30, 2009 and the year ended June 30, 2009 as if the estimated net proceeds we received had been invested at the beginning of each period at an assumed interest rate of 1.34% (0.82% on an after-tax basis). The interest rate was calculated assuming that 25% of the net proceeds are placed into residential mortgage loans (half in 30-year fixed rate loans and half in 15-year fixed rate loans) with the remaining 75% of the net proceeds invested in one-year U.S. Treasury securities, all based on market interest rates prevailing as of September 30, 2009. We consider the resulting rate to reflect more accurately the pro forma reinvestment rate than an arithmetic average method in light of current market interest rates. The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based incentive plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based incentive plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based incentive plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of 10 years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $1.99 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 22.35% for the shares of common stock, a dividend yield of 3.3%, an expected option life of 10 years and a risk-free interest rate of 3.31%.

We may grant options and award shares of common stock under one or more stock-based incentive plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering if the stock-based incentive plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at least 50% of the net proceeds from the stock offering to American Federal Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

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•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Per share figures have been calculated based on shares of Eagle Bancorp outstanding as of the date of this prospectus.

At or for the Three Months Ended September 30, 2009 Based Upon the Sale at $10.00 Per Share of
2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
(Dollars in Thousands, except per share amounts)
Gross proceeds of stock offering	$20,400	$24,000	$27,600	$31,740
Market value of shares issued in the exchange	13,401	15,766	18,131	20,851

Pro forma market capitalization	$33,801	$39,766	$45,731	$52,591

Gross proceeds of offering	$20,400	$24,000	$27,600	$31,740
Less: Expenses	(1,646)	(1,802)	(1,957)	(2,136)

Estimated net proceeds	18,754	22,198	25,643	29,604
Less: Common stock purchased by employee stock ownership plan	(1,632)	(1,920)	(2,208)	(2,539)
Less: Common stock purchased by the stock-based incentive plan	(816)	(960)	(1,104)	(1,270)
Plus: Eagle Financial MHC capital contribution	10	10	10	10

Estimated net proceeds, as adjusted	$16,316	$19,328	$22,341	$25,805

For the Three Months Ended September 30, 2009
Consolidated net income:
Historical	$844	$844	$844	$844
Pro forma adjustments:
Income on adjusted net proceeds	34	40	46	53
Employee stock ownership plan (2)	(21)	(24)	(28)	(32)
Shares granted under the stock-based incentive plan (3)	(25)	(29)	(34)	(39)
Options granted under the stock-based incentive plan (4)	(20)	(24)	(28)	(32)

Pro forma net income	$812	$807	$800	$795

Net income per share (5):
Historical	$0.26	$0.22	$0.19	$0.17
Pro forma adjustments:
Income on adjusted net proceeds	0.01	0.01	0.01	0.01
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Shares granted under the stock-based incentive plan (3)	(0.01)	(0.01)	(0.01)	(0.01)
Options granted under the stock-based incentive plan (4)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share (5) (6)	$0.25	$0.21	$0.18	$0.16

Offering price to pro forma net income per share	10.0	x	11.9	x	13.9	x	15.6	x
Number of shares used in net income per share calculations (5)	3,230,536	3,800,630	4,370,725	5,026,333

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	At or for the Three Months Ended September 30, 2009 Based Upon the Sale at $10.00 Per Share of
	2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
	(Dollars in Thousands, except per share amounts)
At September 30, 2009
Shareholders’ equity:
Historical	$30,427	$30,427	$30,427	$30,427
Estimated net proceeds	18,754	22,198	25,643	29,604
Eagle Financial MHC capital contribution	10	10	10	10
Less: Common stock acquired by employee stock ownership plan (2)	(1,632)	(1,920)	(2,208)	(2,539)
Less: Common stock acquired by the stock-based incentive plan (3)	(816)	(960)	(1,104)	(1,270)

Pro forma shareholders’ equity	$46,743	$49,755	$52,768	$56,232
Less: Intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$46,743	$49,755	$52,768	$56,232

Shareholders’ equity per share (7):
Historical	$9.00	$7.65	$6.65	$5.79
Estimated net proceeds	5.55	5.58	5.61	5.63
Eagle Financial MHC capital contribution	—	—	—	—
Less: Common stock acquired by employee stock ownership plan (2)	(0.48)	(0.48)	(0.48)	(0.48)
Less: Common stock acquired by the stock-based incentive plan (3)	(0.24)	(0.24)	(0.24)	(0.24)

Pro forma stockholders’ equity per share (7)	$13.83	$12.51	$11.54	$10.69
Less: Intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$13.83	$12.51	$11.54	$10.69

Offering price as percentage of pro forma shareholders’ equity per share	72.31%	79.93%	86.66%	93.55%

Offering price as percentage of pro forma tangible shareholders’ equity per share	72.31%	79.93%	86.66%	93.55%

Number of shares outstanding for pro forma shareholders’ equity per share calculations (8)	3,380,136	3,976,630	4,573,125	5,259,093

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market and financial conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Eagle Montana. American Federal Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. American Federal Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 12 equal annual installments of principal and interest. FASB ASC 718-40 “Employee Stock Ownership Plans” (“FASB ASC 718-40”), requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by American Federal Savings Bank, (ii) the fair value of the common stock remains equal to the $10.00 subscription price and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 13,600, 16,000, 18,400 and 21,160 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with FASB ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3)

Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Eagle Montana following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the minimum, midpoint, maximum and maximum as adjusted, of the offering range this plan acquires a number of shares of restricted common stock equal to 4% of the shares sold in the offering, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Eagle Montana. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Eagle Montana. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in

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open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 100% of the amount contributed was an amortized expense (20% annually based upon a five-year vesting period) during the three months ended September 30, 2009. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Eagle Montana, our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of approximately 2.4% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders’ equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares of common stock to fund the stock awards are obtained from authorized but unissued shares.

At or For the Three Months Ended September 30, 2009	Minimum	Midpoint	Maximum	Maximum, as Adjusted
Pro forma net income per share	$0.24	$0.21	$0.18	$0.15
Pro forma shareholders’ equity per share	$13.74	$12.45	$11.50	$10.68

(4)	Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Eagle Montana following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 10% of the shares sold in the offering. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $1.99 for each option. The pro forma net income assumes that the options granted under the stock-based incentive plan have a value of $1.99 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 3.3%; (iv) expected life of 10 years; (v) expected volatility of 22.35%; and (vi) risk-free interest rate of 3.31%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders’ equity per share will decrease. This also will have a dilutive effect of up to 5.7% on the ownership interest of persons who purchase shares of common stock in the offering.
(5)	The number of shares used to calculate pro forma net income per share is equal to the estimated weighted average shares outstanding for the three months ended September 30, 2009 multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted, and subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods in accordance with FASB ASC 718-40. The weighted shares outstanding used for this calculation is equal to the number of new shares to be issued in the offering at the minimum, midpoint, maximum and maximum, as adjusted, plus the existing Eagle Bancorp shares outstanding multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted. See footnote 2, above. See also “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”
(6)	The retained earnings of American Federal Savings Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation.”
(7)	Per share figures include publicly held shares of Eagle Bancorp common stock that will be exchanged for shares of Eagle Montana common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering; and (ii) shares to be issued in exchange for publicly held shares.
(8)	The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering. The shares outstanding used for this calculation is equal to the number of new shares to be issued in the offering at the minimum, midpoint, maximum and maximum, as adjusted, plus the existing shares outstanding multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted. See also “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”

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At or for the Year Ended June 30, 2009 Based Upon the Sale at $10.00 Per Share of
2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
(Dollars in Thousands, except per share amounts)
Gross proceeds of stock offering	$20,400	$24,000	$27,600	$31,740
Market value of shares issued in the exchange	13,401	15,766	18,131	20,851

Pro forma market capitalization	$33,801	$39,766	$45,731	$52,591

Gross proceeds of offering	$20,400	$24,000	$27,600	$31,740
Less: Expenses	(1,646)	(1,802)	(1,957)	(2,136)

Estimated net proceeds	18,754	22,198	25,643	29,604
Less: Common stock purchased by employee stock ownership plan	(1,632)	(1,920)	(2,208)	(2,539)
Less: Common stock purchased by the stock-based incentive plan	(816)	(960)	(1,104)	(1,270)
Plus: Eagle Financial MHC capital contribution	10	10	10	10

Estimated net proceeds, as adjusted	$16,316	$19,328	$22,341	$25,805

For the Twelve Months Ended June 30, 2009
Consolidated net income:
Historical	$2,388	$2,388	$2,388	$2,388
Pro forma adjustments:
Income on adjusted net proceeds	133	158	183	211
Employee stock ownership plan (2)	(83)	(98)	(112)	(129)
Shares granted under the stock-based incentive plan (3)	(100)	(117)	(135)	(155)
Options granted under the stock-based incentive plan (4)	(81)	(96)	(110)	(126)

Pro forma net income	$2,258	$2,235	$2,214	$2,189

Net income per share (5):
Historical	$0.74	$0.63	$0.55	$0.48
Pro forma adjustments:
Income on adjusted net proceeds	0.04	0.04	0.04	0.04
Employee stock ownership plan (2)	(0.03)	(0.03)	(0.03)	(0.03)
Shares granted under the stock-based incentive plan (3)	(0.03)	(0.03)	(0.03)	(0.03)
Options granted under the stock-based incentive plan (4)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net income per share (5) (6)	$0.69	$0.58	$0.50	$0.43

Offering price to pro forma net income per share	14.3	x	16.9	x	19.6	x	22.7	x
Number of shares used in net income per share calculations (5)	3,230,536	3,800,630	4,370,725	5,026,333

At June 30, 2009
Shareholders’ equity:
Historical	$27,792	$27,792	$27,792	$27,792
Estimated net proceeds	18,754	22,198	25,643	29,604
Eagle Financial MHC capital contribution	10	10	10	10

Less: Common stock acquired by employee stock ownership plan (2)	(1,632)	(1,920)	(2,208)	(2,539)
Less: Common stock acquired by the stock-based incentive plan (3)	(816)	(960)	(1,104)	(1,270)

Pro forma shareholders’ equity	$44,108	$47,120	$50,133	$53,597
Less: Intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$44,108	$47,120	$50,133	$53,597

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	At or for the Year Ended June 30, 2009 Based Upon the Sale at $10.00 Per Share of
	2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
	(Dollars in Thousands, except per share amounts)
Shareholders’ equity per share (7):
Historical	$8.22	$6.99	$6.08	$5.28
Estimated net proceeds	5.55	5.58	5.61	5.63
Eagle Financial MHC capital contribution	—	—	—	—
Less: Common stock acquired by employee stock ownership plan (2)	(0.48)	(0.48)	(0.48)	(0.48)
Less: Common stock acquired by the stock-based incentive plan (3)	(0.24)	(0.24)	(0.24)	(0.24)

Pro forma shareholders’ equity per share (7)	$13.05	$11.85	$10.97	$10.18
Less: Intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$13.05	$11.85	$10.97	$10.18

Offering price as percentage of pro forma shareholders’ equity per share	76.63%	84.46%	91.32%	98.23%

Offering price as percentage of pro forma tangible shareholders’ equity per share	76.63%	84.46%	91.32%	98.23%

Number of shares outstanding for pro forma shareholders’ equity per share calculations (8)	3,380,136	3,976,630	4,573,125	5,259,093

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market and financial conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Eagle Montana. American Federal Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. American Federal Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 12 equal annual installments of principal and interest. FASB ASC 718-40 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by American Federal Savings Bank, (ii) the fair value of the common stock remains equal to the $10.00 subscription price and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 13,600, 16,000, 18,400 and 21,160 shares were committed to be released during the year at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with FASB ASC 718-40, only the employee stock ownership plan shares committed to be released during the year were considered outstanding for purposes of net income per share calculations.
(3)	Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Eagle Montana following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the midpoint, maximum and maximum as adjusted, of the offering range this plan acquires a number of shares of restricted common stock equal to 4% of the shares sold in the stock offering, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Eagle Montana. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Eagle Montana. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 100% of the amount contributed was an amortized expense (20% annually based upon a five-year vesting period) during the year ended June 30, 2009. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Eagle Montana, our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of approximately 2.4% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders’ equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares of common stock to fund the stock awards are obtained from authorized but unissued shares.

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At or For the Year Ended June 30, 2009	Minimum	Midpoint	Maximum	Maximum, as Adjusted
Pro forma net income per share	$0.68	$0.58	$0.50	$0.44
Pro forma stockholders’ equity per share	$12.98	$11.80	$10.94	$10.19

(4)	Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Eagle Montana following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 10% of the shares sold in the offering. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $1.99 for each option. The pro forma net income assumes that the options granted under the stock-based incentive plan have a value of $1.99 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 3.3%; (iv) expected life of 10 years; (v) expected volatility of 22.35%; and (vi) risk-free interest rate of 3.31%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders’ equity per share will decrease. This also will have a dilutive effect of up to 5.7% on the ownership interest of persons who purchase shares of common stock in the offering.
(5)	The number of shares used to calculate pro forma net income per share is equal to the estimated weighted average shares outstanding for the year ended June 30, 2009 multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted, and subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods in accordance with FASB ASC 718-40. The weighted shares outstanding used for this calculation is equal to the number of new shares to be issued in the offering at the minimum, midpoint, maximum and maximum, as adjusted, plus the existing Eagle Bancorp shares outstanding multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted. See footnote 2, above. See also “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”
(6)	The retained earnings of American Federal Savings Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation.”
(7)	Per share figures include publicly held shares of Eagle Bancorp common stock that will be exchanged for shares of Eagle Montana common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering; and (ii) shares to be issued in exchange for publicly held shares. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(8)	The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering. The shares outstanding used for this calculation is equal to the number of new shares to be issued in the offering at the minimum, midpoint, maximum and maximum, as adjusted, plus the existing shares outstanding multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted. See also “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data. The information in this section has been derived from the audited and unaudited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Eagle Bancorp provided in this prospectus.

Overview

Historically, our principal business has consisted of attracting deposits from the general public and the business community and making loans secured by various types of collateral, including real estate and other consumer assets. We are significantly affected by prevailing economic conditions, particularly interest rates, as well as government policies concerning, among other things, monetary and fiscal affairs, housing and financial institutions and regulations regarding lending and other operations, privacy and consumer disclosure. Attracting and maintaining deposits is influenced by a number of factors, including interest rates paid on competing investments offered by other financial and non-financial institutions, account maturities, fee structures, and levels of personal income and savings. Lending activities are affected by the demand for funds and thus are influenced by interest rates, the number and quality of lenders and regional economic conditions. Sources of funds for lending activities include deposits, borrowings, repayments on loans, cash flows from maturities of investment securities and income provided from operations.

Our earnings depend primarily on our level of net interest income, which is the difference between interest earned on our interest-earning assets, consisting primarily of loans, mortgage-backed securities and other investment securities, and the interest paid on interest-bearing liabilities, consisting primarily of deposits, borrowed funds, and trust-preferred securities. Net interest income is a function of our interest rate spread, which is the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities, as well as a function of the average balance of interest-earning assets compared to interest-bearing liabilities. Also contributing to our earnings is noninterest income, which consists primarily of service charges and fees on loan and deposit products and services, net gains and losses on sale of assets, and mortgage loan service fees. Net interest income and noninterest income are offset by provisions for loan losses, general administrative and other expenses, including salaries and employee benefits and occupancy and equipment costs, as well as by state and federal income tax expense.

American Federal Savings Bank has a strong mortgage lending focus, with the majority of its loans in single-family residential mortgages, which has enabled it to successfully market home equity loans, as well as a wide range of shorter term consumer loans for various personal needs (automobiles, recreational vehicles, etc.). In recent years we have also focused on adding commercial loans to our portfolio, both real estate and non-real estate. We have made same progress in this initiative. As of September 30, 2009, commercial real estate and land loans and commercial business loans represented 22.97% and 4.29% of the total loan portfolio, respectively, which represented increases from the 21.90% and 16.75% amounts at June 30, 2009 and June 30, 2008 periods, respectively. The purpose of this diversification is to mitigate our dependence on the mortgage market, as well as to improve our ability to manage our interest rate spread. American Federal Savings Bank’s management recognizes that fee income will also enable it to be less dependent on specialized lending and it now maintains a significant loan serviced portfolio, which provides a steady source of fee income. As of September 30, 2009, we had mortgage servicing rights, net of $2.315 million compared to $2.208 million as of June 30, 2009. The gain on sale of loans also provides significant fee income in periods of high mortgage loan origination volumes. Fee income is also supplemented with fees generated from our deposit accounts. American Federal Savings Bank has a high percentage of non-maturity deposits, such as checking accounts and savings accounts, which allows management flexibility in managing its spread. Non-maturity deposits do not automatically reprice as interest rates rise, as do certificates of deposit.

For the past three years, management’s focus has been on improving our core earnings. Core earnings can be described as income before taxes, with the exclusion of gain on sale of loans and adjustments to the market value of our loans serviced portfolio. Management believes that we will need to continue to focus on increasing net interest margin, other areas of fee income, and control operating expenses to achieve earnings growth going forward. Management’s strategy of growing the loan portfolio and deposit base is expected to help achieve these goals: loans typically earn higher rates of return than investments; a larger deposit base will yield higher fee income; increasing the asset base will reduce the relative impact of fixed operating costs. The biggest challenge to management’s strategy is funding the growth of our balance sheet in an efficient manner. Deposit growth will be difficult to maintain due to significant competition and higher cost wholesale funding (which is usually more expensive than retail deposits) will likely be needed to supplement it. As did many financial institutions, we invested in certain securities that were impacted by the current financial crisis. As a result, some of those instruments were no longer performing, and in the first quarter of the 2008 fiscal year, we elected to apply Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825 Financial Instruments to certain preferred stock issued by Freddie Mac and Fannie Mae. FASB ASC 825 election had a significant impact on earnings in the first quarter of the 2009 fiscal year, resulting in an earnings charge for that period of $1.24 million.

Other than in limited circumstances for certain high-credit-quality customers, we do not offer “interest only” mortgage loans on one- to four-family residential properties (where the borrower pays interest but no principal for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” (loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (traditionally defined as loans having less than full documentation).

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Our Competitive Strengths

We believe that our growth and success have largely been due to the following strengths that have given us a competitive advantage in our markets:

•

Maintaining a strong and experienced management team, and attracting and retaining dedicated and qualified personnel to support the growth of our franchise. Achieving our strategic objectives requires an experienced and dedicated management team, which we have developed and maintained over the years. Our management team has been an integral part of the continued growth and success of American Federal Savings Bank, including its transition to being a fully public company.

•

Creating value for our stockholders. As a publicly traded mutual holding company, we have strived to create value for our stockholders while meeting the needs of our banking customers. During each of the last five fiscal years since 2005, we have been profitable. Common stock purchased in our initial offering in 2000 has appreciated 264% in value as of November 30, 2009. We will continue to focus on enhancing shareholder value as we transition to a fully converted stock holding company.

•

Attracting and retaining core deposits. Our core deposits to total deposits ratio enables us to maintain a relatively low cost and stable funding source for our loans and other assets. Our core deposits include checking, NOW accounts, statement savings accounts, money market accounts, IRA accounts and business checking. Based on our historical experience, core deposits are longer term funding sources and unlikely to decline significantly as interest rates change. At September 30, 2009, core deposits represented 67.07% of total deposits. Excluding IRA funds, core deposits were 55.05%. We had no brokered funds as of September 30, 2009.

•

Maintaining strong asset quality. We have maintained superior asset quality by focusing on lower risk loan products, operating in economically diverse and growing markets, and applying conservative underwriting standards. As of September 30, 2009, our ratio of non-performing assets to total assets was 0.52%, as compared to average ratios of 2.72% for all Montana banks and 8.33% for all Nasdaq-listed banks and thrifts based in the region (including Montana, Idaho, Washington, Oregon, Wyoming, Utah, and Colorado) based on information from SNL Securities. By maintaining strong asset quality, we are able to minimize the reversal or non-accrual of interest on our loans, reduce our exposure to loan charge-offs or material additions to our allowance for loan losses, manage costs related to asset recovery and keep our management team focused on serving our customers and growing our business.

•

Operating in a relatively healthy economic climate. The Montana market in which we operate has not experienced significant increases in unemployment rates or loan foreclosures similar to those that have adversely impacted banks in many regions of the country. In Montana, unemployment as of October 31, 2009, based on information released by the United States Bureau of Labor Statistics, was 6.4% versus 10.1% for the nation. Furthermore, the primary markets we serve in south central Montana (consisting of Lewis and Clark, Silver Bow and Gallatin counties) have also experienced favorable growth in population and average household incomes. According to estimates from SNL Securities, from 2000 to 2009 the total population in our primary markets increased 16.7% from approximately 158,000 to 185,000, and the average household income increased 25.0% from $35,292 to $44,095. The relatively low rate of unemployment and solid growth rates are important indicators of the economic health of our market and have enabled us to dedicate capital resources to growth and revenue enhancement as opposed to resolution of troubled assets.

Our Business Strategy

Our strategy is to continue our profitability through building a diversified loan portfolio and positioning American Federal Savings Bank as a full-service community bank that offers both retail and commercial loan and deposit products in all of its markets. We believe that this focus will enable us to continue to grow our franchise, while maintaining our commitment to customer service, high asset quality, and sustained net earnings. The following are the key elements of our business strategy:

•

Continue to diversify our portfolio by emphasizing our recent growth in commercial real estate and commercial business loans as a complement to our traditional single family residential real estate lending;

•	Continue to emphasize the attraction and retention of lower cost long-term core deposits;

•

Seek opportunities where presented to acquire other institutions or expand our branch structure, although we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	Maintain our high asset quality levels; and

•	Operate as a community-oriented independent financial institution that offers a broad array of financial services with high levels of customer service.

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Our results of operations may be significantly affected by our ability to effectively implement our business strategy including our plans for expansion through strategic acquisitions, although we do not currently have any understandings or agreements regarding any specific acquisition transaction. If we are unable to effectively integrate and manage acquired or merged businesses or attract significant new business through our branching efforts, our financial performance may be negatively affected.

Expected Increase in Noninterest Expense Following the Offering

Following the completion of the conversion and offering, our noninterest expense can be expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan, the adoption of a new stock-based incentive plan, if approved by our stockholders, and implementation of our business plan. Assuming that 2,760,000 shares are sold in the offering (the maximum of the offering range):

(i)	the employee stock ownership plan will acquire 220,800 shares of common stock with a $2.2 million loan from Eagle Montana that is expected to be repaid over 12 years, resulting in an annual expense (pre-tax) of approximately $184,000 (assuming that the shares of common stock maintain a value of $10.00 per share);

(ii)	if adopted more than one year following the offering, the new stock-based incentive plan may award a number of shares of restricted stock equal to or in excess of 4% of the shares sold in the offering, or 110,400 shares, to eligible participants, and such awards will be expensed as the awards vest. Assuming all shares are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the awards vest over a minimum of five years, the corresponding annual expense (pre-tax) associated with shares awarded under the stock-based incentive plan will be approximately $221,000; and

(iii)	if adopted more than one year following the offering, the new stock-based incentive plan may award options to purchase a number of shares equal to or in excess of 10% of the shares sold in the offering, or 276,000 shares, to eligible participants, and such options will be expensed as the options vest. Assuming all options are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the options vest over a minimum of five years and using the Black-Scholes option pricing model with the following assumptions: an exercise price and trading price on the date of grant of $10.00 and a fair value of $1.99 per option based upon a dividend yield of 3.3%, expected life of 10 years, expected volatility of 22.35% and risk-free interest rate of 3.31%. The corresponding annual expense (pre-tax) associated with options awarded under the stock-based incentive plan will be approximately $110,000.

The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the stock-based incentive plan related to restricted stock will be determined by the fair market value of the common stock on the grant date, which may be less than or greater than $10.00 per share.

Critical Accounting Policies

Certain accounting policies are important to the understanding of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances, including, but without limitation, changes in interest rates, performance of the economy, financial condition of borrowers and laws and regulations. The following are the accounting policies we believe are critical.

Allowance for Loan Losses. We recognize that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan, the creditworthiness of the borrower, general economic conditions and the quality of the collateral for the loan. We maintain an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management’s estimate of probable losses based on all available information. The allowance for loan losses is based on management’s evaluation of the collectability of the loan portfolio, including past loan loss experience, known and inherent losses, information about specific borrower situations and estimated collateral values, and current economic conditions. The loan portfolio and other credit exposures are regularly reviewed by management in its determination of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes a review of historical losses, peer group comparisons, industry data and economic conditions.

As an integral part of their examination process, the Office of Thrift Supervision periodically reviews our allowance for loan losses and may require us to make additional provisions for estimated losses based upon judgments different from those of management. In establishing the allowance for loan losses, loss factors are applied to various pools of outstanding loans. Loss factors are derived using our historical loss experience and may be adjusted for factors that affect the collectability of the portfolio as of the evaluation date. Commercial loans that are criticized are evaluated individually to determine the required allowance for loan losses and to evaluate the potential impairment of such loans under FASB ASC 310 Receivables. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the

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determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of loans deteriorate as a result of the factors discussed previously. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. The allowance is based on information known at the time of the review. Changes in factors underlying the assessment could have a material impact on the amount of the allowance that is necessary and the amount of provision to be charged against earnings. Such changes could impact future results.

Valuation of Investment Securities. Substantially all of our investment securities are classified as available for sale and recorded at current fair value. Unrealized gains or losses, net of deferred taxes, are reported in other comprehensive income as a separate component of stockholders’ equity. In general, fair value is based upon quoted market prices of identical assets, when available. If quoted market prices are not available, fair value is based upon valuation models that use cash flow, security structure and other observable information. Where sufficient data is not available to produce a fair valuation, fair value is based on broker quotes for similar assets. Broker quotes may be adjusted to ensure that financial instruments are recorded at fair value. Adjustments may include unobservable parameters, among other things. No adjustments were made to any broker quotes received by us.

We conduct a quarterly review and evaluation of our investment securities to determine if any declines in fair value are other than temporary. In making this determination, we consider the period of time the securities were in a loss position, the percentage decline in comparison to the securities’ amortized cost, the financial condition of the issuer, if applicable, and the delinquency or default rates of underlying collateral. We consider our intent to sell the investment securities and the likelihood that we will not have to sell the investment securities before recovery of their cost basis. If impairment exists, credit related impairment losses are recorded in earnings while noncredit related impairment losses are recorded in accumulated other comprehensive income.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of FASB ASC 740 Income Taxes. Using this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on an ongoing basis as regulatory and business factors change. A reduction in estimated future taxable income could require us to record a valuation allowance. Changes in levels of valuation allowances could result in increased income tax expense, and could negatively affect earnings.

Comparison of Financial Condition at September 30, 2009 and June 30, 2009

Total assets increased by $10.97 million, or 3.79%, to $300.68 million at September 30, 2009, from $289.71 million at June 30, 2009. Total liabilities increased by $8.33 million to $270.25 million at September 30, 2009, from $261.92 million at June 30, 2009. Total equity increased $2.64 million to $30.43 million at September 30, 2009, from $27.79 million at June 30, 2009.

Loans receivable increased $988,000, or 0.59%, to $168.19 million at September 30, 2009 from $167.20 million at June 30, 2009. The largest category of increase in loans receivable was commercial real estate loans with a $2.05 million increase, while residential mortgage loans decreased $2.51 million. This also reflected our emphasis on non-residential lending growth. Real estate construction loans also increased $1.48 million attributable to a modest increase in construction activity. Most other loan categories showed modest changes. Total loan originations were $43.07 million for the three months ended September 30, 2009, with single family mortgages accounting for $29.02 million of the total. Home equity and construction loan originations totaled $4.17 million and $2.5 million, respectively, for the same period. Commercial real estate and land loan originations totaled $3.47 million. Loans held-for-sale decreased to $3.49 million at September 30, 2009, from $5.35 million at June 30, 2009.

Deposits grew $7.88 million, or 4.21%, to $195.08 million at September 30, 2009 from $187.20 million at June 30, 2009. The growth was attributable to the general growth in deposits experienced by banks generally as consumers sought secure investments and protection of higher levels of federal deposit insurance. Growth in certificates of deposit and non-interest checking, interest-bearing checking accounts, and savings accounts contributed to the increase in deposits. Money market accounts declined slightly. Advances from the Federal Home Loan Bank of Seattle and other borrowings decreased $417,000, or 0.62%, to $66.64 million at September 30, 2009 from $67.06 million at June 30, 2009 and was attributable in part to the growth and liquidity from deposit growth during the period.

The increase in total equity was the result of net income of $844,000 for the three months ended September 30, 2009 and an increase in other comprehensive income of $1.89 million (mainly due to an increase in net unrealized gain on securities available-for-sale), offset by dividends paid, consisting of a $0.26 per share regular cash dividend, and treasury stock purchases.

Comparison of Financial Condition at June 30, 2009 and June 30, 2008

Total assets increased $9.80 million, or 3.50%, to $289.71 million at June 30, 2009, compared to $279.91 million at June 30, 2008. Total liabilities increased by $7.65 million, or 3.01%, to $261.92 million at June 30, 2009, from $254.27 million at June 30, 2008. The loan portfolio decreased $952,000 during the year attributable to declines in residential real estate, real estate construction and consumer loans offset by gains in commercial real estate and land loans, commercial business loans, and home equity loans. The increases were attributable to increased demand and our emphasis on diversifying our lending mix. Total deposits increased $8.35 million as we experienced growth in consumer preference for secured, protected locations for funds, protected by higher levels of federal deposit insurance. Noninterest checking increased $385,000 or 2.63%, to $15.00 million at June 30, 2009, and money market accounts increased $1.61 million, or 6.37%. Interest bearing checking and certificates of deposits increased $1.94 million, or 6.33%, and $1.87 million, or 2.22%, respectively. Much of the asset growth was funded by these increased deposits.

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Loans receivable decreased $952,000, or 0.57% to $167.20 million from $168.15 million. Significant refinancing activity contributed to the lower loan balances. $131.23 million in loans were sold during fiscal year 2009, an increase of $79.16 million from fiscal year 2008’s amount of $52.07 million. Origination activity on all loan categories with the exception of real estate construction loans and home equity loans increased in the current fiscal year. Commercial real estate and land loans increased $8.51 million during the year, and residential mortgage loans decreased $7.54 million. The available-for-sale (AFS) investment portfolio increased $3.85 million, or 4.90%, to $82.26 million at June 30, 2009 from $78.42 million at June 30, 2008. The investment category with the largest increase was municipal obligations, which increased $6.70 million.

Total deposits increased $8.35 million as we experienced significant growth in deposits, notwithstanding generally lower rates on deposits. The growth was attributable to consumers seeking additional safety and the protection afforded by increased federal deposit insurance. Of that amount, certificates of deposit increased $1.87 million, to $86.20 million at June 30, 2009 from $84.33 million at June 30, 2008. The Bank had no brokered deposits as of June 30, 2009. Interest-earning checking accounts increased $1.94 million while noninterest checking increased $385,000. Money market accounts increased $1.61 million and savings accounts increased $2.54 million. Deposit growth may be difficult to achieve on a long-term basis due to fierce competition among financial institutions in our markets. Advances from the Federal Home Loan Bank and other borrowings decreased to $67.06 million at year-end 2009 from $68.22 million at year-end 2008, a decrease of $1.17 million and the result of our ability to generate liquidity through deposit growth.

Total shareholders’ equity was $27.79 million at June 30, 2009, an increase of $2.16 million. This increase was the result of net income for the year and a decrease in accumulated other comprehensive loss of $240,000 (mainly due to a decrease in net unrealized loss on securities available-for-sale), partially offset by the purchase of treasury stock and dividends paid during the year. The available-for-sale portfolio overall saw a decrease in its net unrealized loss over the period. Increases in fair market value for mortgage-backed securities and CMOs were greater than the decrease in fair market value of the other fixed income securities.

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Analysis of Net Interest Income

The following tables set forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	For the Three Months Ended September 30,
	2009			2008
	Average Daily Balance	Interest and Dividends	Yield/ Cost(3)	Average Daily Balance	Interest and Dividends	Yield/ Cost(3)
	(Dollars in thousands)
Assets:
Interest-earning assets:
FHLB stock	$2,000	—	—%	$1,781	$7	1.57%
Loans receivable, net	171,262	$2,708	6.32%	174,370	2,835	6.50%
Investment securities	84,983	1,008	4.74%	79,004	970	4.91%
Interest-bearing deposits with banks	8,123	8	0.44%	665	4	2.41%

Total interest-earning assets	266,368	3,724	5.59%	255,820	3,816	5.97%
Noninterest-earning assets	28,072			21,191

Total assets	$294,440			$277,011

Liabilities and Equity:
Interest-bearing liabilities:
Deposit accounts:
Money market	$27,103	$41	0.61%	$25,692	$111	1.73%
Passbooks	26,979	28	0.42%	24,093	39	0.65%
Checking	34,948	22	0.25%	30,958	30	0.39%
Certificates of deposit	85,772	521	2.43%	84,415	682	3.23%
Advances from FHLB and subordinated debt	70,647	730	4.13%	68,298	718	4.21%

Total interest-bearing liabilities	245,449	1,341	2.19%	233,456	1,580	2.71%
Non-interest checking	17,291			15,160
Other noninterest-bearing liabilities	2,889			3,291

Total liabilities	265,629			251,907
Total equity	28,811			25,104

Total liabilities and equity	$294,440			$277,011

Net interest income/interest rate spread(1)		$2,383	3.40%		$2,236	3.26%

Net interest margin(2)			3.58%			3.50%

Total interest-earning assets to interest bearing liabilities			108.52%			109.58%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
(2)	Net interest margin represents income before the provision for loan losses divided by average interest-earning assets.
(3)	Annualized. For purposes of this table, tax exempt income is not calculated on a tax equivalent basis.

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	For the Year Ended June 30,
	2009			2008			2007
	Average Daily Balance	Interest and Dividends	Yield/ Cost (3)	Average Daily Balance	Interest and Dividends	Yield/ Cost (3)	Average Daily Balance	Interest and Dividends	Yield/ Cost (3)
	(Dollars in thousands)
Assets:
Interest-earning assets:
FHLB stock	$1,891	$—	0.00%	$1,336	$16	1.20%	$1,315	$7	0.53%
Loan receivable, net	177,354	11,411	6.43%	165,470	10,905	6.59%	149,818	9,731	6.50%
Investment securities	79,432	3,922	4.94%	67,837	3,105	4.58%	66,723	2,863	4.28%
Interest-bearing deposits with banks	3,271	15	0.46%	1,587	63	3.97%	922	50	5.42%

Total interest-earning assets	261,948	15,348	5.86%	236,230	14,089	5.96%	218,778	12,651	5.78%
Noninterest-earning assets	23,642			19,070			18,351

Total assets	$285,590			$255,300			$237,129

Liabilities and Equity:
Interest-bearing liabilities:
Deposit accounts:
Money market	$26,344	$308	1.17%	$21,981	$420	1.91%	$25,648	525	2.05%
Passbooks	24,069	131	0.54%	22,965	150	0.65%	23,139	152	0.66%
Checking	32,994	114	0.35%	30,550	71	0.23%	30,789	63	0.20%
Certificates of deposit	86,666	2,608	3.01%	88,888	3,746	4.21%	83,753	3,451	4.12%
Advances from FHLB and subordinated debt	72,927	2,954	4.05%	48,867	2,266	4.64%	34,226	1,775	5.19%

Total interest-bearing liabilities	243,000	6,115	2.52%	213,251	6,653	3.12%	197,555	5,966	3.02%
Non-interest checking	14,502			14,063			13,382
Other noninterest-bearing liabilities	2,117			2,403			2,189

Total liabilities	259,619			229,717			213,126
Total equity	25,971			25,583			24,003

Total liabilities and equity	$285,590			$255,300			$237,129

Net interest income/interest rate spread(1)		$9,233	3.34%		$7,436	2.84%		$6,685	2.76%

Net interest margin(2)			3.52%			3.15%			3.06%

Total interest-earning assets to interest bearing liabilities			107.80%			110.78%			110.74%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
(2)	Net interest margin represents income before the provision for loan losses divided by average interest-earning assets.
(3)	For purposes of this table, tax exempt income is not calculated on a tax equivalent basis.

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Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (1) changes in volume multiplied by the old rate; (2) changes in rate, which are changes in rate multiplied by the old volume; and (3) changes not solely attributable to rate or volume, which have been allocated proportionately to the change due to volume and the change due to rate.

	Three Months Ended September 30, Increase (Decrease)			Year Ended June 30, Increase (Decrease)
	2009 vs. 2008			2009 vs. 2008			2008 vs. 2007
	Due to			Due to			Due to
	Volume	Rate	Net	Volume	Rate	Net	Volume	Rate	Net
	(In thousands)
Interest earning assets:
Loans receivable, net	$(50)	$(77)	$(127)	$783	$(277)	$506	$1,017	$157	$1,174
Investment securities	68	(31)	37	538	263	801	48	203	251
Interest-bearing deposits with banks	18	(13)	5	67	(115)	(48)	36	(23)	13
Other earning assets	—	(7)	(7)	—	—	—	—	9	9

Total interest earning assets	36	(128)	(92)	1,388	(129)	1,259	1,101	346	1,447

Interest bearing liabilities:
Passbook, money market and checking accounts	21	(110)	(89)	96	(184)	(88)	(76)	(23)	(99)
Certificates of deposit	11	(172)	(161)	(94)	(1,044)	(1,138)	212	83	295
Borrowings	27	(15)	12	1,116	(428)	688	755	(255)	500

Total interest bearing liabilities	59	(297)	(238)	1,118	(1,656)	(538)	891	(195)	696

Change in net interest income	$(23)	$169	$146	$270	$1,527	$1,797	$210	$541	$751

49

Comparison of Operating Results for the Three Months Ended September 30, 2009 and 2008

Net Income. Our net income was $844,000 for the three months ended September 30, 2009. Because of our election to apply FASB ASC 825, we had a net loss of $100,000 for the three months ended September 30, 2008, stemming primarily from a loss in value of Freddie Mac and Fannie Mae preferred stock investments for which the FASB ASC 825 election was applied. The return to profitability in the first quarter of the 2010 fiscal year reflected our traditional core earnings and relatively small recovery in value in our holdings of Fannie Mae and Freddie Mac preferred stock of $84,000. While we continue to hold these securities, other value adjustments may occur in future periods under FASB ASC 825. Our tax provision was $379,000 higher in the current quarter. Basic earnings per share were $0.79 for the current period, compared to a loss per share of $0.09 for the previous year’s period.

Net Interest Income. Net interest income increased to $2.383 million for the quarter ended September 30, 2009, from $2.236 million for the quarter ended September 30, 2008. This increase of $147,000 was the result of a decrease in interest expense of $239,000 attributable to a decline in short-term rates during the period and our ability during the period to continue to attract low cost deposits from consumers who sought secure locations for their funds. This increase was partially offset by a modest decrease in interest and dividend income of $92,000 attributable to lower yields on securities and dividend rates.

Interest and Dividend Income. Total interest and dividend income was $3.724 million for the quarter ended September 30, 2009, compared to $3.816 million for the quarter ended September 30, 2008, representing a decrease of $92,000, or 2.41%. Interest and fees on loans decreased to $2.708 million for the three months ended September 30, 2009 from $2.837 million for the same period ended September 30, 2008. This decrease of $129,000, or 4.55%, was due to the decrease in the average balances of loans receivable for the quarter ended September 30, 2009. Average balances for loans receivable, net, for the quarter ended September 30, 2009 were $171.26 million, compared to $174.37 million for the previous year. This represents a decrease of $3.11 million, or 1.78%. The average interest rate earned on loans receivable decreased by 18 basis points, from 6.50% at September 30, 2008 to 6.32% at September 30, 2009. Interest and dividends on investment securities available-for-sale increased to $1.00 million for the quarter ended September 30, 2009 from $963,000 for the same quarter last year. Average balances on investments increased to $84.98 million for the quarter ended September 30, 2009, compared to $79.00 million for the quarter ended September 30, 2008. The average interest rate earned on investments decreased to 4.74% from 4.91%.

Interest Expense. Total interest expense decreased to $1.341 million for the quarter ended September 30, 2009, from $1.580 million for the quarter ended September 30, 2008, a decrease of $239,000, or 15.13%. Interest on deposits decreased to $611,000 for the quarter ended September 30, 2009, from $862,000 for the quarter ended September 30, 2008. The decrease of $251,000, or 29.12%, was the result of a decrease in average rates paid on deposits from 2.09% at September 30, 2008, to 1.40% at September 30, 2009. All categories of deposits showed decreases in average rates paid. Average balances in interest-bearing deposit accounts increased to $174.80 million for the quarter ended September 30, 2009, compared to $165.16 million for the same quarter in the previous year. The increase in the average balance of FHLB and other borrowings resulted in an increase in interest paid on borrowings to $655,000 in the current quarter compared to $643,000 in the previous year’s quarter. The average rate paid on borrowings decreased from 4.21% for the quarter ended September 30, 2008 to 4.13% for the quarter ended September 30, 2009. The average rate paid on all liabilities decreased 52 basis points from the quarter ended September 30, 2008 to the quarter ended September 30, 2009.

Provision for Loan Losses. Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by American Federal Savings Bank, to provide for probable loan losses based on prior loss experience, volume and type of lending conducted by American Federal Savings Bank, national and local economic conditions, and past due loans in portfolio. Our policies require the review of assets on a quarterly basis. We classify loans as well as other assets if warranted. While American Federal Savings Bank believes it uses the best information available to make a determination with respect to the allowance for loan losses, it recognizes that future adjustments may be necessary. A provision of $135,000 was made for loan losses for the quarter ended September 30, 2009, and none in the quarter ended September 30, 2008, resulting in allowances of $625,000 and $300,000 as of September 30, 2009 and 2008, respectively. This is a reflection of the relative strength of the Montana market in which we operate and continued strong asset quality of American Federal Savings Bank’s loan portfolio, as non-performing loan ratios continue to be below peer averages. Total classified assets increased from $1.61 million at June 30, 2009 to $1.95 million at September 30, 2009. At quarter end, American Federal Savings Bank had $158,000 in other real estate owned and $5,000 in repossessed property.

Noninterest Income. Total noninterest income increased to $1.061 million for the quarter ended September 30, 2009, from a negative $504,000 for the quarter ended September 30, 2008. As noted above, the loss for the three months ended September 30, 2008 stemmed primarily from a loss in value of Freddie Mac and Fannie Mae preferred stock investments for which the FASB ASC 825 election was applied and the increase was attributable to a normal level of fee income for the period without offsetting extraordinary, one-time adjustments such as the application of the FASB ASC 825 election. Income from the sale of loans increased to $440,000 from $183,000 due to $17.62 million more in mortgage loan sales in the current period versus last year’s period and a relatively small recovery in value in our holdings of Fannie Mae and Freddie Mac preferred stock.

Noninterest Expense. Noninterest expense increased by $254,000 or 13.74% to $2.103 million for the quarter ended September 30, 2009, from $1.849 million for the quarter ended September 30, 2008. This increase was primarily due to an increase in FDIC insurance premiums of $58,000 and an increase in salaries and employee benefits of $53,000 attributable to anticipated growth. Other expense categories showed minor changes.

Income Tax Expense/Benefit. Our income tax expense was $362,000 for the quarter ended September 30, 2009, compared to a benefit of $17,000 for the quarter ended September 30, 2008. The effective tax rate for the quarter ended September 30, 2009 was 30.02% and was 14.53% for the quarter ended September 30, 2008.

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Comparison of Results of Operations for the Years Ended June 30, 2009 and 2008

Net Income. Our net income was $2.388 million and $2.110 million for the years ended June 30, 2009 and 2008, respectively. This increase of $278,000, or 13.18%, was the result of an increase in net interest income of $1.797 million and an increase in net noninterest income of $775,000, offset by increases in noninterest expense of $1.50 million and the provision for loan losses of $257,000. Our tax provision was $362,000 higher in 2009. Basic earnings per share for the year ended June 30, 2009 were $2.23, compared to $1.97 for the year ended June 30, 2008. Diluted earnings per share were $1.96 and $1.74 for 2009 and 2008, respectively.

Net Interest Income. Net interest income increased to $9.233 million for the year ended June 30, 2009, from $7.436 million for the previous year. This increase of $1.797 million, or 24.17%, was the result of an increase in interest income of $1.250 million and a decrease in interest expense of $547,000. As shown in the “Rate/Volume Analysis” above, average loan balances and investments were larger and rates on deposits were lower as we continued to attract funds from consumers who sought security and the protection afforded by increases in the levels of federal deposit insurance of accounts protection.

Interest and Dividend Income. Total interest and dividend income was $15.348 million for the year ended June 30, 2009, compared to $14.098 million for the year ended June 30, 2008, an increase of $1.250 million, or 8.87%. Interest and fees on loans increased to $11.411 million for 2009 from $10.905 million for 2008. This increase of $506,000, or 4.64%, was due primarily to the increase in the average balances on loans receivable for the year ended June 30, 2009. The average interest rate earned on loans receivable decreased by 16 basis points, to 6.43% from 6.59%. Average balances for loans receivable, net, for the year ended June 30, 2009 were $177.35 million, compared to $165.47 million for the previous year. This represents an increase of $11.88 million, or 7.18%. Interest and dividends on investment securities available-for-sale (AFS) increased to $3.893 million for the year ended June 30, 2009 from $3.071 million for the year ended June 30, 2008, an increase of $822,000, or 26.77%. This increase was the result of higher average interest rates on the AFS portfolio during the year, along with a higher average balance. Interest earned from deposits at other banks decreased slightly for the year ended June 30, 2009 due to much lower rates. Interest and dividends on investments held-to-maturity (HTM) also experienced a slight decline.

Interest Expense. Total interest expense decreased to $6.115 million for the year ended June 30, 2009 from $6.662 million for the year ended June 30, 2008, a decrease of $547,000, or 8.2%. Interest on deposits decreased to $3.161 million for the year ended June 30, 2009 from $4.387 million for the year ended June 30, 2008. This decrease of $1.226 million, or 27.95%, was due primarily to a decrease on average rates paid. The average cost of deposits decreased 81 basis points, to 1.86% in 2009 from 2.67% in 2008. Certificates of deposit were the only category to show a decrease in average balances in 2009. An increase in the average balance of borrowings was partially offset by a decrease in the average rate paid and resulted in an increase in interest paid on borrowings to $2.954 million for the year ended June 30, 2009 from $2.266 million for the year ended June 30, 2008. The average balance of borrowings increased to $72.927 million for the year ended June 30, 2009, compared to $48.867 million for the year ended June 30, 2008 and resulted principally from an increase in FHLB borrowings. The average rate paid on borrowings decreased to 4.05% in 2009 from 4.64% in 2008.

Provision for Loan Losses. Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by American Federal Savings Bank to provide for probable loan losses based on prior loss experience, volume and type of lending conducted by American Federal Savings Bank, and past due loans in portfolio. Our policies require the review of assets on a quarterly basis. We classify loans as well as other assets if warranted. While management believes it uses the best information available to make a determination with respect to the allowance for loan losses, it recognizes that future adjustments may be necessary. Using this methodology, a provision to increase the allowance for loan losses by $257,000 was made for the year ended June 30, 2009 while an adjustment of $175,000 was made to reduce the allowance for loan loss for the year ended June 30, 2008, resulting in allowances of $525,000 and $300,000 as of June 30, 2009 and 2008, respectively. This, management determined, adequately reflected a level of total allowances considered adequate. Total classified assets increased to $1.614 million at June 30, 2009 from $106,000 at June 30, 2008. Total non-performing loans as a percentage of the total loan portfolio is 0.75% at June 30, 2009, up from 0.02% at June 30, 2008. As of June 30, 2009, we had no real estate owned.

Noninterest Income. Total noninterest income increased to $2.999 million for the year ended June 30, 2009, from $2.224 million for the year ended June 30, 2008, an increase of $775,000 or 34.85%. This increase was primarily due to an increase in gain on sale of loans of $1.415 million offset by recognized losses of $785,000 on Freddie Mac and Fannie Mae preferred stock that is accounted for under FASB ASC 825. The loss as a result of the application of FASB ASC 825 was taken following an analysis of the fair value of such securities. The preferred stock of Freddie Mac and Fannie Mae currently held by us constitutes $25,000 or 0.009% of total assets as of June 30, 2009. Net gain on sale of loans increased due to significant refinance activity that occurred particularly in the third and fourth quarters of the fiscal year. Service charges on deposit accounts increased $34,000 to $745,000 for the year ended June 30, 2009 from $711,000 for the year ended June 30, 2008. This was primarily due to an increase in overdraft protection fees. Other noninterest income increased $43,000 to $652,000, primarily due to increased fee income on electronic payments and higher fee income on loan products. The single largest item in other noninterest income is earnings from bank owned life insurance of $264,000.

Noninterest Expense. Noninterest expense increased by $1.50 million or 21.23% to $8.563 million for the year ended June 30, 2009 from $7.063 million for the year ended June 30, 2008. This increase was primarily due to increases in salaries and benefits of $446,000, increased federal deposit insurance premiums of $287,000, amortization of mortgage servicing rights of $285,000, and advertising expense of $101,000. The increase in salaries and benefits was due to normal pay raises and incentive pay related to mortgage originations. Federal deposit insurance increased due to the special assessment applied to institutions in June 2009 and other premium increases assessed effective January 2009. The amortization of mortgage servicing rights increased due to the increase in loan prepayments that resulted from the significant increase in refinance activity, and advertising expenses were higher due to increased promotion of deposit products. Other categories of noninterest expense showed modest changes.

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Income Tax Expense. Eagle’s income tax expense was $1.024 million for the year ended June 30, 2009, compared to $662,000 for the year ended June 30, 2008. The effective tax rate for the year ended June 30, 2009 was 30.0% as opposed to 23.9% for the year ended June 30, 2008.

Liquidity and Capital Resources

American Federal Savings Bank, is required to maintain minimum levels of liquid assets as defined by the Office of Thrift Supervision regulations. The Office of Thrift Supervision has eliminated the statutory requirement based upon a percentage of deposits and short-term borrowings. The Office of Thrift Supervision states that the liquidity requirement is retained for safety and soundness purposes, and that appropriate levels of liquidity will depend upon the types of activities in which the company engages. For internal reporting purposes, American Federal Savings Bank uses policy minimums of 1.0%, and 8.0% for “basic surplus” and “basic surplus with FHLB” as internally defined. In general, the “basic surplus” is a calculation of the ratio of unencumbered short-term assets reduced by estimated percentages of CD maturities and other deposits that may leave American Federal Savings Bank in the next 90 days divided by total assets. “Basic surplus with FHLB” adds to “basic surplus” the additional borrowing capacity we have with the FHLB. We exceeded those minimum ratios as of both September 30, 2009 and June 30, 2009.

American Federal Savings Bank’s primary sources of funds are deposits, repayment of loans and mortgage-backed securities, maturities of investments, funds provided from operations, and advances from the FHLB. Scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are generally predictable. However, other sources of funds, such as deposit flows and loan prepayments, can be greatly influenced by the general level of interest rates, economic conditions and competition. American Federal Savings Bank uses liquidity resources principally to fund existing and future loan commitments. It also uses them to fund maturing certificates of deposit, demand deposit withdrawals and to invest in other loans and investments, maintain liquidity, and meet operating expenses.

Liquidity may be adversely affected by unexpected deposit outflows, higher interest rates paid by competitors, and similar matters. Management monitors projected liquidity needs and determines the level desirable, based in part on commitments to make loans and management’s assessment of American Federal Savings Bank’s ability to generate funds.

At September 30, 2009, our measure of sensitivity to interest rate movements, as measured by the Office of Thrift Supervision, slightly improved from the previous quarter. American Federal Savings Bank’s capital ratio as measured by the Office of Thrift Supervision slightly increased from the previous quarter. American Federal Savings Bank’s strong capital position mitigates its interest rate risk exposure. American Federal Savings Bank is well within the guidelines set forth by the Board of Directors for interest rate risk sensitivity.

As of September 30, 2009, American Federal Savings Bank’s regulatory capital was in excess of all applicable regulatory requirements. At September 30, 2009, American Federal Savings Bank’s tangible, core, and risk-based capital ratios amounted to 9.45%, 9.45%, and 13.72%, respectively, compared to regulatory requirements of 1.5%, 3.0%, and 8.0%, respectively. See “Historical and Pro Forma Regulatory Capital Compliance” for information with respect to our regulatory capital position as of September 30, 2009.

Impact of Inflation and Changing Prices

The Consolidated Financial Statements and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike most industrial companies, nearly all of our assets and liabilities are monetary. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Interest Rate Risk Analysis

In addition to the asset/liability committee, the board of directors reviews our asset and liability policies. The board of directors reviews interest rate risk and interest rate trends quarterly, as well as liquidity and capital ratio requirements. Management administers the policies and determinations of the board of directors with respect to our asset and liability goals and strategies. Our asset and liability policy and strategies are expected to continue as described so long as competitive and regulatory conditions in the financial institution industry and market interest rates continue as they have in recent years.

The following table discloses how our net portfolio value (“NPV”) would react to interest rate changes. Given the current relatively low level of market interest rates, an NPV calculation for an interest rate decrease of greater than 100 basis points has not been prepared.

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	Net Portfolio Value as % of PV of Assets
Changes in Market Interest Rates (Basis Points)	At September 30, 2009 Projected NPV	Board Policy Limit (if applicable)
		Must be at least:
+400	N/A
+300	8.93%	7.00%
+200	10.74%	8.00%
+100	12.18%	9.00%
0	—	—
-100	13.63%	10.00%

Off-Balance Sheet Arrangements

As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. In addition, we use mandatory sell forward delivery commitments to sell whole loans to the secondary markets. These commitments are also used as a hedge against exposure to interest rate risks relating from rate locked loan origination commitments on certain mortgage loans held-for-sale.

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BUSINESS OF EAGLE BANCORP MONTANA, INC.

Eagle Bancorp Montana, Inc. is a Delaware corporation, organized in December 2009. Upon completion of the conversion, Eagle Montana will become the holding company of American Federal Savings Bank and will succeed to all of the business and operations of Eagle Bancorp and each of Eagle Bancorp and Eagle Financial MHC will cease to exist.

Initially following the completion of the conversion, Eagle Montana will have no significant assets other than owning 100% of the outstanding common stock of American Federal Savings Bank, the net proceeds it retains from the offering, part of which will be used to make a loan to the American Federal Savings Bank Employee Stock Ownership Plan, and its ownership of a wholly owned statutory trust subsidiary through which Eagle Bancorp has issued trust preferred securities, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” Eagle Montana intends to use the support staff and offices of American Federal Savings Bank and will pay American Federal Savings Bank for these services. If Eagle Montana expands or changes its business in the future, it may hire its own employees.

Eagle Montana intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

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BUSINESS OF EAGLE BANCORP AND AMERICAN FEDERAL SAVINGS BANK

Eagle Bancorp, a federally chartered stock holding company, holds 100% of the stock of American Federal Savings Bank. Its charter was approved on April 4, 2000, when it became the mid-tier stock holding company for American Federal Savings Bank, a federally chartered stock savings bank headquartered in Helena, Montana. Eagle Bancorp’s principal business is its ownership of 100% of the capital stock of American Federal Savings Bank.

American Federal Savings Bank was founded in 1922 as a Montana chartered building and loan association and has conducted operations in Helena since that time. In 1975, American Federal Savings Bank adopted a federal thrift charter. American Federal Savings Bank currently has seven retail banking offices. We also have seven automated teller machines located in our market area and we participate in the CashCard® and Money Pass® ATM networks.

Market Area

From our headquarters in Helena, Montana, we operate seven retail banking offices, including our main office. Our banking offices are located in Helena, Bozeman, Butte and Townsend, Montana.

Montana is one of the largest states in terms of land mass but ranks as one of the least populated states. According to U.S. Census Bureau data for 2008, it had a population of 967,440. Helena, where we are headquartered, is the county seat of Lewis and Clark County, which has a population of approximately 59,300 and is located within 120 miles of four of Montana’s other five largest cities: Missoula, Great Falls, Bozeman and Butte. It is approximately midway between Yellowstone and Glacier National Parks. Helena is also Montana’s state capital. Its economy has shown moderate growth, in terms of both employment and income. State government and the numerous offices of the federal government comprise the largest employment sector. Helena also has significant employment in the service industries. Specifically, it has evolved into a central health care center with employment in the medical and the supporting professions as well as the medical insurance industry. The local economy is also dependent to a lesser extent upon ranching and agriculture. These have been more cyclical in nature and remain vulnerable to severe weather conditions, increased competition, both domestic and international, as well as commodity prices.

Bozeman is approximately 95 miles southeast of Helena. It is located in Gallatin County, which has a population of approximately 80,900. Bozeman is home to Montana State University and has achieved its growth in part due to the growth of the University as well as the increased tourism for resort areas in and near Bozeman. Agriculture, however, remains an important part of Bozeman’s economy. Bozeman has also become an attractive location for retirees, primarily from the West Coast, owing to its many winter and summer recreational opportunities and the presence of the University.

Butte, Montana is approximately 64 miles southwest of Helena. Butte and the surrounding Silver-Bow County have a population of approximately 32,800. Butte’s economy is somewhat reliant on the mining industry. Butte’s economy has been volatile from the fluctuations in metal and mineral commodity prices.

Townsend is the smallest community in which we operate. It has a population of about 2,000. Many of its residents commute to other Montana locations for work. Other employment in Townsend is primarily in agriculture and services. Townsend is approximately 32 miles southeast of Helena.

Competition

We face strong competition in our primary market area for the attraction of retail deposits and the origination of loans. Historically, Montana was a unit banking state. This means that the ability of Montana state banks to create branches was either prohibited or significantly restricted. As a result of unit banking, Montana has a significant number of independent financial institutions serving a single community in a single location. While the state’s population is approximately 967,440, there are 77 commercial banks, 59 credit unions and two federally chartered thrift institutions operating in Montana as of June 30, 2009. Our most direct competition for depositors has historically come from locally owned and out-of-state commercial banks, thrift institutions and credit unions operating in our primary market area. The number of such competitor locations has increased significantly in recent years. Our competition for loans also comes from banks, thrifts and credit unions in addition to mortgage bankers and brokers. Our principal market areas can be characterized as markets with moderately increasing incomes, relatively low unemployment, increasing wealth (particularly in the growing resort areas such as Bozeman), and moderate population growth. According to information reported by SNL Securities, as of June 30, 2009, we ranked 17th in the state of Montana in total deposits. As of the same date, we ranked 5th, 6th, 13 th and 2nd in Lewis and Clark, Silver Bow, Gallatin and Broadwater counties, respectively.

Lending Activities

General

American Federal Savings Bank primarily originates one- to four-family residential real estate loans and, to a lesser extent, commercial real estate loans, real estate construction loans, home equity loans, consumer loans and commercial loans. Commercial real estate loans include loans on multi-family dwellings, loans on nonresidential property and loans on developed and undeveloped land. Home equity loans include loans secured by the borrower’s primary residence. Typically, the property securing such loans is subject to a prior lien. Consumer loans consist of loans secured by collateral other than real estate, such as automobiles, recreational vehicles and boats. Personal loans and lines of credit are made on deposits held by American Federal Savings Bank and on an unsecured basis. Commercial loans consist of business loans and lines of credit on a secured and unsecured basis.

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Loan Portfolio Composition.

The following table analyzes the composition of American Federal Savings Bank’s loan portfolio by loan category at the dates indicated.

			At June 30,
	At September 30, 2009		2009		2008		2007		2006		2005
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Real estate loans:
Residential mortgage (one- to four-family)	$76,711	45.46%	$79,216	47.26%	$86,751	51.53%	$81,958	51.68%	$75,913	53.71%	$56,533	52.68%
Real estate construction	6,119	3.63%	4,642	2.77%	7,317	4.35%	8,253	5.20%	6,901	4.88%	2,723	2.54%
Commercial real estate and land	38,761	22.97%	36,713	21.90%	28,197	16.75%	25,621	16.16%	18,648	13.20%	14,779	13.77%

Total real estate loans	121,591	72.06%	120,571	71.93%	122,265	72.62%	115,832	73.04%	101,462	71.79%	74,035	68.99%

Other loans:
Home equity	28,836	17.09%	28,676	17.11%	28,034	16.65%	24,956	15.74%	20,191	14.29%	16,801	15.66%
Consumer	11,074	6.56%	10,835	6.46%	11,558	6.87%	11,438	7.21%	11,820	8.36%	10,909	10.16%
Commercial business	7,244	4.29%	7,541	4.50%	6,502	3.86%	6,366	4.01%	7,861	5.56%	5,568	5.19%

Total other loans	47,154	27.94%	47,052	28.07%	46,094	27.38%	42,760	26.96%	39,872	28.21%	33,278	31.01%

Total gross loans	168,745	100.00%	167,623	100.00%	168,359	100.00%	158,592	100.00%	141,334	100.00%	107,313	100.00%

Less:
Deferred loan fees	(65)		(99)		(90)		(66)		(59)		(99)
Allowance for loan losses	625		525		300		518		535		573

Total loans, net	$168,185		$167,197		$168,149		$158,140		$140,858		$106,839

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Fee Income.

American Federal Savings Bank receives lending related fee income from a variety of sources. Its principal source of this income is from the origination and servicing of sold mortgage loans. Fees generated from mortgage loan servicing, which generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing for loans held by others, were $185,000 and $140,000 for the three months ended September 30, 2009 and 2008, respectively, and $628,000 and $542,000 for the fiscal year ended June 30, 2009 and 2008, respectively. Other loan related fee income for contract collections, late charges, credit life commissions and credit card fees were $17,000 and $16,000 for the three months ended September 30, 2009 and 2008, respectively, and $78,000 and $66,000 for the fiscal year ended June 30, 2009 and 2008, respectively.

Loan Maturity Schedule.

The following table sets forth the estimated maturity of our loan portfolio at June 30, 2009. Scheduled principal repayments of loans do not necessarily reflect the actual life of such assets. The average life of a loan is typically substantially less than its contractual terms because of prepayments. In addition, due on sale clauses on loans generally give us the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property, subject to the mortgage, and the loan is not paid off. All mortgage loans are shown to be maturing based on the date of the last payment required by the loan agreement, except as noted.

Loans having no stated maturity, those without a scheduled payment, demand loans and matured loans, are shown as due in one year or less.

	Due in one year or less	Due after one year through two years	Due after two years through three years	Due after three years through five years	Due after five years	Total
	(In thousands)
Real estate loans:
Residential mortgage (one- to four-family)	$228	$181	$1,261	$1,672	$81,406	$84,748
Real estate construction	4,562	—	—	—	—	4,562
Commercial real estate and land	3,098	5,206	2,553	3,829	22,397	37,083
Home equity	3,087	4,278	5,313	4,049	11,896	28,623
Consumer	1,699	824	2,830	3,323	2,210	10,886
Commercial business	3,590	311	650	1,207	1,312	7,070

Total(1)	$16,264	$10,800	$12,607	$14,080	$119,221	$172,972

(1)	Includes mortgage loans held for sale.

The following table sets forth the dollar amount of all loans, at June 30, 2009, due after June 30, 2010, which have fixed interest rates and which have floating or adjustable interest rates:

	Fixed	Adjustable	Total
	(Dollars in thousands)
Real estate loans:
Residential mortgage (one- to four-family)	$63,918	$20,602	$84,520
Real estate construction	—	—	—
Commercial real estate and land	31,096	2,889	33,985
Home equity	22,434	3,102	25,536
Consumer	8,640	547	9,187
Commercial business	3,030	450	3,480

Total(1)	$129,118	$27,590	$156,708

Percent of total	82.39%	17.61%	100.00%

(1)	Includes mortgage loans held for sale.

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The following table sets forth information with respect to our loan originations, purchases and sales activity for the periods indicated.

	Three Months Ended September 30,		Year Ended June 30,
	2009	2008	2009	2008
	(In thousands)
Loans originated
Real estate loans:
Residential mortgage (one- to four-family)	$29,017	$17,981	$164,657	$72,385
Real estate construction	2,504	1,934	4,672	15,504
Commercial real estate and land	3,466	9,042	21,500	19,375
Home equity	4,167	4,860	20,043	20,461
Consumer	2,000	1,748	8,341	7,637
Commercial business	1,913	1,143	8,789	8,243

Total loans originated	43,067	36,708	228,002	143,605

Loans purchased
Whole loans	—	—
Participations	—	—

Total loans purchased	—	—

Loans sold
Whole loans	28,135	10,517	125,232	47,732
Participations	—	6,000	6,000	4,341

Total loans sold	28,135	16,517	131,232	52,073

Principal repayments and loan refinancings	15,733	15,351	99,509	75,522
Deferred loan fees decrease (increase)	34	5	(9)	(24)
Allowance for losses decrease (increase)	(100)	—	(225)	218

Net loan increase (decrease)	$(867)	$4,845	$(2,973)	$16,204

Net loans receivable at end of period (includes loans held for sale)	$171,679	$180,364	$172,546	$175,519

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Residential Lending.

American Federal Savings Bank’s primary lending activity consists of the origination of one- to four-family residential mortgage loans secured by property located in American Federal Savings Bank’s market area. Approximately 45.46% of American Federal Savings Bank’s total loan portfolio as of September 30, 2009 were comprised of such loans. American Federal Savings Bank generally originates one- to-four-family residential mortgage loans in amounts up to 80% of the lesser of the appraised value or the selling price of the mortgaged property without requiring private mortgage insurance. A mortgage loan originated by American Federal Savings Bank, whether fixed rate or adjustable rate, can have a term of up to 30 years. American Federal Savings Bank holds substantially all of its adjustable rate and its 8, 10 and 12-year fixed rate loans in portfolio. Adjustable rate loans limit the periodic interest rate adjustment and the minimum and maximum rates that may be charged over the term of the loan. American Federal Savings Bank’s fixed rate 15-year and 20-year loans are held in portfolio or sold in the secondary market depending on market conditions. Generally, all 30-year fixed rate loans are sold in the secondary market. The volume of loan sales is dependent on the volume, type and term of loan originations.

American Federal Savings Bank obtains a significant portion of its noninterest income from servicing loans sold. American Federal Savings Bank offers many of the fixed rate loans it originates for sale in the secondary market on a servicing retained basis. This means that we process the borrower’s payments and send them to the purchaser of the loan. This retention of servicing enables American Federal Savings Bank to increase fee income and maintain a relationship with the borrower. At September 30, 2009, American Federal Savings Bank had $272.30 million in residential mortgage loans and $12.33 million in commercial real estate loans sold with servicing retained. American Federal Savings Bank does not ordinarily purchase home mortgage loans from other financial institutions.

Property appraisals on real estate securing American Federal Savings Bank’s single-family residential loans are made by state certified and licensed independent appraisers who are approved annually by the board of directors. Appraisals are performed in accordance with applicable regulations and policies. American Federal Savings Bank generally obtains title insurance policies on all first mortgage real estate loans originated. On occasion, refinancings of mortgage loans are approved using title reports instead of title insurance. Title reports are also allowed on home equity loans. Borrowers generally remit funds with each monthly payment of principal and interest, to a loan escrow account from which American Federal Savings Bank makes disbursements for such items as real estate taxes and hazard and mortgage insurance premiums as they become due.

Home Equity Loans.

American Federal Savings Bank also originates home equity loans. These loans are secured by the borrowers’ primary residence, but are typically subject to a prior lien, which may or may not be held by American Federal Savings Bank. At September 30, 2009, $28.84 million or 17.1% of our total loans were home equity loans. Borrowers may use the proceeds from American Federal Savings Bank’s home equity loans for many purposes, including home improvement, debt consolidation, or other purchasing needs. American Federal Savings Bank offers fixed rate, fixed payment home equity loans as well as variable and fixed rate home equity lines of credit. Fixed rate home equity loans typically have terms of no longer than 15 years.

Although home equity loans are secured by real estate, they carry a greater risk than first lien residential mortgages because of the existence of a prior lien on the property securing the loan, as well as the flexibility the borrower has with respect to the loan proceeds. American Federal Savings Bank attempts to minimize this risk by maintaining conservative underwriting policies on such loans. We generally make home equity loans for up to only 85% of appraised value of the underlying real estate collateral, less the amount of any existing prior liens on the property securing the loan.

Commercial Real Estate and Land Loans.

American Federal Savings Bank originates commercial real estate mortgage and land loans, including both developed and undeveloped land loans, and loans on multi-family dwellings. Commercial real estate and land loans made up 22.97% of American Federal Savings Bank’s total loan portfolio, or $38.76 million at September 30, 2009. The majority of these loans are non-residential commercial real estate loans. American Federal Savings Bank’s commercial real estate mortgage loans are primarily permanent loans secured by improved property such as office buildings, retail stores, commercial warehouses and apartment buildings. The terms and conditions of each loan are tailored to the needs of the borrower and based on the financial strength of the project and any guarantors. Generally, commercial real estate loans originated by American Federal Savings Bank will not exceed 75% of the appraised value or the selling price of the property, whichever is less. The average loan size is approximately $169,000 and is typically made with fixed rates of interest and 5- to 15-year maturities. Upon maturity, the loan is repaid or the terms and conditions are renegotiated. Generally, all originated commercial real estate loans are within the market area of American Federal Savings Bank and all are within the state of Montana. American Federal Savings Bank’s largest single commercial real estate loan had a balance of approximately $1.65 million on September 30, 2009, and is secured by a residential lot subdivision.

Real Estate Construction Lending.

American Federal Savings Bank also lends funds for the construction of one- to four-family homes and commercial real estate. Real estate construction loans are made both to individual homeowners for the construction of their primary residence and, to a lesser extent, to local builders for the construction of pre-sold houses or houses that are being built for sale in the future. Real estate construction loans accounted for $6.12 million or 3.63% of American Federal Savings Bank’s total loan portfolio at September 30, 2009.

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Consumer Loans.

As part of its strategy to invest in higher yielding shorter term loans, American Federal Savings Bank emphasized growth of its consumer lending portfolio in recent years. This portfolio includes personal loans secured by collateral other than real estate, unsecured personal loans and lines of credit, and loans secured by deposits held by American Federal Savings Bank. As of September 30, 2009, consumer loans totaled $11.07 million or 6.56% of American Federal Savings Bank’s total loan portfolio. These loans consist primarily of auto loans, RV loans, boat loans, personal loans and credit lines and deposit account loans. Consumer loans are originated in American Federal Savings Bank’s market area and generally have maturities of up to seven years. For loans secured by savings accounts, American Federal Savings Bank will lend up to 90% of the account balance on single payment loans and up to 100% for monthly payment loans.

Consumer loans have a shorter term and generally provide higher interest rates than residential mortgage loans. Consumer loans can be helpful in improving the spread between average loan yield and cost of funds and at the same time improve the matching of the maturities of rate sensitive assets and liabilities. Increasing its consumer loans has been a major part of American Federal Savings Bank’s strategy of operating more like a commercial bank than a traditional savings bank.

The underwriting standards employed by American Federal Savings Bank for consumer loans include a determination of the applicant’s credit history and an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan. The stability of the applicant’s monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration; however, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount.

Commercial Business Loans.

Commercial business loans amounted to $7.24 million, or 4.29% of American Federal Savings Bank’s total loan portfolio at September 30, 2009. American Federal Savings Bank’s commercial business loans are traditional business loans and are not secured by real estate. Such loans may be structured as unsecured lines of credit or may be secured by inventory, accounts receivable or other business assets. While the commercial business loan portfolio amounted to only 4.29% of the total portfolio at September 30, 2009, American Federal Savings Bank intends to increase such lending by focusing on market segments which it has not previously emphasized, such as business loans to doctors, lawyers, architects and other professionals as well as to small businesses within its market area. Our management believes that this strategy provides opportunities for growth, without significant additional cost outlays for staff and infrastructure.

Commercial business loans of this nature usually involve greater credit risk than one- to four-family residential mortgage loans we originate. The collateral we receive is typically related directly to the performance of the borrower’s business which means that repayment of commercial business loans is dependent on the successful operations and income stream of the borrower’s business. Such risks can be significantly affected by economic conditions. In addition, commercial lending generally requires substantially greater oversight efforts compared to residential real estate lending.

Loans to One Borrower.

Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution’s unimpaired capital and surplus. As of September 30, 2009, our largest aggregation of loans to one borrower was approximately $8.47 million, consisting of two commercial real estate loans secured by detention facilities. However, 90%, or $6.49 million, of one loan was sold without recourse to the Montana Board of Investments, leaving a net balance of $1.97 million for the two loans, which was below American Federal Savings Bank’s federal legal lending limit to one borrower of approximately $4.20 million. At September 30, 2009, these loans were performing in accordance with their terms. American Federal Savings Bank maintains the servicing for these loans.

Loan Solicitation and Processing.

Our customary sources of mortgage loan applications include repeat customers, walk-ins, and referrals from home builders and real estate brokers. We also advertise in local newspapers and on local radio and television. We currently have the ability to accept online mortgage loan applications and provide pre-approvals through our website. Our branch managers and loan officers located at our headquarters and in branches, have authority to approve certain types of loans when presented with a completed application. Other loans must be approved at our main offices as disclosed below. No loan consultants or loan brokers are currently used by us for either residential or commercial lending activities.

After receiving a loan application from a prospective borrower, a credit report and verifications are obtained to confirm specific information relating to the loan applicant’s employment, income and credit standing. When required by our policies, an appraisal of the real estate intended to secure the proposed loan is undertaken by an independent fee appraiser. In connection with the loan approval process, our staff analyze the loan applications and the property involved. Officers and branch managers are granted lending authority based on the kind of loan types where they possess expertise and their level of experience. We have established a series of loan committees to approve any loans which may exceed the lending authority of particular officers or branch managers. Four members of the board of directors are required for approval of any loan, or aggregation of loans to a single borrower, that exceeds $1,250,000.

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Loan applicants are promptly notified of the decision by a letter setting forth the terms and conditions of the decision. If approved, these terms and conditions include the amount of the loan, interest rate basis, amortization term, a brief description of real estate to be mortgaged, tax escrow and the notice of requirement of insurance coverage to be maintained. We generally require title insurance on first mortgage loans and fire and casualty insurance on all properties securing loans, which insurance must be maintained during the entire term of the loan.

Loan Commitments.

We generally provide commitments to fund fixed and adjustable-rate single-family mortgage loans for periods up to 60 days at a specified term and interest rate, and other loan categories for shorter time periods. The total amount of our commitments to extend credit as of September 30, 2009, was approximately $8.79 million, $7.58 million of which was for residential mortgage loans.

Non-performing Loans and Problem Assets

Collection Procedures.

Generally, our collection procedures provide that when a loan is 15 or more days delinquent, the borrower is sent a past due notice. If the loan becomes 30 days delinquent, the borrower is sent a written delinquency notice requiring payment. If the delinquency continues, subsequent efforts are made to contact the delinquent borrower, including face to face meetings and counseling to resolve the delinquency. All collection actions are undertaken with the objective of compliance with the Fair Debt Collection Act.

For mortgage loans and home equity loans, if the borrower is unable to cure the delinquency or reach a payment agreement, we will institute foreclosure actions. If a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold or otherwise disposed of. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial recording of any loss is charged to the allowance for loan losses. As of September 30, 2009, American Federal Savings Bank had $158,000 of real estate owned.

Loans are reviewed on a quarterly basis and are placed on non-accrual status when they are more than 90 days delinquent. Loans may be placed on non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. At September 30, 2009, we had $1.25 million ($1.24 million net of specific reserves) of loans that were non-performing and held on non-accrual status.

Delinquent Loans.

The following table provides information regarding American Federal Savings Bank’s loans that are delinquent 30 to 89 days and accruing at the dates indicated:

	At September 30,	At June 30,
	2009	2009	2008	2007	2006	2005
	(In thousands)
Loans delinquent for 30 to 89 days and accruing:

Real estate loans:
Residential mortgage (one- to four-family)	$940	$492	$285	$426	$342	$143
Real estate construction	—	220	—	—	—	—
Commercial real estate and land	468	969	306	130	133	349
Home equity	150	248	209	130	46	93
Consumer	106	184	46	115	64	140
Commercial business	131	19	52	188	138	6

Total delinquent loans	$1,795	$2,132	$898	$989	$723	$731

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Non-Performing Assets.

The following table sets forth information regarding American Federal Savings Bank’s non-performing assets as of the dates indicated. As of September 30, 2009 American Federal Savings Bank had no loans considered to be a troubled debt restructuring within the meaning of FASB ASC 310 Receivables.

	At September 30,	At June 30,
	2009	2009	2008	2007	2006	2005
	(Dollars in thousands)
Non-accrual loans
Real estate loans:
Residential mortgage (one- to four-family)	$38	$265	$32	$—	$80	$98
Real estate construction	—	—	—	—	—	—
Commercial real estate and land	948	527	—	—	—	87
Home equity	—	—	—	—	—	—
Consumer	76	26	—	21	5	—
Commercial business	177	184	—	—	260	249
Accruing loans delinquent 90 days or more	171	251	—	191	114	67

Total nonperforming loans	1,410	1,253	32	212	459	501
Real estate owned	158	—	—	—	—	—

Total nonperforming assets	$1,568	$1,253	$32	$212	$459	$501

Total nonperforming loans to net loans	0.93%	0.75%	0.02%	0.13%	0.33%	0.47%
Total nonperforming loans to total assets	0.52%	0.43%	0.01%	0.09%	0.20%	0.24%
Total nonperforming assets to total assets	0.52%	0.43%	0.01%	0.09%	0.20%	0.24%

The nonperforming loan amounts and percentages presented above are shown and calculated gross of any related specific loan allowances. During the year ended June 30, 2009, American Federal Savings Bank had one foreclosure resulting in a loss of $3,000. There were no foreclosures during the three months ended September 30, 2009. During the three months ended September 30, 2009 and the year ended June 30, 2009, the amount of interest recorded on loans previously accounted for on a non-accrual basis was immaterial.

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Classified Assets.

Management, in compliance with regulatory guidelines, conducts an internal loan review program, whereby loans are placed or classified in categories depending upon the level of risk of nonpayment or loss. These categories are special mention, substandard, doubtful or loss. When a loan is classified as substandard or doubtful, management is required to establish an allowance for loan losses in an amount that is deemed prudent. When management classifies a loan as a loss asset, a reserve equal to 100% of the loan balance is required to be established or the loan is required to be charged-off. The allowance for loan losses is composed of an allowance for both inherent risk associated with lending activities and specific problem assets.

Management’s evaluation of the classification of assets and the adequacy of the allowance for loan losses is reviewed by the Board on a regular basis and by the regulatory agencies as part of their examination process. In addition, each loan that exceeds $500,000 is monitored more closely. The following table reflects our classified assets as of the dates indicated.

	At September 30,	At June 30,
	2009	2009	2008
		(In thousands)
Substandard assets	$1,910	$1,602	$68
Doubtful assets	7	—	—
Loss assets	30	12	38

Total classified assets	$1,947	$1,614	$106

Allowance for Loan Losses and Real Estate Owned.

American Federal Savings Bank segregates its loan portfolio for loan losses into the following broad categories: real estate loans (consisting of residential mortgages (one- to four-family), real estate construction, commercial real estate and land), home equity loans, consumer loans and commercial business loans. American Federal Savings Bank provides for a general allowance for losses inherent in the portfolio by the above categories, which consists of two components. General loss percentages are calculated based on historical analyses and other factors such as volume and severity of delinquencies, local and national economy, underwriting standards, and other factors. A supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used. This is due to the risk of error and/or inherent imprecision in the process.

This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as: trends in delinquencies and non-accruals; trends in volume; terms and portfolio mix; new credit products; changes in lending policies and procedures; and changes in the outlook for the local, regional and national economy.

At least quarterly, management of American Federal Savings Bank evaluates the need to establish reserves against losses on loans and other assets based on estimated losses on specific loans and on any real estate owned when a finding is made that a loss is estimable and probable. Such evaluation includes a review of all loans for which full collectibility may not be reasonably assured and considers; among other matters; the estimated market value of the underlying collateral of problem loans; prior loss experience; economic conditions; and overall portfolio quality.

Provisions for, or adjustments to, estimated losses are included in earnings in the period they are established. We had $625,000 in allowances for loan losses at September 30, 2009.

While we believe we have established our existing allowance for loan losses in accordance with generally accepted accounting principles, there can be no assurance that bank regulators, in reviewing our loan portfolio, will not request that we significantly increase our allowance for loan losses, or that general economic conditions, a deteriorating real estate market, or other factors will not cause us to significantly increase our allowance for loan losses, therefore negatively affecting our financial condition and earnings.

In making loans, we recognize that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the security for the loan.

It is our policy to review our loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis.

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The following table sets forth information with respect to our allowance for loan losses at the dates and for the periods indicated:

	Three Months Ended September 30,		Year Ended June 30,
	2009	2008	2009	2008	2007	2006	2005
	(Dollars in thousands)
Balance at beginning of period	$525	$300	$300	$518	$535	$573	$628
Provision for loan losses	135	—	257	(175)	—	—	—
Reclassification to repossessed property reserve	—	(3)	—	—	—	(15)	(15)
Loans charged-off:
Real estate loans	—		—	—	—	—	—
Home equity	(28)		—	—	—	—	—
Consumer	(8)		(47)	(54)	(29)	(48)	(50)
Commercial business loans	—		—	—	—	—	—
Recoveries:	—
Real estate loans	—		—	—	—	—	—
Home equity	—		—	—	—	—	—
Consumer	1	3	15	11	12	25	10
Commercial business loans	—	—	—	—	—	—	—

Net (charge-offs) recoveries	(35)	—	(32)	(43)	(17)	(23)	(40)

Balance at end of period	$625	$300	$525	$300	$518	$535	$573

Allowance for loan losses to total loans	0.37%	0.17%	0.31%	0.18%	0.33%	0.38%	0.53%
Allowance for loan losses to total nonperforming loans	39.56%	400.00%	41.90%	937.50%	244.34%	141.91%	132.03%
Net charge-offs to average loans outstanding during the period	0.02%	(0.002)%	(0.02)%	(0.03)%	(0.01)%	(0.02)%	(0.05)%

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The following table presents our allocation of the allowance for loan losses by loan category and the percentage of loans in each category to total loans at the periods indicated.

			At June 30,
	At September 30, 2009		2009		2008		2007		2006		2005
	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans
	(Dollars in thousands)
Real estate loans:
Residential mortgage (one- to four-family)	$187	45.46%	$190	47.26%	$133	51.53%	$189	51.68%	$60	53.71%	$51	52.68%
Real estate construction	15	3.63%	10	2.77%	10	4.35%	13	5.20%	3	4.88%	3	13.77%
Commercial real estate and land	198	22.97%	158	21.90%	34	16.75%	27	16.16%	8	13.20%	19	2.53%

Total real estate loans	400	72.06%	358	71.93%	177	72.62%	229	73.04%	71	71.79%	73	68.99%
Home equity	70	17.09%	67	17.11%	62	16.65%	48	15.74%	37	14.29%	8	15.66%
Consumer	118	6.56%	68	6.46%	51	6.87%	141	7.21%	245	8.36%	327	10.17%
Commercial business	37	4.29%	32	4.50%	10	3.86%	100	4.01%	182	5.56%	165	5.20%

Total other loans	225	27.94%	167	28.07%	123	27.38%	289	26.96%	464	28.21%	500	31.01%

Total	$625	100.00%	$525	100.00%	$300	100.00%	$518	100.00%	$535	100.00%	$573	100.00%

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Investment Activities

General.

Federally chartered savings banks such as American Federal Savings Bank have the authority to invest in various types of investment securities, including United States Treasury obligations, securities of various Federal agencies (including securities collateralized by mortgages), certificates of deposits of insured banks and savings institutions, municipal securities, corporate debt securities and loans to other banking institutions.

American Federal Savings Bank maintains liquid assets that may be invested in specified short-term securities and other investments. Liquidity levels may be increased or decreased depending on the yields on investment alternatives. They may also be increased based on management’s judgment as to the attractiveness of the yields then available in relation to other opportunities. Liquidity levels can also change based on management’s expectation of future yield levels, as well as management’s projections as to the short-term demand for funds to be used in American Federal Savings Bank’s loan origination and other activities. American Federal Savings Bank maintains an investment securities portfolio and a mortgage-backed securities portfolio as part of its investment portfolio.

Investment Policies.

The investment policy of American Federal Savings Bank, which is established by the board of directors, is designed to foster earnings and liquidity within prudent interest rate risk guidelines, while complementing American Federal Savings Bank’s lending activities. The policy provides for available-for-sale (including those accounted for under FASB ASC 825), held-to-maturity, and trading classifications. However, American Federal Savings Bank does not hold any securities for purposes of trading. The policy permits investments in high credit quality instruments with diversified cash flows while permitting us to maximize total return within the guidelines set forth in our interest rate risk and liquidity management policies. Permitted investments include but are not limited to U.S. government obligations, government agency or government-sponsored enterprise obligations, state, county and municipal obligations, and mortgage-backed securities. Collateralized mortgage obligations, investment grade corporate debt securities, and commercial paper are also included. We also invest in Federal Home Loan Bank overnight deposits and federal funds, but these instruments are not considered part of the investment portfolio.

Our investment policy also includes several specific guidelines and restrictions to insure adherence with safe and sound activities. The policy prohibits investments in high-risk mortgage derivative products (as defined within the policy) without prior approval from the board of directors. Management must demonstrate the business advantage of such investments.

We do not participate in hedging programs, interest rate swaps, or other activities involving the use of off-balance sheet derivative financial instruments, except interest rate caps and certain financial instruments designated as cash flow hedges related to loans committed to be sold in the secondary market. Further, American Federal Savings Bank does not invest in securities which are not initially rated investment grade.

The Board, through its asset liability committee, has charged the President and CEO to implement the investment policy. All transactions are reported to the board of directors monthly, as well as the current composition of the portfolio, including market values and unrealized gains and losses.

Investment Securities.

We maintain a portfolio of investment securities, classified as either available-for-sale (including those accounted for under FASB ASC 825) or held-to-maturity to enhance total return on investments. At September 30, 2009, our investment securities included U.S. government and agency obligations, Small Business Administration pools, municipal securities, mortgage-backed securities, collateralized mortgage obligations and corporate obligations, all with varying characteristics as to rate, maturity and call provisions. Investment securities held-to-maturity represented 0.28% of American Federal Savings Bank’s total investment portfolio. Securities available-for-sale totaled 96.52% of American Federal Savings Bank’s total investment portfolio, while Freddie Mac and Fannie Mae preferred securities totaled 0.11%. The remainder is comprised of interest-bearing deposits in banks and stock in the Federal Home Loan Bank of Seattle.

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The following table sets forth the carrying value of American Federal Savings Bank’s investment securities portfolio at the dates indicated.

	At September 30,		At June 30,
	2009		2009		2008		2007
	Carrying Value	Percent of Total	Carrying Value	Percent of Total	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
Securities available-for-sale, at fair value:
U.S. Government and agency obligations	$4,930	5.17%	$3,882	4.57%	$2,232	2.70%	$3,643	5.41%
Corporate obligations	10,037	10.52%	9,493	11.18%	12,722	15.38%	13,623	20.22%
Municipal obligations	34,036	35.67%	28,893	34.04%	22,190	26.83%	20,728	30.77%
Collateralized mortgage obligations	35,112	36.80%	31,551	37.17%	28,224	34.17%	17,075	25.35%
Mortgage-backed securities	7,985	8.37%	8,444	9.95%	13,016	15.74%	7,872	11.68%
Common Stock	—	—	—	—	33	—	—	—
Corporate preferred stock	—	—	—	—	—	—	1,833	2.72%

Total securities available for sale	92,100	96.52%	82,263	96.91%	78,417	94.82%	64,774	96.15%
Securities held-to-maturity, at book value:
Mortgage-backed securities	—	—	—	—	22	0.03%	95	0.14%
Municipal obligations	265	0.28%	375	0.44%	675	0.82%	826	1.23%

Total securities held to maturity	265	0.28%	375	0.44%	697	0.85%	921	1.37%
Preferred stock	108	0.11%	25	0.03%	1,321	1.60%	N/A	N/A

Total securities	92,473	96.91%	82,663	97.38%	80,435	97.27%	65,695	98.00%
Federal Home Loan Bank capital stock, at cost	2,000	2.10%	2,000	2.36%	1,715	2.07%	1,315	1.95%
Interest bearing deposits	944	0.99%	224	0.26%	549	0.66%	360	0.53%

Total	$95,417	100.00%	$84,887	100.00%	$82,699	100.00%	$67,370	100.00%

The following table sets forth information regarding the carrying values, weighted average yields and maturities of American Federal Savings Bank investment securities portfolio at September 30, 2009.

	At September 30, 2009
	One Year or Less		More than One to Five Years		More than Five to Ten Years		More than Ten Years		Total Investment Securities
	Carrying Value	Annualized Weighted Average Yield	Carrying Value	Annualized Weighted Average Yield	Carrying Value	Annualized Weighted Average Yield	Carrying Value	Annualized Weighted Average Yield	Carrying Value	Approximate Market Value	Annualized Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
U.S. Government and agency obligations	—	—	$3,659	1.76%	$831	1.06%	$440	0.94%	$4,930	$7,930	1.57%
Corporate obligations	—	—	7,263	4.90%	1,053	5.45%	1,721	7.51%	10,037	10,037	5.41%
Municipal obligations	—	—	2,399	2.78%	7,532	5.59%	24,105	6.70%	34,036	34,036	6.18%
Collateralized mortgage obligations	$106	2.60%			3,697	3.20%	31,309	4.70%	35,112	35,112	4.54%
Mortgage-backed securities	194	4.29%	396	3.75%	101	5.38%	7,294	5.20%	7,985	7,985	5.11%

Total securities available for sale	300	3.69%	13,717	3.66%	13,214	4.62%	64,869	5.55%	92,100	92,100	5.13%
Securities-held to-maturity:
Municipal obligations	—	—	265	7.33%	—	—	—	—	265	271	7.33%

Total securities held to maturity	—	—	265	7.33%	—	—	—	—	265	271	7.33%
Preferred	—	—			—	—	108	—	108	108%

Total securities	300	3.69%	13,982	3.73%	13,214	4.62%	64,977	5.54%	92,473	92,479	5.13%
Interest-bearing deposits & Federal funds sold	4,155	0.59%	—	—	—	—	—	—	4,155	4,155	0.59%

Federal Home Loan Bank capital stock							2,000

Total	$4,455	0.80%	$13,982	3.73%	$13,214	4.62%	$66,977	5.37%	$96,628	$96,634	4.93%

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Sources of Funds

General.

Deposits are the major source of our funds for lending and other investment purposes. Borrowings (principally from the Federal Home Loan Bank of Seattle) are also used to compensate for reductions in the availability of funds from other sources. In addition to deposits and borrowings, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity, call and sale of mortgage-backed securities and investment securities and from the sale of loans. Loan and mortgage-backed securities payments are a relatively stable source of funds, while loan prepayments and deposit inflows are significantly influenced by general interest rates and financial market conditions.

Deposits.

We offer a variety of deposit accounts. Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time that the funds must remain on deposit and the applicable interest rate.

Our current deposit products include certificates of deposit accounts ranging in terms from 90 days to five years as well as checking, savings and money market accounts. Individual retirement accounts (IRAs) are included in certificates of deposit.

Deposits are obtained primarily from residents of Helena, Bozeman, Butte and Townsend. We believe we are able to attract deposit accounts by offering outstanding service, competitive interest rates and convenient locations and service hours. We use traditional methods of advertising to attract new customers and deposits, including radio, television, print media advertising and sales training and incentive programs for employees. Management believes that non-residents of Montana hold an insignificant number and amount of deposit accounts.

We pay interest rates on deposits which are competitive in our market. Interest rates on deposits are set weekly by senior management, based on a number of factors, including: projected cash flow; a current survey of a selected group of competitors’ rates for similar products; external data which may influence interest rates; investment opportunities and loan demand; and scheduled certificate maturities and loan and investment repayments.

Core deposits are deposits that are more stable and somewhat less sensitive to rate changes. They also represent a lower cost source of funds than rate sensitive, more volatile accounts such as certificates of deposit. We believe that our core deposits are our checking, as well as NOW accounts, statement savings accounts, money market accounts and IRA accounts. Based on our historical experience, we include IRA accounts funded by certificates of deposit as core deposits because they exhibit the principal features of core deposits in that they are stable and generally are not rate sensitive. Core deposits amounted to $130.84 million or 67.07% of American Federal Savings Bank’s deposits at September 30, 2009 ($107.39 million or 55.05% if IRA certificates of deposit are excluded). The presence of a high percentage of core deposits and, in particular, transaction accounts, is part of our strategy to restructure our liabilities to more closely resemble the lower cost liabilities of a commercial bank. However, a significant portion of our deposits remains in certificate of deposit form. These certificates of deposit, should they mature and be renewed at higher rates, would result in an increase in our cost of funds.

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The following table sets forth American Federal Savings Bank’s distribution of deposit accounts at the dates indicated and the weighted average interest rate on each category of deposit represented:

				At June 30,
	At September 30, 2009			2009			2008			2007
	Amount	Percent of Total	Weighted Average Rate	Amount	Percent of Total	Weighted Average Rate	Amount	Percent of Total	Weighted Average Amount	Amount	Percent of Total	Weighted Average Amount
	(Dollars in thousands)

Noninterest checking	$18,902	9.69%	—	$15,002	8.01%	—	$14,617	8.17%	—	$13,694	7.62%	—
Passbook savings	26,979	13.83%	0.41%	26,445	14.13%	0.41%	23,906	13.37%	0.65%	22,521	12.54%	0.65%
NOW account/Interest bearing checking	34,784	17.83%	0.25%	32,664	17.45%	0.33%	30,720	17.18%	0.38%	30,953	17.23%	0.21%
Money market accounts	26,730	13.70%	0.30%	26,886	14.36%	0.64%	25,275	14.12%	1.75%	23,292	12.96%	2.12%

Total	107,395	55.05%	0.26%	100,997	53.95%	0.38%	94,518	52.85%	0.76%	90,460	50.35%	0.78%
Certificates of deposit accounts:
IRA certificates	23,447	12.02%	2.85%	23,121	12.35%	2.96%	22,108	12.36%	3.15%	21,534	11.99%	3.97%
Brokered certificates	—	—	—	—	—	—	—	—	—	4,411	2.46%	5.30%
Other certificates	64,238	32.93%	2.16%	63,081	33.70%	2.41%	62,225	34.79%	3.31%	63,242	35.20%	4.66%

Total certificates of deposit	87,685	44.95%	2.34%	86,202	46.05%	2.56%	84,333	47.15%	3.27%	89,187	49.65%	4.53%

Total deposits	$195,080	100.00%	1.19%	$187,199	100.00%	1.38%	$178,851	100.00%	1.94%	$179,647	100.00%	100.00%

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The following table sets forth the amounts and maturities of our certificates of deposit as of September 30, 2009, for the maturity dates indicated:

	September 30, 2010	September 30, 2011	September 30, 2012	After September 30, 2012	Total
	(Dollars in thousands)
Under 1.01%	$6,550	$10	$—	$—	$6,560
1.01 – 2.00%	28,922	894	—	—	29,816
2.01 – 3.00%	12,768	4,660	317	1,205	18,950
3.01 – 4.00%	24,168	1,127	1,210	987	27,492
4.01 – 5.00%	2,629	458	1,536	203	4,826
5.01 – 6.00%	—	41	—	—	41
6.01 – 7.00%	—	—	—	—	—

Total	$75,037	$7,190	$3,063	$2,395	$87,685

The following table shows the amount of certificates of deposit of more than $100,000 by time remaining until maturity as of September 30, 2009:

(In thousands)
3 months or less	$9,166
Over 3 to 6 months	6,496
Over 6 to 12 months	6,646
Over 12 months	2,999

Total	$25,307

The following table sets forth the net changes in deposit accounts for the periods indicated:

	Three Months Ended September 30,		Year Ended June 30,
	2009	2008	2009	2008	2007
	(Dollars in thousands)
Opening balance	$187,199	$178,851	$178,851	$179,647	$174,342
Deposits (Withdrawals), Net	7,276	3,436	5,265	(5,059)	1,279
Interest credited	605	808	3,083	4,263	4,026

Ending balance	$195,080	$183,095	$187,199	$178,851	$179,647

Net increase (decrease)	$7,881	$4,244	$8,348	$(797)	$5,305

Percent increase	4.21%	2.37%	4.67%	(0.44)%	3.04%
Weighted average cost of deposits during the period	1.40%	2.09%	1.86%	2.67%	2.37%
Weighted average cost of deposits at the end of period	1.19%	1.89%	1.38%	1.94%	2.64%

Our depositors are primarily residents of the state of Montana.

Borrowings.

Deposits are the primary source of funds for our lending and investment activities and for general business purposes. However, as the need arises, or in order to take advantage of funding opportunities, we also borrow funds in the form of advances from the Federal Home Loan Bank of Seattle and other borrowings from PNC Financial Services, Inc. to supplement our supply of lendable funds and to meet deposit withdrawal requirements.

During the fiscal year ended June 30, 2006, Eagle Bancorp formed a special purpose subsidiary, Eagle Bancorp Statutory Trust I (the “Trust”), for the purpose of issuing trust preferred securities in the amount of $5.0 million. Eagle Bancorp has issued subordinated debentures to the Trust, and the coupon on the debentures matches the dividend payment on the trust preferred securities. For regulatory purposes, the securities qualify as Tier 1 Capital, while for accounting purposes they are recorded as long term debt. The securities have a 30 year maturity and carry a fixed coupon of 6.02% for the first five years, at which time the coupon becomes variable, at a spread of 142 basis points over 3 month LIBOR.

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The following table sets forth information concerning our borrowing from the Federal Home Loan Bank of Seattle and PNC at the end of, and during, the periods indicated:

	At or For the Three Months Ended September 30,		At or For the Year Ended June 30,
	2009	2008	2009	2008	2007
	(Dollars in thousands)
FHLB Advances:

Average balance	$43,778	$40,351	$44,144	$21,964	$23,435
Maximum balance at any month-end	43,917	45,919	46,889	42,222	29,487
Balance at period end	43,639	45,919	44,056	42,222	16,000
Weighted average interest rate during the period	3.70%	3.72%	3.54%	4.21%	5.13%
Weighted average interest rate at period end	3.69%	3.70%	3.69%	3.57%	4.99%

Repurchase Agreements:
Average balance	23,000	23,000	23,000	21,347	5,493
Maximum balance at any month-end	23,000	23,000	23,000	23,000	14,000
Balance at period end	23,000	23,000	23,000	23,000	14,000
Weighted average interest rate during the period	4.66%	4.66%	4.66%	4.81%	4.64%
Weighted average interest rate at period end	4.66%	4.66%	4.66%	4.66%	4.69%

Other:
Average balance	—	1,081	628	401	143
Maximum balance at any month-end	—	2,760	3,900	3,000	3,800
Balance at period end	—	—	—	3,000	3,800
Weighted average interest rate during the period		2.18%	1.28%	3.79%	5.32%
Weighted average interest rate at period end		n/a	n/a	3.15%	5.32%

Total borrowings:
Average balance	66,778	64,432	67,772	43,712	29,071
Maximum balance at any month-end	66,917	68,919	73,789	68,222	36,695
Balance at period end	66,639	68,919	67,056	68,222	33,800
Weighted average interest rate during the period	4.03%	4.03%	3.90%	4.50%	5.04%
Weighted average interest rate at period end	4.03%	4.02%	4.02%	3.94%	4.90%

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Subsidiary Activity

We are permitted to invest in the capital stock of, or originate secured or unsecured loans to, subsidiary corporations. We do not have any subsidiaries, except for American Federal Savings Bank and Eagle Bancorp Statutory Trust I.

Personnel

As of September 30, 2009, we had 78 full-time employees and nine part-time employees. The employees are not represented by a collective bargaining unit. We believe our relationship with our employees to be good.

Legal Proceedings

American Federal Savings Bank, from time to time, is a party to routine litigation, which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which American Federal Savings Bank holds security interests, claims involving the making and servicing of real property loans, and other issues incident to the business of American Federal Savings Bank. There were no lawsuits pending or known to be contemplated against Eagle Bancorp or American Federal Savings Bank at September 30, 2009.

Properties

Eagle Bancorp’s business activities consist of its ownership of 100% of the common stock of American Federal Savings Bank. American Federal Savings Bank’s executive office is located at 1400 Prospect Avenue in Helena, Montana. American Federal Savings Bank conducts its business through seven offices, which are located in Helena, Bozeman, Butte and Townsend, Montana. All of its offices are owned. Its principal banking office in Helena also serves as its executive headquarters and operations center. This office houses over 50% of American Federal Savings Bank’s full-time employees. The following table sets forth the location of each of American Federal Savings Bank’s offices, the year the office was opened, and the net book value including land, buildings, computer software and its related equipment and furniture. The square footage at each location is also shown.

Location	Address	Opened	Value At September 30, 2009 (in thousands)	Square Footage

Helena Main Office	1400 Prospect Ave. Helena, MT 59601	1997	3,861	32,304

Helena Downtown Drive-up	28 Neill Ave. Helena, MT 59601	1987	344	1,391

Helena Skyway Branch	2090 Cromwell Dixon Helena, MT 59602	2009	2,444	4,643

Butte Office	3401 Harrison Ave. Butte, MT 59701	1979	536	3,890

Bozeman Office	606 North Seventh Bozeman, MT 59715	1980	460	5,886

Bozeman Branch	1455 Oak St Bozeman, MT 59715	2009	7,494	19,818

Townsend Office	416 Broadway Townsend, MT 59644	1979	232	1,973

As of September 30, 2009, the net book value of land, buildings, furniture, and equipment owned by American Federal Savings Bank, less accumulated depreciation, totaled $15.371 million.

Expense Allocation

American Federal Savings Bank has entered into an agreement with Eagle Bancorp and Eagle Financial MHC and any successor (Eagle Montana) to provide it with certain administrative support services for compensation not less than the fair market value of the services provided.

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SUPERVISION AND REGULATION

General

As a federally-chartered savings institution, American Federal Savings Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision as its primary federal regulator, and the FDIC, as the insurer of its deposits. American Federal Savings Bank is a member of the Federal Home Loan Bank, or FHLB, System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the FDIC. American Federal Savings Bank must file reports with the Office of Thrift Supervision and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision to evaluate American Federal Savings Bank’s safety and soundness and compliance with various regulatory requirements. Under certain circumstances the FDIC may also examine American Federal Savings Bank. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate allowance for loan losses for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the FDIC or Congress, could have a material adverse impact on Eagle Montana and American Federal Savings Bank and their operations. Eagle Montana, as a savings and loan holding company, will be required to file certain reports with, will be subject to examination by, and otherwise comply with the rules and regulations of the Office of Thrift Supervision. Eagle Montana is also subject to the rules and regulations of the SEC under the federal securities laws. See “—Holding Company Regulation.”

Federal Regulation of Savings Institutions

Office of Thrift Supervision. The Office of Thrift Supervision has extensive authority over the operations of savings institutions. As part of this authority, American Federal Savings Bank is required to file periodic reports with the Office of Thrift Supervision and is subject to periodic examinations by the Office of Thrift Supervision. The Office of Thrift Supervision also has extensive enforcement authority over all savings institutions and their holding companies, including American Federal Savings Bank and Eagle Montana. This enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease-and-desist or removal orders and initiate prompt corrective action orders. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Except under certain circumstances, public disclosure of final enforcement actions by the Office of Thrift Supervision is required.

In addition, the investment, lending and branching authority of American Federal Savings Bank also are prescribed by federal laws, which prohibit American Federal Savings Bank from engaging in any activities not permitted by these laws. For example, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal institutions in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the Office of Thrift Supervision. Federal savings institutions are generally authorized to branch nationwide. American Federal Savings Bank is in compliance with the noted restrictions.

All savings institutions are required to pay assessments to the Office of Thrift Supervision to fund the agency’s operations. The general assessments, paid on a semi-annual basis, are determined based on the savings institution’s total assets, including consolidated subsidiaries. American Federal Savings Bank’s Office of Thrift Supervision assessment for the fiscal year ended June 30, 2009 was $77,915.

American Federal Savings Bank’s general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At September 30, 2009, American Federal Savings Bank’s lending limit under this restriction was $4.2 million and, at that date, our largest aggregation of loans to one borrower was approximately $8.47 million, consisting of two commercial real estate loans secured by detention facilities. However, 90%, or $6.49 million, of that loan was sold without recourse to the Montana Board of Investments, leaving a net balance of $1.97 million for the two loans, which was below American Federal Savings Bank’s federal legal lending limit to one borrower of approximately $4.2 million. At September 30, 2009, these loans were performing in accordance with their terms. American Federal Savings Bank maintains the servicing for these loans.
The Office of Thrift Supervision, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution that fails to comply with these standards must submit a compliance plan.

Federal Home Loan Bank System. American Federal Savings Bank is a member of the FHLB of Seattle, which is one of 12 regional FHLBs that administer the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans or advances to members in accordance with policies and procedures, established by the Board of Directors of the FHLB, which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

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As a member, American Federal Savings Bank is required to purchase and maintain stock in the FHLB of Seattle. At September 30, 2009, American Federal Savings Bank had $2.0 million in FHLB stock, which was in compliance with this requirement. American Federal Savings Bank received $0 and $16,000 in dividends from the FHLB of Seattle for the years ended June 30, 2009 and 2008, respectively.

The FHLBs have continued and continue to contribute to low- and moderately-priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of American Federal Savings Bank’s FHLB stock may result in a corresponding reduction in American Federal Savings Bank’s capital.

Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their checking, NOW and Super NOW checking accounts and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the Office of Thrift Supervision liquidity requirements.

Savings institutions have authority to borrow from the Federal Reserve System “discount window”. American Federal Savings Bank maintains a “primary credit” facility at the Federal Reserve’s discount window. American Federal Savings Bank had no borrowings from the Federal Reserve’s discount window as of September 30, 2009.

Insurance of Deposit Accounts. Deposit accounts at American Federal Savings Bank are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. American Federal Savings Bank’s deposits, therefore, are subject to Federal Deposit Insurance Corporation deposit insurance assessments. Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 (“EESA”) temporarily (until December 31, 2013) raised the basic limit on federal deposit insurance coverage from $100,000 to $250,000 per depositor.

The Federal Deposit Insurance Corporation imposes an assessment against all depository institutions for deposit insurance. This assessment is based on the risk category of the institution and, prior to 2009, ranged from five to 43 basis points of the institution’s deposits. On December 22, 2008, the Federal Deposit Insurance Corporation issued a final rule that raises the current deposit insurance assessment rates uniformly by seven basis points (to a range from 12 to 50 basis points) effective for the first quarter 2009. On February 27, 2009 the Federal Deposit Insurance Corporation issued a final rule that will alter the way the Federal Deposit Insurance Corporation calculate federal deposit insurance assessment rates beginning in the second quarter at 2009. Under the rule, the Federal Deposit Insurance Corporation first establishes an institution’s initial base assessment rate. This initial base assessment rate would range, depending on the risk category of the institution, from 12 to 45 basis points. The Federal Deposit Insurance Corporation then adjusts the initial base assessment (higher or lower) to obtain the total base assessment rate. The adjustment to the initial base assessment rate are based upon an institution’s levels of unsecured debt, secured liabilities, and brokered deposits. The total base assessment rate would range from seven to 77.5 basis points of the institution’s deposits.

On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The special assessment was payable on September 30, 2009. We recorded an expense of $128,295 during the quarter ended June 30, 2009, to reflect the special assessment. The final rule permits the Federal Deposit Insurance Corporation’s board of directors to levy up to two additional special assessments of up to five basis points each during 2009 if the Federal Deposit Insurance Corporation estimates that the Deposit Insurance Fund reserve ratio will fall to a level that the Federal Deposit Insurance Corporation’s board of directors believes would adversely affect public confidence or to a level that will be close to or below zero. The Federal Deposit Insurance Corporation has publicly announced that it is probable that it will levy an additional special assessment of up to five basis points later in 2009, the amount and timing of which are currently uncertain. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period. In addition, the Federal Deposit Insurance Corporation materially increased the general assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase substantially compared to prior periods.

On November 12, 2009, the Federal Deposit Insurance Corporation adopted a final rule pursuant to which all insured depository institutions are required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. Under the rule, this pre-payment was due on December 30, 2009. Under the rule, the assessment rate for the fourth quarter of 2009 and for 2010 will be based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 will be equal to the modified third quarter assessment rate plus an additional 3 basis points. In addition, each institution’s base assessment rate for each period will be calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. Under this new rule, we made a payment of approximately $1.0 million to the Federal Deposit Insurance Corporation on December 30, 2009, and recorded the payment as a prepaid expense, which will be amortized to expense over three years.

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In addition to Federal Deposit Insurance Corporation premiums, the Financing Corporation is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance cost and custodial fees on bonds issued by the Financing Corporation in the 1980s to recapitalize the Federal Savings and Loan Insurance Corporation. The bonds issued by the Financing Corporation are due to mature in 2017 through 2019. For the quarter ended December 31, 2008, the annualized Financing Corporation assessment was equal to 1.14% for each $100 in domestic deposits maintained at an institution.

Temporary Liquidity Guarantee Program. In October 2008, the Federal Deposit Insurance Corporation introduced the Temporary Liquidity Guarantee Program. This program has two components. One guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009. The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on a Federal Deposit Insurance Corporation-guaranteed debt instrument upon the uncured failure of the participating entity to make a timely payment of principal or interest in accordance with the terms of the instrument. The guarantee will remain in effect until June 30, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions will pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt. American Federal Savings Bank has opted not to participate in this component of the Temporary Liquidity Guarantee Program.

The other component of the program provides full federal deposit insurance coverage for non-interest bearing transaction deposit accounts, regardless of dollar amount, until June 30, 2010. An annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000 will be assessed on a quarterly basis to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program. American Federal Savings Bank has opted to participate in this component of the Temporary Liquidity Guarantee Program.

Capital Requirements. Federally insured savings institutions, such as American Federal Savings Bank, are required by the Office of Thrift Supervision to maintain minimum levels of regulatory capital. These minimum capital standards include: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards, discussed below, also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard requires federal savings institutions to maintain Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Tier 1 (core) capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. The Office of Thrift Supervision also has authority to establish individual minimum capital requirements for financial institutions.

Prompt Corrective Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized savings institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, an institution that has a ratio of total capital to risk-weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4%, or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” An institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and an institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator for a savings institution that is “critically undercapitalized.” Office of Thrift Supervision regulations also require that a capital restoration plan be filed with the Office of Thrift Supervision within 45 days of the date a savings institution receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. ”Significantly undercapitalized” and “critically undercapitalized” institutions are subject to more extensive mandatory regulatory actions. The Office of Thrift Supervision also could take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. At September 30, 2009, American Federal Savings Bank’s capital ratios met the “well capitalized” standards. See “Historical and Pro Forma Regulatory Capital Compliance.”

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Limitations on Capital Distributions. Office of Thrift Supervision regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. Generally, savings institutions, such as American Federal Savings Bank, that before and after the proposed distribution are well-capitalized, may make capital distributions during any calendar year equal to up to 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the Office of Thrift Supervision may have its dividend authority restricted by the Office of Thrift Supervision.

Generally, savings institutions proposing to make any capital distribution need not submit written notice to the Office of Thrift Supervision prior to such distribution unless they are a subsidiary of a holding company or would not remain well capitalized following the distribution. Savings institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution or propose to exceed these net income limitations, must obtain Office of Thrift Supervision approval prior to making such distribution. The Office of Thrift Supervision may object to the distribution during that 30-day period based on safety and soundness concerns.

Qualified Thrift Lender Test. All savings institutions, including American Federal Savings Bank, are required to meet a qualified thrift lender (“QTL”) test to avoid certain restrictions on their operations. This test requires a savings institution to have at least 65% of its total assets, as defined by regulation, in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings institution may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code (“Code”). Under either test, such assets primarily consist of residential housing related loans and investments.

A savings institution that fails to meet the QTL is subject to certain operating restrictions and may be required to convert to a national bank charter. As of September 30, 2009, American Federal Savings Bank maintained 68.85% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Activities of Associations and their Subsidiaries. When a savings institution establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings institution must file a notice or application with the FDIC and the Office of Thrift Supervision at least 30 days in advance and receive regulatory approval or non-objection. Savings institutions also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

The Office of Thrift Supervision may determine that the continuation by a savings institution of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIC. Based upon that determination, the FDIC or the Office of Thrift Supervision has the authority to order the savings institution to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the Deposit Insurance Fund. If so, it may require that no FDIC insured institution engage in that activity directly.

Transactions with Affiliates. American Federal Savings Bank’s authority to engage in transactions with “affiliates” is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act as implemented by the Federal Reserve Board’s Regulation W. The term “affiliates” for these purposes generally means any company that controls or is under common control with an institution. Eagle Montana is an affiliate of American Federal Savings Bank. In general, transactions with affiliates must be on terms that are as favorable to the institution as comparable transactions with non-affiliates. In addition, certain types of transactions are restricted to an aggregate percentage of the institution’s capital. Collateral in specified amounts must be provided by affiliates in order to receive loans from an institution. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) generally prohibits a company from making loans to its executive officers and directors. However, that act contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, American Federal Savings Bank’s authority to extend credit to executive officers, directors and 10% stockholders of American Federal Savings Bank and its affiliates (“insiders”), as well as entities such persons control is limited. The law restricts both the individual and aggregate amount of loans American Federal Savings Bank may make to insiders based, in part, on American Federal Savings Bank’s capital position and requires certain Board approval procedures to be followed. Such loans must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. There are additional restrictions applicable to loans to executive officers.

The USA PATRIOT Act. The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA Patriot Act also requires the federal banking agencies to take into consideration the effectiveness of controls designed to combat money-laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.

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Holding Company Regulation

General. Upon completion of the conversion and subject to approval of its application to become a savings and loan holding company, Eagle Montana will be a unitary savings and loan holding company subject to regulatory oversight of the Office of Thrift Supervision. Accordingly, Eagle Montana is required to register and file reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. In addition, the Office of Thrift Supervision has enforcement authority over Eagle Montana and its non-savings institution subsidiaries which also permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to present a serious risk to the subsidiary savings institution.

Activities Restrictions. The Gramm-Leach-Bliley Financial Services Modernization Act of 1999, or GLBA, provides that no company may acquire control of a savings association after May 4, 1999 unless it engages only in the financial activities permitted for financial holding companies under the law or for multiple savings and loan holding companies as described below. Upon any non-supervisory acquisition by Eagle Montana of another savings association as a separate subsidiary, Eagle Montana would become a multiple savings and loan holding company and would be limited to activities permitted multiple holding companies by Office of Thrift Supervision regulation. Office of Thrift Supervision has issued an interpretation concluding that multiple savings holding companies may also engage in activities permitted for financial holding companies, including lending, trust services, insurance activities and underwriting, investment banking and real estate investments.

Mergers and Acquisitions. Eagle Montana must obtain approval from the Office of Thrift Supervision before acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. In evaluating an application for Eagle Montana to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of Eagle Montana and the target institution, the effect of the acquisition on the risk to the Deposit Insurance Fund, the convenience and the needs of the community and competitive factors.

The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions; (i) the approval of interstate supervisory acquisitions by savings and loan holding companies and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Acquisition of Eagle Montana. Under the Savings and Loan Holding Company Act and the Change in Bank Control Act, a notice or application must be submitted to the Office of Thrift Supervision if any person (including a company), or a group acting in concert, seeks to acquire 10% or more of Eagle Montana’s outstanding voting stock, unless the Office of Thrift Supervision has found that the acquisition will not result in a change in control of Eagle Montana. In acting on such a notice or application, the Office of Thrift Supervision must take into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effect of the acquisition. Any company that acquires control will be subject to regulation as a savings and loan holding company.

Federal Securities Laws

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering and in connection with the conversion. Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not our affiliates may be resold without registration. Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the

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audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

Regulatory Enforcement Authority

Federal law provides federal banking regulators with substantial enforcement powers. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders, and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

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FEDERAL AND STATE TAXATION

Federal Taxation. For federal income tax purposes, Eagle Montana will file a consolidated federal income tax return with its wholly owned subsidiaries on a fiscal year basis. The applicable federal income tax expense or benefit will be properly allocated to each subsidiary based upon taxable income or loss calculated on a separate company basis.

We account for income taxes in accordance with FASB ASC 740 Income Taxes. The asset and liability method accounts for deferred income taxes by applying the enacted statutory rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax liabilities and assets are adjusted to reflect changes in tax laws.

Eagle Financial MHC, Eagle Bancorp and American Federal Savings Bank’s federal income tax returns have not been audited in the most recent five-year period.

State Taxation. As a Delaware business corporation, Eagle Montana will be required to pay franchise taxes to the state of Delaware and to file annual income tax returns with the State of Montana. The State of Montana imposes a tax on income, referred to as the corporation license tax, of 6.75% on net income measured substantially the same as federally taxable income.

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MANAGEMENT

Eagle Montana

The board of directors of Eagle Montana will consist of seven individuals who currently serve as directors of Eagle Bancorp, Eagle Financial MHC and American Federal Savings Bank. The board of directors of Eagle Montana will be divided into three classes, as nearly equal as possible, with approximately one-third of the directors elected each year. The directors will be elected by the stockholders of Eagle Montana annually for three-year terms, and until their successors are elected and have qualified. The terms of the directors of each of Eagle Montana and American Federal Savings Bank are identical. The executive officers of Eagle Montana are also executive officers of Eagle Bancorp. We expect that Eagle Montana and American Federal Savings Bank will continue to have common directors until there is a business reason to establish separate management structures.

Director	Current Term to Expire
Class 1
Don O. Campbell	2010
Rick F. Hays	2010
Peter J. Johnson	2010
Class 2
Lynn E. Dickey	2011
Larry A. Dreyer	2011
Class 3
James A. Maierle	2012
Thomas J. McCarvel	2012

The following individuals will serve as the executive officers of Eagle Montana and hold the offices set forth below opposite their name.

Name	Positions Held
Peter J. Johnson	President and Chief Executive Officer
Clinton J. Morrison	Senior Vice President, Chief Financial Officer and Treasurer
Michael C. Mundt	Senior Vice President and Chief Lending Officer
Robert M. Evans	Senior Vice President and Chief Information Officer
Rachel R. Amdahl	Senior Vice President/Operations

Executive officers of Eagle Montana are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.

Eagle Bancorp

The following table provides the positions, ages (as of November 30, 2009) and terms of office as applicable to Eagle Bancorp’s directors and executive officers.

Name (1)	Age	Positions Held in Eagle Bancorp	Director Since (2)
	DIRECTORS

Don O. Campbell	76	Vice Chairman	1994
Lynn E. Dickey	63	Director	2005
Larry A. Dreyer	64	Chairman	1990
Rick F. Hays	57	Director	2007
Peter J. Johnson	52	Director	2007
James A. Maierle	62	Director	1997
Thomas J. McCarvel	60	Director	1998

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Name (1)	Age	Positions Held in Eagle Bancorp	Director Since (2)
	EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Clinton J. Morrison	39	Senior Vice President and Chief Financial Officer	N/A
Michael C. Mundt	55	Senior Vice President and Chief Lending Officer	N/A
Robert M. Evans	61	Senior Vice President and Chief Information Officer	N/A
Rachel R. Amdahl	41	Senior Vice President/Operations	N/A

(1)	The mailing address for each person listed is c/o Eagle Bancorp, 1400 Prospect Avenue, Helena, MT 59601.
(2)	Each director of Eagle Bancorp is also a director of American Federal Savings Bank and Eagle Financial MHC, which owns the majority of the issued and outstanding shares of common stock of Eagle Bancorp.

The Business Background of Our Directors and Executive Officers.

The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Don O. Campbell is a retired certified public accountant and previously served as Vice President and Controller of Capri, Inc., an investment management company located in Helena.

Lynn E. Dickey is retired from Galusha, Higgins and Galusha P.C., a public accounting firm in Helena. He worked for Galusha for 36 years and was active in the state CPA society. He has served on the boards of numerous civic and charitable organizations.

Larry A. Dreyer is the Chairman of Eagle Bancorp. He was previously the President and Chief Executive Officer of American Federal Savings Bank from 1993 and 1995, respectively, to July 2007. He joined American Federal Savings Bank in 1973. He is a member and past president of the Downtown Kiwanis Club and past chairman of both the St. Peter’s Hospital Foundation and Diocese of Helena Finance Council.

Rick F. Hays retired from Qwest Communications in November 2006, where he was the Montana President for Qwest operations, a position he held since 1996. He worked in the telecommunications industry for over 32 years. He has served on the boards of numerous civic, educational and charitable organizations.

Peter J. Johnson has served as President of American Federal Savings Bank and Eagle Bancorp since July 2007 and CEO since November 2007. Prior to being named President, he had served as American Federal Savings Bank’s Executive Vice President and Chief Financial Officer. He joined American Federal Savings Bank in 1981. He currently serves on the Montana Independent Bankers Association board of directors. He is a past chairman of both the Helena Area Chamber of Commerce and the Diocese of Helena Finance Council. He is also a member of the Rotary Club of Helena, and serves on the board of trustees of St. Peter’s Hospital.

James A. Maierle has served since January 2006 as Chairman of the Board of Morrison-Maierle, Inc., a civil engineering corporation, headquartered in Helena. He was President of Morrison-Maierle, Inc. from October 1997 to January 2006.

Thomas J. McCarvel has served as a Vice President of Carroll College in Helena since December 1991. From 1988 to 1991 he was the Chief Operating Officer of Anderson ZurMuehlen & Co., P.C., a public accounting firm in Helena, which served as Eagle Bancorp’s independent auditor prior to fiscal year 2006.

Executive Officers who are not Directors

Clinton J. Morrison has served as the Chief Financial Officer of American Federal Savings Bank and Eagle Bancorp since July 2007. Prior to being named the Chief Financial Officer, he had served as American Federal Savings Bank’s treasurer and compliance officer. He joined American Federal Savings Bank in 2001. Mr. Morrison maintains a certified public accountant license in the State of Montana. He currently is a member of the Montana Society of CPAs and the American Institute of CPAs. Mr. Morrison currently is a member of the Helena Downtown Kiwanis Club and previously served terms as President and Treasurer of that organization.

Michael C. Mundt has served as the Chief Lending Officer of American Federal Savings Bank since April 1994. Prior to being named the Chief Lending Officer, he served as Vice President of Consumer and Commercial Lending. He joined American Federal Savings Bank in 1988. He currently serves on the Montana Bankers Association’s board of directors, and also currently serves as the President of the Montana Business Assistance Connection, a local economic development non-profit organization.

Robert M. Evans has served as the Chief Information Officer of American Federal Savings Bank since January 2008. Prior to being named Chief Information Officer, he served as American Federal Savings Bank’s Vice President of Information Services. Mr. Evans also serves as American Federal Savings Bank’s Security Officer. He joined American Federal Savings Bank in 1986.

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Rachel R. Amdahl has served as Senior Vice President/Operations of American Federal Savings Bank since February 2006. Prior to being named the Senior Vice President/Operations, she served as Vice President/Operations since 2000. She joined American Federal Savings Bank in 1987. She currently serves on the Lewis and Clark County United Way board of directors. She also is a member of the Women’s Leadership Network.

Board Independence

Our board of directors has affirmatively determined that each director other than Larry A. Dreyer and Peter J. Johnson is “independent,” as defined by the Marketplace Rules of The NASDAQ Stock Market LLC. Under the Marketplace Rules, a director can be independent only if the director does not trigger a categorical bar to independence and our board of directors affirmatively determines that the director does not have a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. In determining the independence of the directors, the board considered the relationships described under “—Transactions with Certain Related Persons,” which it determined were immaterial to the individual’s independence.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2009, (i) no executive of Eagle Bancorp served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Eagle Bancorp; (ii) no executive officer of Eagle Bancorp served as a director of another entity, one of whose executive officers served on the Compensation Committee of Eagle Bancorp; and (iii) no executive officer of Eagle Bancorp served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Eagle Bancorp.

Committees of Our Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Each of our audit, compensation and nominating committees have a majority of independent directors. We have adopted charters for the audit, compensation and nominating committees describing the authority and responsibilities delegated to each committee by our board of directors, which are available on our website at www.americanfederalsavingsbank.com. These documents will also be available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this prospectus.

Audit Committee

The audit committee is appointed by the board of directors to assist the board in fulfilling its responsibility for oversight of the quality and integrity of Eagle Montana’s financial reporting process. The audit committee consists of three non-employee directors: Messrs. Dickey, Campbell and Hays. The chairmanship is held by Mr. Dickey. Each member is “independent”, in accordance with the requirements for companies quoted on NASDAQ. The board of directors has determined that Mr. Dickey meets the requirements of “audit committee financial expert,” as defined by the SEC. The board believes that the other members of the audit committee are qualified to serve based on their experience and background. The charter describes the audit committee’s principal duties and responsibilities including, but not limited to:

•

Oversight and review of the annual financial reporting process and adequacy and integrity of Eagle Montana’s financial information (including corporate accounting, financial reporting practices, and the quality of the financial reports of Eagle Montana);

•	Oversight and review of the legal and regulatory requirements of Eagle Montana;

•	Oversight and review of the independent auditors qualifications and independence;

•	Oversight and review of the performance of Eagle Montana’s internal audit function and the independent accountants and other mandated audit committee duties;

•	Oversight and review of the system of internal controls and safeguards;

•

Review with the independent auditor, the internal auditor and management the adequacy of Eagle Montana’s internal controls and any material weaknesses, any findings or recommendations from the independent auditor, all critical accounting policies and all other materials matters relating to the audit procedures;

•	Review of related party transactions, legal and regulatory matters material to the financial statements and the compliance programs of Eagle Montana;

•

Maintenance of an open avenue of communication between the board of directors, senior management, internal auditors, and Eagle Montana’s independent auditors and to permit auditors and internal auditors to meet with the audit committee without the presence of management; and

•	Oversight, review and approval of audit, audit-related, tax, and all other fees.

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The audit committee met nine times in the 2009 fiscal year.

Compensation Committee

Eagle Montana maintains a standing compensation committee, currently comprised of Messrs. Campbell, McCarvel and Maierle. Each member of the committee is independent in accordance with the listing standards of NASDAQ. The compensation committee reviews all compensation components for Eagle Montana’s executive officers, including salary, bonus, and deferred compensation plans. In setting appropriate compensation for the executive officers, the compensation committee considers the performance of Eagle Montana, the level of salary, bonus and stock options and other benefits provided to executive officers of comparable companies, and the level of compensation paid in recent years. In its oversight of compensation programs, prior to making recommendations to the full board, the compensation committee reviews recommendations from the CEO. Decisions by the compensation committee are approved by the full board of directors. The compensation committee met twice in the 2009 fiscal year.

Nominating Committee

Messrs. Campbell, Dickey and Hays served on the nominating committee in fiscal 2009. Each member is “independent” in accordance with the requirements for companies listed on NASDAQ. The primary responsibilities of the nominating committee include:

•	identifying diverse individuals qualified to become members of the board;

•	recommending to the board the director nominees for the next annual meeting of stockholders;

•	considering nominees proposed by stockholders of Eagle Montana; and

•	evaluating the board and its members.

The nominating committee met three times in the 2009 fiscal year.

Executive Compensation

The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer, Chief Financial Officer and Chief Lending Officer in each of the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
Peter J. Johnson, President and Chief Executive Officer	2009	144,000	21,600	—	—	—	—	36,439	202,039
	2008	136,000	16,080	—	—	—	—	29,650	181,730

Clinton J. Morrison Senior Vice President and Chief Financial Officer	2009	90,000	11,250	—	—	—	—	26,593	127,843
	2008	84,000	8,400	—	—	—	—	18,794	111,194

Michael C. Mundt, Senior Vice President and Chief Lending Officer	2009	108,000	13,518	—	—	—	—	26,302	147,820
	2008	103,000	10,300	—	—	—	—	25,635	138,935

(1)	For fiscal 2009, All Other Compensation for Mr. Johnson consisted of employer contributions to profit sharing plan of $9,684, $3,228 for employer 401(k) payments, $3,947 for employer deferred compensation payments, $1,397 for ESOP stock, and $6,183 for various medical and life insurance payments, and $12,000 as compensation for his services as a director. For fiscal 2009, All Other Compensation for Mr. Mundt consisted of employer contributions to profit sharing of $7,263, $2,421 for employer 401(k) payments, $7,916 for employer deferred compensation payments, $1,397 for ESOP stock, and $7,305 for various medical and life insurance payments. For fiscal 2009, All Other Compensation for Mr. Morrison consisted of employer contributions to profit sharing of $5,972, $1,991 for employer 401(k) payments, $11,419 for employer deferred compensation payments, $1,397 for ESOP stock, and $5,814 for various medical and life insurance payments.

Employment Agreement

American Federal Savings Bank entered into an Employment Agreement, effective October 1, 2009, with Peter J. Johnson, its President and Chief Executive Officer and amended effective January 22, 2010. The Employment Agreement will continue in effect until September 30, 2011, unless extended by the board of directors of American Federal Savings Bank for an additional two-year term. The amended Employment Agreement provides for an annual base salary of $155,000 per year, which may be increased from time to time (but not reduced). Under the Employment Agreement, Mr. Johnson generally will be entitled to participate in all employee benefit plans including, but not limited to, retirement plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by American Federal Savings Bank in the future to its senior executives and key management employees.

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The Employment Agreement provides that if Mr. Johnson’s employment is terminated by American Federal Savings Bank for any reason other than for cause, or Mr. Johnson terminates his employment due to either (i) a diminishing of his duties and responsibilities, (ii) a relocation of his place of employment by more than 50 miles, (iii) the liquidation or dissolution of American Federal Savings Bank, or (iv) any breach of the Agreement by American Federal Savings Bank, he will be entitled to receive certain payments from American Federal Savings Bank. These payments will be a sum equal to the payments due to Mr. Johnson for the remaining term of the Employment Agreement, including base salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on his behalf over the remaining term of the Employment Agreement to any tax-qualified retirement plan), subject to certain restrictions.

The Employment Agreement contains provisions requiring non-disclosure of confidential information regarding the business and activities of American Federal Savings Bank and contains provisions restricting Mr. Johnson’s ability to compete with American Federal Savings Bank for a one-year term after termination of his employment due to any Event of Termination.

Non-Contributory Profit Sharing Plan

Neither Eagle Bancorp, nor American Federal Savings Bank, has a pension plan for employees. Instead, American Federal Savings Bank has established a non-contributory profit sharing plan for eligible employees who have completed one year of service with American Federal Savings Bank. The non-contributory plan enables American Federal Savings Bank to contribute up to 15% of qualified salaries each year. Typically 6% is contributed. The percentage amount of the contribution is determined by the board of directors each year and is based primarily on profitability for the past year. For the year ended June 30, 2009, the Board authorized profit sharing contributions to Mr. Johnson of $9,684, to Mr. Mundt of $7,263 and to Mr. Morrison of $5,972, and total contribution expense was $181,590 for the year ended June 30, 2009.

The Non-Contributory Profit Sharing Plan also allows employees to make contributions to a tax-qualified defined contribution savings plan or an employee owned 401(k) plan. Employees can contribute a portion of their salaries, (up to a maximum of $16,500 for calendar 2009), to a 401(k) plan. American Federal Savings Bank’s board has the authority to match up to a maximum of 50% of an employee’s contribution provided that the matching amount does not exceed 2.0% of such employee compensation. For the year ended June 30, 2009, American Federal Savings Bank contributed $3,228, $2,421 and $1,991 to Mr. Johnson’s, Mr. Mundt’s and Mr. Morrison’s 401(k) programs, respectively, and $47,227 in total expense to the 401(k) program.

Salary Continuation Agreement

Another benefit offered by American Federal Savings Bank is a program to increase overall retirement benefits for employees to levels which more closely approximate those in comparable businesses. American Federal Savings Bank consulted with independent compensation consultants and developed a plan to supplement retirement benefits. The plan American Federal Savings Bank adopted covers seven of its senior officers, including Messrs. Johnson, Morrison and Mundt, two senior vice presidents and two vice presidents. Mr. Morrison was added to the plan in the 2008 fiscal year. This non-qualified retirement plan is designated the American Federal Savings Bank Salary Continuation Agreement (the “Salary Continuation Agreement”). Under the Salary Continuation Agreement, each officer receives a fixed retirement benefit based on his or her years of service with American Federal Savings Bank. American Federal Savings Bank maintains insurance policies whose proceeds will reimburse American Federal Savings Bank for the payment of benefits under this plan. It also provides for partial payments in the event of early retirement, death or disability. In Mr. Johnson’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $151,800, or an annual payment for life of $16,500. In Mr. Mundt’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $230,000, or an annual payment for life of $25,000. In Mr. Morrison’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $706,000, or an annual payment for life of $65,500. American Federal Savings Bank has purchased life insurance contracts for each covered executive to fund the payments. American Federal Savings Bank recognizes expenses to maintain the plan. For the year ended June 30, 2009, the total expenses were $101,952.

Split-Dollar Benefit Plan

American Federal Savings Bank has entered into agreements with three insurance companies for the purpose of establishing a split-dollar benefit plan. American Federal Savings Bank purchased life insurance policies on thirteen officers of American Federal Savings Bank, including American Federal Savings Bank’s five executive officers. The plan provides for the officers to receive life insurance benefits ranging from $50,000 to $75,000, provided they meet the eligibility requirements of the plan. The remainder of the life insurance benefits accrues to American Federal Savings Bank.

Bonus Plan

American Federal Savings Bank also provides a discretionary bonus program (“Bonus Program”) for all eligible employees. The Bonus Program is based on the after-tax net profitability of American Federal Savings Bank and is linked specifically to American Federal Savings Bank’s return on assets. In the case of non-officer employees, bonus amounts are based on salary levels. Under the Bonus Program, American Federal Savings Bank’s return on assets for the period from January through October is used to determine the bonus levels of officers. Officers’ bonuses are directly linked to the return on assets. For example, if American Federal Savings Bank produces a return on assets of 0.90%, then each officer would receive a bonus of 9% of annual base salary. Executive

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officers’ bonuses are generally based on a formula of 1.25 times American Federal Savings Bank’s return on assets (for example, executive officer bonuses would be 11.25% of annual salary based on a return on assets of 0.90%, or 1.25 times nine). The President and Chief Executive Officer’s bonus is generally based on a formula of 1.5 times American Federal Savings Bank’s return on assets. For the year ended June 30, 2009, American Federal Savings Bank paid total bonuses of $226,911. Mr. Johnson’s bonus was $21,600, Mr. Mundt’s bonus was $13,518 and Mr. Morrison’s bonus was $11,250.

Employee Stock Ownership Plan

In connection with its reorganization to the mutual holding company form of organization, American Federal Savings Bank established an employee stock ownership plan (“ESOP” or “Plan”) for employees age 21 or older who have at least one year of credited service with American Federal Savings Bank. As of September 30, 2009, the ESOP held 4,606 shares of common stock that have not been allocated to Plan participants. These shares represent shares purchased by the ESOP in the initial stock offering. Shares of common stock purchased by the ESOP were funded by funds borrowed from Eagle Bancorp. Shares purchased in the initial offering by the ESOP have been allocated to participants’ accounts over ten years. As of September 30, 2009, the Plan maintains 38,156 shares that have been allocated to Plan participants. A total of 42,762 shares are held in the Plan.

The ESOP trustee is expected to purchase, on behalf of the plan, 8% of the total number of shares of Eagle Montana common stock issued in the offering. We anticipate that the plan will fund its stock purchase with a loan from Eagle Montana equal to the aggregate purchase price of the common stock. The loan will be repaid primarily through American Federal Savings Bank’s contribution to the plan over the anticipated 12-year term of the loan.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants’ eligible compensation as it relates to eligible compensation of all participants. Employees are fully vested upon completion of six years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

The ESOP is administered by the ESOP Committee of American Federal Savings Bank. The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees. Unallocated shares will be voted by the ESOP trustee.

GAAP requires that any third-party borrowing by the ESOP be reflected as a liability on Eagle Bancorp’s statement of financial condition. Since the ESOP is borrowing from Eagle Bancorp, such obligation is eliminated in consolidation. However, the cost of unallocated shares is treated as a reduction of shareholders’ equity.

The ESOP is subject to the requirements of ERISA and regulations of the IRS and the United States Department of Labor.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by the named executive officers at September 30, 2009.

Directors’ Compensation

The following table sets forth for the year ended June 30, 2009 certain information as to the total remuneration we paid to Eagle Bancorp’s directors. Mr. Johnson’s compensation for his service as director is reported in the Summary Compensation Table.

Director Compensation Table For the Year Ended June 30, 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation Awards ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Don O. Campbell	16,800	—	—	—	—	16,800
Lynn E. Dickey	14,800	—	—	—	—	14,800
Larry A. Dreyer	21,000	—	—	—	—	21,000
Rick F. Hays	15,000	—	—	—	—	15,000
James A. Maierle	14,200	—	—	—	—	14,200
Thomas J. McCarvel	14,000	—	—	—	—	14,000

During fiscal 2009, each director, except for the Chairman of the Board, was paid an annual fee of $12,000. The Chairman of the Board receives an annual fee of $21,000. Also, each non-employee director, other than the Chairman of the Board, was paid $200 for each committee meeting attended. The total fees paid to the directors of Eagle Bancorp for the year ended June 30, 2009, were $107,800. Eagle Bancorp has no other director compensation plans or director deferred compensation plans other than the Stock Incentive Plan approved at the annual meeting in 2000, and no director received an award from the Stock Incentive Plan in fiscal year 2009. As of September 30, 2009, each director of Eagle Bancorp also serves as a director of American Federal Savings Bank and Eagle Financial MHC. Directors do not receive additional compensation for their service on the boards of American Federal Savings Bank or Eagle Financial MHC.

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Long-Term Stock-Based Compensation

The Eagle Bancorp 2000 Stock Incentive Plan (the “Stock Incentive Plan”) authorizes up to 80,511 shares of Common Stock to be made available to non-employee directors, officers and employees as options (incentive or nonqualified) (collectively, “Options”), or restricted stock (“Recognition and Retention Plan Stock” or “RRP Stock”) as described below. Options under the Stock Incentive Plan are rights to purchase Common Stock at a fixed price set forth in an option agreement, generally the fair market value at the date of grant. No options have been granted under the Stock Incentive Plan. RRP Stock is an award of actual stock subject to forfeiture provisions if the recipient leaves Eagle Bancorp or American Federal Savings Bank before a specified number of years. The purpose of the Stock Incentive Plan is to attract and retain qualified personnel in key positions and provide officers, employees and non-employee directors with a proprietary interest in Eagle Bancorp as an incentive to contribute to the success of Eagle Bancorp. Additionally, the Stock Incentive Plan serves to promote the attention of management to stockholders’ concerns and to reward employees for outstanding performance.

The Stock Incentive Plan authorizes the granting of options to purchase Common Stock and awards of RRP Stock. The maximum number of shares reserved for purchase pursuant to the exercise of options is 57,508 shares. The maximum number of the shares reserved for the award of RRP Stock is 23,003 shares. All officers, employees and non-employee directors of Eagle Bancorp and its affiliates are eligible to receive awards under the Stock Incentive Plan. The Stock Incentive Plan is administered by the Compensation Committee. Authorized but unissued shares or shares previously issued and reacquired by Eagle Bancorp may be used to satisfy the awards under the Stock Incentive Plan.

The Stock Incentive Plan permits the award of Options to employees and officers of American Federal Savings Bank or Eagle Bancorp in the form of either incentive options qualified under Section 422 of the Code (“Incentive Stock Options” or “ISO”) or as nonqualified stock options. Non-employee directors are only eligible to receive grants of non-qualified stock options. Under the Stock Incentive Plan, the Compensation Committee will determine which non-employee directors, officers and employees will be granted Options, whether such Options will be ISOs or nonqualified stock options, and when such Options can be exercised. Vesting must not commence earlier than at least one year from the date of the grant. Finally, the vesting of such Options may not be accelerated, except in the case of death or disability. The exercise price of all Incentive Stock Options must be at least 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The criteria used for the award of Options is determined by the Compensation Committee. The Compensation Committee may take into account job duties and responsibilities, seniority, job performance, and a comparison of similar awards by companies comparable to Eagle Bancorp when granting Options to officers, employees and directors.

Incentive Stock Options may only be granted to officers and employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, the exercise price must not be less than 100% of the fair market value of the underlying Common Stock on the date of the grant and the term of the Option may not exceed ten years from the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding Common Stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant.

The Stock Incentive Plan permits the Compensation Committee to grant, in its discretion, non-qualified options at fair market value to directors, as well as to officers and employees.

The Stock Incentive Plan also permits the use of Recognition and Retention Plan Stock awards (“RRP Stock”). Under the terms of the Stock Incentive Plan up to 23,003 of the shares contained in the Stock Incentive Plan are available for awards as RRP Stock. The terms of the RRP Stock awards shall be set by the Compensation Committee at the time of grant. The use of RRP Stock is intended to enable Eagle Bancorp and American Federal Savings Bank to retain personnel of experience and ability in key positions of responsibility.

Restricted stock awards to officers, employees and non-employee directors will be granted based upon a number of factors to be determined by the Compensation Committee, including seniority, job duties and responsibilities, job performance, and a comparison of similar awards by companies comparable to Eagle Bancorp. Common Stock used for RRP Stock awards may be authorized but unissued shares or previously issued shares of Common Stock repurchased by Eagle Bancorp.

The Compensation Committee may amend or terminate the Stock Incentive Plan at any time. Such amendments are required to be approved by stockholders in accordance with applicable law and regulation if such approval is required to satisfy requirements of the Securities and Exchange Commission under Rule 16b-3 under the Exchange Act or other regulatory requirements. The Stock Incentive Plan terminates ten years after its effective date. The Stock Incentive Plan permits Options which expire to be reissued. The Stock Incentive Plan permits adjustment by the Compensation Committee of the number of shares to reflect reclassification, recapitalization or similar capital change. The adjustments by the Compensation Committee shall be conclusive and binding on Eagle Bancorp and any participants. The Compensation Committee’s adjustments are designed to maintain the same proportion for the number of shares which existed before the event requiring adjustment.

The Stock Incentive Plan became effective on October 19, 2000. Unless sooner terminated, the Stock Incentive Plan will be in effect until October 19, 2010.

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Benefits to be Considered Following Completion of the Conversion

Stock-Based Incentive Plan. While a final determination has not been made, we currently intend to adopt a new stock-based incentive plan within one year following the offering that will provide for grants of stock options and restricted common stock awards. If the stock-based incentive plan is adopted within one year following the conversion, the number of shares of common stock reserved for issuance pursuant to option grants or restricted stock awards under the plan may not exceed 10% and 4%, respectively, of the shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect any stock options or restricted stock granted by Eagle Bancorp or American Federal Savings Bank.

We may fund our plans through open market purchases, as opposed to issuing common stock. The stock-based incentive plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval by stockholders owning a majority of the outstanding shares of Eagle Montana common stock eligible to be cast. If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based incentive plan if the plan is adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•

any tax-qualified employee stock benefit plans and management stock award plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless American Federal Savings Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock award plans, may be increased to up to 12% of the shares sold in the offering;

•	stock options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of the grant;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of American Federal Savings Bank or Eagle Montana; and

•

our executive officers or directors must exercise or forfeit their options in the event that American Federal Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

In the event federal regulators change their regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

Change in Control Agreements

American Federal Savings Bank also intends to enter into change in control agreements with certain senior executive officers. The change in control agreements are intended to be effective as of January 1, 2010, and will be made with Clinton J. Morrison, Michael C. Mundt, Robert M. Evans and Rachel R. Amdahl. The change in control agreements do not provide benefits for termination for cause. The change in control agreements will provide payments to each officer following a change in control of American Federal Savings Bank and upon either (a) an involuntary termination of the officer by American Federal Savings Bank or its successor, or (b) without the officer’s consent, a voluntary termination of the officer’s employment due to (i) a material change of his or her functions, duties or responsibilities, (ii) a reduction in the officer’s annual compensation, or (iii) a relocation of his or her place of employment by more than 50 miles without the officer’s consent. If one of these events occurs within four (4) months following a change in control of American Federal Savings Bank, the officer, or his or her beneficiary in the event of his or her death, would be paid a sum equal to his or her base pay plus bonus for the most recently completed fiscal year. The officer would also receive under the agreement benefit payments (less co-payment amounts) for life, medical, dental and disability coverage substantially identical to coverage maintained by American Federal Savings Bank for the 12-month period following termination or until other coverage is obtained.

The change in control agreements have two-year terms and are required to be reviewed each year on the anniversary date of the agreement and may be extended at that time for an additional year. For purposes of both the employment agreement of Mr. Johnson and the change in control agreements of the officers, a change of control of American Federal Savings Bank means (i) a merger or consolidation where American Federal Savings Bank is not the consolidated or surviving bank, (ii) a transfer of all or substantially all of the assets of American Federal Savings Bank, (iii) voluntary or involuntary dissolution of American Federal Savings Bank; and (iv) a change in control as defined in the Change in Bank Control Act of 1978. A change in control would not take place for an internal reorganization such as a holding company formation. Assuming these agreements were in effect and Messrs. Morrison, Mundt and Evans and Ms. Amdahl had been terminated in connection with a change in control as of September 30, 2009, the officers would receive aggregate severance of approximately $411,919 based upon their current level of salary and bonus, plus 12 months of benefits coverage.

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Transactions with Certain Related Persons

American Federal Savings Bank has followed the policy of offering residential mortgage loans for the financing of personal residences and consumer loans to its officers, directors and employees. Loans are made in the ordinary course of business. Except for consumer loans to officers and employees, but not directors, with an interest rate one percent below the American Federal Savings Bank prevailing rate, these loans are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with persons not related to American Federal Savings Bank. These loans do not include more than the normal risk of collectibility or present other unfavorable features. As of September 30, 2009, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals, and companies in which they are principals was approximately $1.82 million. No executive officer has had a consumer loan outstanding in excess of $120,000 since July 1, 2006.

American Federal Savings Bank has contracted with a subsidiary of a company which is partially owned by James Maierle, one of Eagle Bancorp’s directors. American Federal Savings Bank paid $18,375 during the three months ended September 30, 2009 to this affiliated entity for support services, and an additional $58,471 for computer hardware and software used by American Federal Savings Bank for its computer network. For the years ended June 30, 2009 and 2008, expenditures were $54,000 and $35,000, respectively, for support services and $83,401 and $137,000, respectively, for computer hardware and software. Management believes that these services are provided on terms no less favorable than could be obtained from a non-related party in an arms-length transaction.

In 2007, American Federal Savings Bank also made a construction loan, in the normal course of lending, to this same affiliated entity for the construction of an office building. For the years ended June 30, 2009 and 2008, $0 and $6,011,000 ($1,570,000 net of participation sold) had been disbursed, respectively. In fiscal 2008 the construction was completed and the loan was refinanced into $7.5 million of permanent financing, at an interest rate of 6.625%. On July 9, 2008, 80%, or $6.0 million, was sold without recourse to the Montana Board of Investments. As of September 30, 2009, this loan’s principal balance was $7.25 million ($1.45 million net of participation sold). For the years ended June 30, 2009 and 2008, the entity paid $39,866 and $0 in principal, respectively, and $123,211 and $211,661 in interest, respectively. American Federal Savings Bank maintains the servicing for this loan.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows information regarding the beneficial ownership of our common stock by our directors and executive officers and each person known to be a “beneficial owner” of more than 5% of our outstanding shares of common stock as of December 9, 2009. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities. Information regarding certain holders of more than 5% of our outstanding shares is based on information reported on Schedule 13G/A filed with the SEC on the date indicated in the footnotes to this table.

Name	Title or Address (1)	Shares of Common Stock Beneficially Owned (3)		Percent of Class

Eagle Financial MHC	1400 Prospect Avenue Helena, MT 59601	648,493		60.35%

Tyndall Capital Partners, L.P. (2)	599 Lexington Avenue, Suite 4100 New York, NY 10022	88,100		8.20%

American Federal Savings Bank Employee Stock Ownership Plan	1400 Prospect Avenue Helena, MT 59601	4,606		*

Don O. Campbell	Vice Chairman	7,400	(4)	*

Lynn E. Dickey	Director	330		*

Larry A. Dreyer	Chairman	14,585	(5)(6)	1.36%

Rick F. Hays	Director	500		*

Peter J. Johnson	Director	14,059	(5)(7)	1.31%

James A. Maierle	Director	14,900	(8)	1.39%

Thomas J. McCarvel	Director	8,800		*

Clinton J. Morrison	Senior Vice President and Chief Financial Officer	1,113	(5)(7)	*

Michael C. Mundt	Senior Vice President and Chief Lending Officer	8,348	(5)(7)	*

Robert M. Evans	Senior Vice President and Chief Information Officer	2,343	(5)	*

Rachel R. Amdahl	Senior Vice President/Operations	1,375	(5)(7)	*

All directors and executive officers as a group (11 persons)		73,753		6.86%

*	Less than 1% of outstanding shares.
(1)	Unless otherwise indicated, the mailing address for each director and officer listed is c/o Eagle Bancorp, 1400 Prospect Avenue, Helena, MT 59601.
(2)	The information as to Tyndall Capital Partners, L.P. (“Capital”) is derived from a Schedule 13G/A filed with the SEC on February 14, 2007. Tyndall Partners, L.P. (“Tyndall”) owns 51,900 shares and 18,700 shares are owned by Tyndall Institutional Partners, L.P. (“Tyndall Institutional” and, together with Tyndall, the “Funds”). Capital is the general partner of the Funds, and possesses the sole power to vote and the sole power to direct the disposition of all shares held by the Funds. In addition, 17,500 shares are owned by Jeffrey S. Halis, the manager of the general partner of Capital.
(3)	Except as otherwise noted, all beneficial ownership by directors and executive officers is direct and each director or executive officer exercises sole voting and investment power over the shares.
(4)	Includes 1,150 shares held by revocable trust in his wife’s name. Mr. Campbell retains voting control.
(5)	Includes common stock held in American Federal Savings Bank’s ESOP.
(6)	Includes 400 shares held by his wife for which Mr. Dreyer disclaims beneficial ownership.
(7)	Includes common stock held by each Executive Officer in American Federal Savings Bank’s Non-Contributory Profit Sharing Plan.

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(8)	Includes 5,000 shares held by Rosmar, Inc. for which Mr. Maierle, as President of Rosmar, Inc., has shared voting and investment power.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of Eagle Montana’s directors and executive officers and for all of the directors and executive officers as a group, the following information:

(i)	the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Eagle Bancorp common stock as of , 2010;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total amount of Eagle Montana common stock to be held upon consummation of the conversion.

In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See “The Conversion and Offering— Limitations on Common Stock Purchases.” Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

Name of Beneficial Owner	Number of Exchange Shares to be Held (2)	Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held
		Number of Shares	Amount	Number of Shares	Percentage of Total Shares Outstanding
Directors:
Peter J. Johnson	52,030	10,000	$100,000	62,030	1.56%
Larry A. Dreyer	53,977	5,000	50,000	58,977	1.48
Don O. Campbell	27,386	5,000	50,000	32,386	*
Rick F. Hays	1,850	5,000	50,000	6,850	*
Lynn E. Dickey	1,221	7,500	75,000	8,721	*
James A. Maierle	55,143	7,500	75,000	62,643	1.58
Thomas J. McCarvel	32,567	500	5,000	33,067	*

Total	224,174	40,500	$405,000	264,674	6.66%

Executive Officers:
Robert M. Evans	8,671	15,000	$150,000	23,671	*
Michael C. Mundt	30,895	5,000	50,000	35,895	*
Clinton J. Morrison	4,119	3,000	30,000	7,119	*
Rachel R. Amdahl	5,088	8,300	83,000	13,388	*

Total	48,773	31,300	$313,000	80,073	2.01

Total for Directors and Executive Officers	272,947	71,800	$718,000	344,747	8.67%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Beneficial Ownership of Common Stock” and assumes an exchange ratio of 3.7009 shares for each share of Eagle Bancorp.

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THE CONVERSION AND OFFERING

The Boards of Directors of Eagle Bancorp and Eagle Financial MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the members of Eagle Financial MHC (depositors and certain borrowers of American Federal Savings Bank) and the stockholders of Eagle Bancorp. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

General

Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Eagle Financial MHC, the mutual holding company parent of Eagle Bancorp, will be merged into American Federal Savings Bank, and Eagle Financial MHC will no longer exist. Eagle Bancorp, which owns 100% of American Federal Savings Bank, will cease to exist and will be succeeded by a new Delaware corporation named Eagle Bancorp Montana, Inc. As part of the conversion, the ownership interest in Eagle Bancorp of Eagle Financial MHC will be offered for sale in the offering by Eagle Montana. When the conversion is completed, all of the outstanding common stock of American Federal Savings Bank will be owned by Eagle Montana, and all of the outstanding common stock of Eagle Montana will be owned by public stockholders. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion and reorganization, at the conclusion of the offering, each share of Eagle Bancorp common stock owned by persons other than Eagle Financial MHC will be canceled and converted automatically into new shares of Eagle Montana common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Eagle Bancorp for new shares, the public stockholders will own the same percentage of shares of common stock of Eagle Montana that they owned in Eagle Bancorp immediately prior to the conversion, excluding any shares they purchased in the offering and cash paid in lieu of fractional exchange shares.

Eagle Montana intends to retain between $7.7 million and $10.6 million of the net proceeds, or $12.2 million if the offering range is increased by 15% (excluding the portion of the net proceeds loaned to our employee stock ownership plan), and to contribute the balance of the net proceeds to American Federal Savings Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at American Federal Savings Bank with aggregate balances of at least $50.00 at the close of business on November 30, 2008.

(ii)	Second, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, which will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at American Federal Savings Bank with aggregate balances of at least $50.00 at the close of business on [supplemental date].

(iv)	Fourth, to depositors of American Federal Savings Bank at the close of business on [voting record date].and to borrowers of American Federal Savings Bank as of April 4, 2000 whose borrowings remain outstanding as of the [voting record date].

If all shares are not subscribed for in the subscription offering, we may, at our discretion, offer shares of common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)	Natural persons residing in the State of Montana; and

(ii)	Eagle Bancorp’s public stockholders as of [stockholder record date].

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”

The shares of common stock not purchased in the subscription offering or community offering will be offered to the general public on a best efforts basis by Stifel, Nicolaus & Company, Incorporated, acting as sole book-running manager, and D.A. Davidson & Co., as co-manager, in a syndicated community offering through a syndicate of selected dealers.

We have the right to accept or reject orders received in the syndicated community offering at our sole discretion. The syndicated community offering may begin at any time following the commencement of the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us, with approval of the Office of Thrift Supervision. Alternatively, we may sell any remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis. See “—Syndicated Community Offering.”

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We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Eagle Montana. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each banking office of American Federal Savings Bank and at the Western Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to Eagle Financial MHC’s application to convert from mutual to stock form, of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion and reorganization is also an exhibit to Eagle Montana’s Registration Statement on Form S-1, which is accessible on the Securities and Exchange Commission website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion and Offering

Our board of directors decided at this time to convert to a fully public stock form of ownership and conduct the offering in order to increase our capital position. Completing the offering is necessary for us to continue to grow and execute our business strategy.

Our primary reasons for converting to the stock holding company structure and raising additional capital through the offering are:

•	to support internal growth through lending in the communities we serve;

•

to improve our capital position during a period of significant economic uncertainty, especially for the financial industry (as of September 30, 2009, American Federal Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to a directive or recommendation from the Office of Thrift Supervision or the Federal Deposit Insurance Corporation to raise capital);

•

to finance, where opportunities are presented, the acquisition of financial institutions, branches of financial institutions or other financial service companies primarily in, or adjacent to, south central Montana, although we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to improve the liquidity of our shares of common stock and stockholder returns through higher earnings and more flexible capital management strategies; and

•	to use the additional capital for other general corporate purposes.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Eagle Financial MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.

Approvals Required — Plan of Conversion and Reorganization

The affirmative vote of a majority of the total eligible votes of the members of Eagle Financial MHC as of [voting record date] is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of Eagle Financial MHC (comprised of depositors and certain borrowers of American Federal Savings Bank) will also be approving the merger of Eagle Financial MHC into American Federal Savings Bank. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Eagle Bancorp, including shares held by Eagle Financial MHC, and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Eagle Bancorp held by the public stockholders of Eagle Bancorp as of [stockholder record date] are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by such agency.

Share Exchange Ratio for Current Stockholders

Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the

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mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of Eagle Bancorp common stock will, on the effective date of the conversion, be automatically converted into the right to receive shares of Eagle Montana common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in Eagle Montana after the conversion as they held in Eagle Bancorp immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio will not be dependent on the market value of Eagle Bancorp common stock at that time. The exchange ratio will be based on the percentage of Eagle Bancorp common stock held by the public, the independent valuation of Eagle Montana prepared by Feldman Financial Advisors, Inc. and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 3.1458 exchange shares for each publicly held share of Eagle Bancorp at the minimum of the offering range to 4.8944 exchange shares for each publicly held share of Eagle Bancorp at the adjusted maximum of the offering range.

If you are a stockholder of Eagle Bancorp, at the conclusion of the conversion, your shares will be exchanged for shares of Eagle Montana. The number of shares you receive will be based on the number of shares of common stock you own and the final exchange ratio determined as of the conclusion of the conversion.

The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many whole shares of Eagle Montana a hypothetical owner of Eagle Bancorp common stock would receive in the exchange for 100 shares of Eagle Bancorp common stock owned at the consummation of the conversion, depending on the number of shares issued in the offering.

	New Shares to be Sold in This Offering		New Shares to be Exchanged for Existing Shares of Eagle Bancorp		Total Shares of Common Stock to be Outstanding After the Offering	Exchange Ratio	Equivalent Per Share Current Market Price (1)	New Shares That Would be Received for Existing 100 Shares
	Amount	Percent	Amount	Percent
Minimum	2,040,000	60.4%	1,340,136	39.6%	3,380,136	3.1458	$31.45	314
Midpoint	2,400,000	60.4%	1,576,630	39.6%	3,976,630	3.7009	37.00	370
Maximum	2,760,000	60.4%	1,813,125	39.6%	4,573,125	4.2560	42.56	425
Adjusted Maximum	3,174,000	60.4%	2,085,093	39.6%	5,259,093	4.8944	48.94	489

(1)	Represents the value of shares of Eagle Montana received in the conversion by a holder of one share of Eagle Bancorp at the exchange ratio, assuming the market price of $10.00 per share.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Eagle Bancorp common stock into the right to receive shares of Eagle Montana common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, our exchange agent will send a transmittal form to each public stockholder of Eagle Bancorp who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions on how to exchange stock certificates of Eagle Bancorp common stock for stock certificates of Eagle Montana common stock. We expect that stock certificates evidencing shares of Eagle Montana common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Eagle Bancorp stock certificates and other required documents. You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. Shares held by public stockholders through a brokerage account in “street name” will be exchanged automatically upon the conclusion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of Eagle Montana common stock will be issued to any public stockholder of Eagle Bancorp when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Eagle Bancorp stock certificates. If your shares of common stock are held in street name (such as in a brokerage account), you will automatically receive cash in lieu of fractional exchange shares in your brokerage account.

After the conversion, Eagle Bancorp stockholders who hold stock certificates will not receive shares of Eagle Montana common stock and will not be paid dividends on the shares of Eagle Montana common stock until existing certificates representing shares of Eagle Bancorp common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Eagle Bancorp common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Eagle Montana common stock into which those shares have been converted by virtue of the conversion.

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If a certificate for Eagle Bancorp common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of Eagle Montana common stock that we issue in exchange for existing shares of Eagle Bancorp common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, the normal business of American Federal Savings Bank of accepting deposits and making loans will continue without interruption. American Federal Savings Bank will continue to be a federally-chartered savings bank and will continue to be regulated by the Office of Thrift Supervision. After the conversion, American Federal Savings Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Eagle Bancorp at the time of the conversion will be the directors of Eagle Montana after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of American Federal Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from American Federal Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors of American Federal Savings Bank and those borrowers whose loans were outstanding since April 4, 2000 are members of, and have voting rights in, Eagle Financial MHC as to all matters requiring membership action. Upon completion of the conversion, these depositors and borrowers will cease to be members of Eagle Financial MHC and will no longer have voting rights, unless they purchase shares of Eagle Montana’s common stock. Upon completion of the conversion, all voting rights in American Federal Savings Bank will be vested in Eagle Montana as the sole stockholder of American Federal Savings Bank. The stockholders of Eagle Montana will possess exclusive voting rights with respect to Eagle Montana common stock.

Tax Effects. We will receive an opinion of counsel or tax advisor with regard to the federal and state income tax consequences of implementing the plan of conversion and reorganization to the effect that the conversion and reorganization will not result in a taxable transaction for federal or state income tax purposes to Eagle Financial MHC, Eagle Bancorp, the public stockholders of Eagle Bancorp (except for cash paid for fractional exchange shares), members of Eagle Financial MHC, eligible account holders, supplemental eligible account holders, or American Federal Savings Bank. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in American Federal Savings Bank has both a deposit account in American Federal Savings Bank and a pro rata ownership interest in the net worth of Eagle Financial MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. Currently, this interest may only be realized in the event of a complete liquidation of Eagle Financial MHC and American Federal Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Eagle Financial MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Eagle Financial MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Eagle Financial MHC and American Federal Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Eagle Financial MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that American Federal Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to depositors as of November 30, 2008 and [supplemental date] who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Eagle Montana as the holder of American Federal Savings Bank’s capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”

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Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. American Federal Savings Bank and Eagle Financial MHC have retained Feldman Financial Advisors, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, Feldman Financial Advisors, Inc. will receive a fee of $36,500 and $3,000 for expenses and an additional $4,500 for each valuation update, as necessary. American Federal Savings Bank and Eagle Financial MHC have agreed to indemnify Feldman Financial Advisors, Inc. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by Feldman Financial Advisors, Inc. to account for differences between Eagle Bancorp and the peer group. Feldman Financial Advisors, Inc. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.

The independent valuation was prepared by Feldman Financial Advisors, Inc. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Eagle Bancorp. Feldman Financial Advisors, Inc. also considered the following factors, among others:

•	the present results and financial condition of Eagle Bancorp and the projected results and financial condition of Eagle Montana;

•	the economic and demographic conditions in Eagle Bancorp’s existing market area;

•	certain historical, financial and other information relating to Eagle Bancorp;

•	the impact of the offering on Eagle Montana’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Eagle Montana; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in Feldman Financial Advisors, Inc.’s independent valuation were certain assumptions as to the pro forma earnings of Eagle Montana after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds of 0.82% and purchases in the open market of the common stock issued in the offering by the stock-based incentive plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of December 3, 2009, the estimated pro forma market value, or valuation range, of Eagle Montana ranged from a minimum of $33.8 million to a maximum of $45.7 million, with a midpoint of $39.8 million and an adjusted maximum of $52.6 million. The board of directors of Eagle Montana decided to offer the shares of common stock for a price of $10.00 per share. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the percentage of Eagle Bancorp common stock owned by Eagle Financial MHC. The number of shares offered will be equal to the aggregate offering price of the shares of common stock divided by the price per share. Based on the valuation range, the 60.4% of Eagle Bancorp common stock owned by Eagle Financial MHC and the $10.00 price per share, the minimum of the offering range will be 2,040,000 shares, the midpoint of the offering range will be 2,400,000 shares and the maximum of the offering range will be 2,760,000 shares of common stock, with an adjusted maximum of 3,174,000 shares.

The board of directors of Eagle Montana reviewed the independent valuation and, in particular, considered the following:

•	Eagle Bancorp’s financial condition and results of operations;

•	comparison of financial performance ratios of Eagle Bancorp to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Eagle Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Feldman Financial Advisors, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Eagle Bancorp or American Federal Savings Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Eagle Montana to less than $33.8 million or more than $52.6 million the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Eagle Montana’s registration statement.

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The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Feldman Financial Advisors, Inc. did not independently verify our consolidated financial statements and other information that we provided to them, nor did Feldman Financial Advisors, Inc. independently value our assets or liabilities. The independent valuation considers American Federal Savings Bank as a going concern and should not be considered as an indication of the liquidation value of American Federal Savings Bank. Moreover, because the independent valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, persons purchasing our common stock in the offering may not thereafter be able to sell their shares of common stock at prices at or above the $10.00 price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $52.6 million, without resoliciting purchasers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 3,174,000 shares, to reflect changes in the market and financial conditions, or demand for the shares of common stock. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of purchasers. The subscription price of $10.00 per share of common stock will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution of additional shares of common stock to be issued in the event of an increase in the offering range of up to 3,174,000 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $52.6 million and a corresponding increase in the offering range to more than 3,174,000 shares, or a decrease in the minimum of the valuation range to less than $33.8 million and a corresponding decrease in the offering range to fewer than 2,040,000 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization, cancel deposit account withdrawal authorizations and promptly return by check all funds received, with interest at 0.30%. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at 0.30% and deposit account withdrawal authorizations will be canceled. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final expiration date], which is two years after the special meeting of members to vote on the conversion.

An increase in the number of shares of common stock to be issued in the offering would decrease both a purchaser’s ownership interest and Eagle Montana’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a purchaser’s ownership interest and Eagle Montana’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report prepared by Feldman Financial Advisors, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of American Federal Savings Bank and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and subject to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and reorganization and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each American Federal Savings Bank depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on November 30, 2008 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) $250,000 (25,000 shares) of our common stock, (ii) one-tenth of one percent of the total number of shares issued in the offering of common stock; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock offered by a fraction, the numerator of which is the amount of the Qualifying Deposit of the eligible account holder and the denominator is the total amount of Qualifying Deposits of all eligible account holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

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To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on November 30, 2008. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Eagle Bancorp or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding November 30, 2008.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee stock benefit plans, consisting of our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the conversion.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each American Federal Savings Bank depositor, other than directors and executive officers of Eagle Bancorp, with a Qualifying Deposit at the close of business on [supplemental date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) $250,000 (25,000 shares) of common stock, (ii) one-tenth of one percent of the total number of shares issued in the offering of common stock; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at [supplemental date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor and borrower member of American Federal Savings Bank as of the close of business on the voting record date of [voting record date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $250,000 (25,000 shares) of common stock, or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Any remaining shares will be allocated among Other Members in the proportion that the amount of the subscription of each Other Member whose subscription remains unsatisfied bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied. To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts or loan accounts in which he or she had an ownership interest at [voting record date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 12:00 noon, Mountain Time, on [expiration date], unless extended by us for up to 45 days. Such extension may be made without notice to you, except that extensions beyond [extension date] will require the approval of the Office of Thrift Supervision and a resolicitation of subscribers in the offering. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void. Subscription rights will expire whether or not each eligible depositor or borrower can be located.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering. Shares may be offered with the following preferences:

(i)	Natural persons residing in the State of Montana;

(ii)	Eagle Bancorp’s public stockholders as of [stockholder record date]; and

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(iii)	Other members of the general public.

Purchasers in the community offering may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the accepted orders of persons residing in the State of Montana, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons residing in the state whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Eagle Bancorp as of [stockholder record date], the allocation procedures described above will apply to the stock orders of such persons. In the event of an oversubscription among members of the general public, these same allocation procedures will also apply. In connection with the allocation process, orders received for Eagle Montana common stock in the community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the State of Montana, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering. Eagle Montana may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which case we will resolicit purchasers in the offering.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock. In the syndicated community offering, any person may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the Office of Thrift Supervision permits otherwise, accepted orders for Eagle Montana common stock in the syndicated community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated. Unless the syndicated community offering begins during the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

If a syndicated community offering is held, Stifel, Nicolaus & Company, Incorporated will serve as sole book-running manager and D.A. Davidson will serve as co-manager. As sole book-running manager, Stifel, Nicolaus & Company, Incorporated may form a syndicate of other brokers-dealers who are Financial Industry Regulatory Authority member firms.

In the event that we sell common stock in a “stand by” underwritten public offering, we have agreed that Stifel, Nicolaus & Company, Incorporated will have the right to serve as sole book-running manager. Any underwritten public offering will be conducted on a firm commitment basis. In such case, the underwriters will purchase all shares of common stock not sold in the subscription offering or the community offering, if any such shares are purchased. The aggregate price paid to us by or through the underwriters for the shares of common stock will be the number of shares sold multiplied by the $10.00 price per share, less the amount of an underwriting discount as negotiated between us and the underwriters and approved by the Office of Thrift Supervision and the Financial Industry Regulatory Authority. If we determine to sell stock in an underwritten public offering, the terms of such offering, including the names of the underwriters participating in such offering, will be described in a supplement to this prospectus.

Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Stifel, Nicolaus & Company, Incorporated, a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate non-interest-bearing bank account at a bank other than American Federal Savings Bank. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among us, Eagle Bancorp, Eagle Financial MHC and American Federal Savings Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be promptly delivered to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the offering is not consummated, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

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If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is a significant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock or more than $250,000 (25,000 shares);

(ii)	Our tax-qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)	Except for the tax-qualified employee stock benefit plans, including our employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 (50,000 shares) in all categories of the offering combined; and

(iv)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of American Federal Savings Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 29% of the shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with the approval of the Office of Thrift Supervision and without further approval of members of Eagle Financial MHC, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares may be given, the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for Eagle Montana common stock exceeding 5% of the shares issued in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

In the event of an increase in the offering range of up to 3,174,000 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(i)	to fill the tax-qualified employee stock benefit plans, including the employee stock ownership and 401(k) plans’, subscriptions for up to 10% of the total number of shares of common stock sold in the offering;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the State of Montana, then to Eagle Bancorp’s public stockholders as of [stockholder record date] and then to members of the general public.

The term “associate” of a person means:

(i)	any corporation or organization, other than Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or a majority-owned subsidiary of Eagle Bancorp or American Federal Savings Bank, of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any equity security;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, that for the purposes of subscriptions in the offering and restrictions on the sale of stock after the conversion, the term “associate” does not include a person who has a substantial beneficial interest in an employee stock benefit plan of American Federal Savings Bank, or who is a trustee or fiduciary of such plan, and for purposes of aggregating total shares that may be held by officers and directors of Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or Eagle Montana, the term “associate” does not include any tax-qualified employee stock benefit plan of American Federal Savings Bank; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or Eagle Montana.

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The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons exercising subscription rights through a single qualifying deposit account held jointly, whether or not related, will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of Eagle Montana or American Federal Savings Bank and except as described below. Any purchases made by any associate of Eagle Montana or American Federal Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Eagle Bancorp Montana, Inc.”

Marketing Arrangements

To assist in the marketing of our common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the offering by:

(i)	acting as our financial advisors for the conversion and offering;

(ii)	providing administrative services and managing the Stock Information Center;

(iii)	educating our employees regarding the offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)	soliciting orders for common stock.

For these services, Stifel, Nicolaus & Company, Incorporated will receive an advisory and administrative fee of $30,000 and 1.25% of the dollar amount of all shares of common stock sold in the subscription and community offerings. No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors and employees or their immediate families and shares purchased by our tax-qualified employee benefit plans.

In the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1% of the dollar amount of shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which will include Stifel, Nicolaus & Company, Incorporated) shall not exceed 6% in the aggregate. Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager and D.A. Davidson will serve as co-manager.

In the event that common stock is sold by a group of stand-by underwriters (including Stifel, Nicolaus & Company, Incorporated) in a stand-by firm commitment underwritten public offering (for which Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager), any stand-by fees will be paid separately by us, and the underwriting discount shall not exceed 6% of the dollar amount of total shares sold in such offering. All fees payable with respect to a syndicated community offering on a firm commitment underwritten public offering will be in addition to fees sold for the subscription and community offerings.

Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in amount not to exceed 430,000 for the subscription offering and community offering and $50,000 for the syndicated offering, and for attorney’s fees in the subscription offering community offering and syndicated community offering in an amount not to exceed $75,000.

In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings and Stifel, Nicolaus & Company, Incorporated provides significant additional services in connection with the resolicitation, (including repeating the services described above, such as reviewing supplemental offering documents and news releases, reviewing any updates to the independent appraisal, providing advice with respect to potential changes to purchase limitations, assisting with the receipt of supplemental regulatory approvals, providing additional assistance with the processing of the return and acceptance of prior

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and new orders (including orders from individual retirement accounts and Keogh Accounts) and coordinating functions with the financial printer), we may pay Stifel, Nicolaus & Company, Incorporated an additional fee for those services that will not exceed $50,000. Under such circumstances, with out consent, Stifel, Nicolaus & Company, Incorporated may be reimbursed for additional allowable expenses not to exceed $15,000 and additional reimbursable attorney’s fees not to exceed $25,000, provided that the aggregate of all reimbursable expenses and legal fees shall not exceed $195,000.

If the plan of conversion and reorganization is terminated or if Stifel, Nicolaus & Company, Incorporated terminates its agreement with us in accordance with the provisions of the agreement, Stifel, Nicolaus & Company, Incorporated will receive reimbursement of its reasonable out-of-pocket expenses plus $30,000 for its advisory and administrative services.

We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of American Federal Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Exchange Act and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Stifel, Nicolaus & Company, Incorporated as records management agent in connection with the conversion and offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated, will assist us in the offering as follows:

(i)	consolidation of deposit and loan accounts and vote calculation;

(ii)	preparation of information for order forms and proxy cards;

(iii)	interface with our financial printer;

(iv)	record stock order information; and

(v)	tabulate proxy votes.

For these services, Stifel, Nicolaus & Company, Incorporated will receive a fee of $25,000. We will also reimburse Stifel, Nicolaus & Company, Incorporated for its reasonable out-of-pocket expenses, not to exceed $5,000.

Lock-up Agreements

We and our directors and executive officers have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock during the period commencing with the filing of the registration statement for the offering and conversion and ending 90 days after completion of the offering and conversion without the prior written consent of Stifel, Nicolaus & Company, Incorporated. In addition, except for securities issued pursuant to existing employee benefit plans in accordance with past practices or securities issued in connection with a merger or acquisition by us, we have agreed not to issue, offer to sell or sell any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 90 days after completion of the offering and conversion.

Offering Deadline

The subscription and community offerings will expire at 12:00 noon, Mountain Time, on [expiration date], unless extended, without notice to you, for up to 45 days. Any extension of the subscription and/or community offering beyond [extension date] would require the Office of Thrift Supervision’s approval. In such event, we would conduct a resolicitation. Purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the resolicitation period, his or her stock order will be canceled and payment will be returned promptly, with interest calculated at 0.30%, and deposit account withdrawal authorizations will be canceled. We will not execute orders until at least the minimum number of shares offered has been sold. If we have not sold the minimum by the expiration date or any extension thereof, we will terminate the offering and cancel all orders, as described above. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the special meeting of members to vote on the conversion. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds submitted, with interest calculated at 0.30% from the date of receipt.

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Prospectus Delivery

To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Exchange Act, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Stock Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must submit a properly completed original stock order form and remit full payment. Incomplete stock order forms or stock order forms that are not signed are not required to be accepted. We are not required to accept stock orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) prior to 12:00 noon, Mountain Time, on [expiration date]. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but we do not represent that we will do so. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to the Stock Information Center address on the stock order form, or by hand-delivery to American Federal Savings Bank’s main office. Stock order forms may not be delivered to other American Federal Savings Bank offices. Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, by signing the stock order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the stock order forms will be final.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by American Federal Savings Bank or the federal or state governments, and that you received a copy of this prospectus. However, signing the stock order form will not result in you waiving your rights under the Securities Act or the Exchange Act. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. You may not submit cash or wire transfers. Payment for shares may be made by:

(i)	personal check, bank check or money order, made payable to Eagle Bancorp Montana, Inc.; or

(ii)	authorization of withdrawal from the types of American Federal Savings Bank deposit accounts designated on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at American Federal Savings Bank are provided on the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest calculated at the current statement savings rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at American Federal Savings Bank or another depository institution and will earn interest calculated at 0.30% from the date payment is processed until the offering is completed or terminated at which time interest checks will be mailed to subscribers.

You may not remit American Federal Savings Bank line of credit checks, and we will not accept third-party checks, including those payable to you and endorsed over to Eagle Montana. You may not designate on your stock order form a direct withdrawal from an American Federal Savings Bank individual retirement account. See “—Using Individual Retirement Account Funds to Purchase Shares” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from American Federal Savings Bank deposit accounts with check-writing privileges. Please provide a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date], in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

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Regulations of the Office of Thrift Supervision prohibit American Federal Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment from an unrelated financial institution or Eagle Montana to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds to Purchase Shares

If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account, such as offered by brokerage firms. By regulation, American Federal Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use your funds that are currently in an American Federal Savings Bank individual retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to another bank or a brokerage account before you place your stock order. There will be no early withdrawal or interest penalties for these transfers. The new trustee or custodian will hold the shares of common stock in a self-directed account in the same manner as we now hold the depositor’s individual retirement account funds. An annual administrative fee may be payable to the new trustee or custodian. Assistance on how to transfer individual retirement accounts maintained at American Federal Savings Bank can be obtained from the Stock Information Center. Subscribers interested in using funds in an individual retirement account or any other retirement account held, whether at American Federal Savings Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [expiration date] offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription and community offerings are expected to be mailed by regular mail to the persons entitled thereto at the certificate registration address noted by them on the stock order form on the day following the completion of the conversion, and we expect trading in the stock to begin the business day following the completion of the conversion. The conversion is expected to be completed as soon as practicable following satisfaction of the conditions described above in “Summary—Conditions to Completion of the Conversion.” It is possible that, until certificates for the common stock are delivered, purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

If you are currently a stockholder of Eagle Bancorp, see “Exchange of Existing Stockholders’ Stock Certificates.”

Other Restrictions

Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

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We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is 1-(877)       -        . The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Mountain Time. The Stock Information Center will be closed weekends and bank holidays. American Federal Savings Bank offices will not have offering materials and will only accept hand-delivered stock order forms and proxy cards at its main office located at 1400 Prospect Avenue, Helena, Montana.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event of a complete liquidation of Eagle Financial MHC or Eagle Bancorp prior to the conversion, all claims of creditors of Eagle Bancorp, including those of depositors of American Federal Savings Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Eagle Bancorp remaining, these assets would be distributed to stockholders, including Eagle Financial MHC. Then, if there were any assets of Eagle Financial MHC remaining, members of Eagle Financial MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in American Federal Savings Bank immediately prior to liquidation.

Liquidation following the conversion. In the unlikely event that American Federal Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Eagle Montana as the holder of American Federal Savings Bank capital stock.

Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to Eagle Financial MHC’s ownership interest in the retained earnings of Eagle Bancorp as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account following the conversion is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with American Federal Savings Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of American Federal Savings Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder who continues to maintain his or her deposit account at American Federal Savings Bank, would be entitled, on a complete liquidation of American Federal Savings Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Eagle Montana. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in American Federal Savings Bank on November 30, 2008, or [supplemental date]. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on November 30, 2008, or [supplemental date] bears to the balance of all deposit accounts in American Federal Savings Bank on such dates.

If, however, on any June 30 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on November 30, 2008 or [supplemental date] or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Eagle Montana as the sole stockholder of American Federal Savings Bank.

Material Income Tax Consequences

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and reorganization, and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the offering is conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and Montana tax laws to the effect that no gain or loss will be recognized by Eagle

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Financial MHC, Eagle Bancorp, American Federal Savings Bank or Eagle Montana as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We have received an opinion of counsel Nixon Peabody LLP as to the federal tax consequences of the conversion. We have received an opinion of counsel Gough, Shanahan, Johnson & Waterman PLLP to the effect that, more likely than not, the income tax consequences under Montana law of the offering are not materially different than for federal income tax purposes.

Nixon Peabody LLP, has issued an opinion to Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank and Eagle Montana that for federal income tax purposes:

1.	The conversion of Eagle Bancorp to a federally-chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	The merger of Eagle Bancorp with and into American Federal Savings Bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. Neither Eagle Bancorp nor American Federal Savings Bank will recognize gain or loss as a result of such merger. (Sections 361(a) and 1032(a) of the Internal Revenue Code).

3.	The basis of the assets of Eagle Bancorp and the holding period of such assets to be received by American Federal Savings Bank will be the same as the basis and holding period in such assets in the hands of Eagle Bancorp immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code).

4.	The conversion of Eagle Financial MHC, to a federally-chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

5.	The merger of Eagle Financial MHC with and into American Federal Savings Bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

6.	The exchange of Eligible Account Holders’ and Supplemental Account Holders’ interests in Eagle Financial MHC for interests in a liquidation account established in American Federal Savings Bank will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax regulations.

7.	None of Eagle Financial MHC, American Federal Savings Bank, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Eagle Financial MHC to American Federal Savings Bank in exchange for an interest in a liquidation account established in American Federal Savings Bank for the benefit of such persons who remain depositors or borrowers of American Federal Savings Bank.

8.	The basis of the assets of Eagle Financial MHC and the holding period of such assets to be received by American Federal Savings Bank will be the same as the basis and holding period in such assets in the hands of Eagle Financial MHC immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code.)

9.	Current stockholders of Eagle Bancorp will not recognize any gain or loss upon their constructive exchange of Eagle Bancorp common stock for shares of American Federal Savings Bank or upon their constructive exchange of such shares of American Federal Savings Bank for new shares of Eagle Montana common stock.

10.	Each stockholder’s aggregate basis in shares of Eagle Montana common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Eagle Bancorp common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her Eagle Montana common stock received in the exchange will include the period during which the Eagle Bancorp common stock surrendered was held, provided that the Eagle Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Eagle Bancorp in lieu of a fractional share interest in shares of Eagle Montana common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Eagle Montana common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Eagle Montana common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Eagle Montana common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the basis of the shares of Eagle Montana common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Eagle Montana common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

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15.	No gain or loss will be recognized by Eagle Montana on the receipt of money in exchange for Eagle Montana common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank, Eagle Montana and persons receiving subscription rights and shareholders of Eagle Bancorp. The tax opinion as to items 12 and 13 above is based on the position that subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Nixon Peabody LLP noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Nixon Peabody LLP believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

We also have received a letter from Feldman Financial Advisors, Inc., stating its belief that the subscription rights do not have any ascertainable fair market value and that the price at which the subscription rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise. This position is based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.

We do not plan to apply for a private letter ruling from the Internal Revenue Service concerning the transactions described herein. Unlike private letter rulings issued by the Internal Revenue Service, opinions of counsel are not binding on the Internal Revenue Service or any state tax authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Eagle Montana’s registration statement. An opinion regarding the Montana state income tax consequences consistent with the federal tax opinion issued by Gough, Shanahan, Johnson & Waterman PLLP, Montana counsel to Eagle Financial MHC and Eagle Bancorp has also been filed as an exhibit to Eagle Montana’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after the Conversion

All shares of common stock purchased in the offering by a director or an executive officer of American Federal Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Eagle Montana also will be restricted by the insider trading rules promulgated pursuant to the Exchange Act.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock-based incentive plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans.

Office of Thrift Supervision regulations prohibit Eagle Montana from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

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COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING

STOCKHOLDERS OF EAGLE BANCORP

General

As a result of the conversion, existing stockholders of Eagle Bancorp will become stockholders of Eagle Montana. There are differences in the rights of stockholders of Eagle Bancorp and stockholders of Eagle Montana caused by differences between federal and Delaware law and regulations and differences in Eagle Bancorp’s federal stock charter and bylaws and Eagle Montana’s certificate of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Eagle Montana’s certificate of incorporation and bylaws.

Authorized Capital Stock

The authorized capital stock of Eagle Bancorp consists of 9,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, no par value per share. The authorized capital stock of Eagle Montana consists of 8,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. Stockholder approval is required to increase or decrease the number of authorized shares of Eagle Bancorp and Eagle Montana.

Eagle Bancorp’s charter and Eagle Montana’s certificate of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock

Pursuant to applicable laws and regulations, Eagle Financial MHC is required to own not less than a majority of the outstanding shares of Eagle Bancorp common stock. Eagle Financial MHC will no longer exist following consummation of the conversion.

Eagle Montana’s certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Eagle Bancorp’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders’ meeting. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted to Eagle Montana stockholders for approval due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

Voting Rights

Neither Eagle Bancorp’s stock charter or bylaws nor Eagle Montana’s certificate of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends

Eagle Bancorp’s ability to pay dividends depends, to a large extent, upon American Federal Savings Bank’s ability to pay dividends to Eagle Bancorp. The Office of Thrift Supervision regulations state, in part, that dividends may be declared and paid by American Federal Savings Bank only out of accumulated net earnings. A dividend may not be declared or paid unless the surplus, prior to the transfer of net earnings, would not be reduced by the payment of the dividend. Dividends may also not be declared or paid if American Federal Savings Bank is in default in payment of any assessment due to the FDIC.

The same restrictions will apply to American Federal Savings Bank’s payment of dividends to Eagle Montana. In addition, Delaware law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Board of Directors

Eagle Bancorp’s bylaws and Eagle Montana’s certificate of incorporation and bylaws each require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Eagle Bancorp’s bylaws, any vacancies on the board of directors of Eagle Bancorp may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors of the class of directors in which such vacancy was created by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders. Under Eagle Montana’s bylaws, any vacancy occurring

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on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by a majority of the remaining directors, and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.

Under Eagle Bancorp’s bylaws, any director may be removed only for cause by the holders of a majority of the outstanding voting shares. Eagle Montana’s certificate of incorporation provides that any director may be removed only for cause by the holders of at least 80% of the outstanding voting shares of Eagle Montana at a meeting called for the purpose of removing the director.

Limitations on Liability

The charter and bylaws of Eagle Bancorp do not limit the personal liability of directors.

Eagle Montana’s certificate of incorporation provides that directors will not be personally liable for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit Eagle Montana.

Indemnification of Directors, Officers, Employees and Agents

Under current Office of Thrift Supervision regulations, Eagle Bancorp shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Eagle Bancorp or its stockholders. Eagle Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Eagle Bancorp is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

The certificate of incorporation and bylaws of Eagle Montana provide that it shall indemnify its current and former directors and officers to the fullest extent required or permitted by Delaware law, including the advancement of expenses. Delaware law allows Eagle Montana to indemnify any person for expenses, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Eagle Montana. Indemnification may be given if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders

Eagle Bancorp’s bylaws provide that special meetings of Eagle Bancorp’s stockholders may be called by the Chairman, the president, a majority of the members of the board of directors or the holders of not less than one-tenth of the outstanding capital stock of Eagle Bancorp entitled to vote at the meeting. Eagle Montana’s certificate of incorporation and bylaws provide that special meetings of the stockholders of Eagle Montana may be called only by a majority vote of the entire board of directors.

Stockholder Nominations and Proposals

Eagle Bancorp’s bylaws generally provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Eagle Bancorp at least five days before the date of any such meeting.

Eagle Montana’s bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Eagle Montana not less than 60 days prior to the first anniversary of the prior year’s annual meeting if the meeting is held within 30 days of the anniversary of the prior year’s meeting. If the meeting is not held within 30 days of the anniversary of the prior year’s meeting, then nominations must be made no later than seven days following the first public announcement of the meeting.

Management believes that it is in the best interests of Eagle Montana and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

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Stockholder Action Without a Meeting

The bylaws of Eagle Bancorp provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. The certificate of incorporation of Eagle Montana prohibits action to be taken by stockholders without a meeting.

Stockholder’s Right to Examine Books and Records

A federal regulation, which is applicable to Eagle Bancorp, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Delaware law provides that a stockholder may inspect the company’s stock ledger, list of stockholders and other books and records.

Limitations on Voting Rights of Greater-than-10% Stockholders

Eagle Montana’s certificate of incorporation provides that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Eagle Bancorp’s charter does not provide such a limit on voting common stock.

Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Eagle Montana’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of Eagle Montana’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Mergers, Consolidations and Sales of Assets

A federal regulation applicable to Eagle Bancorp generally requires the approval of two-thirds of the board of directors of Eagle Bancorp and the holders of two-thirds of the outstanding stock of Eagle Bancorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Eagle Bancorp’s assets. Such regulation permits Eagle Bancorp to merge with another corporation without obtaining the approval of its stockholders if:

(i)	it does not involve an interim savings institution;

(ii)	Eagle Bancorp’s federal stock charter is not changed;

(iii)	each share of Eagle Bancorp’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Eagle Bancorp after such effective date; and

(iv)	either:

(a)	no shares of voting stock of Eagle Bancorp and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)	the authorized but unissued shares or the treasury shares of voting stock of Eagle Bancorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Eagle Bancorp outstanding immediately prior to the effective date of the transaction.

Eagle Montana’s certificate of incorporation contains a provision requiring that specified transactions with an “interested stockholder” be approved by 80% of the voting power of the then outstanding shares unless it is (i) approved by a majority of Eagle Montana’s disinterested directors, or (ii) certain price and procedural requirements are satisfied. An “interested stockholder” is broadly defined to include the right, directly or indirectly, to acquire or to control the voting or disposition of 15% or more of Eagle Montana’s voting stock.

Dissenters’ Rights of Appraisal

Office of Thrift Supervision regulations generally provide that a stockholder of a federally-chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. The regulations also provide, however, that a stockholder of a federally-chartered corporation whose shares are listed on a national securities exchange or quoted on the Nasdaq stock market are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq stock market, or any combination of such shares of stock and cash.

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Under Delaware law, stockholders of Eagle Montana will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Eagle Montana is a party as long as the common stock of Eagle Montana trades on a national securities exchange or is held of record by more than 2,000 holders.

Amendment of Governing Instruments

No amendment of Eagle Bancorp’s stock charter may be made unless it is first proposed by the board of directors of Eagle Bancorp, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.

Eagle Montana’s certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of common stock if at least a majority of the members of the board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the applicability of Section 203 of the Delaware General Corporation Law;

(ii)	the division of the board of directors into three classes;

(iii)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(iv)	the indemnification of current and former directors and officers by Eagle Montana;

(v)	the requirement of an 80% stockholder approval for business combination transactions with interested stockholders;

(vi)	the prohibition of stockholder action by written consent;

(vii)	the requirement that the holders of at least 80% of the outstanding shares of common stock must vote to remove directors, and can only remove directors for cause;

(viii)	the limitation of liability of officers and directors to Eagle Montana for money damages; and

(ix)	the provision of the certificate of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the certificate of incorporation provided in (i) through (viii) of this list.

The certificate of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders and that specified provisions in the bylaws may only be amended by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

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RESTRICTIONS ON ACQUISITION OF EAGLE BANCORP MONTANA, INC.

Although the board of directors of Eagle Montana is not aware of any effort that might be made to obtain control of Eagle Montana after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Eagle Montana’s certificate of incorporation to protect the interests of Eagle Montana and its stockholders from takeovers which our board of directors might conclude are not in the best interests of American Federal Savings Bank, Eagle Montana or Eagle Montana’s stockholders.

The following discussion is a general summary of the material provisions of Eagle Montana’s certificate of incorporation and bylaws, American Federal Savings Bank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and reference should be made in each case to the actual document or regulatory provision in question. Eagle Montana’s certificate of incorporation and bylaws are included as part of Eagle Financial MHC’s application for conversion filed with the Office of Thrift Supervision and Eagle Montana’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Eagle Montana’s Certificate of Incorporation and Bylaws

Eagle Montana’s certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Eagle Montana more difficult.

Prohibition of Cumulative Voting. The certificate of incorporation prohibits cumulative voting for the election of directors.

Restrictions on Removing Directors from Office. The certificate of incorporation provides that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote.

Authorized but Unissued Shares. After the conversion, Eagle Montana will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Eagle Bancorp Montana, Inc. Following the Conversion.” The certificate of incorporation authorize 1,000,000 shares of serial preferred stock. Eagle Montana is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Eagle Montana that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Eagle Montana. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by our board of directors and also by at least a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the applicability of Section 203 of the Delaware General Corporation Law;

(ii)	the division of the board of directors into three classes;

(iii)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(iv)	the indemnification of current and former directors and officers by Eagle Montana;

(v)	the requirement of an 80% stockholder approval for business combination transactions with interested stockholders;

(vi)	the prohibition of stockholder action by written consent;

(vii)	the requirement that the holders of at least 80% of the outstanding shares of common stock must vote to remove directors, and can only remove directors for cause;

(viii)	the limitation of liability of officers and directors to Eagle Montana for money damages; and

(ix)	the provision of the certificate of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the certificate of incorporation provided in (i) through (viii) of this list.

The certificate of incorporation also provide that certain bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders and that specified provisions in the bylaws may only be amended by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

Stockholder Vote Required to Approve Business Combinations with Principal Shareholders. The certificate of incorporation of Eagle Montana requires the approval of the holders of at least 80% of Eagle Montana’s outstanding shares of voting

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stock to approve certain “Business Combinations,” as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of common stock of Eagle Montana and any other affected class of stock. Under the certificate of incorporation, at least 80% approval of stockholders is required in connection with any transaction involving an interested stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of Eagle Montana’s board of directors who are unaffiliated with the interested stockholder and were directors prior to the time when the interested stockholder became an interested stockholder or (ii) if the proposed transaction meets certain conditions set forth in the certificate of incorporation, which are designed to afford the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient.

The term “interested stockholder” is defined to include any individual, corporation, partnership or other entity (other than Eagle Montana or its subsidiary) which owns beneficially or controls, directly or indirectly, 15% or more of the outstanding shares of voting stock of Eagle Montana. This provision of the certificate of incorporation applies to any “Business Combination,” which is defined to include (i) any merger, consolidation or share exchange of Eagle Montana or any of its subsidiaries with or into any interested stockholder or affiliate of an interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any interested stockholder or affiliate of assets of Eagle Montana having an aggregate market value of 10% or more of either the aggregate market value of the total consolidated assets of Eagle Montana or the aggregate market value of the outstanding stock of Eagle Montana; (iii) the issuance or transfer to any interested stockholder or its affiliate by Eagle Montana (or any subsidiary) of any securities of Eagle Montana subject to certain exceptions; (iv) the adoption of any plan for the liquidation or dissolution of Eagle Montana proposed by or on behalf of any interested stockholder or affiliate thereof; (v) any reclassification of securities, recapitalization, merger or consolidation of Eagle Montana which has the effect of increasing the proportionate share of outstanding shares of common stock or any class of equity or convertible securities of Eagle Montana owned directly or indirectly by an interested stockholder or affiliate thereof; (vi) any transaction involving Eagle Montana or any subsidiary that has the effect of increasing the proportionate share of the stock of any class or securities convertible into stock of any class or series owned by the interested stockholder except for immaterial changes due to fractional share adjustments or as a result of stock repurchases not caused by the interested stockholder; and (vii) any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through Eagle Montana or any subsidiary.

Purpose and Anti-Takeover Effects of Eagle Montana’s Certificate of Incorporation and Bylaws. Our board of directors believes that the provisions described above or below are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of Eagle Montana and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Eagle Montana and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, our board of directors believes that it is in the best interests of Eagle Montana and its stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Eagle Montana and that is in the best interests of all stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Eagle Montana for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Eagle Montana’s assets.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Eagle Montana’s certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, we may adopt additional anti-takeover provisions in our certificate of incorporation or other devices regarding the acquisition of our equity securities that would be permitted for a Delaware business corporation.

The cumulative effect of the restrictions on acquisition of Eagle Montana contained in our certificate of incorporation and bylaws and in Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Eagle Montana may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

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Delaware Corporate Law

In addition, the state of Delaware has a statute designed to provide Delaware corporations, such as Eagle Montana, with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporation Law is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

In general Section 203 provides that a “Person” who owns 15% or more of the outstanding voting stock of a Delaware corporation (referred to in Section 203 as an “Interested Shareholder”) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such “Person” became an Interested Shareholder. The term “business combination” is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203: (i) any business combination if, prior to the date a person became an Interested Shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an Interested Shareholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Shareholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation’s directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Shareholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Shareholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the board of directors does not intend to propose any such amendment.

Conversion Regulations

Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

American Federal Savings Bank’s Federal Stock Charter

The federal stock charter of American Federal Savings Bank will provide that for a period of five years from the closing of the conversion, no person other than Eagle Montana may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of American Federal Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of American Federal Savings Bank or Eagle Montana or to underwriters in connection with a public offering. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations.

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Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

(i)	the acquisition would result in a monopoly or substantially lessen competition;

(ii)	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

(iii)	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

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DESCRIPTION OF CAPITAL STOCK OF EAGLE BANCORP MONTANA, INC.

FOLLOWING THE CONVERSION

General

Eagle Montana is authorized to issue 8,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Eagle Montana currently expects to issue in the offering up to 2,760,000 shares of common stock, subject to adjustment, and up to 1,813,125 shares, subject to adjustment, in exchange for the publicly held shares of Eagle Bancorp. Eagle Montana will not issue shares of preferred stock in the conversion. Each share of Eagle Montana common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Eagle Montana will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Eagle Montana may pay dividends as and when declared by our board of directors. The payment of dividends by Eagle Montana is subject to limitations that are imposed by law and applicable regulation. Delaware law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The holders of common stock of Eagle Montana will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Eagle Montana issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Eagle Montana will have exclusive voting rights in Eagle Montana. They will elect Eagle Montana’s board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Eagle Montana issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

As a federally-chartered stock savings bank, corporate powers and control of American Federal Savings Bank are vested in its board of directors, who elect the officers of American Federal Savings Bank and who fill any vacancies on the board of directors. Voting rights of American Federal Savings Bank are vested exclusively in the owners of the shares of capital stock of American Federal Savings Bank, which will be Eagle Montana, and voted at the direction of Eagle Montana’s board of directors. Consequently, the holders of the common stock of Eagle Montana will not have direct control of American Federal Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of American Federal Savings Bank, Eagle Montana, as the holder of 100% of American Federal Savings Bank’s capital stock, would be entitled to receive all assets of American Federal Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of American Federal Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Eagle Montana, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Eagle Montana available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Eagle Montana will not be entitled to preemptive rights with respect to any shares that may be issued. Eagle Montana common stock is not subject to redemption.

Preferred Stock

None of the shares of Eagle Montana’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

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TRANSFER AGENT

The transfer agent and registrar for Eagle Montana’s common stock is Registrar & Transfer Co., Cranford, New Jersey.

EXPERTS

The consolidated financial statements of Eagle Bancorp and subsidiaries as of June 30, 2009 and 2008, and for each of the years in the two-year period ended June 30, 2009, have been included herein in reliance upon the report of Davis, Kinard & Co., P.C., independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Feldman Financial Advisors, Inc. has consented to the publication herein of the summary of its report to Eagle Montana setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the offering and its letter with respect to subscription rights.

LEGAL MATTERS

Nixon Peabody LLP, Washington, D.C., counsel to Eagle Bancorp Montana, Inc., Eagle Financial MHC, Eagle Bancorp and American Federal Savings Bank, will issue to Eagle Montana its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Gough, Shanahan, Johnson & Waterman PLLP, counsel to Eagle Bancorp Montana, Inc., Eagle Financial MHC, Eagle Bancorp and American Federal Savings Bank, will issue to Eagle Montana its opinion regarding the state income tax consequences of the conversion. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Luse Gorman Pomerenk & Schick, P.C., Washington D.C.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

Eagle Montana has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Eagle Montana. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Eagle Financial MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Western Regional Office of the Office of Thrift Supervision, 225 E. John Carpenter Freeway, Suite 500, Irving, Texas 75062-2326. Our plan of conversion and reorganization is available, upon request, at each of our banking offices.

In connection with the offering, Eagle Montana will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Eagle Montana and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion and reorganization, Eagle Montana has undertaken that it will not terminate such registration for a period of at least three years following the offering.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF EAGLE BANCORP AND ITS SUBSIDIARIES

***

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Eagle Bancorp and Subsidiary

We have audited the accompanying consolidated statements of financial condition of Eagle Bancorp and Subsidiary as of June 30, 2009 and 2008 and the related consolidated statements of income, stockholders’ equity and cash flows for years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2009 and 2008 financial statements referred to above present fairly, in all material respects, the financial position of Eagle Bancorp and Subsidiary as of June 30, 2009 and 2008, and the results of its operations and its cash flows for years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ DAVIS KINARD & CO. PC
DAVIS KINARD & CO. PC

Abilene, Texas

August 7, 2009

EAGLE BANCORP AND SUBSIDIARY

Consolidated Statements of Financial Condition

(Dollars in Thousands, Except for Per Share Data)

	September 30, 2009	June 30,
		2009	2008
	(Unaudited)
Assets
Cash and due from banks	$3,687	$2,487	$3,541
Interest bearing deposits in banks	944	224	549
Federal funds sold	3,211	3,617	—

Cash and cash equivalents	7,842	6,328	4,090

Securities available-for-sale	92,100	82,263	78,417
Securities held-to-maturity (fair value approximates $384 in 2009 and $708 in 2008)	265	375	697
Preferred stock - SFAS 159	108	25	1,321
FHLB stock restricted, at cost	2,000	2,000	1,715
Investment in Eagle Bancorp Statutory Trust I	155	155	155
Mortgage loans held for sale	3,494	5,349	7,370
Loans receivable, net of deferred loan fees and allowance for loan losses of $625, $525 and $300 at September 30, 2009 and June 30, 2009 and 2008, respectively	168,185	167,197	168,149
Accrued interest and dividend receivable	1,540	1,399	1,426
Mortgage servicing rights, net	2,315	2,208	1,652
Premises and equipment, net	15,371	13,761	8,080
Cash surrender value of life insurance	6,544	6,496	6,285
Real estate acquired in settlement of loans, net of allowance for losses	158	—	—
Other assets	603	2,153	550

Total assets	$300,680	$289,709	$279,907

Liabilities and Shareholders’ equity

Noninterest bearing	$18,902	$15,002	$14,617
Interest bearing	176,178	172,197	164,234

Total deposits	195,080	187,199	178,851

Accrued expenses and other liabilities	3,379	2,507	2,045
Federal funds purchased	—	—	3,000
FHLB advances and other borrowings	66,639	67,056	65,222
Subordinated debentures	5,155	5,155	5,155

Total liabilities	270,253	261,917	254,273

Commitments and contingencies

Shareholders’ equity

Preferred stock, no par value; 1,000,000 shares authorized, no shares issued or outstanding	—	—	—
Common stock, $0.01 par value; 9,000,000 shares authorized, 1,223,572 shares issued; 1,074,507, 1,075,312 and 1,076,072 shares outstanding at September 30, 2009 and June 30, 2009 and 2008, respectively	12	12	12
Capital surplus	4,589	4,564	4,487
Unallocated common stock held by ESOP	(9)	(18)	(55)
Treasury stock, at cost	(5,056)	(5,034)	(5,013)
Retained earnings	29,583	28,850	27,025
Net accumulated other comprehensive gain (loss)	1,308	(582)	(822)

Total shareholders’ equity	30,427	27,792	25,634

Total liabilities and shareholders’ equity	$300,680	$289,709	$279,907

The accompanying notes are an integral part of these consolidated financial statements.

EAGLE BANCORP AND SUBSIDIARY

Consolidated Statements of Income

(Dollars in Thousands, Except for Per Share Data)

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Interest and dividend income
Loans, including fees	$2,708	$2,837	$11,411	$10,905
Securities available-for-sale	1,004	963	3,893	3,071
Securities held- to-maturity	4	5	20	34
Trust preferred securities	—	—	9	9
Federal Home Loan Bank stock dividends	—	7	—	16
Deposits with banks	8	4	15	63

Total interest income	3,724	3,816	15,348	14,098

Interest expense
Deposits	611	862	3,161	4,387
FHLB advances and other borrowings	655	643	2,645	1,966
Subordinated debentures	75	75	309	309

Total interest expense	1,341	1,580	6,115	6,662

Net interest income	2,383	2,236	9,233	7,436

Provision (credit) for loan losses	135	—	257	(175)

Net interest income after provision for loan losses	2,248	2,236	8,976	7,611

Noninterest income
Service charges on deposit accounts	195	190	745	711
Net gain on sale of loans	440	183	2,216	801
Mortgage loan service fees	185	140	628	542
Net realized gain on sales of available for sale securities	—	57	54	72
Net gain (loss) on preferred stock - SFAS 159	84	(1,239)	(1,296)	(511)
Other income	157	165	652	609

Total noninterest income	1,061	(504)	2,999	2,224

Noninterest expenses
Salaries and employee benefits	1,099	1,046	4,411	3,965
Occupancy and equipment expense	219	216	900	818
Data processing	88	73	370	297
Advertising	106	91	394	293
Amortization of mortgage servicing rights	126	71	598	313
Federal insurance premiums	65	7	307	20
Postage	38	33	151	99
Legal, accounting, and examination fees	75	48	231	220
Consulting fees	57	43	114	116
ATM processing	17	14	62	56
Other expense	213	207	1,025	866

Total noninterest expenses	2,103	1,849	8,563	7,063

Income (loss) before income taxes	1,206	(117)	3,412	2,772
Income tax expense (benefit)	362	(17)	1,024	662

Net income (loss)	$844	$(100)	$2,388	$2,110

Basic earnings (loss) per share	$0.79	$(0.09)	$2.23	$1.97

Diluted earnings (loss) per share	$0.69	$(0.08)	$1.96	$1.74

The accompanying notes are an integral part of these consolidated financial statements.

EAGLE BANCORP AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders’ Equity

For the three months ended September 30, 2009 (unaudited)

and the years ended June 30, 2009 and 2008

(Dollars in Thousands, Except for Per Share Data)

	Preferred Stock	Common Stock	Additional Paid-In Capital	Unallocated ESOP Shares	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance at July 1, 2007	$—	$12	$4,387	$(92)	$(4,759)	$25,448	$(908)	$24,088
Net income for the year ended June 30, 2009						2,110		2,110
Change in net unrealized depreciation on available for sale securities and cash flow hedges, net							86	86

Total comprehensive income								2,196

SFAS 159 Adjustment						(118)		(118)
Dividends paid ($.96 per share)						(415)		(415)
Treasury stock purchased (1,250 shares @ $33.00; 3,285 shares @ $32.75; 1,000 shares @ $27.25; 750 shares @ $28.25; 2,000 shares @ $28.25;					(254)			(254)
ESOP shares allocated or committed to be released for allocation (4,600) shares			100	37				137

Balance at June 30, 2008	—	12	4,487	(55)	(5,013)	27,025	(822)	25,634
Net loss for the quarter ended September 30, 2008						(100)		(100)
Other comprehensive income							(1,134)	(1,134)

Total comprehensive income								(1,234)

Dividends paid ($.255per share)						(109)		(109)
Treasury stock purchased (760 shares @ $27.00)					(21)			(21)
EITF No. 06-4 & 06-10						(129)		(129)
ESOP shares allocated or committed to be released for allocation (1,150) shares			21	9				30

Balance at September 30, 2008	—	12	4,508	(46)	(5,034)	26,687	(1,956)	24,171

Balance at June 30, 2008	—	12	4,487	(55)	(5,013)	27,025	(822)	25,634
Net income						2,388		2,388
Change in net unrealized depreciation on available for sale securities and cash flow hedges, net							240	240

Total comprehensive income								2,628

Dividends paid ($1.02 per share)						(435)		(435)
Treasury stock purchased (760 shares @ $27.00)					(21)			(21)
EITF No. 06-4 & 06-10						(128)		(128)
ESOP shares allocated or committed to be released for allocation (4,600) shares			77	37				114

Balance at June 30, 2009	—	12	4,564	(18)	(5,034)	28,850	(582)	27,792
Net income for the quarter ended September 30, 2009						844		844
Other comprehensive income							1,890	1,890
Total comprehensive income								2,734
Dividends paid ($0.26 per share)						(111)		(111)
Treasury stock purchased (805 shares @ $28.25)					(22)			(22)
ESOP shares allocated or committed to be released for allocation (1,150 shares)			25	9				34

Balance at September 30, 2009	$—	$12	$4,589	$(9)	$(5,056)	$29,583	$1,308	$30,427

The accompanying notes are an integral part of these consolidated financial statements.

EAGLE BANCORP AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Dollars in Thousands, Except for Per Share Data)

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Cash flows from operating activities
Net income	$844	$100	$2,388	$2,110
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Provision for mortgage servicing rights valuation losses	—	—	—	—
Provision(credit) for loan losses	135	—	257	(175)
Depreciation	122	112	482	459
Net amortization of securities premium & discounts	38	50	163	234
Amortization of capitalized mortgage servicing rights	126	71	598	313
Net gain on sale of loans	(440)	(183)	(2,216)	(801)
Net realized (gain) loss on sales of available-for-sale securities	—	(57)	(54)	(72)
Net recognized loss (gain) on preferred stock - SFAS 159	(84)	1,239	1,296	511
Net loss on sale of OREO	—	—	2	—
Net loss on sale of fixed assets	—	—	—	3
Appreciation in cash surrender value of life insurance, net	(48)	(60)	(211)	(222)
Net change in
Loans held for sale	2,290	280	4,257	(5,366)
Accrued interest receivable	(141)	(67)	27	(95)
Other assets	1,556	(552)	(1,603)	414
Accrued expenses and other liabilities	98	1,038	344	(311)

Net cash provided by (used in) operating activities	4,496	1,771	5,730	(2,998)

Cash flows from investing activities
Activity in available for sale securities
Sales	—	4,062	5,298	4,852
Maturities, prepayments and calls	2,003	3,649	11,182	15,778
Purchases	(9,174)	(8,152)	(20,114)	(36,176)
Activity in held to maturity securities
Maturities, prepayments and calls	110	308	322	224
FHLB stock purchased	—	(166)	(285)	(400)
Loan originations and principal collections, net			(471)	(10,175)
Net increase in loan receivable, excludes transfers to real estate acquired in settlement of loans	(1,519)	(5,057)
Purchase of bank owned life insurance	—	—	—	(300)
Proceeds from sale of OREO	—	—	13	—
Proceeds from sale of equipment	—	—	—	9
Additions to premises and equipment	(1,732)	(1,128)	(6,163)	(2,746)

Net cash used in investing activities	(10,312)	(6,484)	(10,218)	(28,934)

Cash flows from financing activities
Net increase (decrease) in deposits	7,880	4,244	8,348	(800)
Net change in federal funds purchased	—	(3,000)	(3,000)	(800)
Net change in advances from the FHLB and other borrowings	(417)	3,696	1,834	35,222
Purchase of treasury stock, at cost	(22)	(21)	(21)	(254)
Dividends paid	(111)	(109)	(435)	(415)

Net cash provided by financing activities	7,330	4,810	6,726	32,953

Net change in cash and cash equivalents	1,514	97	2,238	1,021
Cash and cash equivalents at beginning of period	6,328	4,090	4,090	3,069

Cash and cash equivalents at end of period	$7,842	$4,187	$6,328	$4,090

The accompanying notes are an integral part of these consolidated financial statements.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: Summary of Significant Accounting Policies

Nature of Operations

Eagle Bancorp was organized in 2000 as the majority-owned subsidiary of Eagle Financial, MHC, (“the Mutual Holding Company”) and the sole parent of American Federal Savings Bank (“the Bank”). Collectively, Eagle Bancorp and the Bank are referred to herein as “the Company.”

The Bank is a federally chartered savings bank subject to the regulations of the Office of Thrift Supervision (“OTS”). The Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”).

The Bank is headquartered in Helena, Montana, and operates additional branches in Butte, Bozeman, and Townsend, Montana. The Bank’s market area is concentrated in south central Montana, to which it primarily offers commercial, residential, and consumer loans. The Bank’s principal business is accepting deposits and, together with funds generated from operations and borrowings, investing in various types of loans and securities.

Principles of Consolidation

The consolidated financial statements include the accounts of Eagle Bancorp and the Bank. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, mortgage servicing rights, and the valuation of foreclosed assets. In connection with the determination of the estimated losses on loans, foreclosed assets, valuation of deferred tax assets and mortgage servicing rights management obtains independent appraisals and valuations.

Significant Group Concentrations of Credit Risk

Most of the Company’s business activity is with customers located within the south-central Montana area. Note 3 discusses the types of securities that the Company invests in. Note 4 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

The Company carries certain assets with other financial institutions which are subject to credit risk by the amount such assets exceed federal deposit insurance limits. At September 30, 2009 and June 30, 2009 and 2008, no account balances were held with correspondent banks that were in excess of FDIC insured levels. Also, from time to time, the Company is due amounts in excess of FDIC insurance limits for checks and transit items. Management monitors the financial stability of correspondent banks and considers amounts advanced in excess of FDIC insurance limits to present no significant additional risk to the Company.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 1:	Summary of Significant Accounting Policies — continued

Cash and Cash Equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet captions “cash and due from banks,” “interest bearing deposits in banks,” and “federal funds sold” all of which mature within ninety days.

The Bank is required to maintain a reserve balance with the Federal Reserve Bank. The Bank properly maintained amounts in excess of required reserves of $50,000 as of September 30, 2009, June 30, 2009 and 2008.

Investment Securities

The Company designates debt and equity securities as held-to-maturity, available-for-sale, or trading.

Held-to-maturity — Debt investment securities that management has the positive intent and ability to hold until maturity are classified as held-to-maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the interest method over the period remaining until maturity.

Available-for-sale — Investment securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, need for liquidity, and changes in the availability of and the yield of alternative investments, are classified as available-for-sale. These assets are carried at fair value. Unrealized gains and losses, net of tax, are reported as other comprehensive income. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and determined using the specific identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary are recognized by write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses.

Trading — No investment securities were designated as trading at September 30, 2009 and June 30, 2009 and 2008.

Securities — SFAS 159 — Beginning fiscal year, July 1, 2007 the Company elected to account for its preferred stock under SFAS No. 159, which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these assets are recognized in earning when incurred. On July 1, 2007 a charge to retained earnings for $118,000 was recorded in accordance with the implementation of SFAS No. 159 to record the unrealized loss (net of taxes) on preferred stock at that date.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 1:	Summary of Significant Accounting Policies — continued

Federal Home Loan Bank Stock

The Company’s investment in Federal Home Loan Bank (“FHLB”) stock is a restricted investment carried at cost ($100 per share par value), which approximates its fair value. As a member of the FHLB system, the Company is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding FHLB advances. The Company may request redemption at par value of any stock in excess of the amount it is required to hold. Stock redemptions are made at the discretion of the FHLB. The Bank redeemed no FHLB shares during the three months ended September 30, 2009 and the years ended June 30, 2009 and 2008.

Mortgage Loans Held-for-Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value, determined in aggregate, plus the fair value of associated derivative financial instruments. Net unrealized losses, if any, are recognized in a valuation allowance by a charge to income.

Loans

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans in south central Montana. The ability of the Company’s debtors to honor their contracts is dependent upon the general economic conditions in this area.

Loans receivable that management has the intent and ability to hold until maturity are reported at the outstanding principal balance adjusted for any charge-offs, allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or unaccreted discounts on purchased loans. Loan origination fees, net of certain direct origination costs are deferred and amortized over the contractual life of the loan, as an adjustment of the yield, using the interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Personal loans are typically charged off no later than 180 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 1: Summary of Significant Accounting Policies — continued

Allowance for Loan Losses — continued

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance consists of specific, general and unallocated components. For such loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are subject of a restructuring agreement.

Mortgage Servicing Rights

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Generally, purchased servicing rights are capitalized at the cost to acquire the rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on a market price valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 1:	Summary of Significant Accounting Policies — continued

Mortgage Servicing Rights — continued

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that the fair value is less than the capitalized amount for the tranches. If the Bank later determines that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the allowance may be recorded as an increase to income. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Cash Surrender Value of Life Insurance

Life insurance policies are initially recorded at cost at the date of purchase. Subsequent to purchase, the policies are periodically adjusted for fair value. The adjustment to fair value increases or decreases the carrying value of the policies and is recorded as an income or expense on the consolidated statement of income. For the three months ended September 30, 2009 and the years ended June 30, 2009 and 2008 there were no adjustments to fair value that were outside the normal appreciation in cash surrender value.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are initially recorded at the lower of the Company’s carrying amount or fair value less estimated selling cost at the date of foreclosure. All write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less cost to sell. Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Premises and Equipment

Land is carried at cost. Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the expected useful lives of the assets, which are for ten to forty years for buildings and improvements and two to ten years for furniture and fixtures. The costs of maintenance and repairs are expensed as incurred, while major expenditures for renewals and betterments are capitalized.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 1:	Summary of Significant Accounting Policies — continued

Income Taxes

The Company and its subsidiary file consolidated federal and state income tax returns. Each entity is viewed as, and reports as, a separate legal and accounting entity for regulatory purposes. Accordingly, each entity’s applicable federal and state income tax expense or benefit (both current and deferred) is recorded as if each entity had filed its income tax returns on a separate entity basis. Income taxes are accounted for under the asset and liability method. Accordingly, deferred taxes are recognized for the estimated future tax effects attributable to “temporary differences” between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in income tax expense in the period that includes the enactment date of the change. A deferred tax liability is recognized for all temporary differences that will result in future taxable income. A deferred tax asset is recognized for all temporary differences that will result in future tax deductions, subject to reduction of the asset by a valuation allowance in certain circumstances. This valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized. The valuation allowance is subject to ongoing adjustment based on changes in circumstances that affect management’s judgment about the realizability of the deferred tax asset. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense.

Treasury Stock

Treasury stock is accounted for on the cost method and consists of 149,065 shares at September 30, 2009 (unaudited) and 148,260 shares at December 31, 2009 and 147,500 shares at December 31,2008.

Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising costs were approximately $106,000, $91,000, $394,000 and $293,000 for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and the years ended June 30, 2009 and 2008, respectively.

Employee Stock Ownership Plan

Compensation expense recognized for the Company’s ESOP equals the fair value of shares that have been allocated or committed to be released for allocation to participants. Any difference between the fair value of the shares at the time and the ESOP’s original acquisition cost is charged or credited to stockholders’ equity (capital surplus). The cost of ESOP shares that have not yet been allocated or committed to be released is deducted from stockholders’ equity.

Earnings Per Share

Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net income by the weighted average number of common shares used to compute basic EPS plus the incremental amount of potential common stock determined by the treasury stock method. For purposes of computing EPS, outstanding common shares include all shares issued to the Mutual Holding Company but exclude ESOP shares that have not been allocated or committed to be released for allocation to participants.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 1: Summary of Significant Accounting Policies — continued

Financial Instruments

All derivative financial instruments that qualify for hedge accounting are recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments used as cash flow hedges are recognized as a component of comprehensive income. At September 30, 2009 and June 30, 2009 and 2008, the Company was holding forward delivery commitments that qualify as derivative financial instruments.

The carrying value of the Company’s financial instruments approximates fair value. The fair value of the Company’s financial instruments is generally determined by a third party’s valuation of the underlying asset.

Recent Accounting Pronouncements

GAAP Codification – On July 1, 2009, the FASB’s GAAP Codification became effective as the sole authoritative source of GAAP. This codification reorganizes current GAAP for non-governmental entities into a topical index to facilitate accounting research and to provide users additional assurance that they have referenced all related literature pertaining to a given topic. Existing GAAP prior to the Codification was not altered in the compilation of the GAAP Codification. The GAAP Codification encompasses all FASB Statements of Financial Accounting Standards, Emerging Issues Task Force statements, FASB Staff Positions, FASB Interpretations, FASB Derivative Implementation Guides, American Institute of Certified Public Accountants Statement of Positions, Accounting Principles Board Opinions and Accounting Research Bulletins along with the remaining body of GAAP effective as of June 30, 2009. Financial Statements issued for all interim and annual periods ending after September 15, 2009, will need to reference accounting guidance embodied in the Codification as opposed to referencing the previously authoritative pronouncements.

In December 2007, the FASB issued ASC 810 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and the deconsolidation of a subsidiary; (b) changes the way the consolidated income statement is presented; (c) establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation; (d) requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated; and (e) requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. The accounting provisions of ASC 810 must be applied prospectively, but the presentation and disclosure requirements must be applied retrospectively to provide comparability in the financial statements. Early adoption is prohibited. ASC 810 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is in the process of determining the impact of adopting this new accounting principle on its consolidated financial position, results of operations and cash flows

The FASB recently issued ASC 805 that requires (a) a company to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at fair value as of the acquisition date; and (b) an acquirer in preacquisition periods to expense all acquisition-related costs, among various other modifications included in ASC 805. ASC 805 requires that any adjustments to an acquired entity’s deferred tax asset and liability balance that occur after the measurement period be recorded as a component of income tax expense. This accounting treatment is required for business combinations consummated before the effective date ASC 805 (non-prospective), otherwise ASC 805 must be applied prospectively. The presentation and disclosure requirements must be applied retrospectively to provide comparability in the financial statements. Early adoption is prohibited. ASC 805 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The impact of this standard is dependent upon the level of future acquisitions.

FASB ASC 815-10 requires companies to provide qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. The statement also requires companies to disclose more information about the location and amounts of derivative instruments in financial statements; how derivatives and related hedges are accounted for and how the hedges affect the entity’s financial position, financial performance and cash flows. FASB ASC 815-10 is effective for periods beginning after November 15, 2008. The Company will comply with the disclosure provisions of FASB ASC 815-10 to the extent it has entered into derivative transactions in the year of adoption.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 1: Summary of Significant Accounting Policies — continued

Recent Accounting Pronouncements

On November 14, 2008, the Securities and Exchange Commission (“SEC”) issued its long-anticipated proposed International Financial Reporting Standards (“IFRS”) roadmap outlining milestones that, if achieved, could lead to mandatory transition to IFRS for U.S. domestic registrants starting in 2014. IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board (IASB). Under the proposed roadmap, the Company could be required through its parent company to prepare financial statements in accordance with IFRS, and the SEC will make a determination in 2011 regarding the mandatory adoption of IFRS for U.S. domestic registrants. Management is currently assessing the impact that this potential change would have on the Company’s consolidated financial statements, and will continue to monitor the development of the potential implementation of IFRS.

Reclassifications

Certain amounts reported in the prior year financial statements have been reclassified to conform with the current presentation.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 2: Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share for the periods indicated:

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
(In Thousands)
Weighted average shares outstanding during the year on which basic earnings per share is calculated	$1,073	$1,069	$1,071	$1,071
Add: weighted average of stock held in treasury	149	148	148	143
Average outstanding shares on which diluted earnings per share is calculated	$1,222	$1,217	$1,219	$1,214

Net income (loss) applicable to common stockholders	$844	$(100)	$2,338	$2,110

Basic earnings (loss) per share	$0.79	$(0.09)	$2.23	$1.97

Diluted earnings (loss) per share	$0.69	$(0.08)	$1.96	$1.74

NOTE 3: Securities

The Company’s investment policy requires that the Company purchase only high-grade investment securities. Most municipal obligations are categorized as “AAA” or better by a nationally recognized statistical rating organization. These ratings are achieved because the securities are backed by the full faith and credit of the municipality and also supported by third-party credit insurance policies. Mortgage backed securities and collateralized mortgage obligations are issued by government sponsored corporations, including Federal Home Loan Mortgage Corporation, Fannie Mae, and the Guaranteed National Mortgage Association. The amortized cost and estimated fair values of securities, together with unrealized gains and losses, are as follows:

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 3: Securities — continued

	September 30, 2009 (Unaudited)
(Dollars in Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for Sale
U.S. Government and agency	$4,919	$28	$(17)	$4,930
Municipal obligations	33,354	1,076	(394)	34,036
Corporate obligations	9,944	343	(250)	10,037
Mortgage-backed securities – government-backed	7,737	253	(5)	7,985
Private label mortgage-backed securities and CMOs	2,129	17	(138)	2,008

CMOs – government-backed	32,212	893	(1)	33,104

Total securities available for sale	$90,295	$2,610	$(805)	$92,100

Held to Maturity
Municipal obligations	$265	$6	$—	$271

Total securities held to maturity	$265	$6	$—	$271

Securities SFAS 159
Preferred stock	$2,000	$—	$(1,892)	$108

	$2,000	$—	$(1,892)	$108

	June 30, 2009
(Dollars in Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for Sale
U.S. Government and agency	$3,893	$14	$(25)	$3,882
Municipal obligations	29,747	202	(1,056)	28,893
Corporate obligations	9,963	149	(619)	9,493
Mortgage-backed securities – government-backed	8,287	162	(5)	8,444
Private label mortgage-backed securities and CMOs	2,226	0	(382)	1,844

CMOs – government-backed	29,048	663	(4)	29,707

Total securities available for sale	$83,164	$1,190	$(2,091)	$82,263

Held to Maturity
Municipal obligations	$375	$9	$—	$384

Total securities held to maturity	$375	$9	$—	$384

Securities SFAS 159
Preferred stock	$2,000	$—	$(1,975)	$25

	$2,000	$—	$(1,975)	$25

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 3: Securities — continued

	June 30, 2008
(Dollars in Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for Sale
U.S. Government and agency	$2,242	$6	$(16)	$2,232
Municipal obligations	22,790	60	(660)	22,190
Corporate obligations	12,811	53	(142)	12,722
Mortgage-backed securities – government-backed	13,135	8	(127)	13,016
Private label mortgage-backed securities and CMOs	767	0	(76)	691
CMOs – government-backed	27,813	36	(316)	27,533
Common stock	82	—	(49)	33

Total securities available for sale	$79,640	$163	$(1,386)	$78,417

Held to Maturity
Municipal obligations	$675	$11	$—	$686
Mortgage-backed securities – government-backed	22	—	—	22

Total securities held to maturity	$697	$11	$—	$708

Securities SFAS 159
Preferred stock	$2,000	$—	(679)	$1,321

	$2,000	$—	(679)	$1,321

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 3:	Securities — continued

Beginning July 1, 2007 the Company elected to account for its FHLMC and FNMA preferred stock under SFAS No. 159 Fair Value Option for Financial Assets and Financial Liabilities, which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these assets are recognized in earnings when incurred. Management elected to invoke the option to carry its preferred stock at fair value to more accurately reflect the estimated realizability of the preferred stock at each financial reporting date. The market value of preferred stock was $108,000, $25,000 and $1,321,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively, resulting in a gain / (loss) in value of $84,000, ($1,239,000), ($1,296,000) and ($511,000) for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and for the years ended June 30, 2009 and 2008, respectively, and is included in noninterest income.

The Company has not entered into any interest rate swaps, options, or futures contracts relating to investment securities.

Gross recognized gains on securities available-for-sale were $0, $69,000, $113,000 and $87,000 for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and for the years ended June 30, 2009 and 2008, respectively. Gross realized losses on securities available-for-sale were $0, $12,000, $59,000, and $15,000 for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and for the years ended June 30, 2009 and 2008, respectively.

The amortized cost and estimated fair value of securities at September 30, 2009 (unaudited) and June 30, 2009 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	September 30, 2009 (Unaudited)
	Held to Maturity		Available for Sale
(Dollars in Thousands)	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value
Due in one year or less	$0	$0	$0	$0
Due from one to five years	265	271	13,175	13,320
Due from five to ten years			9,142	9,417
Due after ten years			25,900	26,266

	265	271	48,217	49,003
Mortgage-backed			7,737	7,985
Private label mortgage-backed securities and CMOs			2,129	2,008

CMOs			32,212	33,104

Total	$265	$271	$90,295	$92,100

	June 30, 2009
	Held to Maturity		Available for Sale
(Dollars in Thousands)	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value
Due in one year or less	$110	$110	$110	$110
Due from one to five years	125	131	10,414	10,187
Due from five to ten years	140	143	7,643	7,683
Due after ten years	—	—	25,437	24,289

	375	384	43,604	42,269
Mortgage-backed – government-backed	—	—	8,287	8,444
Private label mortgage-backed securities and CMOs			2,226	1,844

CMOs – government-backed	—	—	29,047	29,706

Total	$375	384	$83,164	$82,263

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 3: Securities — continued

Maturities of securities do not reflect repricing opportunities present in adjustable rate securities.

At September 30, 2009 and June 30, 2009 and 2008, securities with a carrying value of $34,986,000, $36,651,000 and $33,880,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

The following table discloses, as of September 30, 2009 and June 30, 2009 and 2008, the Company’s investment securities that have been in a continuous unrealized-loss position for less than 12 months and those that have been in a continuous unrealized loss position for 12 or more months:

	Less than 12 months		12 months or longer
	September 30, 2009 (Unaudited)
(Dollars in Thousands)	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses
U.S. Government and agency	$711	$11	$450	$6
Municipal obligations	1,756	104	2,675	291
Corporate obligations	0	0	1,412	250
Private label mortgage-backed securities and CMOs	583	20	355	119

Mortgage-backed & CMOs – government-backed	2,121	2	392	3

Total	$5,171	$137	$5,284	$670

	June 30, 2009
(Dollars in Thousands)	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses
U.S. Government and agency	$1,686	$18	$458	$7
Municipal obligations	11,529	422	5,732	634
Corporate obligations	1,193	49	1,961	570
Private label mortgage-backed securities and CMOs	1,339	192	504	189

Mortgage-backed & CMOs – government-backed	1,416	4	558	6

Total	$17,163	$685	$9,213	$1,406

	June 30, 2008
U.S. Government and agency	$964	$16	$—	$—
Municipal obligations	13,272	460	3,067	200
Corporate obligations	7,973	218	—	—
Private label mortgage-backed securities and CMOs	766	76	0	0
Mortgage-backed & CMOs – government-backed	31,425	328	1,991	39
Common stock	33	49	1.1	1.2

Total	$54,433	$1,147	$5,058	$239

In evaluating debt securities for other-than-temporary impairment losses, management assesses whether the Company intends to sell or if it is more likely-than-not that it will be required to sell impaired debt securities. In so doing, management considers contractual constraints, liquidity, capital, asset/liability management and securities portfolio objectives. With respect to its impaired debt securities at September 30, 2009, June 30, 2009 and 2008, management determined that it does not intend to sell and that there is no expected requirement to sell any of its impaired debt securities.

As of September 30, 2009, June 30, 2009 and 2008, there were 45, 97 and 140 securities are in an unrealized loss position and were considered to be temporarily impaired and therefore an impairment charge has not been recorded. All of such temporarily impaired investments are debt securities.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At September 30, 2009, 19 U.S. Government and agency securities and municipal obligations have unrealized losses with aggregate depreciation of less than 1.1% from the Company’s amortized cost basis. These unrealized losses are principally due to rising interest rates. As such, the Company determined that none of such securities had other-than-temporary impairment.

At September 30, 2009, 21 mortgage backed and CMO securities have unrealized losses with aggregate depreciation of less than 0.4% from the Company’s cost basis. These unrealized losses are principally due to credit concerns and rising interest rates. Management considers available evidence to assess whether it is more likely-than-not that all amounts due would not be collected. In such assessment, management considers the severity and duration of the impairment, the credit ratings of the security, the overall deal and payment structure, including the Company's position within the structure, underlying obligor, financial condition and near term prospects of the issuer, delinquencies, defaults, loss severities, recoveries, prepayments, cumulative loss projections, discounted cash flows and fair value estimates.

At September 30, 2009, 5 corporate obligations have unrealized losses with aggregate depreciation of less than 2.6% from the Company’s cost basis. These unrealized losses are principally due to credit concerns with the issuers along with rising interest rates. Management, in conjunction with its investment consultants, reviews the ability of the companies which issued the securities to meet their payment terms. This evaluation includes a review of each company’s financial condition (including parent and subsidiary information), current developments in the financial press, and commentary from the ratings agencies. Management has concluded that the companies, as demonstrated by their continued payments of interest and the rise in fair values subsequent to September 30, 2009, are not experiencing severe enough difficulties to consider the securities as other than temporarily impaired.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 4: Loans

A summary of the balances of loans follows:

	September 30, 2009	June 30,
		2009	2008
	(Unaudited)
(Dollars in Thousands)
First mortgage loans
Residential mortgage (1-4 family)	$76,711	$79,216	$86,751
Commercial real estate	38,761	36,713	28,197
Real estate construction	6,119	4,642	7,317
Other loans: Home equity	28,836	28,676	28,034
Consumer	11,074	10,835	11,558
Commercial	7,244	7,541	6,502

Subtotal	168,745	167,623	168,359
Less: Allowance for loan losses	(625)	(525)	(300)
Deferred loan fees, net	65	99	90

Total loans, net	$168,185	$167,197	$168,149

Loans net of related allowance for loan losses on which the accrual of interest has been discontinued were $1,251,000, $990,000 and $0 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. Interest income not accrued on these loans and cash interest income was immaterial for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and for the years ended June 30, 2009 and 2008. The allowance for loan losses on nonaccrual loans as of September 30, 2009 (unaudited) and June 30, 2009 and 2008 was $34,000, $12,000 and $32,000, respectively. The Company expects to collect all amounts due on nonaccrual loans, including interest accrued at contractual rates. There were $30,000, $15,000 and $32,000 loans considered impaired at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. As of September 30, 2009 (unaudited) and June 30, 2009 and 2008, the Company had $171,000, $251,000 and $0, respectively, of loans past due greater than ninety days that were still accruing interest.

The following is a summary of changes in the allowance for loan losses:

	September 30, 2009	June 30,
		2009	2008
	(Unaudited)
(Dollars in Thousands)
Balance at beginning of period	$525	$300	$518
Provision (credit) for loan losses	135	257	(175)
Loans charged off	(36)	(47)	(54)
Recoveries of loans previously charged off	1	15	11

Balance at end of period	$625	$525	$300

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 5: Loans — continued

Loans are granted to directors and officers of the Company in the ordinary course of business. Such loans are made in accordance with policies established for all loans of the Company, except that directors, officers, and employees may be eligible to receive discounts on loan origination costs.

Loans receivable from directors and senior officers, and their related parties, of the Company at September 30, 2009 and June 30, 2009 and 2008, were $1,820,104, $1,760,679 and $7,808,639, respectively. During the three months ended September 30, 2009 (unaudited) and the year ended June 30, 2009, total principal additions amounted to $134,438 and $123,752, respectively, and total principal payments amounted to $64,109 and $6,123,665, respectively. One loan was to a company that is a related party of a director, and accounts for $6,000,000 of the $9,489 and $6,123,665 principal payments noted previously. On July 9, 2008 $6,000,000 of this loan was sold to the Montana Board of Investments under an existing commitment established February 28, 2007. Interest income from all these loans was $28,970, $26,705, $140,015 and $229,617 for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and the years ended June 30, 2009 and 2008, respectively.

NOTE 5: Mortgage Servicing Rights

The Company is servicing loans for the benefit of others totaling approximately $284,630,000, $270,508,000 and $204,654,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors, and foreclosure processing.

Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposits, were approximately $2,679,000, $2,668,000 and $2,219,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively.

The following is a summary of activity in mortgage servicing rights and the valuation allowance:

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
(Dollars in Thousands)
Mortgage servicing rights
Balance at beginning of period	$2,208	$1,652	$1,652	$1,628
Mortgage servicing rights capitalized	233	80	1,154	337
Amortization of mortgage servicing rights	(126)	(71)	(598)	(313)

Balance at end of period	2,315	1,661	2,208	1,652
Valuation allowance
Balance at beginning of period	—	—	—	—
Provision (credited) to operations	—	—	—	—

Balance at end of period	—	—	—	—

Net mortgage servicing rights	$2,315	$1,661	$2,208	$1,652

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 5: Mortgage Servicing Rights — continued

The fair values of these rights were $2,649,000, $2,389,000 and $2,078,000 at September 30, 2009 and June 30, 2009 and 2008, respectively. The fair value of servicing rights was determined using discount rates ranging from 9% to 20%, prepayment speeds ranging from 100% to 400%, depending on stratification of the specific right. The fair value was also adjusted for the affect of potential past dues and foreclosures.

NOTE 6: Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment follows:

(Dollars in Thousands)	September 30, 2009	June 30,
		2009	2008
	(Unaudited)
Land, buildings, and improvements	$18,069	$16,380	$10,571
Furniture and equipment	3,800	3,757	4,261

	21,869	20,137	14,832
Accumulated depreciation	(6,498)	(6,376)	(6,752)

	$15,371	$13,761	$8,080

Depreciation expense totaled $122,031, $111,662, $482,256 and $458,964 for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and the years ended June 30, 2009 and 2008, respectively.

NOTE 7: Deposits

The composition of deposits is summarized as follows:

(Dollars in Thousands)	September 30, 2009	June 30,
		2009	2008
	(Unaudited)
Noninterest checking	$18,902	$15,002	$14,617
Interest bearing checking	34,784	32,664	30,720
Passbook savings	26,979	26,445	23,906
Money market accounts	26,730	26,886	25,275
Time certificates of deposits	87,685	86,202	84,333

	$195,080	$187,199	$178,851

The weighted average cost of funds was 1.19%, 1.38% and 1.94% at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 7: Deposits — continued

At September 30, 2009 (unaudited) and June 30, 2009, the scheduled maturities of time deposits are as follows:

	September 30, 2009	June 30, 2009
	(Unaudited)
(Dollars in Thousands)
Within one year	$75,307	$72,102
One to two years	7,190	10,067
Two to three years	3,063	2,663
Three to four years	1,596	913
Thereafter	799	457

Total	$87,685	$86,202

Interest expense on deposits is summarized as follows:

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
(Dollars in Thousands)
Checking	$22	$30	$114	$71
Passbook savings	28	39	131	150
Money market accounts	41	112	322	420
Time certificates of deposits	520	681	2,594	3,746

	$611	$862	$3,161	$4,387

As of May 20, 2009 FDIC insurance covers deposits up to $250,000 through December 31, 2013. On January 1, 2014, the standard insurance amount will return to $100,000 per deposit for all account categories except for IRAs and other certain retirement accounts which will remain at $250,000 per depositor. The Bank is a participant in the FDIC’s Transactional Account Guarantee Program, and as such noninterest bearing accounts are fully insured until June 30, 2010 when the program expires. At September 30, 2009 (unaudited) and June 30, 2009 and 2008, the Company held $46,954,000, $40,146,000 and $37,211,000, respectively, in non-retirement deposit accounts that included balances in excess of $100,000 or more. At September 30, 2009 (unaudited) and June 30, 2009 and 2008, the Company held $279,000, $294,000 and $285,000, respectively, in qualified retirement deposit accounts that included balances in excess of $250,000. After December 31, 20013 deposit amounts above $100,000, and $250,000 for retirement accounts may not be insured by the FDIC, depending upon the underlying ownership of the account.

At September 30, 2009 (unaudited) and June 30, 2009 and 2008, the Company reclassified $51,000, $148,000 and $44,000, respectively, in overdrawn deposits as loans.

Directors’ and senior officers’ deposit accounts at September 30, 2009 (unaudited )and June 30, 2009 and 2008, were $317,000, $299,000 and $201,000, respectively.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 8: Advances from the Federal Home Loan Bank and other borrowings

Advances from the Federal Home Loan Bank of Seattle and other borrowings mature as follows:

	September 30, 2009	June 30,
		2009	2008
(Dollars in Thousands)	(Unaudited)

Within one year	$10,667	$10,667	$9,167
One to two years	9,972	8,389	15,666
Two to three years	25,000	18,000	3,389
Three to four years	7,000	16,000	16,000
Four to five years	9,000	9,000	16,000
Thereafter	5,000	5,000	5,000

Total	$66,639	$67,056	$65,222

Federal Home Loan Advances

The advances are due at maturity, with the exception of two advances, totaling, $10,000,000, that are callable at the FHLB of Seattle’s option. The advances are subject to prepayment penalties. The interest rates on advances are fixed. The advances are collateralized by investment securities pledged to the FHLB of Seattle and a blanket pledge of the Bank’s 1-4 family residential mortgage portfolio. The carrying value of the securities collateralized for these advances was $772,000 and $1,135,081 as of September 30, 2009 (unaudited) and June 30, 2009, respectively. At September 30, 2009 (unaudited) and June 30, 2009 and 2008, the Company exceeded the collateral requirements of the FHLB. The Company’s investment in FHLB stock is also pledged as collateral on these advances. The total FHLB funding line available to the Company at September 30, 2009 (unaudited) and June 30, 2009, was 30% and 30%, respectively, of total Bank assets, or approximately $88.4 million and $86.8 million, respectively. The balance of advances was $43,639,000, $44,056,000 and $42,222,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively.

Other Borrowings

The Bank had $23,000,000 in structured repurchase agreements with PNC Financial Service Group, Inc. (“PNC”) at September 30, 2009 and June 30, 2009 (unaudited) and 2008. These agreements are collateralized by corporate and municipal securities. The carrying value of these securities was $27,218,000 and $27,961,000 as of September 30, 2009 (unaudited) and June 30, 2009, respectively. These agreements include terms, under certain conditions, which allow PNC to exercise a call option.

Federal Funds Purchased

The Bank has a $6,000,000 Federal Funds line of credit with PNC. The balance was $0, $0, and $3,000,000 as of September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively.

The Bank established a $5,000,000 Federal Funds line of credit with Zions Bank during the fiscal year 2009. The balance was $0 and $0 as of September 30, 2009 (unaudited) and June 30, 2009, respectively.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 8: Advances from the Federal Home Loan Bank and other borrowings — continued

Federal Reserve Bank Discount Window

For additional liquidity sources, the Bank opened a credit facility at the Federal Reserve Bank’s Discount Window. The amount available to the Bank is limited by various collateral requirements. The Bank has pledged one Agency security and one mortgage backed security at the Federal Reserve Bank that had a carrying value of $5,538,000 and $6,151,000 as of September 30, 2009 (unaudited) and June 30, 2009, respectively. The account had $0 balance as of September 30, 2009 (unaudited) and June 30, 2009 and 2008.

For all borrowings outstanding the weighted average interest rate for advances at September 30, 2009 (unaudited) and June 30, 2009 and 2008 was 4.03%, 4.02% and 3.94% respectively. The weighted average amount outstanding was $66,781,000, $64,432,000, $67,772,000 and $43,712,000 for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and the years ended June 30, 2009 and 2008, respectively.

The maximum amount outstanding at any month-end was $66,917,000, $73,789,000 and $68,222,222 during the three months ended September 30, 2009 (unaudited) and the years ended June 30, 2009 and 2008, respectively.

NOTE 9: Subordinated Debentures

On September 28, 2005, the Company completed the private placement of $5,155,000 in subordinated debentures to Eagle Bancorp Statutory Trust I (“the Trust”). The Trust funded the purchase of the subordinated debentures through the sale of trust preferred securities to First Tennessee Bank, N.A. with a liquidation value of $5,155,000. Using interest payments made by the Company on the debentures, the Trust began paying quarterly dividends to preferred security holders on December 15, 2005. The annual percentage rate of the interest payable on the subordinated debentures and distributions payable on the preferred securities is fixed at 6.02% until December 15, 2010 then becomes variable at 3-Month LIBOR plus 1.42%. Dividends on the preferred securities are cumulative and the Trust may defer the payments for up to five years. The preferred securities mature in December 15, 2035 unless the Company elects and obtains regulatory approval to accelerate the maturity date to as early as December 15, 2010.

For the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and the years ended June 30, 2009 and 2008, interest expense on the subordinated debentures was $75, $75, $309,000 and $309,000, respectively.

Subordinated debt may be included in regulatory Tier 1 capital subject to a limitation that such amounts not exceed 25% of Tier 1 capital. The remainder of subordinated debt is included in Tier II capital. There is no limitation for inclusion of subordinated debt in total risk-based capital and, as such, all subordinated debt was included in total risk-based capital.

NOTE 10: Legal Contingencies

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s financial statements.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 11: Income Taxes

The components of the Company’s income tax provision are as follows:

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
(Dollars in Thousands)
Current
U.S. federal	$345	$(34)	$975	$678
Montana	95	(9)	270	198

	440	(43)	1,245	876

Deferred
U.S. federal	(53)	18	(149)	(165)
Montana	(25)	8	(72)	(49)

	(78)	26	(221)	(214)

Total	$362	$(17)	$1,024	$662

The nature and components of deferred tax assets and liabilities, which are a component of other assets in the accompanying statement of financial condition, are as follows:

	September 30, 2009	June 30,
		2009	2008
	(Unaudited)
(Dollars in Thousands)
Deferred tax assets:
Deferred compensation	$274	$272	$267
Loans receivable	41	34	20
Securities available-for-sale & preferred stock SFAS 159	—	862	567
Other	16	16	22

Total deferred tax assets	331	1,184	876

Deferred tax liabilities:
Premises and equipment	(207)	(210)	(112)
Deferred loan fees	(7)	(11)	(23)
FHLB stock	(390)	(389)	(389)
Securities available-for-sale & preferred stock SFAS 159	(42)
Unrealized gain on hedging	—	(20)	(14)
Other	—	—	(11)

Total deferred tax liabilities	(646)	(630)	(549)

Net deferred tax (liability) asset	$(315)	$554	$327

The Company believes, based upon the available evidence, that all deferred tax assets will be realized in the normal course of operations. Accordingly, these assets have not been reduced by a valuation allowance.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 11: Income Taxes—continued

A reconciliation of the Company’s effective income tax provision to the statutory federal income tax rate is as follows:

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
(Dollars in Thousands)
Federal income taxes at the statutory rate of 34%	$410	$(40)	$1,160	$942
State income taxes	81	(8)	230	150
Nontaxable income	(89)	(64)	(451)	(409)
Other, net	(40)	129	85	(21)

Income tax expense	$362	$(17)	$1,024	$662

Effective tax rate	30.0%	14.5%	30.0%	23.9%

Prior to January 1, 1987, the Company was allowed a special bad debt deduction limited generally in the current year to 32% (net of preference tax) of otherwise taxable income and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. If the amounts that qualified as deductions for federal income tax purposes are later used for purposes other than for bad debt losses, they will be subject to federal income tax at the then current corporate rate. Retained earnings include approximately $625,000, $525,000 and $300,000 at September 30, 2009 and June 30, 2009 and 2008, respectively, for which federal income tax has not been provided.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 12: Comprehensive Income

Comprehensive income represents the sum of net income and items of “other comprehensive income” that are reported directly in stockholders’ equity, such as the change during the period in the after-tax net unrealized gain or loss on securities available-for-sale.

The Company’s other comprehensive income is summarized as follows for the dated indicated:

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
(Dollars in Thousands)
Net unrealized holding loss arising during the year:
Available for sale securities, net of related income tax benefit of $726, $(471), $112 and $48, respectively	$1,893	$(1,071)	$263	$112
Forward delivery commitments, net of related income tax expense of $(1), $(10), $6 and $8, respectively	(3)	(23)	15	20
FAS 159 reclassification on July 1, 2007	—	—		118
Change in effective tax rate (on beginning balance of other comprehensive loss of ($908) at July 1, 2008)	—	—		(114)
Reclassification adjustment for net realized gain included in net income, net of related income tax expense of $0, $17, $16 and $22, respectively	—	(40)	(38)	(50)

Other comprehensive income (loss)	$1,890	$(1,134)	$240	$86

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 13: Supplemental Cash Flow Information

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
(Dollars in Thousands)
Supplemental Cash Flow Information
Cash paid during the year for interest	$1,340	$1,562	$6,127	$6,565
Cash paid during the year for income taxes	—	321	1,475	919
Non-Cash Investing Activities
Increase in market value of securities available for sale	$(2,705)	$1,587	$(321)	$(88)
Mortgage servicing rights capitalized	234	80	1,154	338
ESOP shares released	34	30	114	137

NOTE 14: Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to total adjusted assets (as defined), and of risk-based capital (as defined) to risk-weighted assets (as defined). Management believes, as of September 30, 2009 (unaudited) and June 30, 2009 and 2008, that the Bank meets all capital adequacy requirements to which it is subject. Nothing has come to management’s attention which would cause the Bank’s well capitalized category to change subsequent to January 5, 2010.

The most recent notification from the Office of Thrift Supervision (“OTS”) (as of January 5, 2009) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum tangible, core, and risk-based ratios as set forth in the table below. The Bank’s actual capital amounts (in thousands) and ratios are presented in the table below:

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 14: Regulatory Capital Requirements — continued

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
(Dollars in Thousands)
September 30, 2009 (Unaudited):
Total Risk-based Capital to Risk Weighted Assets
Consolidated	$34,711	16.65%	$16,678	8.0%	$	N/A	N/A	%
Bank	28,272	13.72	16,487	8.0		20,609	10.0
Tier I Capital to Risk Weighted Assets
Consolidated	34,117	16.36	8,339	4.0		N/A	N/A
Bank	27,677	13.43	8,244	4.0		12,365	6.0
Tier I Capital to Adjusted Total Assets
Consolidated	34,117	11.42	8,965	3.0		N/A	N/A
Bank	27,677	9.45	8,782	3.0		14,637	5.0
Tangible Capital to Adjusted Total Assets
Consolidated	34,117	11.42	4,482	1.5		N/A	N/A
Bank	27,677	9.45	4,391	1.5		N/A	N/A

June 30, 2009:
Total Risk-based Capital to Risk Weighted Assets
Consolidated	$33,886	16.61%	$16,318	8.00%	$	N/A	N/A	%
Bank	27,592	13.66	16,157	8.00		20,196	10.00
Tier I Capital to Risk Weighted Assets
Consolidated	33,374	16.36	8,159	4.00		N/A	N/A
Bank	27,079	13.41	8,078	4.00		12,118	6.00
Tier I Capital to Adjusted Total Assets
Consolidated	33,374	11.50	8,709	3.00		N/A	N/A
Bank	27,079	9.53	8,522	3.00		14,203	5.00
Tangible Capital to Adjusted Total Assets
Consolidated	33,374	11.50	4,354	1.50		N/A	N/A
Bank	27,079	9.53	4,261	1.50		N/A	N/A

	Amount	Ratio	Amount	Ratio	Amount		Ratio
June 30, 2008:
Total Risk-based Capital to Risk Weighted Assets
Consolidated	$31,875	16.24%	$15,702	8.00%	$	N/A	N/A	%
Bank	26,192	13.43	15,599	8.00		19,498	10.00
Tier I Capital to Risk Weighted Assets
Consolidated	31,611	16.11	7,851	4.00		N/A	N/A
Bank	25,928	13.30	7,799	4.00		11,699	6.00
Tier I Capital to Adjusted Total Assets
Consolidated	31,611	11.25	8,433	3.00		N/A	N/A
Bank	25,928	9.40	8,272	3.00		13,787	5.00
Tangible Capital to Adjusted Total Assets
Consolidated	31,611	11.25	4,216	1.50		N/A	N/A
Bank	25,928	9.40	4,136	1.50		N/A	N/A

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 14: Regulatory Capital Requirements — continued

A reconciliation of the Bank’s capital (in thousands) determined by generally accepted accounting principles to capital defined for regulatory purposes, is as follows:

	September 30, 2009	June 30,
		2009	2008
	(Unaudited)
(Dollars in Thousands)
Capital determined by generally accepted accounting principles	$28,976	$26,687	$25,282
Unrealized (gain) loss on securities available-for-sale	(1,255)	439	678
Unrealized gain on forward delivery commitments	(44)	(47)	(32)

Tier I (core) capital	27,677	27,079	25,928
General allowance for loan losses	595	513	264

Total risk based capital	$28,272	$27,592	$26,192

Dividend Limitations

Under OTS regulations that became effective April 1, 1999, savings associations such as the Bank generally may declare annual cash dividends up to an amount equal to net income for the current year plus net income retained for the two preceding years. Dividends in excess of such amount require OTS approval. The Bank has paid dividends totaling $250,000, $1,552,000 and $1,600,000 to the Company during the three months ended September 30, 2009 (unaudited) and the years ended June 30, 2009, and 2008, respectively. The Company had paid a quarterly dividend of $0.26 per share to its shareholders for the three months ended September 30, 2009 (unaudited), four quarterly dividends of $0.255 per share to its shareholders for the year ended June 30, 2009, and four quarterly dividends of $0.24 per share to its shareholders for the year ended June 30, 2008.

Liquidation Rights

All depositors who had liquidation rights with respect to the Bank as of the effective date of the Reorganization continue to have such rights solely with respect to the Mutual Holding Company, as long as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the Reorganization will have liquidation rights with respect to the Mutual Holding Company.

NOTE 15: Related Party Transactions

The Bank has contracted with a subsidiary of a company which is partially owned by one of the Company’s directors. The Bank paid $18,000 and $54,000 during the three months ended September 30, 2009 (unaudited) and the year ended June 30, 2009 for support services, respectively, and an additional $58,000 and $83,041 for computer hardware and software used by the Bank for its computer network, respectively. For the year ended June 30, 2008, expenditures were $35,000 for support services and $137,000 for computer hardware and software.

NOTE 15: Related Party Transactions — continued

In 2007, the Bank also made a construction loan, in the normal course of lending, to this same affiliated entity for the construction of an office building. At the years ended June 30, 2009 and 2008, $0 and $6,011,000 ($1,570,000 net of participation sold) had been disbursed, respectively. In fiscal 2008 the construction was completed and the loan was refinanced into $7,500,000 permanent financing. On July 9, 2008, 80%, or $6.0 million was sold to the Montana Board of Investments. As of September 30, 2009 and June 30, 2009, this loan’s principal balance was $7,250,000 ($1,450,000 net of participation sold)-and $7,301,000 ($722,000 net of participation sold), respectively. The Bank maintains the servicing for this loan.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 16: Employee Benefits

Profit Sharing Plan

The Company provides a noncontributory profit sharing plan for eligible employees who have completed one year of service. The amount of the Company’s annual contribution, limited to a maximum of 15% of qualified employees’ salaries, is determined by the Board of Directors. Profit sharing expense was $43,000, $42,000, $182,000 and $159,000 for the three months ended September 30, 2009 and 2008 (unaudited) and the years ended June 30, 2009 and 2008, respectively.

The Company’s profit sharing plan includes a 401(k) feature. At the discretion of the Board of Directors, the Company may match up to 50% of participants’ contributions up to a maximum of 4% of participants’ salaries. For the three months ended September 30, 2009 and 2008 (unaudited) and the years ended June 30, 2009 and 2008, the Company’s match totaled $12,000, $12,000, $47,000 and $43,000, respectively.

Deferred Compensation Plans

The Company has entered into deferred compensation contracts with current key employees. The contracts provide fixed benefits payable in equal annual installments upon retirement. The Company purchased life insurance contracts that may be used to fund the payments. The charge to expense is based on the present value computations of anticipated liabilities. For the three months ended September 30, 2009 and 2008 (unaudited) and the years ended June 30, 2009 and 2008, the total expense was $27,000, $26,000, $102,000 and $105,000, respectively. The Company has recorded a liability for the deferred compensation plan of $912,000, $908,000 and $890,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively, which is included in the balance of accrued expenses and other liabilities.

Employee Stock Ownership Plan

The Company has established an ESOP for eligible employees who meet certain age and service requirements. At inception the ESOP borrowed $368,000 from Eagle Bancorp and used the funds to purchase 46,006 shares of common stock, at $8 per share, in the offering. The Bank makes periodic contributions to the ESOP sufficient to satisfy the debt service requirements of the loan that has a ten-year term and bears interest at 8%. The ESOP uses these contributions, and any dividends received by the ESOP on unallocated shares, to make principal and interest payments on the loan.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 16: Employee Benefits — continued

Employee Stock Ownership Plan — continued

Shares purchased by the ESOP are held in a suspense account by the plan trustee until allocated to participant accounts. Shares released from the suspense account are allocated to participants on the basis of their relative compensation in the year of allocation. Participants become vested in the allocated shares over a period not to exceed seven years. Any forfeited shares are allocated to other participants in the same proportion as contributions.

Total ESOP expenses of $107,000 and $128,000 were recognized in fiscal 2009 and 2008, respectively, for 4,600 shares committed to be released to participants during the years ended June 30, 2009 and 2008 with respect to the plan years ended December 31, 2008 and 2007. The cost of the 2,306 ESOP shares ($18,000 at June 30, 2009) that have not yet been allocated or committed to be released to participants is deducted from stockholders’ equity. The fair value of these shares was approximately $65,000 at that date.

Stock Incentive Plan

The Company adopted the Stock Incentive Plan (“the Plan”) on October 19, 2000. The Plan provides for different types of awards including stock options, restricted stock and performance shares. Under the Plan, 23,000 shares of restricted stock were granted to directors and certain officers during fiscal 2001. These shares of restricted stock vest in equal installments over five years beginning one year from the grant date.

There were no stock options granted under the Plan as of September 30, 2009.

NOTE 17: Financial Instruments and Off-Balance-Sheet Activities

All financial instruments held or issued by the Company are held or issued for purposes other than trading. In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit and forward delivery commitments for the sale of whole loans to the secondary market.

Commitments to extend credit — In response to marketplace demands, the Company routinely makes commitments to extend credit for fixed rate and variable rate loans with or without rate lock guarantees. When rate lock guarantees are made to customers, the Company becomes subject to market risk for changes in interest rates that occur between the rate lock date and the date that a firm commitment to purchase the loan is made by a secondary market investor.

Generally, as interest rates increase, the market value of the loan commitment goes down. The opposite effect takes place when interest rates decline.

Commitments to extend credit are agreements to lend to a customer as long as the borrower satisfies the Company’s underwriting standards and related provisions of the borrowing agreements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company uses the same credit policies in making commitments to extend credit as it does for on-balance-sheet instruments. Collateral is required for substantially all loans, and normally consists of real property. The Company’s experience has been that substantially all loan commitments are completed or terminated by the borrower within 3 to 12 months.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 17: Financial Instruments and Off-Balance-Sheet Activities — continued

The notional amounts of the Company’s commitments to extend credit at fixed and variable interest rates were approximately $8,789,000, $12,440,000 and $8,374,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. Fixed rate commitments are extended at rates ranging from 4.38% to 8.00%, 4.50% to 8.0% and 4.50% to 6.75% at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. The Company has lines of credit representing credit risk of approximately $56,333,000, $52,288,000 and $43,751,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively, of which approximately $29,442,000, $26,838,000 and $21,026,000 had been drawn at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. The Company has credit cards issued representing credit risk of approximately $690,000, $675,000 and $640,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively, of which approximately $31,000, $21,000 and $24,000 had been drawn at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. The Company has letters of credits issued representing credit risk of approximately $2,242,000, $1,347,000 and $2,440,000 at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively.

Forward delivery commitments — The Company uses mandatory sell forward delivery commitments to sell whole loans. These commitments are also used as a hedge against exposure to interest-rate risks resulting from rate locked loan origination commitments on certain mortgage loans held-for-sale. Gains and losses in the items hedged are deferred and recognized in other comprehensive income until the commitments are completed. At the completion of the commitments the gains and losses are recognized in the Company’s income statement.

As of September 30, 2009 and June 30, 2009 and 2008, the Company had entered into commitments to deliver approximately $3,437,000, $5,344,000 and $7,425,000 respectively, in loans to various investors, all at fixed interest rates ranging from 4.25% to 5.38%, 4.25% to 5.63% and 5.25% to 6.38%, at September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. The Company had approximately $63,000, $68,000 and $46,000 of gains deferred as a result of the forward delivery commitments entered into as of September 30, 2009 (unaudited) and June 30, 2009 and 2008, respectively. The total amount of the gain is expected to be taken into income within the next twelve months.

The Company did not have any gains or losses reclassified into earnings as a result of the ineffectiveness of its hedging activities. The Company considers its hedging activities to be highly effective.

The Company did not have any gains or losses reclassified into earnings as a result of the discontinuance of cash flow hedges because it was probable that the original forecasted transaction would not occur by the end of the originally specified time frame as of September 30, 2009.

The Company has no other off-balance-sheet arrangements or transactions with unconsolidated, special purpose entities that would expose the Company to liability that is not reflected on the face of the financial statements.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 18: Fair Value Disclosures

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

SFAS 157 requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement costs). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, SFAS 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 Inputs — Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 Inputs — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (for example, interest rates, volatilities, prepayment speeds, loss severities, credit risks and default rates) or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 Inputs — Significant unobservable inputs that reflect an entity’s own assumptions that market participants would use in pricing the assets or liabilities.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 18: Fair Value Disclosures — continued

A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Available for Sale Securities — Securities classified as available for sale are reported at fair value utilizing Level 1 and Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the bond’s terms and conditions, among other things.

Impaired Loans — Impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 3 inputs based on internally customized discounting criteria.

Preferred Stock — SFAS 159 — Freddie Mac and Fannie Mae preferred stock are reported at fair value utilizing Level 1 and Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the bond’s terms and conditions, among other things.

Loans Held for Sale — These loans are reported at the lower of cost or fair value. Fair value is determined based on expected proceeds based on sales contracts and commitments and are considered Level 2 inputs.

Mortgage Servicing Rights — Fair values are estimated by stratifying the mortgage servicing portfolio into groups of loans with similar financial characteristics, such as loan type, interest rate, and expected maturity. The Company obtains market survey data estimates and bid quotations from secondary market investors who regularly purchase mortgage servicing rights. Assumptions regarding loan payoffs are determined using historical information on segmented loan categories for nonspecific borrowers.

Repossessed Assets – Repossessed including foreclosed real estate are reported at fair value less estimated costs to dispose of the property using Level 2 inputs. The fair values are determined by appraisals using valuation techniques consistent with the market approach using recent sales of comparable properties. In cases where such inputs are unobservable, the balance is reflected within the Level 3 hierarchy.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes financial assets and financial liabilities measured at fair value on a recurring basis as of September 30, 2009 (unaudited) and June 30, 2009 and 2008, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

NOTE 18: Fair Value Disclosures — continued

	September 30, 2009 (Unaudited)
(Dollars in Thousands)	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Available for sale securities	$—	$92,100	$—	$92,100
Preferred stock - SFAS 159		108		108
Loans held-for-sale		3,494		3,494

	June 30, 2009
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Available for sale securities	$—	$82,263	—	$82,263
Preferred stock - SFAS 159		25		25
Loans held-for-sale		5,349		5,349

	June 30, 2008
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Available for sale securities	$—	$78,417	$—	$78,417
Preferred stock - SFAS 159		1,321		1,321
Loans held-for-sale		7,370		7,370

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table summarizes financial and nonfinancial assets and liabilities measured at fair value on a nonrecurring basis as of September 30, 2009 (unaudited) and financial assets and liabilities measured at fair value on a nonrecurring basis as of June 30, 2009 and 2008, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

	September 30, 2009 (Unaudited)
(Dollars in Thousands)	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Financial assets:
Impaired loans	$—	$—	$3	$3
Mortgage servicing rights		2,315		2,315
Nonfinancial assets:
Repossessed assets		163

	June 30, 2009
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Impaired loans	$—	$3	$—	$3
Mortgage servicing rights		2,389		2,389

	June 30, 2008
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Impaired loans	$—	$—	$—	$—
Mortgage servicing rights		1,652		1,652

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 18: Fair Value Disclosures — continued

As of September 30, 2009, certain impaired loans were remeasured and reported at fair value through a specific valuation allowance allocation of the allowance for loan losses based upon the fair value of the underlying collateral. Impaired loans with a carrying value of $3,175 were reduced by specific valuation allowance allocations totaling $30,469 to a total reported fair value of $3,175 based on collateral valuations utilizing Level 3 valuation inputs.

During the year ended June 30, 2009, certain impaired loans were remeasured and reported at fair value through a specific valuation allowance allocation of the allowance for possible loan losses based upon the fair value of the underlying collateral. Impaired loans with a carrying value of $15,000 were reduced by specific valuation allowance allocations totaling $12,000 to a total reported fair value of $3,000 based on collateral valuations utilizing Level 2 valuation inputs.

As of September 30, 2009, mortgage servicing rights were remeasured and reported at fair value through a valuation allowance based upon the fair value of the calculated servicing rights. Servicing rights with a carrying value of $2,315,000 were reduced by the valuation allowance totaling $0 to a total reported fair value of $2,315,000 based on collateral valuations utilizing Level 2 valuation inputs.

As of June 30, 2009, mortgage servicing rights were remeasured and reported at fair value through a valuation allowance based upon the fair value of the calculated servicing rights. Servicing rights with a carrying value of $2,208,000 were reduced by the valuation allowance totaling $0 to a total reported fair value of $2,208,000 based on collateral valuations utilizing Level 2 valuation inputs.

Repossessed assets including foreclosed real estate owned are valued at the time the loan is foreclosed upon and the asset is transferred from loans. The value is based primarily on third party appraisals, less costs to sell. The appraisals are generally discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Such discounts are typically significant and result in a Level 3 classification of the inputs for determining fair value. Repossessed assets are reviewed and evaluated on at least an annual basis for additional impairment and adjusted accordingly, based on the same factors identified above. During the 3 months ended September 30, 2009, there were no write-downs that were charged to the consolidated income statements.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 18: Fair Value Disclosures — continued

Those financial instruments not subject to the initial implementation of SFAS 157 are required under SFAS 107 to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. Below is a table that summarizes the fair market values of all financial instruments of the Company at September 30, 2009 (unaudited) and June 30, 2009, followed by methods and assumptions that were used by the Company in estimating the fair value of the classes of financial instruments not covered by SFAS 157.

The estimated fair value amounts of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	September 30, 2009		June 30,
	(Unaudited)		2009		2008
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
(Dollars in Thousands)
Financial Assets:
Cash and cash equivalents	$7,842	$7,842	$6,328	$6,328	$4,090	$4,090
Securities held-to-maturity	265	271	375	384	697	708
FHLB stock	2,000	2,000	2,000	2,000	1,715	1,715
Loans receivable, net	168,185	173,540	167,197	172,408	168,149	169,027
Cash value of life insurance	6,544	6,544	6,496	6,496	6,285	6,285
Financial Liabilities:
Deposits	107,395	107,395	100,997	100,997	94,518	94,518
Time certificates of deposit	87,685	89,575	86,202	88,284	84,333	85,241
Advances from the FHLB & other borrowings	66,639	70,542	67,056	70,524	65,222	66,575
Subordinated debentures	5,155	3,718	5,155	3,899	5,155	4,833

The following methods and assumptions were used by the Company in estimating the fair value of the following classes of financial instruments.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 18: Fair Value Disclosures — continued

Cash and interest-bearing accounts — The carrying amounts approximate fair value due to the relatively short period of time between the origination of these instruments and their expected realization.

Stock in the FHLB — The fair value of stock in the FHLB approximates redemption value.

Loans receivable — Fair values are estimated by stratifying the loan portfolio into groups of loans with similar financial characteristics. Loans are segregated by type such as real estate, commercial, and consumer, with each category further segmented into fixed and adjustable rate interest terms.

For mortgage loans, the Company uses the secondary market rates in effect for loans that have similar characteristics. The fair value of other fixed rate loans is calculated by discounting scheduled cash flows through the anticipated maturities adjusted for prepayment estimates. Adjustable interest rate loans are assumed to approximate fair value because they generally reprice within the short term.

Fair values are adjusted for credit risk based on assessment of risk identified with specific loans, and risk adjustments on the remaining portfolio based on credit loss experience.

Assumptions regarding credit risk are judgmentally determined using specific borrower information, internal credit quality analysis, and historical information on segmented loan categories for non-specific borrowers.

Cash surrender value of life insurance — The carrying amount for cash surrender value of life insurance approximates fair value as policies are recorded at redemption value.

Deposits and time certificates of deposit — The fair value of deposits with no stated maturity, such as checking, passbook, and money market, is equal to the amount payable on demand. The fair value of time certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar maturities.

Advances from the FHLB & Subordinated Debentures — The fair value of the Company’s advances and debentures are estimated using discounted cash flow analysis based on the interest rate that would be effective September 30, 2009 and June 30, 2009 and 2008, respectively if the borrowings repriced according to their stated terms.

NOTE 19: Condensed Parent Company Financial Statements

Set forth below is the condensed statements of financial condition as of September 30, 2009 (unaudited)and June 30, 2009 and 2008, of Eagle Bancorp together with the related condensed statements of operations and cash flows for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and the years ended June 30, 2009 and 2008.

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 19: Condensed Parent Company Financial Statements — continued

Condensed Statements of Financial Condition

(Dollars in Thousands)

	September 30, 2009	June 30,
		2009	2008
	(Unaudited)
Assets
Cash and cash equivalents	$542	$318	$237
Securities available for sale	5,673	5,491	4,666
Preferred stock - SFAS 159	13	25	141
Investment in Eagle Bancorp Statutory Trust I	155	155	155
Investment in American Federal Savings Bank	28,977	26,688	25,282
Other assets	235	283	321

Total assets	$35,595	$32,960	$30,802

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$13	$13	$13
Long-term subordinated debt	5,155	5,155	5,155
Stockholders' Equity	30,427	27,792	25,634

Total liabilities and stockholders' equity	$30,595	$32,960	$30,802

Condensed Statements of Operations

(Dollars in Thousands)

	Three Months Ended September 30,		Years ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Interest income	$101	$71	$146	$166
Interest expense	(78)	(78)	(310)	(310)
Noninterest expense. Net	(30)	(148)	(114)	(117)

Loss before income taxes	(7)	(155)	(278)	(261)
Income tax benefit	(2)	(89)	(83)	(144)

Loss before equity in undistributed earnings of American Federal Savings Bank	(5)	(66)	(195)	(117)
Equity in earnings (loss) of American Federal Savings Bank	848	(34)	2,583	2,227

Net income (loss)	$843	$(100)	$2,388	$2,110

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 19: Condensed Parent Company Financial Statements — continued

Condensed Statements of Cash Flow

(Dollars in Thousands)

	Three Months Ended September 30,		Years ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Cash flows from operating activities
Net income (loss)	$843	$(66)	$2,388	$2,110
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of American Federal Savings Bank	(848)	—	(2,583)	(2,227)
Other adjustments, net	(55)	10	94	6

Net cash used in operating activities	(60)	(56)	(101)	(111)

Cash flows from investing activities
Dividends received from American Federal Savings Bank	250	802	1,302	1,600
Activity in available for sale securities
Sales	—	87	89	—
Maturities, prepayments and calls	167	61	279	89
Purchases	—	(814)	(1,152)	(908)

Net cash provided by investing activities	417	136	518	781

Cash flows from financing activities
ESOP payments and dividends	1	2	120	146
Payments to purchase treasury stock	(23)	(21)	(21)	(254)
Dividends paid	(111)	(109)	(435)	(415)

Net cash used in financing activities	(133)	(128)	(336)	(523)

Net change in cash and cash equivalents	224	(48)	81	147
Cash and cash equivalents at beginning of period	318	237	237	90

Cash and cash equivalents at end of period	$542	$189	$318	$237

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 20: Quarterly Results of Operations (Unaudited)

The following is a condensed summary of quarterly results of operations for the three months ended September 30, 2009 (unaudited) and the years ended June 30, 2009 and 2008:

(Dollars in Thousands, except per share data)				Three Months Ended September 30, 2009 (Unaudited)
Interest and dividend income				$3,724
Interest expense				1,341

Net interest income				2,383
Loan loss provision				135
Net interest income after loan loss provision				2,248
Non interest income				1,061
Non interest expense				2,103

Income before income tax expense				1,206
Income tax expense				362

Net income				$844

Comprehensive income (loss)				$1,890

Basic earnings per common share				$0.79

Diluted earnings per common share				$0.69

	Year ended June 30, 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Interest and dividend income	$3,816	$3,943	$3,822	$3,760
Interest expense	1,580	1,575	1,512	1,441

Net interest income	2,236	2,368	2,310	2,319
Loan loss provision	—	34	72	151
Net interest income after loan loss provision	2,236	2,334	2,238	2,168
Non interest income	(504)	444	1,526	1,533
Non interest expense	1,849	2,056	2,251	2,407

Income before income tax expense	(117)	722	1,513	1,294
Income tax expense	(17)	198	454	389

Net income	$(100)	$524	$1,059	$905

Comprehensive income (loss)	$(1,134)	$308	$374	$692

Basic (loss) earnings per common share	$(0.09)	$0.49	$0.99	$0.84

Diluted (loss) earnings per common share	$(0.08)	$0.43	$0.87	$0.74

	Year ended June 30, 2008
Interest and dividend income	$3,408	$3,494	$3,474	$3,713
Interest expense	1,699	1,717	1,639	1,598

Net interest income	1,709	1,777	1,835	2,115
Loan loss provision	—	—	—	(175)
Net interest income after loan loss provision	1,709	1,777	1,835	2,290
Non interest income	584	269	619	752
Non interest expense	1,668	1,787	1,761	1,847

Income before income tax expense	625	259	693	1,195
Income tax expense	161	40	155	306

Net income	$464	$219	$538	$889

Comprehensive income (loss)	$556	$215	$236	$(921)

Basic earnings (loss) per common share	$0.43	$0.20	$0.50	$(0.83)

Diluted earnings (loss) per common share	$0.38	$0.18	$0.44	$(0.73)

EAGLE BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 21: Subsequent Events

The Board announced on July 16, 2009 the declaration of a cash dividend of $0.26 per share for the fourth quarter. It is payable August 28, 2009 to shareholders of record at the close of business August 7, 2009. Eagle Financial MHC, Eagle Bancorp’s mutual holding company, has waived its right to receive dividends on the 648,493 shares of Eagle Bancorp that Eagle Financial MHC holds. Total net dividends paid was $111,000, $109,000, $435,000, and $415,000 for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and the years ended June 30, 2009 and 2008, respectively. Total dividends waived by the mutual holding company was $169,000, $165,000, $661,000, and $622,000 for the three months ended September 30, 2009 (unaudited) and 2008 (unaudited) and the years ended June 30, 2009 and 2008, respectively.

NOTE 22: Plan of Conversion and Reorganization

On December 2, 2009, the Board of Directors of Eagle Financial MHC approved a plan of conversion and reorganization under which Eagle Financial MHC would convert from a mutual holding company to a stock holding company. The conversion to a stock holding company is subject to approval of the members of Eagle Financial MHC and the OTS and includes the filing of a registration statement with the U.S. Securities and Exchange Commission. If such approvals are obtained, Eagle Financial MHC and Eagle Bancorp will cease to exist as separate legal entities and a stock holding company, Eagle Bancorp Montana, Inc. (of which the Bank will become a wholly owned subsidiary) will issue and sell shares of capital stock to eligible depositors and borrowers of American Federal Savings Bank and the public.

The cost of conversion and issuing the capital stock will be deferred and deducted from the proceeds of the offering. In the event the conversion and offering are not completed, any deferral costs will be charged to operations. Through September 30, 2009, American Federal Savings Bank had not incurred any conversion costs.

In accordance with OTS regulations, at the time of the conversion from a mutual holding company to a stock holding company, American Federal Savings Bank will substantially restrict retained earnings by establishing a liquidation account. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at American Federal Savings Bank after conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account.

In the event of a complete liquidation of American Federal Savings Bank, and only in such event, each account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the adjusted qualifying account balances then held. American Federal Savings Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Eagle Bancorp Montana, Inc. or American Federal Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Eagle Bancorp Montana, Inc. or American Federal Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 2,760,000 Shares of Common Stock

(Subject to Increase to up to 3,174,000 Shares)

EAGLE BANCORP MONTANA, INC.

(Proposed Holding Company for American Federal Savings Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Stifel Nicolaus

[Prospectus date]

These securities are not deposits or savings accounts and are not federally insured or guaranteed.

Until                      2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

LETTER TO EAGLE BANCORP PUBLIC STOCKHOLDERS (Registered and Street Name)

[Eagle Bancorp Letterhead]

Dear Stockholder:

Eagle Bancorp is soliciting stockholder votes regarding the mutual-to-stock conversion of Eagle Financial MHC. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from a partially public company to a fully public company by selling a minimum of 2,040,000 shares of common stock of a newly formed company which will become the holding company for American Federal Savings Bank, Eagle Bancorp Montana, Inc.

The Proxy Vote

We have received conditional regulatory approval to implement the Plan, however we must also receive the approval of our stockholders. Enclosed is a Proxy Statement/Prospectus describing the proposal before our stockholders. Please promptly vote the enclosed Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan.

The Exchange

At the conclusion of the conversion, your shares of Eagle Bancorp common stock will be exchanged for new shares of Eagle Bancorp Montana, Inc. The number of new shares of Eagle Bancorp Montana, Inc. common stock that you receive will be based on an exchange ratio that is described in the Proxy Statement/Prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Eagle Bancorp who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Eagle Bancorp that are held in street name (e.g. in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of Eagle Bancorp Montana, Inc. for sale at $10.00 per share. The shares are being offered in a Subscription Offering to eligible customers of American Federal Savings Bank. If all shares are not subscribed for in the Subscription Offering, shares are expected to be available in a Community Offering, to Eagle Bancorp public stockholders and others not eligible to place orders in the Subscription Offering. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center to receive a stock order form and prospectus. The stock offering period is expected to expire on March     , 2010.

If you have any questions please refer to the Questions & Answers section herein.

We thank you for your support as a stockholder of Eagle Bancorp.

Sincerely,

Peter J. Johnson

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

1

PROSPECTUS OF EAGLE BANCORP MONTANA, INC.

PROXY STATEMENT OF EAGLE BANCORP

American Federal Savings Bank is converting from a mutual holding company structure to a fully-public ownership structure. Currently, American Federal Savings Bank is a wholly-owned subsidiary of Eagle Bancorp, and Eagle Financial MHC owns approximately 60.4% of Eagle Bancorp’s common stock. The remaining 39.6% of Eagle Bancorp’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, Eagle Bancorp Montana, Inc., will become the parent of American Federal Savings Bank. Each share of Eagle Bancorp common stock owned by the public will be exchanged for between 3.1458 and 4.256 shares of common stock of Eagle Montana, so that Eagle Bancorp’s existing public stockholders will own the same percentage of Eagle Montana common stock as they owned of Eagle Bancorp’s common stock immediately prior to the conversion, excluding new shares purchased by them in the offering and their receipt of cash issued in lieu of fractional exchange shares. The actual number of shares that you will receive will depend on the percentage of Eagle Bancorp common stock held by the public at the completion of the conversion, the final independent appraisal of Eagle Montana and the number of shares of Eagle Montana common stock sold in the offering described in the following paragraph. It will not depend on the market price of Eagle Bancorp common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $            per share closing price of Eagle Bancorp common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least              shares of Eagle Montana common stock are sold in the offering (which is between the              and              of the offering range), the initial value of the Eagle Montana common stock you receive in the share exchange would be less than the market value of the Eagle Bancorp common stock you currently own. See “Risk Factors—The market value of Eagle Montana common stock received in the share exchange may be less than the market value of Eagle Bancorp common stock exchanged.”

Concurrently with the exchange offer, we are offering up to 2,760,000 shares of common stock of Eagle Montana, representing the 60.4% ownership interest of Eagle Financial MHC in Eagle Bancorp, for sale to eligible depositors, certain borrowers and to the public at a price of $10.00 per share. The conversion of Eagle Financial MHC and the offering and exchange of common stock by Eagle Montana is referred to herein as the “conversion and offering.” After the conversion and offering are completed, American Federal Savings Bank will be a wholly-owned subsidiary of Eagle Montana, and 100% of the common stock of Eagle Montana will be owned by public stockholders. As a result of the conversion and offering, Eagle Bancorp and Eagle Financial MHC will cease to exist.

Eagle Bancorp’s common stock is currently traded on the Over-the-Counter Bulletin Board under the symbol “EBMT.” We have applied to list Eagle Montana’s common stock on the Nasdaq Global Market under the trading symbol “EBMT”. However, for the first 20 trading days, Eagle Montana common stock will trade with the symbol “EBMTD.”

The conversion and offering cannot be completed unless the stockholders of Eagle Bancorp approve the Plan of Conversion and Reorganization of Eagle Financial MHC, referred to herein as the “plan of conversion”. Eagle Bancorp is holding a special meeting of stockholders at                                                              , Helena, Montana, on [Meeting Date], at              .m., local time, to consider and vote upon the plan of conversion. Eagle Bancorp’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of Eagle Bancorp and the prospectus for the shares of Eagle Montana common stock to be issued in exchange for shares of Eagle Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision. This document does not serve as the prospectus relating to the offering by Eagle Montana of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 12 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus, including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion and related documents may be directed to our proxy information agent Laurel Hill Advisory Group, LLC at 1-888-742-1305, Monday through Friday from 8:00 a.m. to 3:00 p.m., Mountain Time.

The date of this proxy statement/prospectus is                     , 2010, and is first being mailed to stockholders of Eagle Bancorp on or about                     , 2010.

EAGLE BANCORP

1400 Prospect Avenue

Helena, Montana 59601

(406) 442-3080

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On [Meeting Date], Eagle Bancorp will hold a special meeting of stockholders at                                                              . The meeting will begin at     :00     .m., local time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization pursuant to which: (a) Eagle Bancorp will convert to an interim federal stock savings association and merge with and into American Federal Savings Bank, with American Federal Savings Bank being the surviving entity, (b) Eagle Financial MHC, which currently owns approximately 60.4% of the common stock of Eagle Bancorp, will convert to an interim federal stock savings association and merge with and into American Federal Savings Bank, with American Federal Savings Bank being the surviving entity, (c) an interim stock savings association will be formed as a subsidiary of Eagle Bancorp Montana, Inc., a Delaware corporation recently formed to be the holding company for American Federal Savings Bank, and then will merge into American Federal Savings Bank, with American Federal Savings Bank being the surviving entity, (d) the outstanding shares of Eagle Bancorp, other than those held by Eagle Financial MHC, will be converted into shares of common stock of Eagle Montana, and (e) Eagle Montana will offer shares of its common stock for sale in a subscription offering and community offering, and, if necessary, a syndicated community offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:

3a.	Approval of a provision in Eagle Montana’s certificate of incorporation to limit the ability of stockholders to remove directors;

3b.	Approval of a provision in Eagle Montana’s certificate of incorporation to limit business combinations with interested stockholders;

3c.	Approval of a provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote to approve certain amendments to Eagle Montana’s certificate of incorporation;

3d.	Approval of a provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Eagle Montana’s bylaws;

3e.	Approval of a provision in Eagle Montana’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Eagle Montana’s outstanding voting stock; and

4.	Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals 3a through 3e were approved as part of the process in which our boards of directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”). These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed                     , 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Eagle Bancorp at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Eagle Bancorp by                     , 2010.

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. If you prefer, you may vote by using the telephone or Internet, according to the instructions on the proxy card. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Peter J. Johnson
President and CEO

Helena, Montana

                    , 2010

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF EAGLE BANCORP

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion and reorganization. The plan of conversion and reorganization described herein (referred to as the “plan of conversion”), has been conditionally approved by Eagle Bancorp’s primary federal regulator, the Office of Thrift Supervision; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Eagle Bancorp stockholders as of , 2010 are being asked to vote on the plan of conversion of Eagle Financial MHC. Pursuant to the plan of conversion, Eagle Financial MHC will convert from the mutual holding company form to the stock form of organization. As part of the conversion, our newly formed Delaware corporation, Eagle Bancorp Montana, Inc. is currently conducting an offering of common stock to eligible depositors and certain borrowers of American Federal Savings Bank, eligible Eagle Bancorp stockholders and to the public. The shares offered represent Eagle Financial MHC’s current 60.4% ownership interest in Eagle Bancorp. Voting for approval of the plan of conversion will also include approval of the exchange ratio, the certificate of incorporation and bylaws of Eagle Montana (including the anti-takeover provisions and provisions limiting stockholder rights) and the amendments to American Federal Savings Bank’s charter. Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion.

In addition, Eagle Bancorp stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the certificate of incorporation of Eagle Montana:

•	Approval of a provision in Eagle Montana’s certificate of incorporation to limit the ability of stockholders to remove directors;

•	Approval of a provision in Eagle Montana’s certificate of incorporation to limit business combinations with interested stockholders;

•	Approval of a provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote to approve certain amendments to Eagle Montana’s certificate of incorporation;

•	Approval of a provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Eagle Montana’s bylaws; and

•	Approval of a provision in Eagle Montana’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Eagle Montana’s outstanding voting stock.

The provisions of Eagle Montana’s certificate of incorporation that are included as informational proposals were approved as part of the process in which our boards of directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Eagle Montana’s certificate of incorporation which are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of Eagle Montana if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important. Without sufficient votes “FOR” adoption of the plan of conversion, we cannot implement the plan of conversion and complete the related stock offering.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.

Our primary reasons for converting and raising additional capital through the offering are: (1) to support internal growth through lending in the communities we serve; (2) to improve our capital position during a period of significant economic uncertainty, especially for the financial industry (as of September 30, 2009, American Federal Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to any directive or a recommendation from the Office of Thrift Supervision to raise capital); (3) to finance the acquisition of financial institutions or other financial service companies primarily in, or adjacent to south central Montana, although we do not currently have any understandings or agreements regarding any specific acquisition transaction; (4) to finance the acquisition of branches from other financial institutions primarily in, or adjacent to south central Montana, although we do not currently have any agreements or understandings regarding any specific branch acquisition transaction; (5) to enhance existing products and services, and support the development of new products and services by investing; (6) to improve the liquidity of our shares of common stock and enhance stockholder returns through higher earnings and more flexible capital management strategies; and (7) to use the additional capital for other general corporate purposes.

In addition, we believe that the additional capital raised in the offering may enable us to take advantage of business opportunities that may not otherwise be available to us.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING EAGLE BANCORP SHARES?

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 3.1458 shares at the minimum and 4.8944 shares at the adjusted maximum of the offering range of Eagle Montana common stock (cash will be paid in lieu of any fractional exchange shares). For example, if you own 100 shares of Eagle Bancorp common stock, and the exchange ratio is 3.7009 (at the midpoint of the offering range), after the conversion you will receive 370 shares of Eagle Bancorp common stock, based on the $10.00 per share purchase price of stock in the offering.

Stockholders who hold shares in street-name at a brokerage firm do not need to take any action to exchange their shares of common stock. Your shares will be automatically exchanged within your brokerage account. Stockholders with stock certificates will receive a transmittal form with instructions on how to surrender stock certificates after completion of the conversion. You should not submit a stock certificate until you receive a transmittal form.

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The $10.00 per share price was selected primarily because it is a commonly selected per share price for mutual-to-stock conversion offerings. The amount of common stock Eagle Montana will issue in the offering and the exchange is based on an independent appraisal of the estimated market value of Eagle Montana, assuming the conversion and offering are completed. Feldman Financial Advisors, Inc., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of December 3, 2009, this market value ranged from $33.8 million to $45.7 million, with a midpoint of $39.8 million. Based on this valuation, the number of shares of common stock of Eagle Montana that existing public stockholders of Eagle Bancorp will receive in exchange for their shares of Eagle Bancorp common stock will range from approximately 1.34 million to 1.81 million, with a midpoint of 1.58 million (with a value of approximately $13.4 million to $18.1 million, with a midpoint of $15.8 million, at $10.00 per share). The number of shares received by the existing public stockholders of Eagle Bancorp is intended to maintain their existing 39.6% ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The independent appraisal is based in part on Eagle Bancorp’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that Feldman Financial Advisors, Inc. considered comparable to Eagle Bancorp.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF EAGLE BANCORP COMMON STOCK?

A.	No, the exchange ratio will not be based on the market price of Eagle Bancorp common stock. Therefore, changes in the price of Eagle Bancorp common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	WHY DOESN’T EAGLE BANCORP WAIT TO CONDUCT THE CONVERSION AND OFFERING UNTIL THE STOCK MARKET IMPROVES SO THAT CURRENT STOCKHOLDERS CAN RECEIVE A HIGHER EXCHANGE RATIO?

A.	The board of directors believes that because the stock holding company form of organization offers important advantages, it is in the best interest of our stockholders to complete the conversion and offering sooner rather than later. There is no way to know when market conditions will change or how they might change, or how changes in market conditions might affect stock prices for financial institutions. The board of directors concluded that it would be better to complete the conversion and offering now, under a valuation that offers a fair exchange ratio to existing stockholders and an attractive price to new investors, rather than wait an indefinite amount of time for market conditions that would result in a higher exchange ratio but a less attractive valuation for new investors.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the shares will be sent to you after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope. If you prefer, you may vote by telephone or Internet, in accordance with instructions on the proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.	WHAT HAPPENS IF I DO NOT VOTE?

A.	Your vote is very important. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we will not proceed with the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER?

A.	Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. Eligible depositors and certain borrowers of American Federal Savings Bank have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public, including Eagle Bancorp stockholders, in a community offering, as described herein. In the event orders for Eagle Montana common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the State of Montana, next to cover orders of Eagle Bancorp stockholders as of , 2010, and thereafter to cover orders of other members of the general public. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at , Monday through Friday between 9:00 a.m. and 3:00 p.m., Mountain Time. The Stock Information Center is closed weekends and bank holidays. Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 12:00 noon, Mountain Time on , 2010.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT AMERICAN FEDERAL SAVINGS BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors and borrowers will no longer have voting rights in Eagle Financial MHC, which will cease to exist, after the conversion and offering. Only stockholders of Eagle Montana will have voting rights after the conversion and offering.

Other Questions?

For answers to other questions, please read the proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to our proxy information agent, Laurel Hill Advisory Group, LLC, at 1-888-742-1305, Monday through Friday between 8:00 a.m. and 3:00 p.m., Mountain Time. Questions about the stock offering may be directed to our Stock Information Center at 1-                            , Monday through Friday between 9:00 a.m. and 3:00 p.m., Mountain Time. The Stock Information Center is closed weekends and bank holidays.

SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3a through 3e — Informational Proposals Related to the Certificate of Incorporation of Eagle Bancorp Montana, Inc.” and the consolidated financial statements and the notes to the consolidated financial statements.

The Eagle Bancorp Special Meeting

Date, Time and Place. Eagle Bancorp will hold its special meeting of stockholders to consider and vote on the plan of conversion at                                                              , on                     , 2010, at     :00     .m., Mountain Time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion and reorganization pursuant to which: (a) Eagle Bancorp will convert to an interim federal stock savings association and merge with and into American Federal Savings Bank, with American Federal Savings Bank being the surviving entity, (b) Eagle Financial MHC, which currently owns approximately 60.4% of the common stock of Eagle Bancorp, will convert to an interim federal stock savings association and merge with and into American Federal Savings Bank, with American Federal Savings Bank being the surviving entity, (c) an interim stock savings association will be formed as a subsidiary of Eagle Montana, a Delaware corporation recently formed to be the holding company for American Federal Savings Bank, and then will merge into American Federal Savings Bank, with American Federal Savings Bank being the surviving entity, (d) the outstanding shares of Eagle Bancorp, other than those held by Eagle Financial MHC, will be converted into shares of common stock of Eagle Montana, (e) Eagle Montana will offer shares of its common stock for sale in a subscription offering and community offering, and, if necessary, a syndicated community offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization; and

3.	The following informational proposals:

3a.	Approval of a provision in Eagle Montana’s certificate of incorporation to limit the ability of stockholders to remove directors;

3b.	Approval of a provision in Eagle Montana’s certificate of incorporation to limit business combinations with interested stockholders;

3c.	Approval of a provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote to approve certain amendments to Eagle Montana’s certificate of incorporation;

3d.	Approval of a Provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Eagle Montana’s bylaws;

3e.	Approval of a provision in Eagle Montana’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Eagle Montana’s outstanding voting stock; and

4.	Such other business that may properly come before the meeting.

The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals 3a through 3e were approved as part of the process in which our boards of directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Eagle Montana, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required for Approval of Proposals by the Stockholders of Eagle Bancorp.

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) at least a majority of the outstanding shares of common stock of Eagle Bancorp as of                     , 2010, other than shares held by Eagle Financial MHC, and (ii) at least two-thirds of the outstanding shares of common stock of Eagle Bancorp as of                     , 2010, including shares held by Eagle Financial MHC.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by the holders of outstanding shares of Eagle Bancorp as of                     , 2010, to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3a through 3e. The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals were approved as part of the process in which the board of directors of Eagle Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Eagle Montana, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Eagle Bancorp.

Management anticipates that Eagle Financial MHC our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Eagle Financial MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting if necessary, would be assured.

As of                     , 2010 the directors and executive officers of Eagle Bancorp beneficially owned              shares, or approximately             % of the outstanding shares of Eagle Bancorp common stock and Eagle Financial MHC owned 648,493 shares, or approximately 60.4% of the outstanding shares of Eagle Bancorp common stock.

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” the adjournment of the special meeting and “FOR” the Informational Proposals 3a through 3e.

The Companies

Eagle Bancorp Montana, Inc.

Eagle Bancorp Montana, Inc., or Eagle Montana, is a newly-formed Delaware corporation that was incorporated in December 2009 to be the successor corporation to Eagle Bancorp upon completion of the conversion. Eagle Montana will own all of the outstanding shares of common stock of American Federal Savings Bank upon completion of the conversion.

Eagle Montana’s executive offices are located at 1400 Prospect Avenue, Helena, Montana 59601. Our telephone number at this address is (406) 442-3080.

Eagle Financial MHC

Eagle Financial MHC is the federally-chartered mutual holding company that was created on April 4, 2000 upon the conversion of American Federal Savings Bank to a federal stock savings bank. Eagle Financial MHC’s principal business activity is the ownership of 648,493 shares of common stock of Eagle Bancorp, or 60.4% of the outstanding shares as of September 30, 2009. After the completion of the conversion, Eagle Financial MHC will cease to exist.

Eagle Bancorp

Eagle Bancorp is a federally-chartered stock holding company that owns all of the outstanding common stock of American Federal Savings Bank. Eagle Bancorp’s charter was approved on April 4, 2000, when it became the mid-tier stock holding company of American Federal Savings Bank. At September 30, 2009, Eagle Bancorp had consolidated assets of $300.7 million, deposits of $195.1 million and shareholders’ equity of $30.4 million. As of September 30, 2009, Eagle Bancorp had 1,074,507 shares of common stock outstanding, of which 648,493 shares were owned by Eagle Financial MHC and the remaining 426,014 shares were held by the public.

American Federal Savings Bank

American Federal Savings Bank is a federally-chartered savings bank headquartered in Helena, Montana. It was originally founded in 1922 as a Montana-chartered building and loan association. In 1975, it adopted a federal thrift charter and, in 2000, converted from the mutual (meaning no stockholders) structure into the mutual holding company structure.

Plan of Conversion and Reorganization

The Boards of Directors of Eagle Bancorp, Eagle Financial MHC, American Federal Savings Bank and Eagle Montana have adopted a plan of conversion and reorganization, referred to herein as the “plan of conversion,” pursuant to which American Federal Savings Bank will reorganize from a mutual holding company structure to a stock form holding company structure. Public stockholders of Eagle Bancorp will receive shares in Eagle Montana in exchange for their shares of Eagle Bancorp common stock based on an exchange ratio. This conversion to a stock holding company structure also includes the offering by Eagle Montana of shares of its common stock to eligible depositors and borrowers of American Federal Savings Bank in a subscription offering and, if necessary, to the public in a community offering and syndicated community offering. Following the conversion and offering, Eagle Financial MHC and Eagle Bancorp will no longer exist, and Eagle Montana will be the parent company of American Federal Savings Bank.

The conversion and offering cannot be completed unless the stockholders of Eagle Bancorp approve the plan of conversion. Eagle Bancorp’s stockholders will vote on the plan of conversion at Eagle Bancorp’s special meeting. This document is the proxy statement used by Eagle Bancorp’s board of directors to solicit proxies for the special meeting. It is also the prospectus of Eagle Montana regarding the shares of Eagle Montana common stock to be issued to Eagle Bancorp’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by Eagle Montana of its shares of common stock in the subscription offering and any community offering, syndicated community offering or firm commitment offering, which are made pursuant to a separate prospectus.

In addition, informational proposals relating to Eagle Montana’s certificate of incorporation are also described in this proxy statement/prospectus. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

Our Current Organizational Structure

In 2000, Eagle Bancorp became the mid-tier stock holding company of American Federal Savings Bank, owning 100% of its stock, and conducted an initial public offering by selling a minority of its common stock to the public. The majority of the outstanding shares of common stock of Eagle Bancorp are owned by Eagle Financial MHC, which is a federally-chartered mutual (meaning no stockholders) holding company.

Pursuant to the terms of Eagle Financial MHC’s plan of conversion and reorganization, we are offering for sale in a subscription offering, and possibly in a community and/or a syndicated community offering, shares of common stock that represent the majority ownership interest in Eagle Bancorp that is currently held by Eagle Financial MHC. Upon the completion of the offering, Eagle Bancorp and Eagle Financial MHC will cease to exist, and we will complete the transition from partial to full public stock ownership. Upon completion of the conversion, existing public stockholders of Eagle Bancorp will receive shares of common stock of Eagle Montana in exchange for their shares of Eagle Bancorp common stock in order to maintain the public stockholders’ existing percentage ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares).

The following diagram shows our current organizational structure:

Our Organizational Structure Following the Conversion

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

Reasons for the Conversion and the Offering

Our primary reasons for converting to the stock holding company structure and raising additional capital through the offering are:

•	to support internal growth through lending in the communities we serve;

•

to improve our capital position during a period of significant economic uncertainty, especially for the financial services industry (as of September 30, 2009, American Federal Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to any directive or recommendation from the Office of Thrift Supervision or the Federal Deposit Insurance Corporation to raise capital);

•

to finance, where opportunities are presented, the acquisition of financial institutions, branches of financial institutions or other financial service companies primarily in, or adjacent to, south central Montana, although we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to improve the liquidity of our shares of common stock and stockholder returns through higher earnings and more flexible capital management strategies; and

•	to use the additional capital for other general corporate purposes.

Conditions to Completion of the Conversion

The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

We cannot complete the conversion unless:

•

The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Eagle Financial MHC as of [voting record date] (comprised of American Federal Savings Bank depositors as of [voting record date] and borrowers as of April 4, 2000 whose borrowings remain outstanding as of [voting record date]);

•

The plan of conversion and reorganization is approved by a vote of at least two-thirds of the outstanding shares of common stock of Eagle Bancorp as of [voting record date], including shares held by Eagle Financial MHC (because Eagle Financial MHC owns 60.4% of the outstanding shares of Eagle Bancorp common stock, we expect that Eagle Financial MHC and our directors and executive officers will control the outcome of this vote.);

•

The plan of conversion and reorganization is approved by a vote of at least a majority of the outstanding shares of common stock of Eagle Bancorp as of [voting record date], excluding those shares held by Eagle Financial MHC;

•	We sell at least the minimum number of shares of common stock offered; and

•

We receive the final approval of the Office of Thrift Supervision to complete the conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

Eagle Financial MHC intends to vote its ownership interest in favor of the plan of conversion and reorganization. At [stockholder record date], Eagle Financial MHC owned 60.4% of the outstanding shares of common stock of Eagle Bancorp. The directors and executive officers of Eagle Bancorp and their affiliates owned              shares of Eagle Bancorp, or             % of the outstanding shares of common stock as of [stockholder record date]. They have indicated their intention to vote those shares in favor of the plan of conversion and reorganization.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The offering range and exchange ratio are based on an independent appraisal of the estimated market value of Eagle Montana, assuming the conversion, the exchange and the offering are completed. Feldman Financial Advisors, Inc., an appraisal firm experienced in appraisals of financial institutions, has estimated that, as of December 3, 2009, this estimated pro forma market value ranged from $33.8 million to $45.7 million, with a midpoint of $39.8 million. Based on this valuation, the 60.4% ownership interest of Eagle Financial MHC being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Eagle Montana will range from 2,040,000 shares to 2,760,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio will range from 3.1458 shares at the minimum of the offering range to 4.2560 shares at the maximum of the offering range in order to preserve the existing percentage ownership of public stockholders of Eagle Bancorp (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). If market conditions warrant or there is excess demand for the shares, the appraisal can be increased by 15%. At this adjusted maximum of the offering range, the pro forma market value is $52.6 million, the number of shares of common stock offered for sale will be 3,174,000 and the exchange ratio will be 4.8944 shares.

The independent appraisal is based in part on Eagle Bancorp’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings bank and thrift holding companies that Feldman Financial Advisors, Inc. considered comparable to Eagle Bancorp.

The appraisal peer group consists of the following companies. Total assets are as of September 30, 2009.

Company Name and Ticker Symbol		Exchange	Headquarters	Total Assets
				(in thousands)
Elmira Savings Bank, FSB	ESBK	NASDAQ	Elmira, NY	$505,896
Home Bancorp, Inc.	HBCP	NASDAQ	Lafayette, LA	$533,410
Home Federal Bancorp, Inc.	HOME	NASDAQ	Nampa, ID	$827,899
Liberty Bancorp, Inc.	LBCP	NASDAQ	Liberty, MO	$384,243
Louisiana Bancorp, Inc.	LABC	NASDAQ	Metairie, LA	$332,237
LSB Corporation	LSBX	NASDAQ	North Andover, MA	$806,953
Rome Bancorp, Inc.	ROME	NASDAQ	Rome, NY	$338,035
Teche Holding Company	TSH	NYSE Amex	New Iberia, LA	$765,071
TF Financial Corporation	THRD	NASDAQ	Newtown, PA	$711,849
WVS Financial Corp.	WVFC	NASDAQ	Pittsburgh, PA	$369,989

The independent appraisal does not indicate actual market value. Do not assume or expect that the estimated valuation as indicated above means that, after the offering, the shares of our common stock will trade at or above the $10.00 purchase price.

The following table presents a summary of selected pricing ratios for the peer group companies, Eagle Montana (on a pro forma basis) and Eagle Bancorp (on a historical basis). The pricing ratios are based on earnings and other information as of and for the twelve months ended September 30, 2009 and stock price information as of December 3, 2009, as reflected in Feldman Financial Advisors, Inc.’s appraisal report, dated December 3, 2009. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 1.4% on a price-to-book value basis, a discount of 5.2% on a price-to-tangible book value basis, and a discount of 6.4% on a price-to-core earnings basis.

	Price-to-core earnings multiple (1)	Price-to- book value ratio	Price-to- tangible book value ratio
Eagle Montana (on a pro forma basis, assuming completion of the conversion)
Minimum	9.8x	72.31%	72.31%
Midpoint	11.6x	79.94%	79.94%
Maximum	13.5x	86.66%	86.66%
Maximum, as adjusted	15.6x	93.55%	93.55%

	Price-to-core earnings multiple (1)	Price-to- book value ratio	Price-to- tangible book value ratio
Eagle Montana (on a pro forma basis, assuming completion of the conversion)
Valuation of peer group companies, as of
December 3, 2009
Averages	14.4x	85.48%	91.38%
Medians	13.3x	88.71%	94.00%

(1)	Information derived from the Feldman Financial Advisors, Inc. appraisal report and are based upon estimated core earnings for the twelve months ended September 30, 2009. These ratios are different than the “Pro Forma Data.”

Our board of directors, in reviewing and approving the independent appraisal, considered the range of price-to-core earnings multiples, the range of price-to-book value and price-to-tangible book value ratios at the different ranges of shares of common stock to be sold in the offering, and did not consider one valuation approach to be more important than the other. Instead, in approving the independent appraisal, the board of directors concluded that these ranges represented the appropriate balance of the three approaches to establishing our estimated valuation range, and the number of shares of common stock to be sold, in comparison to the peer group institutions. The estimated appraised value and the resulting discounts took into consideration the potential financial impact of the offering as well as the trading price of Eagle Bancorp common stock, which increased from $29.15 per share on December 1, 2009, the closing price on the last trading day immediately preceding the announcement of the conversion, to $30.75 per share, the closing price on December 3, 2009, the effective date of the independent appraisal.

Feldman Financial Advisors, Inc. will update the independent appraisal prior to the completion of the conversion. If the estimated appraised value, including offering shares and exchange shares, changes to either below $33.8 million or above $52.6 million, we will resolicit persons who submitted stock orders. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization—Stock Pricing and Number of Shares to be Issued.”

The Exchange of Existing Shares of Eagle Bancorp Common Stock

At the conclusion of the conversion, shares held by existing public stockholders of Eagle Bancorp will be canceled and exchanged for shares of common stock of Eagle Montana. The number of shares of common stock received will be based on an exchange ratio determined as of the conclusion of the conversion and offering, which will depend upon our final appraised value. The number of shares received will not be based on the market price of Eagle Bancorp outstanding shares at that time. Instead, the exchange ratio will ensure that existing public stockholders of Eagle Bancorp will retain the same approximate percentage ownership of our organization after the offering, exclusive of their purchase of any additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares.

The following table shows how the exchange ratio will adjust, based on the valuation of Eagle Montana and the number of shares of common stock issued in the offering. The table also shows the number of whole shares of Eagle Montana common stock a hypothetical owner of Eagle Bancorp common stock would receive in exchange for 100 shares of Eagle Bancorp common stock owned at the completion of the conversion, depending on the number of shares of common stock sold in the offering.

	New Shares to be Sold in This Offering		New Shares to be Exchanged for Existing Shares of Eagle Bancorp		Total Shares of Common Stock to be Outstanding After the Offering	Exchange Ratio	Equivalent Per Share Current Market Price (1)	New Shares That Would be Received for Existing 100 Shares
	Amount	Percent	Amount	Percent
Minimum	2,040,000	60.4%	1,340,136	39.6%	3,380,136	3.1458	$31.45	314
Midpoint	2,400,000	60.4%	1,576,630	39.6%	3,976,630	3.7009	37.00	370
Maximum	2,760,000	60.4%	1,813,125	39.6%	4,573,125	4.2560	42.56	425
Adjusted Maximum	3,174,000	60.4%	2,085,093	39.6%	5,259,093	4.8944	48.94	489

(1)	Represents the value of shares of Eagle Montana common stock received in the conversion by a holder of one share of Eagle Bancorp at the exchange ratio, assuming the market price of $10.00 per share.

No fractional shares of Eagle Montana common stock will be issued to any public stockholder of Eagle Bancorp. For each fractional share that would otherwise be issued, Eagle Montana will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share purchase price of the common stock in the offering. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Exchange of Existing Stockholders’ Stock Certificates.”

How We Intend to Use the Proceeds From the Offering

Assuming we sell 2,400,000 shares of common stock in the stock offering, and we have net proceeds of $22.2 million, we intend to distribute the net proceeds as follows:

•	$11.1 million (50.0% of the net proceeds) will be invested in American Federal Savings Bank;

•	$1.9 million (8.7% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of our shares of common stock; and

•	$9.2 million (41.3% of the net proceeds) will be retained by us.

We may use the funds that we retain for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes. American Federal Savings Bank, whose capital will be increased by $11.1 million, may use the proceeds it receives to support increased lending and other products and services. The net proceeds retained also may be used for future business expansion through acquisitions of banks, thrifts and other financial services companies, and acquiring branch offices. We have no current arrangements or agreements with respect to any such acquisitions. Initially, a substantial portion of the net proceeds will be invested in short-term investments and mortgage-backed securities consistent with our investment policy.

Please see “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Purchases by Officers and Directors

We expect our directors, executive officers and their associates, to purchase approximately 71,800 shares of common stock in the offering. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. After the conversion, as a result of purchases in the offering and the shares they will receive in exchange for shares of Eagle Bancorp that they currently own, our directors and executive officers, together with their associates, are expected to own approximately 303,807 shares and 385,688 shares of common stock, or 8.99% and 8.43% of our total outstanding shares of common stock at the minimum and the maximum of the offering range, respectively. See “Subscriptions by Directors and Executive Officers.”

Market for Common Stock

Publicly held shares of Eagle Bancorp’s common stock currently trade on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “EBMT.” Upon completion of the conversion and offering, the shares of common stock of Eagle Bancorp will be cancelled and will cease trading. It is currently expected that Eagle Montana common stock will then commence trading on the Nasdaq Global Market. We have applied to list Eagle Montana’s shares of common stock on the Nasdaq Global Market under the trading symbol “EBMT.” However, for the first 20 trading days, shares of Eagle Montana common stock will trade under the symbol “EBMTD” and thereafter, our trading symbol will be “EBMT.” In order to list our common stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock. Eagle Bancorp currently has nine registered market makers. Persons purchasing shares of common stock in the offering may not be able to sell their shares at or above the $10.00 price per share.

Our Dividend Policy

It is our current intention to maintain dividends after the conversion at current equivalent levels. As of September 30, 2009, Eagle Bancorp paid a quarterly cash dividend of $0.26 per share, which equals $1.04 per share on an annualized basis. After the conversion and subject to the authority of the board of directors to do so, we intend to continue to pay cash dividends on a quarterly basis. Eagle Montana expects the annual dividends following our conversion to equal $0.33, $0.28, $0.24 and $0.21 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 3.3%, 2.8%, 2.4% and 2.1%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion will preserve the dividend amount that Eagle Bancorp stockholders currently receive, as adjusted to reflect the exchange ratio. However, the dividend rate and the continued payment of dividends following our conversion and the completion of this offering will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

See “Selected Consolidated Financial and Other Data of Eagle Bancorp and Subsidiaries” and “Market for the Common Stock” for information regarding our historical dividend payments.

Tax Consequences

As a general matter, implementing the plan of conversion and reorganization will not result in a taxable transaction for federal or state income tax purposes to Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank, Eagle Montana, persons eligible to subscribe in the subscription offering, or existing stockholders of Eagle Bancorp. Existing stockholders of Eagle Bancorp who receive cash in lieu of fractional exchange share interests in shares of Eagle Montana common stock will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Changes in Stockholders’ Rights for Existing Stockholders of Eagle Bancorp

As a result of the conversion, existing stockholders of Eagle Bancorp will become stockholders of Eagle Montana. Some rights of stockholders of Eagle Montana will be reduced compared to the rights stockholders currently have in Eagle Bancorp The reduction in stockholder rights results from differences between the federal and Delaware charters and bylaws, and from distinctions between federal and Delaware law. Many of the differences in stockholder rights under the certificate of incorporation and bylaws of Eagle Montana are not mandated by Delaware law but have been chosen by management as being in the best interests of Eagle Montana and all of its stockholders. The differences in stockholder rights in the certificate of incorporation and bylaws of Eagle Montana include the following: (i) approval by at least 80% of outstanding shares required to remove a director for cause; (ii) greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors; (iii) approval by at least 80% of outstanding shares required to amend the certificate of incorporation and bylaws; and (iv) approval by at least 80% of outstanding shares required to approve business combinations involving an interested stockholder. See “Comparison of Stockholders’ Rights For Existing Stockholders of Eagle Bancorp” for a discussion of these differences.

Dissenters’ Rights

Stockholders of Eagle Bancorp do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning Eagle Montana’s Common Stock

Before you decide to purchase stock, you should read the “Risk Factors” section beginning on page 12 of this proxy statement/prospectus.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

While Montana has not to date experienced the significant economic and real estate related decline of many other parts of the Western United States, a change in Montana’s economy could adversely affect earnings.

American Federal Savings Bank operates from seven offices located in the State of Montana, and confines its lending to Montana borrowers. Montana, unlike many parts of the Western United States, has not to date experienced recession-driven economic problems such as large increases in unemployment rates, decline in real estate values and high foreclosures. We are unable to determine whether this trend suggests fundamental strength in Montana’s economy or whether recession-driven effects will simply occur later.

Montana had 5.4% unemployment in January of 2009, and this rate has gradually increased during 2009. At present, however, Montana’s current unemployment rate is significantly less than that of the United States as a whole. Specifically, according to data published by the United States Bureau of Labor Statistics, Montana’s unemployment rate at October 31, 2009 was 6.4%, while that of the United States was 10.1% as of the same date. Montana’s comparatively low unemployment rate could suggest that unemployment levels for Montana may become more severe in the future as the effects of the recession are felt in Montana. If this occurs, American Federal Savings Bank may be required to devote resources to resolving recession-driven asset quality problems at a time when banks in other parts of the country may be experiencing a recovery. Should unemployment continue to increase in Montana as it has during most of 2009, the ability of consumers to pay debts, including home mortgage and home equity loans and other consumer debt such as credit cards can adversely affect lending institutions like American Federal Savings Bank. At minimum, American Federal Savings Bank would be required to increase its loan loss provisions and dedicate more resources to workout activities during a period when banks in other geographic regions may be recovering.

If the allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.

Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which may have a material adverse effect on operating results. We make various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. If the assumptions prove to be incorrect, the allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to the allowance. Material additions to the allowance would materially decrease net income. As of September 30, 2009, our allowance for loan losses to net loans receivable was 0.37%.

Our emphasis on the origination of consumer, commercial real estate and commercial business loans is one of the more significant factors in evaluating the allowance for loan losses. As we continue to increase the amount of such loans, additional or increased provisions for loan losses may be necessary and would decrease earnings.

Bank regulators periodically review our allowance for loan losses and may require an increase to the provision for loan losses or further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations or financial condition.

We could record future losses on our securities portfolio.

A number of factors or combinations of factors could require us to conclude in one or more future reporting periods that an unrealized loss exists with respect to our investment securities portfolio that constitutes an impairment that is other than temporary, which could result in material losses to us. These factors include, but are not limited to, continued failure by the issuer to make scheduled interest payments, an increase in the severity of the unrealized loss on a particular security, an increase in the continuous duration of the unrealized loss without an improvement in value or changes in market conditions and/or industry or issuer specific factors that would render us unable to forecast a full recovery in value. In addition, the fair values of securities could decline if the overall economy and the financial condition of some of the issuers continues to deteriorate and there remains limited liquidity for these securities.

The United States economy is in a deep recession. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

The United States and many industrial nations are experiencing a severe economic recession which is expected to continue in 2010. Loan portfolio quality has deteriorated at many institutions, reflecting in part, the deteriorating U.S. economy and rising unemployment. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. The continuing real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans. Financial institution stock prices have declined substantially, and it is significantly more difficult for financial institutions to raise capital or borrow in the debt markets.

The Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that noncurrent assets plus other real estate owned as a percentage of assets for FDIC insured financial institutions rose to 3.07% as of September 30, 2009, compared to 0.95% as of December 31, 2007. For the nine months ended September 30, 2009, the Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that annualized return on average assets was 0.10% for FDIC insured financial institutions compared to 0.81% for the year ended December 31, 2007. The Nasdaq Bank Index declined 36.5% between December 31, 2007 and September 30, 2009. At September 30, 2009, our noncurrent assets plus other real estate owned as a percentage of assets was 0.52%, and our annualized return on average assets was 1.14% for the three months ended September 30, 2009.

Continued negative developments in the financial services industry and the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability. Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies, could adversely affect our stock performance.

Any future Federal Deposit Insurance Corporation insurance premiums or special assessments will adversely impact our earnings.

On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The special assessment was payable on September 30, 2009. We recorded an expense of $128,295 during the year ended June 30, 2009, to reflect the special assessment. The final rule permits the Federal Deposit Insurance Corporation to levy up to two additional special assessments of up to five basis points each during 2009 if the Federal Deposit Insurance Corporation estimates that the Deposit Insurance Fund reserve ratio will fall to a level that the Federal Deposit Insurance Corporation believes would adversely affect public confidence or to a level that will be close to or below zero. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period. In addition, the Federal Deposit Insurance Corporation increased the general assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase compared to prior periods.

On November 12, 2009, the Federal Deposit Insurance Corporation adopted a final rule pursuant to which all insured depository institutions will be required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. This pre-payment was due on December 30, 2009. The assessment rate for the fourth quarter of 2009 and for 2010 will be based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 will be equal to the modified third quarter assessment rate plus an additional three basis points. In addition, each institution’s base assessment rate for each period will be calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. We made a payment of approximately $1.0 million to the Federal Deposit Insurance Corporation on December 30, 2009, and recorded the payment as a prepaid expense, which will be amortized over three years.

As a savings bank, pursuant to the Home Owners’ Loan Act, or HOLA, American Federal Savings Bank is required to maintain a certain percentage of its total assets in HOLA-qualifying loans and investments, which limits our asset mix and could significantly restrict our ability to diversify our loan portfolio.

A savings bank or thrift differs from a commercial bank in that it is required to maintain at least 65% of its total assets in HOLA-qualifying loans and investments, such as loans for the purchase, refinance, construction, improvement, or repair of residential real estate, home equity loans, educational loans and small business loans. To maintain our thrift charter we have to pass the Qualified Thrift Lender test, or QTL test, in nine out of 12 of the immediately preceding months. The QTL test limits the extent to which we can grow our commercial loan portfolio. However, a loan that does not exceed $2 million (including a group of loans to one borrower) and is for commercial, corporate, business, or agricultural purposes is not so limited. We may be limited in our ability to change our asset mix and increase the yield on our earning assets by growing our commercial loan portfolio.

In addition, if we continue to grow our commercial loan portfolio and our single-family loan portfolio declines, it is possible that in order to maintain our QTL status, we could be forced to buy mortgage-backed securities or other HOLA-qualifying assets at times when the terms might not be attractive. Alternatively, we could find it necessary to pursue different structures, including converting American Federal Savings Bank’s thrift charter to a commercial bank charter.

Because we intend to increase our commercial real estate and commercial business loan originations, our credit risk will increase and continued downturns in the local real estate market or economy could adversely affect our earnings.

We intend to continue our recent emphasis on originating commercial real estate and commercial business loans. Commercial real estate and commercial business loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate and commercial business loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. Commercial real estate and commercial business loans may also involve relatively large loan balances to individual borrowers or groups of related borrowers. A downturn in the real estate market or the local economy could adversely affect the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of nonperforming loans. As our commercial real estate and commercial business loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

Declines in home values could decrease our loan originations and increase delinquencies and defaults.

Declines in home values in our markets could adversely impact results from operations. Like all financial institutions, we are subject to the effects of any economic downturn, and in particular, a significant decline in home values would likely lead to a decrease in new home equity loan originations and increased delinquencies and defaults in both the consumer home equity loan and residential real estate loan portfolios and result in increased losses in these portfolios. Declines in the average sale prices of homes in our primary markets could lead to higher loan losses.

We depend on the services of our executive officers and other key employees.

Our success depends upon the continued employment of certain members of our senior management team. We also depend upon the continued employment of the individuals that manage several of our key functional areas. The departure of any member of our senior management team may adversely affect our operations.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits, borrowings and trust preferred securities. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in net interest income.

Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Also, increases in interest rates may extend the life of fixed rate assets, which would restrict our ability to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit early so long as the early withdrawal penalty is less than the interest they could receive as a result of the higher interest rates.

Changes in interest rates also affect the current fair value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. At September 30, 2009, the fair value of our investment securities portfolio totaled $92.4 million.

At September 30, 2009, our interest rate risk analysis indicated that the market value of our equity would decrease by 10.74% if there was an instantaneous parallel 200 basis point increase in market interest rates.

Strong competition may limit growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide. Our profitability depends upon our ability to successfully compete in our market areas.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision. The federal banking laws and regulations govern the activities in which we may engage, and are primarily for the protection of depositors and the Deposit Insurance Fund at the Federal Deposit Insurance Corporation. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums could have a material impact on our operations. Because our business is highly regulated, the laws and applicable regulations are subject to frequent change. Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

A federal legislative proposal has been introduced that would eliminate the Office of Thrift Supervision, our primary federal regulator, which may require Eagle Montana to become a bank holding company.

Legislation in the United States Congress has been proposed that would implement sweeping changes to the current bank regulatory structure. The proposal would, among other things, merge the Office of Thrift Supervision into the Office of the Comptroller of the Currency. American Federal Savings Bank, Eagle Bancorp and Eagle Financial MHC are currently regulated by the Office of Thrift Supervision, and Eagle Montana will be regulated by the Office of Thrift Supervision following the conversion. If the Office of Thrift Supervision is eliminated, American Federal Savings Bank may be required to convert to a national bank or state bank and Eagle Montana may be required to become a bank holding company subject to regulation and supervision under the Bank Holding Company Act of 1956, and the supervision and regulation of the Board of Governors of the Federal Reserve System, including holding company regulatory capital requirements to which Eagle Montana is not currently subject. In addition, compliance with new regulations and being supervised by one or more new regulatory agencies could increase our expenses.

If our investment in the Federal Home Loan Bank of Seattle becomes impaired, our earnings and stockholders’ equity could decrease.

We are required to own common stock of the Federal Home Loan Bank of Seattle to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank’s advance program. The aggregate cost of our Federal Home Loan Bank common stock as of September 30, 2009 was $2.0 million. Federal Home Loan Bank common stock is not a marketable security and can only be redeemed by the Federal Home Loan Bank.

Federal Home Loan Banks may be subject to accounting rules and asset quality risks that could materially lower their regulatory capital. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the Federal Home Loan Bank of Seattle, could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in Federal Home Loan Bank of Seattle common stock could be deemed impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the amount of the impairment charge.

Future legislative or regulatory actions responding to perceived financial and market problems could impair our ability to foreclose on collateral.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. Were proposals such as these, or other proposals limiting our rights as a creditor, to be implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor. In addition, there have been legislative proposals to create a federal consumer protection agency that may, among other powers, have the ability to limit our rights as a creditor.

Risks Related to the Offering and the Exchange

The market value of Eagle Montana common stock received in the share exchange may be less than the market value of Eagle Bancorp common stock exchanged.

The number of shares of Eagle Montana common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Eagle Bancorp common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of Eagle Montana common stock prepared by Feldman Financial Advisors and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of Eagle Bancorp common stock will own the same percentage of Eagle Montana common stock after the conversion and offering as they owned of Eagle Bancorp common stock immediately prior to completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional exchange shares. The exchange ratio will not depend on the market price of Eagle Bancorp common stock.

The exchange ratio ranges from a minimum of 3.1458 to a maximum of 4.256 shares of Eagle Montana common stock per share of Eagle Bancorp common stock. Shares of Eagle Montana common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Eagle Bancorp common stock at the time of the exchange, the initial market value of the Eagle Montana common stock that you receive in the share exchange could be less than the market value of the Eagle Bancorp common stock that you currently own. Based on the most recent closing price of Eagle Bancorp common stock prior to the date of this proxy statement/prospectus, which was $            , unless at least              shares of Eagle Montana common stock are sold in the offering (which is between the              and the              of the offering range), the initial value of the Eagle Montana common stock you receive in the share exchange would be less than the market value of the Eagle Bancorp common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of Eagle Bancorp.

As a result of the conversion, existing stockholders of Eagle Bancorp will become stockholders of Eagle Montana. Some rights of stockholders of Eagle Montana will be reduced compared to the rights stockholders currently have in Eagle Bancorp. The reduction in stockholder rights results from differences between the federal and Delaware charters and bylaws, and from distinctions between federal and Delaware law. Many of the differences in stockholder rights under the certificate of incorporation and bylaws of Eagle Montana are not mandated by Delaware law but have been chosen by management as being in the best interests of Eagle Montana and its stockholders. The certificate of incorporation and bylaws of Eagle Montana include the following provisions: (i) approval by at least 80% of outstanding shares required to remove a director for cause; (ii) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (iii) approval by at least 80% of outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the certificate of incorporation.

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Eagle Montana and the outlook for the financial services industry in general. Price fluctuations may be unrelated to the operating performance of particular companies.

We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.

Eagle Montana intends to contribute between $9.4 million and $12.8 million of the net proceeds of the offering (or $14.8 million at the adjusted maximum of the offering range) to American Federal Savings Bank. Eagle Montana may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes. Eagle Montana also expects to use a portion of the net proceeds it retains to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. American Federal Savings Bank may use the net proceeds it receives to fund new loans, purchase investment securities, acquire financial institutions or financial services companies, acquire branches, or for other general corporate purposes. With the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting of the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.

Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.

Net income divided by average stockholders’ equity, known as “return on average equity” is a ratio many investors use to compare the performance of a financial institution to its peers. Our return on average equity ratios for the three months ended September 30, 2009 and for the year ended June 30, 2009 were 11.60% and 8.94%, respectively, compared to an average negative return on equity of 7.36% based on trailing twelve-month earnings for all publicly traded fully converted savings institutions as of September 30, 2009. We expect that our return on average equity will decrease as a result of the additional capital that we will raise in the offering. For example, our pro forma return on equity for the three months ended September 30, 2009 is 6.06%, assuming the sale of shares at the maximum of the offering range. Over time, we intend to use the net proceeds from the offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is comparable to our historical performance. This goal may take a number of years to achieve, and we may not be able to achieve it. Consequently, you should not expect a return on equity similar to our current return on equity in the near future. Failure to achieve a competitive return on equity may make an investment in our common stock unattractive to some investors and may cause our common stock to trade at lower prices than comparable companies with higher returns on equity.

Trading in our common stock is limited, and a liquid market for our common stock may not develop.

The common stock of Eagle Bancorp has been listed on the OTCBB. The OTCBB is a significantly more limited market than the New York Stock Exchange or Nasdaq Stock Market. We have applied to list Eagle Montana common stock for trading on the Nasdaq Global Market under the symbol “EBMT,” subject to completion of the offering and compliance with certain conditions. You may have difficulty selling the shares that you buy if no active trading market develops.

The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.

The shares of common stock that our directors and officers intend to purchase in the offering, when combined with the shares that they will receive in the exchange for their existing shares of Eagle Bancorp common stock may result in management and the board controlling as much as approximately 8.99% of our outstanding shares of common stock at the minimum of the offering range. In addition, our employee stock ownership plan is expected to purchase 8% of the shares of common stock sold in the stock offering, and additional stock options and shares of common stock would be granted to our directors and employees if a stock-based incentive plan is adopted in the future. This would result in management and employees controlling a significant percentage of our shares of common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage a potential sale of Eagle Montana that our stockholders may desire.

The implementation of the stock-based incentive plan may dilute your ownership interest.

We intend to adopt a new stock-based incentive plan following the offering, subject to receipt of stockholder approval. This stock-based incentive plan may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock of Eagle Montana. While our intention is to fund this plan through open market purchases, stockholders would experience a 7.8% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options or shares of restricted common stock under the plan in an amount equal to up to 10% and 4%, respectively, of the shares sold in the offering. In the event we adopt the plan within one year following the conversion, shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under the stock-based incentive plan would be limited to 4% and 10%, respectively, of the total shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect restricted stock previously granted by Eagle Bancorp or American Federal Savings Bank. In the event we adopt the plan more than one year following the conversion, the plan will not be subject to these limitations.

Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.

We intend to adopt a new stock-based incentive plan after the offering, subject to stockholder approval, pursuant to which plan participants would be awarded restricted shares of our common stock (at no cost to them) and options to purchase shares of our common stock. If the stock-based incentive plan is implemented within one year of the completion of the offering, the number of shares of common stock reserved for issuance for awards of restricted stock or grants of options under such stock-based incentive plan may not exceed 4% and 10%, respectively, of the shares sold in the offering subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect restricted stock previously granted by Eagle Bancorp or American Federal Savings Bank. If we award restricted shares of common stock or grant options in excess of these amounts under a stock-based incentive plan adopted more than one year after the completion of the offering, our costs would increase further.

Following the offering, our non-interest expenses are likely to increase as we will recognize additional annual employee compensation and benefit expenses related to the shares granted to employees and executives under our stock-based incentive plan. We cannot predict the actual amount of these new stock-related compensation and benefit expenses because applicable accounting practices require that expenses be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering has been estimated to be approximately $184,000 ($112,240 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock.

Various factors may make takeover attempts more difficult to achieve.

Our board of directors has no current intention to sell control of Eagle Montana. Provisions of our certificate of incorporation and bylaws, federal regulations, Delaware law and various other factors may make it more difficult for companies or persons to acquire control of Eagle Montana without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:

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Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a savings institution or holding company regulated by the Office of Thrift Supervisor regulated holding company of a converted institution without the prior approval of the Office of Thrift Supervision.

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Certificate of Incorporation and statutory provisions. Provisions of the certificate of incorporation and bylaws of Eagle Montana and Delaware law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders. These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors. Specifically, under Delaware law, any person who acquires more than 15% of the common stock of Eagle Montana without the prior approval of its board of directors would be prohibited from engaging in any type of business combination with Eagle Montana for a three-year period unless such transaction is subsequently approved by the board of directors and by stockholders at an annual or special meeting of stockholders by the affirmative vote of at least 66  2/3% of the outstanding voting stock which is not owned by such person. The certificate of incorporation of Eagle Montana contains a provision requiring that specified transactions with an “interested stockholder” be approved by 80% of the voting power of the then outstanding shares unless it is either approved by a majority of Eagle Montana’s disinterested directors or certain price and procedural requirements are satisfied. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years, not permitting cumulative voting in the election of directors, not permitting stockholders to call a special meeting, and a requirement that holders of at least 80% of the outstanding shares of common stock must vote to remove directors and can only remove directors for cause. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations.

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Federal Stock Charter of American Federal Savings Bank. The federal stock charter of American Federal Savings Bank will provide that for a period of five years from the closing of the conversion and offering, no person other than Eagle Montana may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of American Federal Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of American Federal Savings Bank or Eagle Montana or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Eagle Montana or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of American Federal Savings Bank. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

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Issuance of stock options and restricted stock. We also intend to issue stock options and shares of restricted stock to key employees and directors that will require payments to these persons in the event of a change in control of Eagle Montana. These payments may have the effect of increasing the costs of acquiring Eagle Montana, thereby discouraging future takeover attempts.

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Employment and Change in Control Agreements. We have an employment agreement with our Chief Executive Officer, Peter J. Johnson, that provides, among other things, for a payment of between one and two times his base salary in the event of Mr. Johnson’s involuntary termination occurring after a change in control of American Federal Savings Bank. We intend to also enter into change in control agreements with four senior officers, Clinton Morrison, Michael Mundt, Rachel Amdahl and Robert Evans, that provide for payment of base salary for one year in the event of a change in control of American Federal Savings Bank. These payments may have the effect of increasing costs of acquiring Eagle Montana, thereby discouraging future takeovers.

You may not revoke your decision to purchase Eagle Montana common stock in the subscription and community offerings after you send us your subscription.

Funds submitted or automatic withdrawals from American Federal Savings Bank deposit accounts authorized in the connection with a purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Feldman Financial Advisors, Inc., among other factors, there may be one or more delays in the completion of the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond         , or the number of shares to be sold in the offering is increased to more than 3,174,000 shares or decreased to less than 2,040,000 shares.

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Eagle Bancorp of proxies to be voted at the special meeting of stockholders to be held at                                                               on                     , 2010 at     :00     .m., Mountain Time, and any adjournment or postponement thereof.

The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of Eagle Financial MHC (referred to herein as the “plan of conversion”).

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposals. Stockholders will vote on the following informational proposals with respect to the certificate of incorporation of Eagle Montana:

•	Approval of a provision in Eagle Montana’s certificate of incorporation to limit the ability of stockholders to remove directors;

•	Approval of a provision in Eagle Montana’s certificate of incorporation to limit business combinations with interested stockholders;

•	Approval of a provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote to approve certain amendments to Eagle Montana’s certificate of incorporation;

•	Approval of a provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Eagle Montana’s bylaws; and

•	Approval of a provision in Eagle Montana’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Eagle Montana’s outstanding voting stock.

The plan of conversion provides for a series of transactions, referred to as the conversion and offering, which will result in the elimination of the mutual holding company. The plan of conversion will also result in the creation of a new stock holding company which will own all of the outstanding shares of American Federal Savings Bank, the exchange of shares of common stock of Eagle Bancorp by stockholders other than Eagle Financial MHC, who are referred to as the “public stockholders,” for shares of the new stock holding company, Eagle Montana, and the issuance and the sale of additional shares to depositors of American Federal Savings Bank and others in an offering.

We cannot complete the conversion unless:

•

The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Eagle Financial MHC as of                     , 2010 (comprised of American Federal Savings Bank depositors as of [voting record date] and borrowers as of April 4, 2000 whose borrowings remain outstanding as of [voting record date]);

•

The plan of conversion is approved by a vote of at least two-thirds of the outstanding shares of common stock of Eagle Bancorp as of                     , 2010, including shares held by Eagle Financial MHC (because Eagle Financial MHC owns 60.4% of the outstanding shares of Eagle Bancorp common stock, we expect that Eagle Financial MHC and our directors and executive officers will control the outcome of this vote);

•	The plan of conversion is approved by a vote of at least a majority of the outstanding shares of common stock of Eagle Bancorp as of , 2010, excluding those shares held by Eagle Financial MHC;

•	We sell at least the minimum number of shares of common stock offered; and

•

We receive the final approval of the Office of Thrift Supervision to complete the conversion, however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

This proxy statement/prospectus, together with the accompanying proxy card, is first being mailed or delivered to stockholders of Eagle Bancorp on or about                     , 2010.

Voting in favor of or against the plan of conversion includes a vote for or against the conversion of Eagle Financial MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at American Federal Savings Bank.

Who Can Vote at the Meeting

You are entitled to vote your Eagle Bancorp common stock if our records show that you held your shares as of the close of business on                     , 2010. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on                     , 2010, there were              shares of Eagle Bancorp common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on                     , 2010, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Eagle Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) at least a majority of the outstanding shares of common stock of Eagle Bancorp as of                     , 2010, other than shares held by Eagle Financial MHC, and (ii) at least two-thirds of the outstanding shares of common stock of Eagle Bancorp as of                     , 2010, including shares held by Eagle Financial MHC.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by the holders of outstanding shares of Eagle Bancorp as of                     , 2010, to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3a through 3e: Approval of certain provisions in Eagle Montana’s certificate of incorporation. The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals were approved as part of the process in which the board of directors of Eagle Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Eagle Montana, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Eagle Bancorp.

Shares Held by Eagle Financial MHC and Our Officers and Directors

As of                     , 2010, Eagle Financial MHC beneficially owned 648,493 shares of Eagle Bancorp common stock. This equals approximately 60.4% of our outstanding shares. Eagle Financial MHC intends to vote all of its shares in favor of Proposal 1, approval of the plan of conversion, Proposal 2, approval of the adjournment of the special meeting, and Informational Proposals 3a through 3e.

As of                     , 2010, our officers and directors beneficially owned              shares of Eagle Bancorp common stock. This equals             % of our outstanding shares and             % of shares held by persons other than Eagle Financial MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Eagle Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Eagle Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, and “FOR” each of the Informational Proposals 3a through 3e.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of Eagle Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

If your Eagle Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Eagle Bancorp will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, Laurel Hill Advisory Group, LLC, our proxy solicitor, directors, officers or employees of Eagle Bancorp and American Federal Savings Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. We will pay Laurel Hill Advisory Group, LLC $4,500 for shareholder solicitation services, $5,000 for member solicitation services and $1,000 for stockholder information agent services plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan and 401(k) Plan

If you participate in American Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee may only vote allocated shares held by the ESOP in accordance with the instructions of participating employees. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Eagle Bancorp common stock held by the ESOP. The deadline for returning your voting instructions to the ESOP trustee is                     , 2010. Under the terms of the American Federal Savings Bank Restated Profit Sharing Plan (“401(k) Plan”), the trustee may vote all shares in the Eagle Bancorp Stock Fund.

The board of directors recommends that you promptly sign, date and mark the enclosed proxy card in favor of the above described proposals, including, the adoption of the plan of conversion and promptly return it in the enclosed self-addressed, postage-prepaid proxy reply envelope. Alternatively, you may vote by using the telephone or Internet by following the instructions on the proxy card. Voting the proxy card will not prevent you from voting in person at the special meeting.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The Boards of Directors of Eagle Bancorp and Eagle Financial MHC have approved the plan of conversion and reorganization, referred to herein as the “plan of conversion.” The plan of conversion must also be approved by the members of Eagle Financial MHC (depositors and certain borrowers of American Federal Savings Bank) and the stockholders of Eagle Bancorp A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Eagle Financial MHC, the mutual holding company parent of Eagle Bancorp, will be merged into American Federal Savings Bank, and Eagle Financial MHC will no longer exist. Eagle Bancorp, which owns 100% of American Federal Savings Bank, will cease to exist and will be succeeded by a new Delaware corporation named Eagle Bancorp Montana, Inc. As part of the conversion, the ownership interest in Eagle Bancorp of Eagle Financial MHC will be offered for sale in the offering by Eagle Montana. When the conversion is completed, all of the outstanding common stock of American Federal Savings Bank will be owned by Eagle Montana, and all of the outstanding common stock of Eagle Montana will be owned by public stockholders. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this proxy statement/prospectus.

Under the plan of conversion, at the conclusion of the offering, each share of Eagle Bancorp common stock owned by persons other than Eagle Financial MHC will be canceled and converted automatically into new shares of Eagle Montana common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Eagle Bancorp for new shares, the public stockholders will own the same percentage of shares of common stock of Eagle Montana that they owned in Eagle Bancorp immediately prior to the conversion, excluding any shares they purchased in the offering and cash paid in lieu of fractional exchange shares.

Eagle Montana intends to retain between $7.7 million and $10.6 million of the net proceeds, or $12.3 million if the offering range is increased by 15% (excluding the portion of the net proceeds loaned to our employee stock ownership plan), and to contribute the balance of the net proceeds to American Federal Savings Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at American Federal Savings Bank with aggregate balances of at least $50.00 at the close of business on November 30, 2008.

(ii)	Second, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, which will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at American Federal Savings Bank with aggregate balances of at least $50.00 at the close of business on [supplemental date].

(iv)	Fourth, to depositors of American Federal Savings Bank at the close of business on [voting record date] and to borrowers of American Federal Savings Bank as of April 4, 2000 whose borrowings remain outstanding as of the [voting record date].

If all shares are not subscribed for in the subscription offering, we may, at our discretion, offer shares of common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)	Natural persons residing in the State of Montana; and

(ii)	Eagle Bancorp’s public stockholders as of [stockholder record date].

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”

The shares of common stock not purchased in the subscription offering or community offering will be offered to the general public on a best efforts basis by Stifel, Nicolaus & Company, Incorporated, acting as sole book-running manager, and D.A. Davidson & Co., as co-manager, in a syndicated community offering through a syndicate of selected dealers.

We have the right to accept or reject orders received in the syndicated community offering at our sole discretion. The syndicated community offering may begin at any time following the commencement of the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us, with approval of the Office of Thrift Supervision. Alternatively, we may sell any remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis. See “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Eagle Montana. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each banking office of American Federal Savings Bank and at the Western Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to Eagle Financial MHC’s application to convert from mutual to stock form, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion is also an exhibit to Eagle Montana’s Registration Statement on Form S-1, which is accessible on the Securities and Exchange Commission website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion and Offering

Our Board of Directors decided at this time to convert to a fully public stock form of ownership and conduct the offering in order to increase our capital position. Completing the offering is necessary for us to continue to grow and execute our business strategy.

Our primary reasons for converting to the stock holding company structure and raising additional capital through the offering are:

•	to support internal growth through lending in the communities we serve;

•

to improve our capital position during a period of significant economic uncertainty, especially for the financial industry (as of September 30, 2009, American Federal Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to a directive or a recommendation from the Office of Thrift Supervision to raise capital);

•

to finance, where opportunities are presented, the acquisition of financial institutions, branches of financial institutions or other financial service companies primarily in, or adjacent to, south central Montana, although we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to improve the liquidity of our shares of common stock and enhance stockholder returns through higher earnings and more flexible capital management strategies; and

•	to use the additional capital for other general corporate purposes.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Eagle Financial MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.

Approvals Required – Plan of Conversion

The affirmative vote of a majority of the total eligible votes of the members of Eagle Financial MHC as of [voting record date] is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Eagle Financial MHC (comprised of depositors and certain borrowers of American Federal Savings Bank) will also be approving the merger of Eagle Financial MHC into American Federal Savings Bank. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Eagle Bancorp, including shares held by Eagle Financial MHC, and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Eagle Bancorp held by the public stockholders of Eagle Bancorp as of [stockholder record date] are also required to approve the plan of conversion. The plan of conversion also must be approved by the Office of Thrift Supervision, which has given its conditional approval; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.

Share Exchange Ratio for Current Stockholders

Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of Eagle Bancorp common stock will, on the effective date of the conversion, be automatically converted into the right to receive shares of Eagle Montana common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in Eagle Montana after the conversion as they held in Eagle Bancorp immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio will not be dependent on the market value of Eagle Bancorp common stock at that time. The exchange ratio will be based on the percentage of Eagle Bancorp common stock held by the public, the independent valuation of Eagle Montana prepared by Feldman Financial Advisors, Inc. and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 3.1458 exchange shares for each publicly held share of Eagle Bancorp at the minimum of the offering range to 4.8944 exchange shares for each publicly held share of Eagle Bancorp at the adjusted maximum of the offering range.

If you are a stockholder of Eagle Bancorp, at the conclusion of the conversion, your shares will be exchanged for shares of Eagle Montana. The number of shares you receive will be based on the number of shares of common stock you own and the final exchange ratio determined as of the conclusion of the conversion.

The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many whole shares of Eagle Montana a hypothetical owner of Eagle Bancorp common stock would receive in the exchange for 100 shares of Eagle Bancorp common stock owned at the consummation of the conversion, depending on the number of shares issued in the offering.

	New Shares to be Sold in This Offering		New Shares to be Exchanged for Existing Shares of Eagle Bancorp		Total Shares of Common Stock to be Outstanding After the Offering	Exchange Ratio	Equivalent Per Share Current Market Price (1)	New Shares That Would be Received for Existing 100 Shares
	Amount	Percent	Amount	Percent
Minimum	2,040,000	60.4%	1,340,136	39.6%	3,380,136	3.1458	$31.45	314
Midpoint	2,400,000	60.4%	1,576,630	39.6%	3,976,630	3.7009	37.00	370
Maximum	2,760,000	60.4%	1,813,125	39.6%	4,573,125	4.2560	42.56	425
Adjusted Maximum	3,174,000	60.4%	2,085,093	39.6%	5,259,093	4.8944	48.94	489

(1)	Represents the value of shares of Eagle Montana received in the conversion by a holder of one share of Eagle Bancorp at the exchange ratio, assuming the market price of $10.00 per share.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Eagle Bancorp common stock into the right to receive shares of Eagle Montana common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, our exchange agent will send a transmittal form to each public stockholder of Eagle Bancorp who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions on how to exchange stock certificates of Eagle Bancorp common stock for stock certificates of Eagle Montana common stock. We expect that stock certificates evidencing shares of Eagle Montana common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Eagle Bancorp stock certificates and other required documents. You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. Shares held by public stockholders through a brokerage account in “street name” will be exchanged automatically upon the conclusion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of Eagle Montana common stock will be issued to any public stockholder of Eagle Bancorp when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Eagle Bancorp stock certificates. If your shares of common stock are held in street name (such as in a brokerage account), you will automatically receive cash in lieu of fractional exchange shares in your brokerage account.

After the conversion, Eagle Bancorp stockholders who hold stock certificates will not receive shares of Eagle Montana common stock and will not be paid dividends on the shares of Eagle Montana common stock until existing certificates representing shares of Eagle Bancorp common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Eagle Bancorp common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Eagle Montana common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Eagle Bancorp common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of Eagle Montana common stock that we issue in exchange for existing shares of Eagle Bancorp common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, the normal business of American Federal Savings Bank of accepting deposits and making loans will continue without interruption. American Federal Savings Bank will continue to be a federally-chartered savings bank and will continue to be regulated by the Office of Thrift Supervision. After the conversion, American Federal Savings Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Eagle Bancorp at the time of the conversion will be the directors of Eagle Montana after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of American Federal Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from American Federal Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors of American Federal Savings Bank and those borrowers whose loans were outstanding since April 4, 2000 are members of, and have voting rights in, Eagle Financial MHC as to all matters requiring membership action. Upon completion of the conversion, these depositors and borrowers will cease to be members of Eagle Financial MHC and will no longer have voting rights, unless they purchase shares of Eagle Montana’s common stock. Upon completion of the conversion, all voting rights in American Federal Savings Bank will be vested in Eagle Montana as the sole stockholder of American Federal Savings Bank. The stockholders of Eagle Montana will possess exclusive voting rights with respect to Eagle Montana common stock.

Tax Effects. We will receive an opinion of counsel or tax advisor with regard to the federal and state income tax consequences of the conversion to the effect that implementing the plan of conversion and reorganization will not result in a taxable transaction for federal or state income tax purposes to Eagle Financial MHC, Eagle Bancorp, the public stockholders of Eagle Bancorp (except for cash paid for fractional exchange shares), members of Eagle Financial MHC, eligible account holders, supplemental eligible account holders, or American Federal Savings Bank. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in American Federal Savings Bank has both a deposit account in American Federal Savings Bank and a pro rata ownership interest in the net worth of Eagle Financial MHC based upon the deposit balance in his or her account. Currently, this ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Eagle Financial MHC and American Federal Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Eagle Financial MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Eagle Financial MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Eagle Financial MHC and American Federal Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Eagle Financial MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that American Federal Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to depositors as of November 30, 2008 and [supplemental date] who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Eagle Montana as the holder of American Federal Savings Bank’s capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. American Federal Savings Bank and Eagle Financial MHC have retained Feldman Financial Advisors, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, Feldman Financial Advisors, Inc. will receive a fee of $36,500 and $3,000 for expenses and an additional $4,500 for each valuation update, as necessary. American Federal Savings Bank and Eagle Financial MHC have agreed to indemnify Feldman Financial Advisors, Inc. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by Feldman Financial Advisors, Inc. to account for differences between Eagle Bancorp and the peer group. Feldman Financial Advisors, Inc. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.

The independent valuation was prepared by Feldman Financial Advisors, Inc. in reliance upon the information contained in this proxy statement/prospectus, including the consolidated financial statements of Eagle Bancorp. Feldman Financial Advisors, Inc. also considered the following factors, among others:

•	the present results and financial condition of Eagle Bancorp and the projected results and financial condition of Eagle Montana;

•	the economic and demographic conditions in Eagle Bancorp’s existing market area;

•	certain historical, financial and other information relating to Eagle Bancorp;

•	the impact of the offering on Eagle Montana’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Eagle Montana; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in Feldman Financial Advisors, Inc.’s independent valuation were certain assumptions as to the pro forma earnings of Eagle Montana after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds of 0.82% and purchases in the open market of the common stock issued in the offering by the stock-based incentive plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of December 3, 2009, the estimated pro forma market value, or valuation range, of Eagle Montana ranged from a minimum of $33.8 million to a maximum of $45.7 million, with a midpoint of $39.8 million and an adjusted maximum of $52.6 million. The board of directors of Eagle Montana decided to offer the shares of common stock for a price of $10.00 per share. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the percentage of Eagle Bancorp common stock owned by Eagle Financial MHC. The number of shares offered will be equal to the aggregate offering price of the shares of common stock divided by the price per share. Based on the valuation range, the 60.4% of Eagle Bancorp common stock owned by Eagle Financial MHC and the $10.00 price per share, the minimum of the offering range will be 2,040,000 shares, the midpoint of the offering range will be 2,400,000 shares and the maximum of the offering range will be 2,760,000 shares of common stock, with an adjusted maximum of 3,174,000 shares.

The board of directors of Eagle Montana reviewed the independent valuation and, in particular, considered the following:

•	Eagle Bancorp’s financial condition and results of operations;

•	comparison of financial performance ratios of Eagle Bancorp to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Eagle Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Feldman Financial Advisors, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Eagle Bancorp or American Federal Savings Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Eagle Montana to less than $33.8 million or more than $52.6 million the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Eagle Montana’s registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Feldman Financial Advisors, Inc. did not independently verify our consolidated financial statements and other information that we provided to them, nor did Feldman Financial Advisors, Inc. independently value our assets or liabilities. The independent valuation considers American Federal Savings Bank as a going concern and should not be considered as an indication of the liquidation value of American Federal Savings Bank. Moreover, because the independent valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, persons purchasing our common stock in the offering may not thereafter be able to sell their shares of common stock at prices at or above the $10.00 price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $52.6 million, without resoliciting purchasers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 3,174,000 shares, to reflect changes in the market and financial conditions or demand for the shares of common stock. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of purchasers. The subscription price of $10.00 per share of common stock will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution of additional shares of common stock to be issued in the event of an increase in the offering range of up to 3,174,000 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $52.6 million and a corresponding increase in the offering range to more than 3,174,000 shares, or a decrease in the minimum of the valuation range to less than $33.8 million and a corresponding decrease in the offering range to fewer than 2,040,000 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization, cancel deposit account withdrawal authorizations and promptly return by check all funds received, with interest at 0.30%. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at 0.30%, and deposit account withdrawal authorizations will be canceled. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final expiration date], which is two years after the special meeting of members to vote on the conversion.

An increase in the number of shares of common stock to be issued in the offering would decrease both a purchaser’s ownership interest and Eagle Montana’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a purchaser’s ownership interest and Eagle Montana’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report prepared by Feldman Financial Advisors, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of American Federal Savings Bank and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and subject to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and reorganization and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each American Federal Savings Bank depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on November 30, 2008 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) $250,000 (25,000 shares) of our common stock, (ii) one-tenth of one percent of the total number of shares issued in the offering of common stock; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock offered by a fraction, the numerator of which is the amount of the Qualifying Deposit of the eligible account holder and the denominator is the total amount of Qualifying Deposits of all eligible account holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on November 30, 2008. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Eagle Bancorp or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding November 30, 2008.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee stock benefit plans, consisting of our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the conversion.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each American Federal Savings Bank depositor, other than directors and executive officers of Eagle Bancorp, with a Qualifying Deposit at the close of business on [supplemental date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) $250,000 (25,000 shares) of common stock, (ii) one-tenth of one percent of the total number of shares issued in the offering of common stock; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts or loan accounts in which he or she had an ownership interest at [supplemental date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor and borrower member of American Federal Savings Bank as of the close of business on the voting record date of [voting record date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $250,000 (25,000 shares) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Any remaining shares will be allocated among Other Members in the proportion that the amount of the subscription of each Other Member whose subscription remains unsatisfied bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied. To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at [voting record date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 12:00 noon, Mountain Time, on [expiration date], unless extended by us for up to 45 days. Such extension may be made without notice to you, except that extensions beyond [extension date] will require the approval of the Office of Thrift Supervision and a resolicitation of subscribers in the offering. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void. Subscription rights will expire whether or not each eligible depositor or borrower can be located.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering. Shares may be offered with the following preferences:

(i)	Natural persons residing in the State of Montana;

(ii)	Eagle Bancorp’s public stockholders as of [stockholder record date]; and

(iii)	Other members of the general public.

Purchasers in the community offering may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the accepted orders of persons residing in the State of Montana, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons residing in the state whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Eagle Bancorp as of [stockholder record date], the allocation procedures described above will apply to the stock orders of such persons. In the event of an oversubscription among members of the general public, these same allocation procedures will also apply. In connection with the allocation process, orders received for Eagle Montana common stock in the community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this proxy statement/prospectus means any person who occupies a dwelling within the State of Montana, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering. Eagle Montana may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which case we will resolicit purchasers in the offering.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock. In the syndicated community offering, any person may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the Office of Thrift Supervision permits otherwise, accepted orders for Eagle Montana common stock in the syndicated community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated. Unless the syndicated community offering begins during the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

If a syndicated community offering is held, Stifel, Nicolaus & Company, Incorporated will serve as sole book-running manager and D.A. Davidson will serve as co-manager As sole book-running manager, Stifel, Nicolaus & Company, Incorporated may form a syndicate of other brokers-dealers who are Financial Industry Regulatory Authority member firms.

In the event that we sell common stock in a “stand by” underwritten public offering, we have agreed that Stifel, Nicolaus & Company, Incorporated will have the right to serve as sole book-running manager. Any underwritten public offering will be conducted on a firm commitment basis. In such case, the underwriters will purchase all shares of common stock not sold in the subscription offering or the community offering, if any such shares are purchased. The aggregate price paid to us by or through the underwriters for the shares of common stock will be the number of shares sold multiplied by the $10.00 price per share, less the amount of an underwriting discount as negotiated between us and the underwriters and approved by the Office of Thrift Supervision and the Financial Industry Regulatory Authority. If we determine to sell stock in an underwritten public offering, the terms of such offering, including the names of the underwriters participating in such offering, will be described in a supplement to this proxy statement/prospectus.

Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Stifel, Nicolaus & Company, Incorporated, a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate non-interest-bearing bank account at a bank other than American Federal Savings Bank. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among us, Eagle Bancorp, Eagle Financial MHC and American Federal Savings Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be promptly delivered to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the offering is not consummated, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is a significant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock or more than $250,000 (25,000 shares);

(ii)	Our tax-qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)	Except for the tax-qualified employee stock benefit plans, including our employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 (50,000 shares) in all categories of the offering combined; and

(iv)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of American Federal Savings Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 29% of the shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with the approval of the Office of Thrift Supervision and without further approval of members of Eagle Financial MHC, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares may be given, the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for Eagle Montana common stock exceeding 5% of the shares issued in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

In the event of an increase in the offering range of up to 3,174,000 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(i)	to fill the tax-qualified employee stock benefit plans, including the employee stock ownership and 401(k) plans’, subscriptions for up to 10% of the total number of shares of common stock sold in the offering;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the State of Montana, then to Eagle Bancorp’s public stockholders as of [stockholder record date] and then to members of the general public.

The term “associate” of a person means:

(i)	any corporation or organization, other than Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or a majority-owned subsidiary of Eagle Bancorp or American Federal Savings Bank, of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any equity security;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, that for the purposes of subscriptions in the offering and restrictions on the sale of stock after the conversion, the term “associate” does not include a person who has a substantial beneficial interest in an employee stock benefit plan of American Federal Savings Bank, or who is a trustee or fiduciary of such plan, and for purposes of aggregating total shares that may be held by officers and directors of Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or Eagle Montana, the term “associate” does not include any tax-qualified employee stock benefit plan of American Federal Savings Bank; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or Eagle Montana.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons exercising subscription rights through a single qualifying deposit account held jointly, whether or not related, will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of Eagle Montana or American Federal Savings Bank and except as described below. Any purchases made by any associate of Eagle Montana or American Federal Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Eagle Bancorp Montana, Inc.”

Marketing Arrangements

To assist in the marketing of our common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the offering by:

(i)	acting as our financial advisors for the conversion and offering;

(ii)	providing administrative services and managing the Stock Information Center;

(iii)	educating our employees regarding the offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)	soliciting orders for common stock.

For these services, Stifel, Nicolaus & Company, Incorporated will receive an advisory and administrative fee of $30,000 and 1.25% of the dollar amount of all shares of common stock sold in the subscription and community offering. No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors and employees or their immediate families and shares purchased by our tax-qualified employee benefit plans.

In the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1% of the dollar amount of shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which will include Stifel, Nicolaus & Company, Incorporated) shall not exceed 6% in the aggregate. Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager and D.A. Davidson will serve as co-manager.

In the event that common stock is sold by a group of stand-by underwriters (including Stifel, Nicolaus & Company, Incorporated) in a stand-by firm commitment underwritten public offering (for which Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager), any stand-by fees will be paid separately by us, and the underwriting discount shall not exceed 6% of the dollar amount of total shares sold in such offering. All fees payable with respect to a syndicated community offering or a firm commitment underwritten public offering will be in addition to fees paid for the subscription and community offerings.

Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in amount not to exceed $30,000 for the subscription offering and community offering and $50,000 for the syndicated offering, and for attorney’s fees in the subscription offering community offering and syndicated community offering in an amount not to exceed $75,000.

In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings and Stifel, Nicolaus & Company, Incorporated provides significant additional services in connection with the resolicitation (including repeating the services described above, such as reviewing supplemental offering documents and news releases, reviewing any updates to the independent appraisal, providing advice with respect to potential changes to purchase limitations, assisting with the receipt of supplemental regulatory approvals, providing additional assistance with the processing of the return and acceptance of prior and new orders (including orders from individual retirement accounts and Keogh Accounts) and coordinating functions with the financial printer), we may pay Stifel, Nicolaus & Company, Incorporated an additional fee for those services that will not exceed $50,000. Under such circumstances, with our consent, Stifel, Nicolaus & Company, Incorporated may be reimbursed for additional allowable expenses not to exceed $15,000 and additional reimbursable attorney’s fees not to exceed $25,000, provided that the aggregate of all reimbursable expenses and legal fees shall not exceed $195,000.

If the plan of conversion and reorganization is terminated or if Stifel, Nicolaus & Company, Incorporated terminates its agreement with us in accordance with the provisions of the agreement, Stifel, Nicolaus & Company, Incorporated will receive reimbursement of its reasonable out-of-pocket expenses plus $30,000 for its advisory and administrative services.

We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of American Federal Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Exchange Act and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Stifel, Nicolaus & Company, Incorporated as records management agent in connection with the conversion and offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated, will assist us in the offering as follows:

(i)	consolidation of deposit and loan accounts and vote calculation;

(ii)	preparation of information for order forms and proxy cards;

(iii)	interface with our financial printer;

(iv)	record stock order information; and

(v)	tabulate proxy votes.

For these services, Stifel, Nicolaus & Company, Incorporated will receive a fee of $25,000. We will also reimburse Stifel, Nicolaus & Company, Incorporated for its reasonable out-of-pocket expenses, not to exceed $5,000.

Offering Deadline

The subscription and community offerings will expire at 12:00 noon, Mountain Time, on [expiration date], unless extended, without notice to you, for up to 45 days. Any extension of the subscription and/or community offering beyond [extension date] would require the Office of Thrift Supervision’s approval. In such event, we would conduct a resolicitation. Purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the resolicitation period, his or her stock order will be canceled and payment will be returned promptly, with interest calculated at 0.30%, and deposit account withdrawal authorizations will be canceled. We will not execute orders until at least the minimum number of shares offered has been sold. If we have not sold the minimum by the expiration date or any extension thereof, we will terminate the offering and cancel all orders, as described above. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the special meeting of members to vote on the conversion. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds submitted, with interest calculated at 0.30% from the date of receipt.

Prospectus Delivery

To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Stock Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must submit a properly completed original stock order form and remit full payment. Incomplete stock order forms or stock order forms that are not signed are not required to be accepted. We are not required to accept stock orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) prior to 12:00 noon, Mountain Time, on [expiration date]. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but we do not represent that we will do so. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to the Stock Information Center address on the stock order form, or by hand-delivery to American Federal Savings Bank’s main office. Stock order forms may not be delivered to other American Federal Savings Bank offices. Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, by signing the stock order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the stock order forms will be final.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by American Federal Savings Bank or the federal or state governments, and that you received a copy of this proxy statement/prospectus. However, signing the stock order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. You may not submit cash or wire transfers. Payment for shares may be made by:

(i)	personal check, bank check or money order, made payable to Eagle Bancorp Montana, Inc.; or

(ii)	authorization of withdrawal from the types of American Federal Savings Bank deposit accounts designated on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at American Federal Savings Bank are provided on the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest calculated at the current statement savings rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at American Federal Savings Bank or another depository institution and will earn interest calculated at 0.30% from the date payment is processed until the offering is completed or terminated, at which time interest checks will be mailed to subscribers.

You may not remit American Federal Savings Bank line of credit checks, and we will not accept third-party checks, including those payable to you and endorsed over to Eagle Montana. You may not designate on your stock order form a direct withdrawal from an American Federal Savings Bank individual retirement account. See “—Using Individual Retirement Account Funds to Purchase Shares” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from American Federal Savings Bank deposit accounts with check-writing privileges. Please provide a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date], in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

Regulations of the Office of Thrift Supervision prohibit American Federal Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment from an unrelated financial institution or Eagle Montana to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds to Purchase Shares

If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account, such as offered by brokerage firms. By regulation, American Federal Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use your funds that are currently in an American Federal Savings Bank individual retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to another bank or a brokerage account before you place your stock order. There will be no early withdrawal or interest penalties for these transfers. The new trustee or custodian will hold the shares of common stock in a self-directed account in the same manner as we now hold the depositor’s individual retirement account funds. An annual administrative fee may be payable to the new trustee or custodian. Assistance on how to transfer individual retirement accounts maintained at American Federal Savings Bank can be obtained from the Stock Information Center. Subscribers interested in using funds in an individual retirement account or any other retirement account, whether held at American Federal Savings Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [expiration date] offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates

Certificates representing shares of common stock issued in the offering are expected to be mailed to the persons entitled thereto at the certificate registration address noted by them on the stock order form on the day following the completion of the conversion, and we expect trading in the stock to begin the business day following the completion of the conversion. The conversion is expected to be completed as soon as practicable following satisfaction of the conditions described above in “Summary—Conditions to Completion of the Conversion.” Any certificates returned as undeliverable will be held by our transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

If you are currently a stockholder of Eagle Bancorp, see “Exchange of Existing Stockholders’ Stock Certificates.”

Other Restrictions

Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The toll-free telephone number is 1-877-            . The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Mountain Time. The Stock Information Center will be closed weekends and bank holidays. American Federal Savings Bank offices will only accept hand-delivered stock order forms and proxy cards at its main office located at 1400 Prospect Avenue, Helena, Montana.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event of a complete liquidation of Eagle Financial MHC or Eagle Bancorp prior to the conversion, all claims of creditors of Eagle Bancorp, including those of depositors of American Federal Savings Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Eagle Bancorp remaining, these assets would be distributed to stockholders, including Eagle Financial MHC. Then, if there were any assets of Eagle Financial MHC remaining, members of Eagle Financial MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in American Federal Savings Bank immediately prior to liquidation.

Liquidation following the conversion. In the unlikely event that American Federal Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Eagle Montana as the holder of American Federal Savings Bank capital stock.

Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to Eagle Financial MHC’s ownership interest in the retained earnings of Eagle Bancorp as of the date of its latest balance sheet contained in this proxy statement/prospectus.

The purpose of the liquidation account following the conversion is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with American Federal Savings Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of American Federal Savings Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder who continues to maintain his or her deposit account at American Federal Savings Bank, would be entitled, on a complete liquidation of American Federal Savings Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Eagle Montana. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in American Federal Savings Bank on November 30, 2008, or [supplemental date]. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on November 30, 2008, or [supplemental date] bears to the balance of all deposit accounts in American Federal Savings Bank on such dates.

If, however, on any June 30 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on November 30, 2008 or [supplemental date] or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Eagle Montana as the sole stockholder of American Federal Savings Bank.

Material Income Tax Consequences

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and reorganization, and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the offering is conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and Montana tax laws to the effect that no gain or loss will be recognized by Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or Eagle Montana as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We have received an opinion of counsel Nixon Peabody LLP as to the federal tax consequences of the conversion. We have received an opinion of counsel Gough, Shanahan, Johnson & Waterman PLLP to the effect that, more likely than not, the income tax consequences under Montana law of the offering are not materially different than for federal income tax purposes.

Nixon Peabody LLP, has issued an opinion to Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank and Eagle Montana that for federal income tax purposes:

1. The conversion of Eagle Bancorp to a federally-chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2. The merger of Eagle Bancorp with and into American Federal Savings Bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. Neither Eagle Bancorp nor American Federal Savings Bank will recognize gain or loss as a result of such merger. (Sections 361(a) and 1032(a) of the Internal Revenue Code).

3. The basis of the assets of Eagle Bancorp and the holding period of such assets to be received by American Federal Savings Bank will be the same as the basis and holding period in such assets in the hands of Eagle Bancorp immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code).

4. The conversion of Eagle Financial MHC, to a federally-chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

5. The merger of Eagle Financial MHC with and into American Federal Savings Bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

6. The exchange of Eligible Account Holders’ and Supplemental Account Holders’ interests in Eagle Financial MHC for interests in a liquidation account established in American Federal Savings Bank will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax regulations.

7. None of Eagle Financial MHC, American Federal Savings Bank, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Eagle Financial MHC to American Federal Savings Bank in exchange for an interest in a liquidation account established in American Federal Savings Bank for the benefit of such persons who remain depositors or borrowers of American Federal Savings Bank.

8. The basis of the assets of Eagle Financial MHC and the holding period of such assets to be received by American Federal Savings Bank will be the same as the basis and holding period in such assets in the hands of Eagle Financial MHC immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code.)

9. Current stockholders of Eagle Bancorp will not recognize any gain or loss upon their constructive exchange of Eagle Bancorp common stock for shares of American Federal Savings Bank or upon their constructive exchange of such shares of American Federal Savings Bank for new shares of Eagle Montana common stock.

10. Each stockholder’s aggregate basis in shares of Eagle Montana common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Eagle Bancorp common stock surrendered in the exchange.

11. Each stockholder’s holding period in his or her Eagle Montana common stock received in the exchange will include the period during which the Eagle Bancorp common stock surrendered was held, provided that the Eagle Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12. Cash received by any current stockholder of Eagle Bancorp in lieu of a fractional share interest in shares of Eagle Montana common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Eagle Montana common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Eagle Montana common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Eagle Montana common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14. It is more likely than not that the basis of the shares of Eagle Montana common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Eagle Montana common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

15. No gain or loss will be recognized by Eagle Montana on the receipt of money in exchange for Eagle Montana common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank, Eagle Montana and persons receiving subscription rights and shareholders of Eagle Bancorp. The tax opinion as to items 12 and 13 above is based on the position that subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Nixon Peabody LLP noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Nixon Peabody LLP believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

We also have received a letter from Feldman Financial Advisors, Inc., stating its belief that the subscription rights do not have any ascertainable fair market value and that the price at which the subscription rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise. This position is based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.

We do not plan to apply for a private letter ruling from the Internal Revenue Service concerning the transactions described herein. Unlike private letter rulings issued by the Internal Revenue Service, opinions of counsel are not binding on the Internal Revenue Service or any state tax authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Eagle Montana’s registration statement. An opinion regarding the Montana state income tax consequences consistent with the federal tax opinion issued by Gough, Shanahan, Johnson & Waterman PLLP, tax advisors to Eagle Financial MHC and Eagle Bancorp has also been filed as an exhibit to Eagle Montana’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after the Conversion

All shares of common stock purchased in the offering by a director or an executive officer of American Federal Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Eagle Montana also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock-based incentive plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans.

Office of Thrift Supervision regulations prohibit Eagle Montana from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

The board of directors recommends that you vote “FOR” the Plan of Conversion and Reorganization of Eagle Financial MHC.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the plan of conversion may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Eagle Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Eagle Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Eagle Bancorp recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

PROPOSALS 3a THROUGH 3e — INFORMATIONAL PROPOSALS RELATED TO THE

CERTIFICATE OF INCORPORATION OF EAGLE BANCORP MONTANA, INC.

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Eagle Bancorp has approved each of the informational proposals numbered 3a through 3e, all of which relate to provisions included in the certificate of incorporation of Eagle Montana. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of Eagle Bancorp, whose rights are presently governed by the charter and bylaws of Eagle Bancorp, will become stockholders of Eagle Montana, whose rights will be governed by the certificate of incorporation and bylaws of Eagle Montana. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Eagle Bancorp and the certificate of incorporation and bylaws of Eagle Montana. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals 3a through 3e were approved as part of the process in which the board of directors of Eagle Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Eagle Bancorp’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Eagle Montana’s certificate of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Eagle Montana, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3a – Approval of a Provision in Eagle Montana’s Certificate of Incorporation to Limit the Ability of Stockholders to Remove Directors. The certificate of incorporation of Eagle Montana provides that any director may be removed by stockholders only for cause upon the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors voting together as a single class.

Eagle Bancorp’s bylaws provides that any director may be removed only for cause by vote of the holders of a majority of the outstanding voting shares at a meeting of stockholders called for such purpose. This has provided an adequate degree of protection under the mutual holding company structure, in which the mutual holding company owns a majority of all voting shares and can prevent a third party from seeking removal of one or more directors in order to promote an agenda that may not be in the best interests of all other stockholders.

The 80% voting requirement of the certificate of incorporation of Eagle Montana is intended to prevent sudden and fundamental changes to the composition of the board of directors except in the case of director misconduct. This provision does not prevent the replacement of one or more directors at a special meeting of stockholders, and will not prevent replacement of the entire Board. This provision is intended to reduce the ability of anyone to coerce members of the board of directors by threatening them with removal from office, in cases where the directors are acting in good faith to discharge their duties to the corporation and to all stockholders as a group. This provision will not prevent a stockholder from conducting a proxy contest with respect to the election of directors at a special meeting of stockholders.

The higher vote threshold may make it more difficult to bring about a change in control of Eagle Montana. One method for a hostile stockholder to take control of a company is to acquire a majority of the outstanding shares of the company through a tender offer or open market purchases and then use its voting power to remove the existing directors.

The board of directors believes that it is desirable to adopt this provision so that a director’s continued service will be conditioned on his or her ability to serve and discharge his or her duties to the corporation and the stockholders in good faith, rather than his or her position relative to a dominant stockholder.

The board of directors recommends that you vote “FOR” the approval of a provision in Eagle Montana’s certificate of incorporation to limit the ability of stockholders to remove directors.

Informational Proposal 3b – Approval of a Provision in Eagle Montana’s Certificate of Incorporation to Limit Business Combinations with Interested Stockholders. The certificate of incorporation of Eagle Montana requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, to approve certain “business combinations” with an “interested stockholder.” This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of disinterested directors or where various fair price and procedural conditions have been met.

Under Eagle Montana’s certificate of incorporation, the term “interested stockholder” is defined to include any individual, corporation, partnership or other entity (other than Eagle Montana or its subsidiary) which owns beneficially or controls, directly or indirectly, 15% or more of the outstanding shares of voting stock of Eagle Montana. This provision of the certificate of incorporation applies to any “Business Combination,” which is defined to include (i) any merger, consolidation or share exchange of Eagle Montana or any of its subsidiaries with or into any interested stockholder or affiliate of an interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any interested stockholder or affiliate of assets of Eagle Montana having an aggregate market value of 10% or more of either the aggregate market value of the total consolidated assets of Eagle Montana or the aggregate market value of the outstanding stock of Eagle Montana; (iii) the issuance or transfer to any interested stockholder or its affiliate by Eagle Montana (or any subsidiary) of any securities of Eagle Montana subject to certain exceptions; (iv) the adoption of any plan for the liquidation or dissolution of Eagle Montana proposed by or on behalf of any interested stockholder or affiliate thereof; (v) any reclassification of securities, recapitalization, merger or consolidation of Eagle Montana which has the effect of increasing the proportionate share of outstanding shares of common stock or any class of equity or convertible securities of Eagle Montana owned directly or indirectly by an interested stockholder or affiliate thereof; (vi) any transaction involving Eagle Montana or any subsidiary that has the effect of increasing the proportionate share of the stock of any class or securities convertible into stock of any class or series owned by the interested stockholder except for immaterial changes due to fractional share adjustments or as a result of stock repurchases not caused by the interested stockholder; and (vii) any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through Eagle Montana or any subsidiary.

Neither the charter or bylaws of Eagle Bancorp nor the federal laws and regulations applicable to Eagle Bancorp contain a provision that restricts business combinations between Eagle Bancorp and any interested stockholder in the manner set forth above.

This provision is intended to limit the ability of any person who acquires a significant number of shares of Eagle Montana common stock to effect a transaction that may not be in the best interests of Eagle Montana and its stockholders generally. This will not prevent a significant stockholder from seeking approval of a business combination, but it will make it more difficult for such a stockholder to influence the outcome of a stockholder vote simply by acquiring a large number of shares of common stock but without persuading other stockholders of the merits of its proposed course of action.

Eagle Bancorp’s charter does not contain similar provisions regarding business combinations involving interested stockholders. This has not been necessary under the mutual holding company structure, in which the mutual holding company owns a majority of all voting shares and can prevent a third party from effecting a transaction that may be in its own self-interest but which may not be in the best interests of all other stockholders.

The board of directors recommends that you vote “FOR” the approval of a provision in Eagle Montana’s certificate of incorporation to limit business combinations with interested stockholders.

Informational Proposal 3c. – Approval of a Provision in Eagle Montana’s Certificate of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to Eagle Montana’s Certificate of Incorporation. No amendment of the charter of Eagle Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The certificate of incorporation of Eagle Montana generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Article V (Business Combinations), Article VI (Board of Directors), Article VII (Stockholder Action), Article VIII (Bylaw Amendments), Article IX (Acquisition of Stock), Article X (Director Liability), Article XI (Amendments to Certificate of Incorporation), and Article XII (Indemnification) must be approved by the affirmative vote of the holders of no less than 80% of all votes entitled to be cast in the election of directors, voting together as a single class.

These limitations on amendments to specified provisions of Eagle Montana’s certificate of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, Eagle Financial MHC, as a 60.4% stockholder, currently can effectively block any stockholder proposed change to the charter.

This provision in Eagle Montana’s certificate of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the certificate of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the certificate of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Eagle Montana and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote to approve certain amendments to Eagle Montana’s certificate of incorporation.

Informational Proposal 3d. – Approval of a Provision in Eagle Montana’s Certificate of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to Eagle Montana’s Bylaws. An amendment to Eagle Bancorp’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Office of Thrift Supervision. The certificate of incorporation of Eagle Montana provides that stockholders may only amend certain provisions of the bylaws if such proposal is approved by the affirmative vote of the holders of no less than 80% of all votes entitled to be cast in the election of directors, voting together as a single class.

These limitations on amendments to the bylaws of Eagle Montana are intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, Eagle Financial MHC, as a 60.4% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Eagle Bancorp and Eagle Montana may by a majority vote amend either company’s bylaws.

This provision in Eagle Montana’s bylaws could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Eagle Montana and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of the provision in Eagle Montana’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Eagle Montana’s bylaws.

Informational Proposal 3e. – Approval of a Provision in Eagle Montana’s Certificate of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Eagle Montana’s Outstanding Voting Stock. The certificate of incorporation of Eagle Montana provides that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Eagle Montana to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plans of Eagle Montana or any subsidiary or a trustee of a plan.

The charter of Eagle Bancorp provides that, for a period of five years from the effective date of American Federal Savings Bank’s mutual holding company reorganization, no person, other than Eagle Financial MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Eagle Bancorp or any subsidiary.

The provision in Eagle Montana’s certificate of incorporation limiting the voting rights of beneficial owners of more than 10% of Eagle Montana’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of Eagle Montana common stock and thereby gain sufficient voting control so as to cause Eagle Montana to effect a transaction that may not be in the best interests of Eagle Montana and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in Eagle Montana, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of Eagle Montana believes that fundamental transactions generally should be first considered and approved by the board of directors as the Board generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that the board of directors’ ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in Eagle Montana’s certificate of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors recommends that you vote “FOR” the approval of a provision in Eagle Montana’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Eagle Montana’s outstanding voting stock.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	changes in the prices, values and sales volume of residential and commercial real estate in Montana;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in our organization, compensation and benefit plans;

•	our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial business loans;

•	possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;

•	the level of future deposit premium assessments;

•	the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;

•	the impact of the current governmental effort to restructure the U.S. financial and regulatory system;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•	changes in the financial performance and/or condition of our borrowers and their ability to repay their loans when due; and

•

the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 12.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

OF

EAGLE BANCORP AND SUBSIDIARIES

The summary financial information presented below is derived in part from the consolidated financial statements of Eagle Bancorp and Subsidiaries. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at June 30, 2009 and 2008 and for the years ended June 30, 2009 and 2008 is derived in part from the audited consolidated financial statements of Eagle Bancorp that appear in this proxy statement/prospectus. The information at June 30, 2007, 2006 and 2005 and for the years then ended is derived in part from audited consolidated financial statements that do not appear in this proxy statement/prospectus. The operating data for the three months ended September 30, 2009 and 2008 and the financial condition data at September 30, 2009 were not audited. However, in the opinion of management of Eagle Bancorp, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. No adjustments were made other than normal recurring entries. The results of operations for the three months ended September 30, 2009 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At September 30,	At June 30,
	2009	2009	2008	2007	2006	2005
	(In thousands)
Balance Sheet Data:
Total assets	$300,680	$289,709	$279,907	$244,686	$226,178	$206,414
Investment securities, available-for-sale	92,100	82,263	78,417	64,774	64,198	75,227
Investment securities, held-to-maturity	265	375	697	921	1,018	1,201
Loans receivable, net:
Residential mortgage (one- to four-family)	76,711	79,216	86,751	81,958	75,913	56,533
Real estate construction	6,119	4,642	7,317	8,253	6,901	2,723
Home Equity	28,836	28,676	28,034	24,956	20,191	16,801
Consumer	11,074	10,835	11,558	11,438	11,820	10,909
Commercial (1)	46,005	44,254	34,699	31,987	26,509	20,347
Total loans receivable, net	168,185	167,197	168,149	158,140	140,858	106,839
Mortgage loans held for sale	3,494	5,349	7,370	1,175	918	2,148
Mortgage servicing rights, net	2,315	2,208	1,652	1,628	1,722	1,857
Deposits	195,080	187,199	178,851	179,647	174,342	172,497
FHLB advances and other borrowings	66,639	67,056	65,222	30,000	22,371	9,885
Subordinated debentures	5,155	5,155	5,155	5,155	5,155	—
Shareholders’ equity	30,427	27,792	25,634	24,088	22,545	22,265

(1)	Includes commercial real estate loans and commercial business loans.

	For the Three Months Ended September 30,		For the Year Ended June 30,
	2009	2008	2009	2008	2007	2006	2005
	(In thousands, except per share amounts)

Operating Data:
Total interest income	$3,724	$3,816	$15,348	$14,098	$12,651	$10,506	$9,043
Total interest expense	1,341	1,580	6,115	6,662	5,966	3,792	2,563
Net interest income	2,383	2,236	9,233	7,436	6,685	6,714	6,480

Provision (credit) for loan losses	135	—	257	(175)	—	—	—
Net interest income after provision for loan losses	2,248	2,236	8,976	7,611	6,685	6,714	6,480
Noninterest income (1)	1,061	(504)	2,999	2,224	2,261	2,165	2,059
Noninterest expense	2,103	1,849	8,563	7,063	6,614	6,465	6,181

Income (loss) before income taxes	1,206	(117)	3,412	2,772	2,332	2,414	2,358
Income tax expense (benefit)	362	(17)	1,024	662	554	629	615

Net income (loss)	$844	$(100)	$2,388	$2,110	$1,778	$1,785	$1,743

Earnings (loss) per share:
Basic	$0.79	$(0.09)	$2.23	$1.97	$1.66	$1.66	$1.55

Diluted	$0.69	$(0.08)	$1.96	$1.74	$1.47	$1.48	$1.45

	At or For the Three Months Ended September 30, (2)		At or For the Year Ended June 30,
	2009	2008	2009	2008	2007	2006	2005
Financial Ratios and Other Data:
Return on average assets (3)	1.14%	(0.14)%	0.84%	0.83%	0.75%	0.83%	0.86%
Return on average equity (4)	11.60%	(1.59)%	8.94%	8.25%	7.41%	7.88%	7.48%
Net interest rate spread (5)	3.40%	3.26%	3.34%	2.84%	2.76%	3.21%	3.36%
Net interest margin (6)	3.58%	3.50%	3.52%	3.15%	3.06%	3.41%	3.51%
Noninterest expense to average assets	2.86%	2.67%	3.00%	2.77%	2.79%	3.01%	3.06%
Efficiency ratio	63.55%	106.76%	71.51%	71.81%	73.93%	72.81%	72.39%
Noninterest income to average assets	1.44%	(0.73)%	1.05%	0.87%	0.95%	1.01%	1.02%
Dividend payout ratio (7)	13.15%	NM	18.21%	19.67%	21.71%	20.11%	20.83%
Net interest income to noninterest expense	1.13x	1.21x	1.08x	1.05x	1.01x	1.04x	1.05x
Average interest-earning assets to average interest-bearing liabilities	1.085x	1.096x	1.078x	1.108x	1.107x	1.107x	1.112x
Nonperforming loans to net loans receivable	0.93%	0.04%	0.75%	0.02%	0.13%	0.33%	0.47%
Nonperforming assets to total assets	0.52%	0.03%	0.43%	0.01%	0.09%	0.20%	0.24%
Allowance for loan losses to net loans receivable	0.37%	0.17%	0.31%	0.18%	0.33%	0.38%	0.54%
Allowance for loan losses to nonperforming loans	39.56%	400.00%	41.90%	937.50%	244.34%	141.91%	132.03%
Average equity to average assets	9.78%	9.06%	9.09%	10.02%	10.12%	10.54%	11.55%
Equity to total assets	10.12%	8.51%	9.59%	9.16%	9.84%	9.97%	10.79%
Tangible equity to tangible assets	10.12%	8.51%	9.59%	9.16%	9.84%	9.97%	10.49%
Number of branch offices	7	5	6	5	5	5	5

(1)	Because of our election to apply FASB ASC 825, Financial Instruments, we had a negative $504,000 in noninterest income for the three months ended September 30, 2008. The loss stemmed primarily from a loss in value of Freddie Mac and Fannie Mae preferred stock investments for which the FASB ASC 825 election was applied.
(2)	Ratios are annualized where appropriate.
(3)	Represents net income divided by average total assets.
(4)	Represents net income divided by average equity.
(5)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities.
(6)	Represents net interest income as a percentage of average interest-earning assets.
(7)	The dividend payout ratio represents dividends declared per share divided by net income per share.

RECENT DEVELOPMENTS OF EAGLE BANCORP AND SUBSIDIARIES

The following tables set forth selected consolidated historical financial and other data of Eagle Bancorp and its subsidiaries for the periods and at the dates indicated. The information at June 30, 2009 is derived in part from, and should be read together with, the audited consolidated financial statements and notes thereto of Eagle Bancorp beginning at page F-1 of this prospectus. The information at December 31, 2009 and for the six months ended December 31, 2009 and 2008 is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the six months ended December 31, 2009 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending June 30, 2010.

	At December 31, 2009	At June 30, 2009
	(In thousands)
Selected Financial Condition Data:
Total assets	$306,108	$289,709
Investment securities, available-for-sale	94,948	82,263
Investment securities, held-to-maturity	265	375
Loans receivable, net	171,250	167,197
Mortgage loans held for sale	2,236	5,349
Mortgage servicing rights, net	2,350	2,208
Deposits	202,223	187,199
FHLB advances and other borrowings	66,222	67,056
Subordinated debentures	5,155	5,155
Shareholders’ equity	30,280	27,792

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Selected Operating Data:
Total interest income	$3,798	$3,943	$7,522	$7,759
Total interest expense	1,353	1,575	2,694	3,155
Net interest income	2,445	2,368	4,828	4,604

Provision for loan losses	107	34	242	34
Net interest income after provision for loan losses	2,338	2,334	4,586	4,570
Noninterest income	937	444	1,998	(60)
Noninterest expense	2,485	2,056	4,588	3,905

Income before income taxes	790	722	1,996	605
Income tax expense	237	198	599	181

Net income	$553	$524	$1,397	$424

Earnings per share:
Basic	$0.52	$0.49	$1.30	$0.40

Diluted	$0.45	$0.43	$1.14	$0.35

	At or For the Three Months Ended December 31, (1)		At or For the Six Months Ended December 31, (1)
	2009	2008	2009	2008

Selected Financial Ratios and Other Data:
Return on average assets (2)	0.73%	0.73%	0.94%	0.30%
Return on average equity (3)	7.29%	8.54%	9.62%	3.46%
Net interest rate spread (4)	3.39%	3.49%	3.37%	3.36%
Net interest margin (5)	3.55%	3.67%	3.55%	3.56%
Noninterest expense to average assets	3.28%	2.88%	3.08%	2.75%
Efficiency ratio	73.48%	73.12%	57.21%	85.94%
Noninterest income to average assets	1.24%	0.62%	1.34%	(0.04)%
Dividend payout ratio (6)	50.00%	52.04%	40.00%	127.50%
Net interest income to noninterest expense	0.98x	1.15x	1.05x	1.18x
Average interest-earning assets to average interest-bearing liabilities	1.085x	1.073x	1.085x	1.084x
Nonperforming loans to net loans receivable	1.25%	0.15%	1.25%	0.15%
Nonperforming assets to total assets	0.75%	0.09%	0.75%	0.09%
Allowance for loan losses to net loans receivable	0.41%	0.19%	0.41%	0.19%
Allowance for loan losses to nonperforming loans	32.68%	131.27%	32.68%	131.27%
Average equity to average assets	10.00%	8.59%	9.75%	8.64%
Equity to total assets	9.89%	8.67%	9.89%	8.67%
Tangible equity to tangible assets	9.89%	8.67%	9.89%	8.67%
Number of branch offices	7	5	7	5

(1)	Ratios are annualized where appropriate.
(2)	Represents net income divided by average total assets.
(3)	Represents net income divided by average equity.
(4)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities.
(5)	Represents net interest income as a percentage of average interest-earning assets.
(6)	The dividend payout ratio represents dividends declared per share divided by net income per share.

Comparison of Financial Condition at December 31, 2009 and June 30, 2009

Total assets at December 31, 2009 were $306.11 million, an increase of $16.40 million, or 5.66%, from $289.71 million at June 30, 2009. This increase in assets was primarily attributed to an increase in securities available-for-sale of $12.69 million. Total liabilities increased by $13.91 million to $275.83 million at December 31, 2009, from $261.92 million at June 30, 2009. Total equity increased $2.49 million to $30.28 million at December 31, 2009 from $27.79 million at June 30, 2009.

Loans receivable increased $4.05 million, or 2.42%, to $171.25 million at December 31, 2009, from $167.20 million at June 30, 2009. Real estate construction loans was the loan category with the largest increase, $3.37 million, while residential mortgage loans decreased $2.58 million as we continued to diversify lending activity away from residential real estate lending. Commercial real estate loans also increased $2.69 million. Most other loan categories showed modest changes. Total loan originations were $74.92 million for the six months ended December 31, 2009, with single family mortgages accounting for $52.22 million of the total. Home equity and construction loan originations totaled $6.83 million and $3.84 million, respectively, for the same period. Commercial real estate and land loan originations totaled $6.57 million. Loans held-for-sale decreased to $2.24 million at December 31, 2009 from $5.35 million at June 30, 2009.

Deposits increased $15.02 million, or 8.03%, to $202.22 million at December 31, 2009 from $187.20 million at June 30, 2009. Growth occurred in all deposit categories.

Advances from the Federal Home Loan Bank and other borrowings decreased $834,000, or 1.24%, to $66.22 million from $67.06 million as a result of continued growth in deposits. Federal fund purchases remained at $0.

Total shareholders’ equity increased $2.49 million or 8.95%, to $30.28 million at December 31, 2009 from $27.79 million at June 30, 2009. This was a result of net income for the period of $1.40 million and by an increase in accumulated other comprehensive income of $1.27 million (mainly due to an increase in net unrealized gains on securities available-for-sale). This was partially offset by dividends paid and repurchases of common stock.

Comparison of Operating Results for the Three Months Ended December 31, 2009 and 2008

Net income increased $29,000, or 5.53%, to $553,000 for the three months ended December 31, 2009 from $524,000 for the three months ended December 31, 2008. The increase was primarily the result of an increase in noninterest income and partially offset by an increase in noninterest expense.

Net Interest Income. Net interest income increased $77,000, or 3.25%, to $2.45 million for the three months ended December 31, 2009, compared to $2.37 million for the three months ended December 31, 2008. The increase was mainly the result of lower funding costs produced by lower short term rates and growth in levels of deposits.

Interest and Dividend Income. Interest and dividend income decreased $145,000 to $3.80 million for the three months ended December 31, 2009 from $3.94 million for the three months ended December 31, 2008. Interest and fees on loans decreased to $2.78 million for the three months ended December 31, 2009 from $2.96 million for the same period ended December 31, 2008. This decrease of $175,000, or 5.92%, was due primarily to the decrease in the average balances on loans for the three months ended December 31, 2009. Average balances for loans receivable, net, for the three months ended December 31, 2009 were $172.05 million, compared to $180.34 million for the previous year. This represents a decrease of $8.29 million, or 4.60%. The average interest rate earned on loans receivable decreased by 9 basis points, from 6.55% to 6.46%. Interest and dividends on investment securities available-for-sale (AFS) increased to $1.01 million for the three months ended December 31, 2009 from $977,000 for the same period last year. Average balances on investments increased to $92.64 million for the three months ended December 31, 2009, compared to $75.57 million for the three months ended December 31, 2008. The average interest rate earned on investments decreased to 4.37% from 5.20%. Interest on deposits with banks increased to $7,000 from $1,000, due to an increase in average balances. Average balances on deposits with banks increased to $8.44 million for the three months ended December 31, 2009, compared to $286,000 for the three months ended December 31, 2008. The average rates on deposit with banks decreased from 1.40% at December 31, 2008 to 0.33% at December 31, 2009.

Interest Expense. Interest expense decreased $222,000, or 14.1%, to $1.35 million for the three months ended December 31, 2009 from $1.58 million for the three months ended December 31, 2008, due to lower funding costs. Our deposit expense decreased $241,000, or 29.0% to $589,000 for the three months ended December 31, 2009 from $830,000 for three months ended December 31, 2008. This decrease was the result of a decrease in average rates paid on deposit accounts. Interest bearing checking accounts decreased in average rates paid from 0.36% to 0.22%. Money market accounts had decreased from 1.48% to 0.52%. Average balances in interest-bearing deposit accounts increased to $181.54 million for the three months ended December 31, 2009, compared to $167.76 million for the same period in the previous year. A small decrease in the average balance of borrowings, partially offset by an increase in the average rate paid, resulted in an increase in interest paid on borrowings to $689,000 versus $670,000 paid in the same period in the previous year. The average rate paid on borrowings increased from 4.10% last year to 4.24% this year. The average rate paid on liabilities decreased 49 basis points from the three months ended December 31, 2008 to the three months ended December 31, 2009.

Provision for Loan Losses. Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by American Federal Savings Bank, to provide for probable loan losses based on prior loss experience, volume and type of lending conducted by American Federal Savings Bank, national and local economic conditions, and past due loans in portfolio. Our policies require the review of assets on a quarterly basis. We classify loans as well as other assets if warranted. While American Federal Savings Bank believes it uses the best information available to make a determination with respect to the allowance for loan losses, it recognizes that future adjustments may be necessary. A provision of $107,000 was made for loan losses for the quarter ended December 31, 2009, and $34,000 for the quarter ended December 31, 2008 to reflect levels that were considered adequate. Increases in delinquent loans and classified assets were contributing factors to increasing the provision. Total classified assets increased from $1.25 million at June 30, 2009 to $3.87 million at December 31, 2009. At quarter end, American Federal Savings Bank had $142,000 in other real estate owned and $10,000 in repossessed property.

Non-performing assets increased from $1.57 million at September 30, 2009 to $2.30 million at December 31, 2009. This increase was due primarily to an increase in 90 day delinquent and still accruing loans of $708,000. The increase in the 90 day delinquent and still accruing category related to two loans, a residential mortgage loan ($400,000) and a commercial real estate loan ($313,000). Both mortgages are adequately collateralized and management does not expect to incur any losses. Non-accrual loans increased $104,000, primarily due to one residential mortgage loan ($80,000) and two home equity loans totaling $161,000, partially offset by decreases in other non-accrual loans. Management feels the three additional loans are adequately collateralized and does not expect to incur any losses. Repossessed assets declined slightly, from $163,000 to $157,000. One parcel of land was sold while a repossessed vehicle was added.

Based on our review of classified assets at December 31, 2009, total classified assets consisted of substandard assets of $3.70 million and reserved losses of $9,000, compared to substandard assets of $3.68 million and doubtful assets of $7,000 at September 30, 2009. Although the total classifications did not change materially, the composition did change. Classified investment securities declined from $1.77 million at September 30, 2009 to 944,000 at December 31, 2009. Classified loans increased from $1.95 million at September 30, 2009 to $2.77 million at December 31, 2009, primarily due to the two loans mentioned above that are included in the 90 day delinquent and still accruing category.

Charge-offs for the quarter ended December 31, 2009 were $32,000 compared to $6,000 for the quarter ended December 31, 2008. Charge-offs for the 12 months ended December 31, 2009 were $107,000 compared to $33,000 for the 12 months ended December 31, 2008. The charge-offs during the 12 months ended December 31 were primarily due to charge-offs in consumer loans of $31,000 and residential mortgages secured by properties located in our market area of $28,000.

Noninterest Income. Noninterest income increased $493,000, or 111%, to $937,000 for the three months ended December 31, 2009 from $444,000 for the three months ended December 31, 2008. This increase was due to a higher gain on sale of loans compared to the prior year’s period. Net gain on sale of loans increased $111,000, to $349,000 for the three months ended December 31, 2009 from $238,000 for the three months ended December 31, 2008. Likewise mortgage loan servicing fees increased $281,000 to $198,000 for three months ended December 31, 2009 from an expense of $83,000. This increase is primarily due to a provision against the valuation of mortgage servicing rights of $239,000 for the prior year’s period.

Noninterest Expense. Noninterest expense increased $429,000, or 20.9%, to $2.49 million for the three months ended December 31, 2009 from $2.06 million for the three months ended December 31, 2008. The increase in noninterest expense was primarily due to an increase in salaries and employee benefits of $105,000 and occupancy costs of $95,000 attributable to the opening of a new branch facility.

Income Tax Expense. We recorded an income tax expense of $237,000 for the three months ended December 31, 2009, compared to an income tax expense of $198,000 for the three months ended December 31, 2008. The effective tax rate for the three months ended December 31, 2009 was 30.00%, and was 27.42% for the three months ended December 31, 2008.

Comparison of Operating Results for the Six Months Ended December 31, 2009 and 2008

Net income was $1.40 million for the six months ended December 31, 2009, an increase of $973,000 from $424,000 for the six months ended December 31, 2008. The increase was primarily attributable to an increase in noninterest income of $2.06 million, and an increase in net interest income of $224,000.

Net Interest Income. Net interest income increased $224,000, or 4.87%, to $4.83 million for the six months ended December 31, 2009, compared to $4.60 million for the six months ended December 31, 2008. The increase was mainly the result of lower funding costs from a decline in short term rates and the growth of deposits during the period. These increases were partially offset by an increase in noninterest expense of $683,000.

Interest and Dividend Income. Interest and dividend income decreased $237,000, or 3.05%, to $7.52 million for the six months ended December 31, 2009 from $7.76 million for the six months ended December 31, 2008. Interest and fees on loans decreased to $5.49 million for 2009 from $5.79 million for 2008. This decrease of $304,000, or 5.25%, was due to a decrease in the average balances of loans receivable for the six months ended December 31, 2009 and by a decrease in the average interest rate on such loans. Average balances for loans receivable, net, for this period were $171.66 million, compared to $177.35 million for the previous year. This is a decrease of $5.69 million, or 3.21%. The average interest rate earned on loans receivable decreased by 14 basis points, to 6.39% from 6.53%. Interest and dividends on investment securities available-for-sale (AFS) increased to $2.01 million for the six months ended December 31, 2009 from $1.94 million for the same period ended December 31, 2008. Interest on deposits with banks increased to $15,000 from $5,000.

Interest Expense. Interest expense decreased $461,000, or 14.6%, to $2.69 million for the six months ended December 31, 2009 from $3.16 million for the six months ended December 31, 2008, due to lower funding costs. Interest on deposits decreased to $1.20 million for the six months ended December 31, 2009 from $1.69 million for the six months ended December 31, 2008. This decrease of $492,000, or 29.08%, was the result of a decrease in average rates paid on deposit accounts offset by an increase in average balances in deposit accounts. Average rates paid on certificates of deposit decreased from 2008 to 2009, and the average rate paid on all liabilities decreased by 50 basis points from the six month period ended December 31, 2008 to the six month period ended December 31, 2009. Average balances in interest-bearing deposits increased to $178.27 million for the six month period ended December 31, 2009 compared to $166.47 million for the same period in the previous year. Interest paid on borrowings increased to $1.34 million for the six months ended December 31, 2009 from $1.31 million for the same period ended December 31, 2008. The increase in borrowing costs was due to increases in the average balances. Average balances of borrowings increased to $72.67 million in 2009 compared to $71.79 million in 2008. The average rate paid on borrowings increased 3 basis points from 2008 to 2009.

Provision for Loan Losses. A provision of $242,000 was made for loan losses for the six months ended December 31, 2009, and $34,000 for the six months ended December 31, 2008. Increases in delinquent loans and classified assets were contributing factors to increasing the provision. Total classified assets increased from $1.25 million at June 30, 2009 to $3.87 million at December 31, 2009. At quarter end, American Federal Savings Bank had $142,000 in other real estate owned and $10,000 in repossessed property.

Noninterest Income. Noninterest income increased $2.06 million to $2.00 million for the six months ended December 31, 2009 from a negative $60,000 for the six months ended December 31, 2008. This increase was primarily attributable to last period’s recognition of a decline in value of $1.29 million on Freddie Mac and Fannie Mae preferred stock investments for which the FASB ASC 825 election was applied during the six months ended December 31, 2008. The FASB ASC election allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these assets are recognized in earnings when incurred. The market value of preferred stock was $82,000 and $1.321 million at September 30, 2008, and June 30, 2008, respectively, resulting in a loss in value of $1.239 million for the three month period ended September 30, 2008.

Net gain on sale of loans increased $368,000, to $789,000 for the six months ended December 31, 2009 from $421,000 for the six months ended December 31, 2008. Likewise mortgage loan servicing fees increased $326,000 to $383,000 for six months ended December 31, 2009. As noted above, this increase is primarily due to a provision against the valuation of mortgage servicing rights of $239,000 for the prior year’s period.

Noninterest Expense. Noninterest expense increased $683,000, or 17.5%, to $4.59 million for the six months ended December 31, 2009 from $3.91 million for the six months ended December 31, 2008. The increase in noninterest expense was primarily due to increases in salaries and employee benefits, occupancy costs and federal deposit insurance premiums. Salaries and employee benefits increased $158,000 resulting from merit raises, inflationary costs and a slightly larger staff. Occupancy costs increased $102,000 due to the opening of the Skyway branch in Helena, Montana in January 2009 and the Oak Street branch in Bozeman, Montana in October 2009. The federal deposit insurance premiums increased $115,000 due to the expiration of credits and the FDIC increasing assessment rates.

Income Tax Expense. We recorded an income tax expense of $599,000 for the six months ended December 31, 2009, compared to an income tax expense of $181,000 for the six months ended December 31, 2008. The effective tax rate for the six months ended December 31, 2009 was 30.00%, and was 29.92% for the six months ended December 31, 2008.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the aggregate net proceeds will be between $18.8 million and $25.6 million, or $29.6 million if the offering range is increased by 15%.

We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	2,040,000 Shares		2,400,000 Shares		2,760,000 Shares		3,174,000 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in Thousands)
Offering proceeds	$20,400	100.00%	$24,000	100.00%	$27,600	100.00%	$31,740	100.00%
Less offering expenses	(1,646)	(8.07)	(1,802)	(7.51)	(1,957)	(7.09)	(2,136)	(6.73)

Net offering proceeds	$18,754	91.93%	$22,198	92.49%	$25,643	92.91%	$29,604	93.27%

Distribution of net proceeds:
To American Federal Savings Bank	$(9,377)	(45.97)%	$(11,099)	(46.25)%	$(12,822)	(46.45)%	$(14,802)	(46.64)%
To fund the loan to employee stock ownership plan	(1,632)	(8.00)	(1,920)	(8.00)	(2,208)	(8.00)	(2,539)	(8.00)

Retained by Eagle Montana	$7,745	37.97%	$9,179	38.25%	$10,614	38.45%	$12,263	38.64%

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market or general financial conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of American Federal Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Eagle Montana May Use the Proceeds it Retains From the Offering:

•	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the offering;

•

to finance, where opportunities are presented, the acquisition of financial institutions or other financial service companies as opportunities arise, particularly in, or adjacent to, south central Montana, although we do not currently have any agreements or understandings regarding any specific acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock for, among other things, the funding of our stock-based incentive plan;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval and for the funding of certain stock-based plans.

American Federal Savings Bank May Use the Net Proceeds it Receives From the Offering:

•	to fund new loans, including commercial real estate, commercial and residential construction loans, commercial business loans, one- to four-family residential mortgage loans and consumer loans;

•

to finance, where opportunities are presented, the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, south central Montana, we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•

to acquire branches from other financial institutions primarily in, or adjacent to, south central Montana although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•	to enhance existing products and services; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. The use of proceeds may change based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions, and overall market conditions. Our business strategy for the deployment of the net proceeds raised in the offering is discussed in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Business Strategy.”

OUR POLICY REGARDING DIVIDENDS

As of September 30, 2009, Eagle Bancorp paid a quarterly cash dividend of $0.26 per share, which equals $1.04 per share on an annualized basis. It is our current intention to maintain dividends after the conversion at current equivalent levels. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. After adjustment for the exchange ratio, we expect the annual dividends to equal $0.33, $0.28, $0.24 and $0.21 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 3.3%, 2.8%, 2.4% and 2.1% at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a stock price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their shares of Eagle Bancorp common stock. However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.

Under the rules of the Office of Thrift Supervision, American Federal Savings Bank will not be permitted to pay dividends on its capital stock to Eagle Montana, its sole stockholder, if American Federal Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, American Federal Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. See “Proposal I – Approval of the Plan of Conversion and Reorganization—Liquidation Rights.”

Unlike American Federal Savings Bank, we are not restricted by Office of Thrift Supervision regulations on the payment of dividends to our stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings and dividends from American Federal Savings Bank. However, we will be subject to state law limitations on the payment of dividends. Delaware law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Finally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

See “Selected Consolidated Financial and Other Data of Eagle Bancorp and Subsidiaries” and “Market for the Common Stock” for information regarding our historical dividend payments.

MARKET FOR THE COMMON STOCK

Eagle Bancorp’s common stock is currently traded on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “EBMT.” Upon completion of the offering, Eagle Bancorp’s shares of common stock will be cancelled and will cease trading. We have applied to list Eagle Montana’s shares of common stock on the Nasdaq Global Market, and it is currently expected that Eagle Montana common stock will commence trading on the Nasdaq Global Market upon completion of the offering. However, for the first 20 trading days, shares of Eagle Montana common stock will trade under the symbol “EBMTD” and thereafter, our trading symbol will be “EBMT.” In order to list our common stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock. Eagle Bancorp currently has nine registered market makers.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. You may not be able to sell your shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.

The following table sets forth the high and low trading prices for shares of Eagle Bancorp common stock and cash dividends paid per share for the periods indicated. As of September 30, 2009, there were 426,014 shares of Eagle Bancorp common stock outstanding (excluding shares held by Eagle Financial MHC). In connection with the conversion and offering, each existing publicly held share of common stock of Eagle Bancorp will be converted into a right to receive a number of shares of Eagle Montana common stock, based upon the exchange ratio that is described in other sections of this proxy statement/prospectus. See “Proposal I – Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.”

Fiscal Year Ending June 30, 2010	High	Low	Dividend Paid Per Share

Third quarter through January 22, 2010	$34.25	$32.65	$
Second quarter	35.00	28.50		0.260
First quarter	30.00	27.50		0.260

Fiscal Year Ended June 30, 2009
Fourth quarter	$28.00	$23.00		$0.255
Third quarter	23.00	21.00		0.255
Second quarter	26.00	23.00		0.255
First quarter	28.00	25.55		0.255

Fiscal Year Ended June 30, 2008
Fourth quarter	$29.50	$25.75		$0.240
Third quarter	30.80	26.00		0.240
Second quarter	32.75	30.30		0.240
First quarter	33.00	30.45		0.240

On December 1, 2009, the business day immediately preceding the public announcement of the conversion, and on             , 2010, the closing prices of Eagle Bancorp common stock as reported on the OTCBB were $29.15 per share and $            per share, respectively. At September 30, 2009, Eagle Bancorp had approximately 500 stockholders of record. On the effective date of the conversion, all publicly held shares of Eagle Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Eagle Montana common stock determined pursuant to the exchange ratio. See “Proposal I – Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At September 30, 2009, American Federal Savings Bank exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of American Federal Savings Bank at September 30, 2009, and the pro forma regulatory capital of American Federal Savings Bank, after giving effect to the sale of Eagle Montana’s shares of common stock at a $10.00 per share purchase price. Accordingly, the table assumes the receipt by American Federal Savings Bank of at least 50% of the net proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	American Federal Savings Bank Historical at September 30, 2009		Pro Forma at September 30, 2009 Based Upon the Sale at $10.00 Per Share
			2,040,000 Shares		2,400,000 Shares		2,760,000 Shares		3,174,000 Shares (1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)

Equity capital	$28,976	9.84%	$35,915	11.91%	$37,205	12.28%	$38,496	12.66%	$39,979	13.08%

Tangible capital (3)	$27,677	9.45%	$34,616	11.55%	$35,906	11.93%	$37,197	12.31%	$38,680	12.73%
Tangible capital requirement	4,391	1.50	4,495	1.50	4,515	1.50	4,534	1.50	4,556	1.50

Excess	$23,286	7.95%	$30,121	10.05%	$31,391	10.43%	$32,663	10.80%	$34,124	11.23%

Core capital (3)(4)	$27,677	9.45%	$34,616	11.55%	$35,906	11.93%	$37,197	12.31%	$38,680	12.73%
Core capital requirement	8,782	3.00	8,991	3.00	9,029	3.00	9,068	3.00	9,112	3.00

Excess	$18,895	6.45%	$25,625	8.55%	$26,877	8.93%	$28,129	9.30%	$29,568	9.73%

Total risk-based capital (4)	$28,272	13.72%	$35,211	16.97%	$36,501	17.57%	$37,792	18.17%	$39,275	18.86%
Risk-based requirement	16,487	8.00	16,598	8.00	16,619	8.00	16,639	8.00	16,663	8.00

Excess	$11,785	5.72%	$18,613	8.97%	$19,882	9.57%	$21,153	10.17%	$22,612	10.85%

Reconciliation of capital infused into American Federal Savings Bank:
Net proceeds			$9,377		$11,099		$12,822		$14,802
Add:
Eagle Financial MHC capital contribution			10		10		10		10
Less:
Common stock acquired by employee stock ownership plan			(1,632)		(1,920)		(2,208)		(2,539)
Common stock acquired by stock-based incentive plan			(816)		(960)		(1,104)		(1,270)

Pro forma increase in GAAP and regulatory capital (5)			$6,939		$8,229		$9,520		$10,003

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market or general financial conditions following the commencement of the offering.
(2)	Tangible and core capital levels are shown as a percentage of adjusted total assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Tangible and core capital are determined by subtracting unrealized gain on securities available-for-sale and unrealized gain on forward delivery commitments of $1.255 million and $44,000, respectively, at September 30, 2009, from equity capital as determined by generally accepted accounting principles.
(4)	Pro forma capital levels assume that we fund the stock-based incentive plans with purchases in the open market equal to 4% of the shares of common stock sold in the stock offering at a price equal to the price for which the shares of common stock are sold in the stock offering, and that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend. Pro forma GAAP and regulatory capital have been reduced by the amount required to fund both of these plans. See “Management” for a discussion of the stock-based incentive plan and employee stock ownership plan. We may award shares of common stock under one or more stock-based incentive plans in excess of this amount if the stock-based benefit plans are adopted more than one year following the stock offering. Accordingly, we may increase the awards beyond current regulatory restrictions and beyond the amounts reflected in this table.
(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Eagle Bancorp at September 30, 2009 and the pro forma consolidated capitalization of Eagle Montana after giving effect to the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Eagle Bancorp Historical at September 30, 2009	Eagle Montana $10.00 Per Share Pro Forma
		2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
	(Dollars in Thousands, except share amounts)
Deposits (2)	$195,080	$195,070	$195,070	$195,070	$195,070
Borrowed funds	66,639	66,639	66,639	66,639	66,639
Subordinated debentures	5,155	5,155	5,155	5,155	5,155

Total deposits and borrowed funds	$266,874	$266,864	$266,864	$266,864	$266,864

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion) (3)	$—	$—	$—	$—	$—
Common stock $0.01 par value, 8,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	12	34	40	46	53
Additional paid-in capital (3)	4,589	23,321	26,759	30,198	34,152
Retained earnings (5)	29,583	29,583	29,583	29,583	29,583
Accumulated other comprehensive gain	1,308	1,308	1,308	1,308	1,308
Plus:
Eagle Financial MHC capital contribution	—	10	10	10	10
Less:
Treasury stock	(5,056)	(5,056)	(5,056)	(5,056)	(5,056)
Common stock already acquired by ESOP	(9)	(9)	(9)	(9)	(9)
Common stock to be acquired by the ESOP (6)	—	(1,632)	(1,920)	(2,208)	(2,539)
Common stock to be acquired by the stock-based incentive plan (7)	—	(816)	(960)	(1,104)	(1,270)

Total shareholders’ equity	$30,427	$46,743	$49,755	$52,768	$56,232

Shares Outstanding
Total shares outstanding	1,074,507	3,380,136	3,976,630	4,573,125	5,259,093
Exchange shares issued	—	1,340,136	1,576,630	1,813,125	2,085,093
Shares offered for sale	—	2,040,000	2,400,000	2,760,000	3,174,000

Total shareholders’ equity as a percentage of total assets	10.12%	14.75%	15.55%	16.34%	17.22%
Tangible equity ratio	9.45%	14.75%	15.55%	16.34%	17.22%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market or general financial conditions following the commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering other than a deposit of $10,000 of Eagle Financial MHC held at American Federal Savings Bank. These withdrawals would reduce pro forma deposits by the amount of the withdrawals. On a pro forma basis, it also reflects a transfer to equity of $10,000 in Eagle Financial MHC deposits held at American Federal Savings Bank.
(3)	Eagle Bancorp currently has 1,000,000 authorized shares of preferred stock, no par value, and 9,000,000 authorized shares of common stock, par value $0.01 per share. On a pro forma basis, Eagle Montana common stock and additional paid-in capital have been revised to reflect the number of shares of Eagle Montana common stock to be outstanding, which is 3,380,136 shares, 3,976,630 shares, 4,573,125 shares and 5,259,093 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

(Footnotes continued on next page)

(continued from previous page)

(4)	No effect has been given to the issuance of additional shares of Eagle Montana common stock pursuant to stock options to be granted under a stock-based incentive plan. If this plan is implemented within one year of the completion of the offering, an amount up to 10% of the shares of Eagle Montana common stock sold in the offering will be reserved for issuance upon the exercise of options. We may exceed this limit if the plan is implemented more than one year following the completion of the offering. See “Management—Benefits to be Considered Following Completion of the Conversion.”
(5)	The retained earnings of American Federal Savings Bank will be substantially restricted after the conversion. See “Proposal I – Approval of the Plan of Conversion and Reorganization—Liquidation Rights” and “Supervision and Regulation.”
(6)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Eagle Montana. The loan will be repaid principally from American Federal Savings Bank’s contributions to the employee stock ownership plan. Since Eagle Montana will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Eagle Montana’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(7)	Assumes at the minimum, midpoint, the maximum and the maximum as adjusted, of the offering range that a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased by the stock-based incentive plan in open market purchases. The stock-based incentive plan will be submitted to a vote of stockholders following the completion of the offering. The funds to be used by the stock-based incentive plan to purchase the shares will be provided by Eagle Montana. The dollar amount of common stock to be purchased is based on the $10.00 per share offering price and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Eagle Montana accrues compensation expense to reflect the vesting of shares pursuant to the stock-based incentive plan, the credit to capital will be offset by a charge to operations. Implementation of the stock-based incentive plan will require stockholder approval. If the shares to fund the plan (restricted stock awards and stock options) are assumed to come from authorized but unissued shares of Eagle Montana, the number of outstanding shares at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range would be 3,665,736, 4,312,630, 4,959,525 and 5,703,453, respectively, total shareholders’ equity would be $47.6 million, $50.7 million, $53.9 million and $57.5 million, respectively, and total shareholders’ ownership in Eagle Montana would be diluted by approximately 8.4% at the maximum of the offering range.

PRO FORMA DATA

The following tables summarize historical data of Eagle Bancorp and pro forma data at and for the three months ended September 30, 2009 and at and for the year ended June 30, 2009. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the offering. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of American Federal Savings Bank, to the recoverability of intangible assets or the tax effect of the recapture of the bad debt reserve. See “Proposal I – Approval of the Plan of Conversion and Reorganization—Liquidation Rights.”

The net proceeds in the tables are based upon the following assumptions:

(i)	Stifel, Nicolaus & Company, Incorporated estimates that approximately one-third of all shares of common stock will be sold in the subscription and community offerings, including shares purchased by insiders, with the remaining shares to be sold in the syndicated community offering;

(ii)	71,800 shares of common stock will be purchased by our executive officers and directors, and their associates;

(iii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from Eagle Montana. The loan will be repaid in substantially equal payments of principal and interest over a period of 12 years;

(iv)	Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 1.25% of all shares of common stock sold in the subscription and community offerings and a fee equal to 6% of all shares sold in the syndicated community offering. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

(v)	total expenses of the offering, including the marketing fees to be paid to Stifel, Nicolaus & Company, Incorporated, will be between $1.6 million at the minimum of the offering range and $2.1 million at the maximum of the offering range, as adjusted.

We calculated pro forma consolidated net income for the three months ended September 30, 2009 and the year ended June 30, 2009 as if the estimated net proceeds we received had been invested at the beginning of each period at an assumed interest rate of 1.34% (0.82% on an after-tax basis). The interest rate was calculated assuming that 25% of the net proceeds are placed into residential mortgage loans (half in 30-year fixed rate loans and half in 15-year fixed rate loans) with the remaining 75% of the net proceeds invested in one-year U.S. Treasury securities, all based on market interest rates prevailing as of September 30, 2009. We consider the resulting rate to reflect more accurately the pro forma reinvestment rate than an arithmetic average method in light of current market interest rates. The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based incentive plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based incentive plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based incentive plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of 10 years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $1.99 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 22.35% for the shares of common stock, a dividend yield of 3.3%, an expected option life of 10 years and a risk-free interest rate of 3.31%.

We may grant options and award shares of common stock under one or more stock-based incentive plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering if the stock-based incentive plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at least 50% of the net proceeds from the stock offering to American Federal Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Per share figures have been calculated based on shares of Eagle Bancorp outstanding as of the date of this proxy statement/prospectus.

	At or for the Three Months Ended September 30, 2009 Based Upon the Sale at $10.00 Per Share of
	2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
	(Dollars in Thousands, except per share amounts)
Gross proceeds of stock offering	$20,400	$24,000	$27,600	$31,740
Market value of shares issued in the exchange	13,401	15,766	18,131	20,851

Pro forma market capitalization	$33,801	$39,766	$45,731	$52,591

Gross proceeds of offering	$20,400	$24,000	$27,600	$31,740
Less: Expenses	(1,646)	(1,802)	(1,957)	(2,136)

Estimated net proceeds	18,754	22,198	25,643	29,604
Less: Common stock purchased by employee stock ownership plan	(1,632)	(1,920)	(2,208)	(2,539)
Less: Common stock purchased by the stock-based incentive plan	(816)	(960)	(1,104)	(1,270)
Plus: Eagle Financial MHC capital contribution	10	10	10	10

Estimated net proceeds, as adjusted	$16,316	$19,328	$22,341	$25,805

For the Three Months Ended September 30, 2009
Consolidated net income:
Historical	$844	$844	$844	$844
Pro forma adjustments:
Income on adjusted net proceeds	34	40	46	53
Employee stock ownership plan (2)	(21)	(24)	(28)	(32)
Shares granted under the stock-based incentive plan (3)	(25)	(29)	(34)	(39)
Options granted under the stock-based incentive plan (4)	(20)	(24)	(28)	(32)

Pro forma net income	$812	$807	$800	$795

Net income per share (5):
Historical	$0.26	$0.22	$0.19	$0.17
Pro forma adjustments:
Income on adjusted net proceeds	0.01	0.01	0.01	0.01
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Shares granted under the stock-based incentive plan (3)	(0.01)	(0.01)	(0.01)	(0.01)
Options granted under the stock-based incentive plan (4)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share (5) (6)	$0.25	$0.21	$0.18	$0.16

Offering price to pro forma net income per share	10.0x	11.9x	13.9x	15.6x
Number of shares used in net income per share calculations (5)	3,230,536	3,800,630	4,370,725	5,026,333

	At or for the Three Months Ended September 30, 2009 Based Upon the Sale at $10.00 Per Share of
	2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
	(Dollars in Thousands, except per share amounts)
At September 30, 2009
Shareholders’ equity:
Historical	$30,427	$30,427	$30,427	$30,427
Estimated net proceeds	18,754	22,198	25,643	29,604
Eagle Financial MHC capital contribution	10	10	10	10
Less: Common stock acquired by employee stock ownership plan (2)	(1,632)	(1,920)	(2,208)	(2,539)
Less: Common stock acquired by the stock-based incentive plan (3)	(816)	(960)	(1,104)	(1,270)

Pro forma shareholders’ equity	$46,743	$49,755	$52,768	$56,232
Less: Intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$46,743	$49,755	$52,768	$56,232

Shareholders’ equity per share (7):
Historical	$9.00	$7.65	$6.65	$5.79
Estimated net proceeds	5.55	5.58	5.61	5.63
Eagle Financial MHC capital contribution	—	—	—	—
Less: Common stock acquired by employee stock ownership plan (2)	(0.48)	(0.48)	(0.48)	(0.48)
Less: Common stock acquired by the stock-based incentive plan (3)	(0.24)	(0.24)	(0.24)	(0.24)

Pro forma stockholders’ equity per share (7)	$13.83	$12.51	$11.54	$10.69
Less: Intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$13.83	$12.51	$11.54	$10.69

Offering price as percentage of pro forma shareholders’ equity per share	72.31%	79.93%	86.66%	93.55%

Offering price as percentage of pro forma tangible shareholders’ equity per share	72.31%	79.93%	86.66%	93.55%

Number of shares outstanding for pro forma shareholders’ equity per share calculations (8)	3,380,136	3,976,630	4,573,125	5,259,093

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market and financial conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Eagle Montana. American Federal Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. American Federal Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 12 equal annual installments of principal and interest. FASB ASC 718-40 “Employee Stock Ownership Plans” (“FASB ASC 718-40”), requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by American Federal Savings Bank, (ii) the fair value of the common stock remains equal to the $10.00 subscription price and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 13,600, 16,000, 18,400 and 21,160 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with FASB ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3)

Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Eagle Montana following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the minimum, midpoint, maximum and maximum as adjusted, of the offering range this plan acquires a number of shares of restricted common stock equal to 4% of the shares sold in the offering, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Eagle Montana. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Eagle Montana. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 100% of the amount contributed was an amortized expense (20% annually based upon a five-year vesting period) during the three months ended September 30, 2009. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Eagle Montana, our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of approximately 2.4% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders’ equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares of common stock to fund the stock awards are obtained from authorized but unissued shares.

At or For the Three Months Ended September 30, 2009	Minimum	Midpoint	Maximum	Maximum, as Adjusted
Pro forma net income per share	$0.24	$0.21	$0.18	$0.15
Pro forma shareholders’ equity per share	$13.74	$12.45	$11.50	$10.68

(4)	Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Eagle Montana following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 10% of the shares sold in the offering. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $1.99 for each option. The pro forma net income assumes that the options granted under the stock-based incentive plan have a value of $1.99 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 3.3%; (iv) expected life of 10 years; (v) expected volatility of 22.35%; and (vi) risk-free interest rate of 3.31%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders’ equity per share will decrease. This also will have a dilutive effect of up to 5.7% on the ownership interest of persons who purchase shares of common stock in the offering.
(5)	The number of shares used to calculate pro forma net income per share is equal to the estimated weighted average shares outstanding for the three months ended September 30, 2009 multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted, and subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods in accordance with FASB ASC 718-40. The weighted shares outstanding used for this calculation is equal to the number of new shares to be issued in the offering at the minimum, midpoint, maximum and maximum, as adjusted, plus the existing Eagle Bancorp shares outstanding multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted. See footnote 2, above. See also “Proposal I – Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.”
(6)	The retained earnings of American Federal Savings Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “Proposal I – Approval of the Plan of Conversion and Reorganization—Liquidation Rights” and “Supervision and Regulation.”
(7)	Per share figures include publicly held shares of Eagle Bancorp common stock that will be exchanged for shares of Eagle Montana common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering; and (ii) shares to be issued in exchange for publicly held shares.
(8)	The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering. The shares outstanding used for this calculation is equal to the number of new shares to be issued in the offering at the minimum, midpoint, maximum and maximum, as adjusted, plus the existing shares outstanding multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted. See also “Proposal I – Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.”

At or for the Year Ended June 30, 2009 Based Upon the Sale at $10.00 Per Share of
2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
(Dollars in Thousands, except per share amounts)
Gross proceeds of stock offering	$20,400	$24,000	$27,600	$31,740
Market value of shares issued in the exchange	13,401	15,766	18,131	20,851

Pro forma market capitalization	$33,801	$39,766	$45,731	$52,591

Gross proceeds of offering	$20,400	$24,000	$27,600	$31,740
Less: Expenses	(1,646)	(1,802)	(1,957)	(2,136)

Estimated net proceeds	18,754	22,198	25,643	29,604
Less: Common stock purchased by employee stock ownership plan	(1,632)	(1,920)	(2,208)	(2,539)
Less: Common stock purchased by the stock-based incentive plan	(816)	(960)	(1,104)	(1,270)
Plus: Eagle Financial MHC capital contribution	10	10	10	10

Estimated net proceeds, as adjusted	$16,316	$19,328	$22,341	$25,805

For the Twelve Months Ended June 30, 2009
Consolidated net income:
Historical	$2,388	$2,388	$2,388	$2,388
Pro forma adjustments:
Income on adjusted net proceeds	133	158	183	211
Employee stock ownership plan (2)	(83)	(98)	(112)	(129)
Shares granted under the stock-based incentive plan (3)	(100)	(117)	(135)	(155)
Options granted under the stock-based incentive plan (4)	(81)	(96)	(110)	(126)

Pro forma net income	$2,258	$2,235	$2,214	$2,189

Net income per share (5):
Historical	$0.74	$0.63	$0.55	$0.48
Pro forma adjustments:
Income on adjusted net proceeds	0.04	0.04	0.04	0.04
Employee stock ownership plan (2)	(0.03)	(0.03)	(0.03)	(0.03)
Shares granted under the stock-based incentive plan (3)	(0.03)	(0.03)	(0.03)	(0.03)
Options granted under the stock-based incentive plan (4)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net income per share (5) (6)	$0.69	$0.58	$0.50	$0.43

Offering price to pro forma net income per share	14.3	x	16.9	x	19.6	x	22.7	x
Number of shares used in net income per share calculations (5)	3,230,536	3,800,630	4,370,725	5,026,333

At June 30, 2009
Shareholders’ equity:
Historical	$27,792	$27,792	$27,792	$27,792
Estimated net proceeds	18,754	22,198	25,643	29,604
Eagle Financial MHC capital contribution	10	10	10	10

Less: Common stock acquired by employee stock ownership plan (2)	(1,632)	(1,920)	(2,208)	(2,539)
Less: Common stock acquired by the stock-based incentive plan (3)	(816)	(960)	(1,104)	(1,270)

Pro forma shareholders’ equity	$44,108	$47,120	$50,133	$53,597
Less: Intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$44,108	$47,120	$50,133	$53,597

	At or for the Year Ended June 30, 2009 Based Upon the Sale at $10.00 Per Share of
	2,040,000 Shares	2,400,000 Shares	2,760,000 Shares	3,174,000 Shares (1)
	(Dollars in Thousands, except per share amounts)
Shareholders’ equity per share (7):
Historical	$8.22	$6.99	$6.08	$5.28
Estimated net proceeds	5.55	5.58	5.61	5.63
Eagle Financial MHC capital contribution	—	—	—	—
Less: Common stock acquired by employee stock ownership plan (2)	(0.48)	(0.48)	(0.48)	(0.48)
Less: Common stock acquired by the stock-based incentive plan (3)	(0.24)	(0.24)	(0.24)	(0.24)

Pro forma shareholders’ equity per share (7)	$13.05	$11.85	$10.97	$10.18
Less: Intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$13.05	$11.85	$10.97	$10.18

Offering price as percentage of pro forma shareholders’ equity per share	76.63%	84.46%	91.32%	98.23%

Offering price as percentage of pro forma tangible shareholders’ equity per share	76.63%	84.46%	91.32%	98.23%

Number of shares outstanding for pro forma shareholders’ equity per share calculations (8)	3,380,136	3,976,630	4,573,125	5,259,093

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market and financial conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Eagle Montana. American Federal Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. American Federal Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 12 equal annual installments of principal and interest. FASB ASC 718-40 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by American Federal Savings Bank, (ii) the fair value of the common stock remains equal to the $10.00 subscription price and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 13,600, 16,000, 18,400 and 21,160 shares were committed to be released during the year at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with FASB ASC 718-40, only the employee stock ownership plan shares committed to be released during the year were considered outstanding for purposes of net income per share calculations.
(3)	Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Eagle Montana following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the midpoint, maximum and maximum as adjusted, of the offering range this plan acquires a number of shares of restricted common stock equal to 4% of the shares sold in the stock offering, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Eagle Montana. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Eagle Montana. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 100% of the amount contributed was an amortized expense (20% annually based upon a five-year vesting period) during the year ended June 30, 2009. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Eagle Montana, our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of approximately 2.4% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders’ equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares of common stock to fund the stock awards are obtained from authorized but unissued shares.

At or For the Year Ended June 30, 2009	Minimum	Midpoint	Maximum	Maximum, as Adjusted
Pro forma net income per share	$0.68	$0.58	$0.50	$0.44
Pro forma stockholders’ equity per share	$12.98	$11.80	$10.94	$10.19

(4)	Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Eagle Montana following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 10% of the shares sold in the offering. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $1.99 for each option. The pro forma net income assumes that the options granted under the stock-based incentive plan have a value of $1.99 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 3.3%; (iv) expected life of 10 years; (v) expected volatility of 22.35%; and (vi) risk-free interest rate of 3.31%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders’ equity per share will decrease. This also will have a dilutive effect of up to 5.7% on the ownership interest of persons who purchase shares of common stock in the offering.
(5)	The number of shares used to calculate pro forma net income per share is equal to the estimated weighted average shares outstanding for the year ended June 30, 2009 multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted, and subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods in accordance with FASB ASC 718-40. The weighted shares outstanding used for this calculation is equal to the number of new shares to be issued in the offering at the minimum, midpoint, maximum and maximum, as adjusted, plus the existing Eagle Bancorp shares outstanding multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted. See footnote 2, above. See also “Proposal I – Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.”
(6)	The retained earnings of American Federal Savings Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “Proposal I – Approval of the Plan of Conversion and Reorganization—Liquidation Rights” and “Supervision and Regulation.”
(7)	Per share figures include publicly held shares of Eagle Bancorp common stock that will be exchanged for shares of Eagle Montana common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering; and (ii) shares to be issued in exchange for publicly held shares. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(8)	The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering. The shares outstanding used for this calculation is equal to the number of new shares to be issued in the offering at the minimum, midpoint, maximum and maximum, as adjusted, plus the existing shares outstanding multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted. See also “Proposal I – Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data. The information in this section has been derived from the audited and unaudited consolidated financial statements, which appear beginning on page F-1 of this proxy statement/prospectus. You should read the information in this section in conjunction with the business and financial information regarding Eagle Bancorp provided in this proxy statement/prospectus.

Overview

Historically, our principal business has consisted of attracting deposits from the general public and the business community and making loans secured by various types of collateral, including real estate and other consumer assets. We are significantly affected by prevailing economic conditions, particularly interest rates, as well as government policies concerning, among other things, monetary and fiscal affairs, housing and financial institutions and regulations regarding lending and other operations, privacy and consumer disclosure. Attracting and maintaining deposits is influenced by a number of factors, including interest rates paid on competing investments offered by other financial and non-financial institutions, account maturities, fee structures, and levels of personal income and savings. Lending activities are affected by the demand for funds and thus are influenced by interest rates, the number and quality of lenders and regional economic conditions. Sources of funds for lending activities include deposits, borrowings, repayments on loans, cash flows from maturities of investment securities and income provided from operations.

Our earnings depend primarily on our level of net interest income, which is the difference between interest earned on our interest-earning assets, consisting primarily of loans, mortgage-backed securities and other investment securities, and the interest paid on interest-bearing liabilities, consisting primarily of deposits, borrowed funds, and trust-preferred securities. Net interest income is a function of our interest rate spread, which is the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities, as well as a function of the average balance of interest-earning assets compared to interest-bearing liabilities. Also contributing to our earnings is noninterest income, which consists primarily of service charges and fees on loan and deposit products and services, net gains and losses on sale of assets, and mortgage loan service fees. Net interest income and noninterest income are offset by provisions for loan losses, general administrative and other expenses, including salaries and employee benefits and occupancy and equipment costs, as well as by state and federal income tax expense.

American Federal Savings Bank has a strong mortgage lending focus, with the majority of its loans in single-family residential mortgages, which has enabled it to successfully market home equity loans, as well as a wide range of shorter term consumer loans for various personal needs (automobiles, recreational vehicles, etc.). In recent years we have also focused on adding commercial loans to our portfolio, both real estate and non-real estate. We have made some progress in this initiative. As of September 30, 2009, commercial real estate and land loans and commercial business loans represented 22.97% and 4.29% of the total loan portfolio, respectively, which represented increases from the 21.90% and 16.75% amounts at June 30, 2009 and June 30, 2008 periods, respectively. The purpose of this diversification is to mitigate our dependence on the mortgage market, as well as to improve our ability to manage our interest rate spread. American Federal Savings Bank’s management recognizes that fee income will also enable it to be less dependent on specialized lending and it now maintains a significant loan serviced portfolio, which provides a steady source of fee income. As of September 30, 2009, we had mortgage servicing rights, net of $2.315 million compared to $2.208 million as of June 30, 2009. The gain on sale of loans also provides significant fee income in periods of high mortgage loan origination volumes. Fee income is also supplemented with fees generated from our deposit accounts. American Federal Savings Bank has a high percentage of non-maturity deposits, such as checking accounts and savings accounts, which allows management flexibility in managing its spread. Non-maturity deposits do not automatically reprice as interest rates rise, as do certificates of deposit.

For the past three years, management’s focus has been on improving our core earnings. Core earnings can be described as income before taxes, with the exclusion of gain on sale of loans and adjustments to the market value of our loans serviced portfolio. Management believes that we will need to continue to focus on increasing net interest margin, other areas of fee income, and control operating expenses to achieve earnings growth going forward. Management’s strategy of growing the loan portfolio and deposit base is expected to help achieve these goals: loans typically earn higher rates of return than investments; a larger deposit base will yield higher fee income; increasing the asset base will reduce the relative impact of fixed operating costs. The biggest challenge to management’s strategy is funding the growth of our balance sheet in an efficient manner. Deposit growth will be difficult to maintain due to significant competition and higher cost wholesale funding (which is usually more expensive than retail deposits) will likely be needed to supplement it. As did many financial institutions, we invested in certain securities that were impacted by the current financial crisis. As a result, some of those instruments were no longer performing, and in the first quarter of the 2008 fiscal year, we elected to apply Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825 Financial Instruments to certain preferred stock issued by Freddie Mac and Fannie Mae. FASB ASC 825 election had a significant impact on earnings in the first quarter of the 2009 fiscal year, resulting in an earnings charge for that period of $1.24 million.

Other than in limited circumstances for certain high-credit-quality customers, we do not offer “interest only” mortgage loans on one- to four-family residential properties (where the borrower pays interest but no principal for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” (loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (traditionally defined as loans having less than full documentation).

Our Competitive Strengths

We believe that our growth and success have largely been due to the following strengths that have given us a competitive advantage in our markets:

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Maintaining a strong and experienced management team, and attracting and retaining dedicated and qualified personnel to support the growth of our franchise. Achieving our strategic objectives requires an experienced and dedicated management team, which we have developed and maintained over the years. Our management team has been an integral part of the continued growth and success of American Federal Savings Bank, including its transition to being a fully public company.

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Creating value for our stockholders. As a publicly traded mutual holding company, we have strived to create value for our stockholders while meeting the needs of our banking customers. During each of the last five fiscal years since 2005, we have been profitable. Common stock purchased in our initial offering in 2000 has appreciated 264% in value as of November 30, 2009. We will continue to focus on enhancing shareholder value as we transition to a fully converted stock holding company.

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Attracting and retaining core deposits. Our core deposits to total deposits ratio enables us to maintain a relatively low cost and stable funding source for our loans and other assets. Our core deposits include checking, NOW accounts, statement savings accounts, money market accounts, IRA accounts and business checking. Based on our historical experience, core deposits are longer term funding sources and unlikely to decline significantly as interest rates change. At September 30, 2009, core deposits represented 67.07% of total deposits. Excluding IRA funds, core deposits were 55.05%. We had no brokered funds as of September 30, 2009.

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Maintaining strong asset quality. We have maintained superior asset quality by focusing on lower risk loan products, operating in economically diverse and growing markets, and applying conservative underwriting standards. As of September 30, 2009, our ratio of non-performing assets to total assets was 0.52%, as compared to average ratios of 2.72% for all Montana banks and 8.33% for all Nasdaq-listed banks and thrifts based in the region (including Montana, Idaho, Washington, Oregon, Wyoming, Utah, and Colorado) based on information from SNL Securities. By maintaining strong asset quality, we are able to minimize the reversal or non-accrual of interest on our loans, reduce our exposure to loan charge-offs or material additions to our allowance for loan losses, manage costs related to asset recovery and keep our management team focused on serving our customers and growing our business.

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Operating in a relatively healthy economic climate. The Montana market in which we operate has not experienced significant increases in unemployment rates or loan foreclosures similar to those that have adversely impacted banks in many regions of the country. In Montana, unemployment as of October 31, 2009, based on information released by the United States Bureau of Labor Statistics, was 6.4% versus 10.1% for the nation. Furthermore, the primary markets we serve in south central Montana (consisting of Lewis and Clark, Silver Bow and Gallatin counties) have also experienced favorable growth in population and average household incomes. According to estimates from SNL Securities, from 2000 to 2009 the total population in our primary markets increased 16.7% from approximately 158,000 to 185,000, and the average household income increased 25.0% from $35,292 to $44,095. The relatively low rate of unemployment and solid growth rates are important indicators of the economic health of our market and have enabled us to dedicate capital resources to growth and revenue enhancement as opposed to resolution of troubled assets.

Our Business Strategy

Our strategy is to continue our profitability through building a diversified loan portfolio and positioning American Federal Savings Bank as a full-service community bank that offers both retail and commercial loan and deposit products in all of its markets. We believe that this focus will enable us to continue to grow our franchise, while maintaining our commitment to customer service, high asset quality, and sustained net earnings. The following are the key elements of our business strategy:

•

Continue to diversify our portfolio by emphasizing our recent growth in commercial real estate and commercial business loans as a complement to our traditional single family residential real estate lending;

•	Continue to emphasize the attraction and retention of lower cost long-term core deposits;

•

Seek opportunities where presented to acquire other institutions or expand our branch structure, although we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	Maintain our high asset quality levels; and

•	Operate as a community-oriented independent financial institution that offers a broad array of financial services with high levels of customer service.

Our results of operations may be significantly affected by our ability to effectively implement our business strategy including our plans for expansion through strategic acquisitions, although we do not currently have any understandings or agreements regarding any specific acquisition transaction. If we are unable to effectively integrate and manage acquired or merged businesses or attract significant new business through our branching efforts, our financial performance may be negatively affected.

Expected Increase in Noninterest Expense Following the Offering

Following the completion of the conversion and offering, our noninterest expense can be expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan, the adoption of a new stock-based incentive plan, if approved by our stockholders, and implementation of our business plan. Assuming that 2,760,000 shares are sold in the offering (the maximum of the offering range):

(i)	the employee stock ownership plan will acquire 220,800 shares of common stock with a $2.2 million loan from Eagle Montana that is expected to be repaid over 12 years, resulting in an annual expense (pre-tax) of approximately $184,000 (assuming that the shares of common stock maintain a value of $10.00 per share);

(ii)	if adopted more than one year following the offering, the new stock-based incentive plan may award a number of shares of restricted stock equal to or in excess of 4% of the shares sold in the offering, or 110,400 shares, to eligible participants, and such awards will be expensed as the awards vest. Assuming all shares are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the awards vest over a minimum of five years, the corresponding annual expense (pre-tax) associated with shares awarded under the stock-based incentive plan will be approximately $221,000; and

(iii)	if adopted more than one year following the offering, the new stock-based incentive plan may award options to purchase a number of shares equal to or in excess of 10% of the shares sold in the offering, or 276,000 shares, to eligible participants, and such options will be expensed as the options vest. Assuming all options are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the options vest over a minimum of five years and using the Black-Scholes option pricing model with the following assumptions: an exercise price and trading price on the date of grant of $10.00 and a fair value of $1.99 per option based upon a dividend yield of 3.3%, expected life of 10 years, expected volatility of 22.35% and risk-free interest rate of 3.31%. The corresponding annual expense (pre-tax) associated with options awarded under the stock-based incentive plan will be approximately $110,000.

The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the stock-based incentive plan related to restricted stock will be determined by the fair market value of the common stock on the grant date, which may be less than or greater than $10.00 per share.

Critical Accounting Policies

Certain accounting policies are important to the understanding of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances, including, but without limitation, changes in interest rates, performance of the economy, financial condition of borrowers and laws and regulations. The following are the accounting policies we believe are critical.

Allowance for Loan Losses. We recognize that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan, the creditworthiness of the borrower, general economic conditions and the quality of the collateral for the loan. We maintain an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management’s estimate of probable losses based on all available information. The allowance for loan losses is based on management’s evaluation of the collectability of the loan portfolio, including past loan loss experience, known and inherent losses, information about specific borrower situations and estimated collateral values, and current economic conditions. The loan portfolio and other credit exposures are regularly reviewed by management in its determination of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes a review of historical losses, peer group comparisons, industry data and economic conditions.

As an integral part of their examination process, the Office of Thrift Supervision periodically reviews our allowance for loan losses and may require us to make additional provisions for estimated losses based upon judgments different from those of management. In establishing the allowance for loan losses, loss factors are applied to various pools of outstanding loans. Loss factors are derived using our historical loss experience and may be adjusted for factors that affect the collectability of the portfolio as of the evaluation date. Commercial loans that are criticized are evaluated individually to determine the required allowance for loan losses and to evaluate the potential impairment of such loans under FASB ASC 310 Receivables. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of loans deteriorate as a result of the factors discussed previously. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. The allowance is based on information known at the time of the review. Changes in factors underlying the assessment could have a material impact on the amount of the allowance that is necessary and the amount of provision to be charged against earnings. Such changes could impact future results.

Valuation of Investment Securities. Substantially all of our investment securities are classified as available for sale and recorded at current fair value. Unrealized gains or losses, net of deferred taxes, are reported in other comprehensive income as a separate component of stockholders’ equity. In general, fair value is based upon quoted market prices of identical assets, when available. If quoted market prices are not available, fair value is based upon valuation models that use cash flow, security structure and other observable information. Where sufficient data is not available to produce a fair valuation, fair value is based on broker quotes for similar assets. Broker quotes may be adjusted to ensure that financial instruments are recorded at fair value. Adjustments may include unobservable parameters, among other things. No adjustments were made to any broker quotes received by us.

We conduct a quarterly review and evaluation of our investment securities to determine if any declines in fair value are other than temporary. In making this determination, we consider the period of time the securities were in a loss position, the percentage decline in comparison to the securities’ amortized cost, the financial condition of the issuer, if applicable, and the delinquency or default rates of underlying collateral. We consider our intent to sell the investment securities and the likelihood that we will not have to sell the investment securities before recovery of their cost basis. If impairment exists, credit related impairment losses are recorded in earnings while noncredit related impairment losses are recorded in accumulated other comprehensive income.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of FASB ASC 740 Income Taxes. Using this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on an ongoing basis as regulatory and business factors change. A reduction in estimated future taxable income could require us to record a valuation allowance. Changes in levels of valuation allowances could result in increased income tax expense, and could negatively affect earnings.

Comparison of Financial Condition at September 30, 2009 and June 30, 2009

Total assets increased by $10.97 million, or 3.79%, to $300.68 million at September 30, 2009, from $289.71 million at June 30, 2009. Total liabilities increased by $8.33 million to $270.25 million at September 30, 2009, from $261.92 million at June 30, 2009. Total equity increased $2.64 million to $30.43 million at September 30, 2009, from $27.79 million at June 30, 2009.

Loans receivable increased $988,000, or 0.59%, to $168.19 million at September 30, 2009 from $167.20 million at June 30, 2009. The largest category of increase in loans receivable was commercial real estate loans with a $2.05 million increase, while residential mortgage loans decreased $2.51 million. This also reflected our emphasis on non-residential lending growth. Real estate construction loans also increased $1.48 million attributable to a modest increase in construction activity. Most other loan categories showed modest changes. Total loan originations were $43.07 million for the three months ended September 30, 2009, with single family mortgages accounting for $29.02 million of the total. Home equity and construction loan originations totaled $4.17 million and $2.5 million, respectively, for the same period. Commercial real estate and land loan originations totaled $3.47 million. Loans held-for-sale decreased to $3.49 million at September 30, 2009, from $5.35 million at June 30, 2009.

Deposits grew $7.88 million, or 4.21%, to $195.08 million at September 30, 2009 from $187.20 million at June 30, 2009. The growth was attributable to the general growth in deposits experienced by banks generally as consumers sought secure investments and the protection of higher levels of federal deposit insurance. Growth in certificates of deposit and non-interest checking, interest-bearing checking accounts, and savings accounts contributed to the increase in deposits. Money market accounts declined slightly. Advances from the Federal Home Loan Bank of Seattle and other borrowings decreased $417,000, or 0.62%, to $66.64 million at September 30, 2009 from $67.06 million at June 30, 2009 and was attributable in part to the growth in liquidity from deposit growth during the period.

The increase in total equity was the result of net income of $844,000 for the three months ended September 30, 2009 and an increase in other comprehensive income of $1.89 million (mainly due to an increase in net unrealized gain on securities available-for-sale), offset by dividends paid, consisting of a $0.26 per share regular cash dividend, and treasury stock purchases. All investment categories had increases in fair market value, with municipal securities experiencing the largest increase.

Comparison of Financial Condition at June 30, 2009 and June 30, 2008

Total assets increased $9.80 million, or 3.50%, to $289.71 million at June 30, 2009, compared to $279.91 million at June 30, 2008. Total liabilities increased by $7.65 million, or 3.01%, to $261.92 million at June 30, 2009, from $254.27 million at June 30, 2008. The loan portfolio decreased $952,000 during the year attributable to declines in residential real estate, real estate construction and consumer loans offset by gains in commercial real estate and land loans, commercial business loans, and home equity loans ..The increases were attributable to increased demand and our emphasis on diversifying our lending mix. Total deposits increased $8.35 million as we experienced growth in consumer preference for secured, protected locations for funds, protected by higher levels of federal deposit insurance. Noninterest checking increased $385,000 or 2.63%, to $15.00 million at June 30, 2009, and money market accounts increased $1.61 million, or 6.37%. Interest bearing checking and certificates of deposits increased $1.94 million, or 6.33%, and $1.87 million, or 2.22%, respectively. Much of the asset growth was funded by these increased deposits.

Loans receivable decreased $952,000, or 0.57% to $167.20 million from $168.15 million. Significant refinancing activity contributed to the lower loan balances. $131.23 million in loans were sold during fiscal year 2009, an increase of $79.16 million from fiscal year 2008’s amount of $52.07 million. Origination activity on all loan categories with the exception of real estate construction loans and home equity loans increased in the current fiscal year. Commercial real estate and land loans increased $8.51 million during the year, and residential mortgage loans decreased $7.54 million. The available-for-sale (AFS) investment portfolio increased $3.85 million, or 4.90%, to $82.26 million at June 30, 2009 from $78.42 million at June 30, 2008. The investment category with the largest increase was municipal obligations, which increased $6.70 million.

Total deposits increased $8.35 million as we experienced significant growth in deposits, notwithstanding generally lower rates on deposits. The growth was attributable to consumers seeking additional safety and the protection afforded by increased federal deposit insurance. Of that amount, certificates of deposit increased $1.87 million, to $86.20 million at June 30, 2009 from $84.33 million at June 30, 2008. The Bank had no brokered deposits as of June 30, 2009. Interest-earning checking accounts increased $1.94 million while noninterest checking increased $385,000. Money market accounts increased $1.61 million and savings accounts increased $2.54 million. Deposit growth may continue to be difficult to achieve on a long-term basis due to fierce competition among financial institutions in our markets. Advances from the Federal Home Loan Bank and other borrowings decreased to $67.06 million at year-end 2009 from $68.22 million at year-end 2008, a decrease of $1.17 million and the result of our ability to generate liquidity through deposit growth.

Total shareholders’ equity was $27.79 million at June 30, 2009, an increase of $2.16 million. This increase was the result of net income for the year and a decrease in accumulated other comprehensive loss of $240,000 (mainly due to a decrease in net unrealized loss on securities available-for-sale), partially offset by the purchase of treasury stock and dividends paid during the year. The decrease in net unrealized loss on securities available-for-sale was due to market disruption due to the financial crisis of 2008 and 2009 as well as interest rate movements. The available-for-sale portfolio overall saw a decrease in its net unrealized loss over the period. Increases in fair market value for mortgage-backed securities and CMOs were greater than the decrease in fair market value of the other fixed income securities.

Analysis of Net Interest Income

The following tables set forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	For the Three Months Ended September 30,
	2009			2008
	Average Daily Balance	Interest and Dividends	Yield/ Cost(3)	Average Daily Balance	Interest and Dividends	Yield/ Cost(3)
	(Dollars in thousands)
Assets:
Interest-earning assets:
FHLB stock	$2,000	—	—%	$1,781	$7	1.57%
Loans receivable, net	171,262	$2,708	6.32%	174,370	2,835	6.50%
Investment securities	84,983	1,008	4.74%	79,004	970	4.91%
Interest-bearing deposits with banks	8,123	8	0.44%	665	4	2.41%

Total interest-earning assets	266,368	3,724	5.59%	255,820	3,816	5.97%
Noninterest-earning assets	28,072			21,191

Total assets	$294,440			$277,011

Liabilities and Equity:
Interest-bearing liabilities:
Deposit accounts:
Money market	$27,103	$41	0.61%	$25,692	$111	1.73%
Passbooks	26,979	28	0.42%	24,093	39	0.65%
Checking	34,948	22	0.25%	30,958	30	0.39%
Certificates of deposit	85,772	521	2.43%	84,415	682	3.23%
Advances from FHLB and subordinated debt	70,647	730	4.13%	68,298	718	4.21%

Total interest-bearing liabilities	245,449	1,341	2.19%	233,456	1,580	2.71%
Non-interest checking	17,291			15,160
Other noninterest-bearing liabilities	2,889			3,291

Total liabilities	265,629			251,907
Total equity	28,811			25,104

Total liabilities and equity	$294,440			$277,011

Net interest income/interest rate spread(1)		$2,383	3.40%		$2,236	3.26%

Net interest margin(2)			3.58%			3.50%

Total interest-earning assets to interest bearing liabilities			108.52%			109.58%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
(2)	Net interest margin represents income before the provision for loan losses divided by average interest-earning assets.
(3)	Annualized. For purposes of this table, tax exempt income is not calculated on a tax equivalent basis.

	For the Year Ended June 30,
	2009			2008			2007
	Average Daily Balance	Interest and Dividends	Yield/ Cost (3)	Average Daily Balance	Interest and Dividends	Yield/ Cost (3)	Average Daily Balance	Interest and Dividends	Yield/ Cost (3)
	(Dollars in thousands)
Assets:
Interest-earning assets:
FHLB stock	$1,891	$—	0.00%	$1,336	$16	1.20%	$1,315	$7	0.53%
Loan receivable, net	177,354	11,411	6.43%	165,470	10,905	6.59%	149,818	9,731	6.50%
Investment securities	79,432	3,922	4.94%	67,837	3,105	4.58%	66,723	2,863	4.28%
Interest-bearing deposits with banks	3,271	15	0.46%	1,587	63	3.97%	922	50	5.42%

Total interest-earning assets	261,948	15,348	5.86%	236,230	14,089	5.96%	218,778	12,651	5.78%
Noninterest-earning assets	23,642			19,070			18,351

Total assets	$285,590			$255,300			$237,129

Liabilities and Equity:
Interest-bearing liabilities:
Deposit accounts:
Money market	$26,344	$308	1.17%	$21,981	$420	1.91%	$25,648	525	2.05%
Passbooks	24,069	131	0.54%	22,965	150	0.65%	23,139	152	0.66%
Checking	32,994	114	0.35%	30,550	71	0.23%	30,789	63	0.20%
Certificates of deposit	86,666	2,608	3.01%	88,888	3,746	4.21%	83,753	3,451	4.12%
Advances from FHLB and subordinated debt	72,927	2,954	4.05%	48,867	2,266	4.64%	34,226	1,775	5.19%

Total interest-bearing liabilities	243,000	6,115	2.52%	213,251	6,653	3.12%	197,555	5,966	3.02%
Non-interest checking	14,502			14,063			13,382
Other noninterest-bearing liabilities	2,117			2,403			2,189

Total liabilities	259,619			229,717			213,126
Total equity	25,971			25,583			24,003

Total liabilities and equity	$285,590			$255,300			$237,129

Net interest income/interest rate spread(1)		$9,233	3.34%		$7,436	2.84%		$6,685	2.76%

Net interest margin(2)			3.52%			3.15%			3.06%

Total interest-earning assets to interest bearing liabilities			107.80%			110.78%			110.74%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
(2)	Net interest margin represents income before the provision for loan losses divided by average interest-earning assets.
(3)	For purposes of this table, tax exempt income is not calculated on a tax equivalent basis.

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (1) changes in volume multiplied by the old rate; (2) changes in rate, which are changes in rate multiplied by the old volume; and (3) changes not solely attributable to rate or volume, which have been allocated proportionately to the change due to volume and the change due to rate.

	Three Months Ended September 30, Increase (Decrease)			Year Ended June 30, Increase (Decrease)
	2009 vs. 2008			2009 vs. 2008			2008 vs. 2007
	Due to		Net	Due to		Net	Due to		Net
	Volume	Rate		Volume	Rate		Volume	Rate
	(In thousands)
Interest earning assets:
Loans receivable, net	$(50)	$(77)	$(127)	$783	$(277)	$506	$1,017	$157	$1,174
Investment securities	68	(31)	37	538	263	801	48	203	251
Interest-bearing deposits with banks	18	(13)	5	67	(115)	(48)	36	(23)	13
Other earning assets	—	(7)	(7)	—	—	—	—	9	9

Total interest earning assets	36	(128)	(92)	1,388	(129)	1,259	1,101	346	1,447

Interest bearing liabilities:
Passbook, money market and checking accounts	21	(110)	(89)	96	(184)	(88)	(76)	(23)	(99)
Certificates of deposit	11	(172)	(161)	(94)	(1,044)	(1,138)	212	83	295
Borrowings	27	(15)	12	1,116	(428)	688	755	(255)	500

Total interest bearing liabilities	59	(297)	(238)	1,118	(1,656)	(538)	891	(195)	696

Change in net interest income	$(23)	$169	$146	$270	$1,527	$1,797	$210	$541	$751

Comparison of Operating Results for the Three Months Ended September 30, 2009 and 2008

Net Income. Our net income was $844,000 for the three months ended September 30, 2009. Because of our election to apply FASB ASC 825, we had a net loss of $100,000 for the three months ended September 30, 2008, stemming primarily from a loss in value of Freddie Mac and Fannie Mae preferred stock investments for which the FASB ASC 825 election was applied. The return to profitability in the first quarter of the 2010 fiscal year reflected our traditional core earnings and relatively small recovery in value in our holdings of Fannie Mae and Freddie Mac preferred stock of $84,000. While we continue to hold these securities, other value adjustments may occur in future periods under FASB ASC 825. Our tax provision was $379,000 higher in the current quarter. Basic earnings per share were $0.79 for the current period, compared to a loss per share of $0.09 for the previous year’s period.

Net Interest Income. Net interest income increased to $2.383 million for the quarter ended September 30, 2009, from $2.236 million for the quarter ended September 30, 2008. This increase of $147,000 was the result of a decrease in interest expense of $239,000 partially offset by a decrease in interest and dividend income of $92,000.

Interest and Dividend Income. Total interest and dividend income was $3.724 million for the quarter ended September 30, 2009, compared to $3.816 million for the quarter ended September 30, 2008, representing a decrease of $92,000, or 2.41%. Interest and fees on loans decreased to $2.708 million for the three months ended September 30, 2009 from $2.837 million for the same period ended September 30, 2008. This decrease of $129,000, or 4.55%, was due to the decrease in the average balances of loans receivable for the quarter ended September 30, 2009. Average balances for loans receivable, net, for the quarter ended September 30, 2009 were $171.26 million, compared to $174.37 million for the previous year. This represents a decrease of $3.11 million, or 1.78%. The average interest rate earned on loans receivable decreased by 18 basis points, from 6.50% at September 30, 2008 to 6.32% at September 30, 2009. Interest and dividends on investment securities available-for-sale increased to $1.00 million for the quarter ended September 30, 2009 from $963,000 for the same quarter last year. Average balances on investments increased to $84.98 million for the quarter ended September 30, 2009, compared to $79.00 million for the quarter ended September 30, 2008. The average interest rate earned on investments decreased to 4.74% from 4.91%.

Interest Expense. Total interest expense decreased to $1.341 million for the quarter ended September 30, 2009, from $1.580 million for the quarter ended September 30, 2008, a decrease of $239,000, or 15.13%. Interest on deposits decreased to $611,000 for the quarter ended September 30, 2009, from $862,000 for the quarter ended September 30, 2008. The decrease of $251,000, or 29.12%, was the result of a decrease in average rates paid on deposits from 2.09% at September 30, 2008, to 1.40% at September 30, 2009. All categories of deposits showed decreases in average rates paid. Average balances in interest-bearing deposit accounts increased to $174.80 million for the quarter ended September 30, 2009, compared to $165.16 million for the same quarter in the previous year. The increase in the average balance of FHLB and other borrowings resulted in an increase in interest paid on borrowings to $655,000 in the current quarter compared to $643,000 in the previous year’s quarter. The average rate paid on borrowings decreased from 4.21% for the quarter ended September 30, 2008 to 4.13% for the quarter ended September 30, 2009. The average rate paid on all liabilities decreased 52 basis points from the quarter ended September 30, 2008 to the quarter ended September 30, 2009.

Provision for Loan Losses. Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by American Federal Savings Bank, to provide for probable loan losses based on prior loss experience, volume and type of lending conducted by American Federal Savings Bank, national and local economic conditions, and past due loans in portfolio. Our policies require the review of assets on a quarterly basis. We classify loans as well as other assets if warranted. While American Federal Savings Bank believes it uses the best information available to make a determination with respect to the allowance for loan losses, it recognizes that future adjustments may be necessary. A provision of $135,000 was made for loan losses for the quarter ended September 30, 2009, and none in the quarter ended September 30, 2008, resulting in allowances of $625,000 and $300,000 as of September 30, 2009 and 2008, respectively. This is a reflection of the continued strong asset quality of American Federal Savings Bank’s loan portfolio, as non-performing loan ratios continue to be below peer averages. Total classified assets increased from $1.61 million at June 30, 2009 to $1.95 million at September 30, 2009. At quarter end, American Federal Savings Bank had $158,000 in other real estate owned and $5,000 in repossessed property.

Noninterest Income. Total noninterest income increased to $1.061 million for the quarter ended September 30, 2009, from a negative $504,000 for the quarter ended September 30, 2008. As noted above, the loss for the three months ended September 30, 2008 stemmed primarily from a loss in value of Freddie Mac and Fannie Mae preferred stock investments for which the FASB ASC 825 election was applied. Income from the sale of loans increased to $440,000 from $183,000 due to $17.62 million more in mortgage loan sales in the current period versus last year’s period and a relatively small recovery in value in our holdings of Fannie Mae and Freddie Mac preferred stock.

Noninterest Expense. Noninterest expense increased by $254,000 or 13.74% to $2.103 million for the quarter ended September 30, 2009, from $1.849 million for the quarter ended September 30, 2008. This increase was primarily due to an increase in FDIC insurance premiums of $58,000 and an increase in salaries and employee benefits of $53,000. Other expense categories showed minor changes.

Income Tax Expense/Benefit. Our income tax expense was $362,000 for the quarter ended September 30, 2009, compared to a benefit of $17,000 for the quarter ended September 30, 2008. The effective tax rate for the quarter ended September 30, 2009 was 30.02% and was 14.53% for the quarter ended September 30, 2008.

Comparison of Results of Operations for the Years Ended June 30, 2009 and 2008

Net Income. Our net income was $2.388 million and $2.110 million for the years ended June 30, 2009 and 2008, respectively. This increase of $278,000, or 13.18%, was the result of an increase in net interest income of $1.797 million and an increase in net noninterest income of $775,000, offset by increases in noninterest expense of $1.50 million and the provision for loan losses of $257,000. Our tax provision was $362,000 higher in 2009. Basic earnings per share for the year ended June 30, 2009 were $2.23, compared to $1.97 for the year ended June 30, 2008. Diluted earnings per share were $1.96 and $1.74 for 2009 and 2008, respectively.

Net Interest Income. Net interest income increased to $9.233 million for the year ended June 30, 2009, from $7.436 million for the previous year. This increase of $1.797 million, or 24.17%, was the result of an increase in interest income of $1.250 million and a decrease in interest expense of $547,000. As shown in the “Rate/Volume Analysis” above, this increase is mainly attributable a larger average balance of loans and investments and lower rates on deposits.

Interest and Dividend Income. Total interest and dividend income was $15.348 million for the year ended June 30, 2009, compared to $14.098 million for the year ended June 30, 2008, an increase of $1.250 million, or 8.87%. Interest and fees on loans increased to $11.411 million for 2009 from $10.905 million for 2008. This increase of $506,000, or 4.64%, was due primarily to the increase in the average balances on loans receivable for the year ended June 30, 2009. The average interest rate earned on loans receivable decreased by 16 basis points, to 6.43% from 6.59%. Average balances for loans receivable, net, for the year ended June 30, 2009 were $177.35 million, compared to $165.47 million for the previous year. This represents an increase of $11.88 million, or 7.18%. Interest and dividends on investment securities available-for-sale (AFS) increased to $3.893 million for the year ended June 30, 2009 from $3.071 million for the year ended June 30, 2008, an increase of $822,000, or 26.77%. This increase was the result of higher average interest rates on the AFS portfolio during the year, along with a higher average balance. Interest earned from deposits at other banks decreased slightly for the year ended June 30, 2009 due to much lower rates. Interest and dividends on investments held-to-maturity (HTM) also experienced a slight decline.

Interest Expense. Total interest expense decreased to $6.115 million for the year ended June 30, 2009 from $6.662 million for the year ended June 30, 2008, a decrease of $547,000, or 8.2%. Interest on deposits decreased to $3.161 million for the year ended June 30, 2009 from $4.387 million for the year ended June 30, 2008. This decrease of $1.226 million, or 27.95%, was due primarily to a decrease on average rates paid. The average cost of deposits decreased 81 basis points, to 1.86% in 2009 from 2.67% in 2008. Certificates of deposit were the only category to show a decrease in average balances in 2009. An increase in the average balance of borrowings was partially offset by a decrease in the average rate paid and resulted in an increase in interest paid on borrowings to $2.954 million for the year ended June 30, 2009 from $2.266 million for the year ended June 30, 2008. The average balance of borrowings increased to $72.927 million for the year ended June 30, 2009, compared to $48.867 million for the year ended June 30, 2008 and resulted principally from an increase in FHLB borrowings. The average rate paid on borrowings decreased to 4.05% in 2009 from 4.64% in 2008.

Provision for Loan Losses. Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by American Federal Savings Bank to provide for probable loan losses based on prior loss experience, volume and type of lending conducted by American Federal Savings Bank, and past due loans in portfolio. Our policies require the review of assets on a quarterly basis. We classify loans as well as other assets if warranted. While management believes it uses the best information available to make a determination with respect to the allowance for loan losses, it recognizes that future adjustments may be necessary. A provision to increase the allowance for loan losses by $257,000 was made for the year ended June 30, 2009 while an adjustment of $175,000 was made to reduce the allowance for loan loss for the year ended June 30, 2008, resulting in allowances of $525,000 and $300,000 as of June 30, 2009 and 2008, respectively. Total classified assets increased to $1.614 million at June 30, 2009 from $106,000 at June 30, 2008. Total non-performing loans as a percentage of the total loan portfolio is 0.75% at June 30, 2009, up from 0.02% at June 30, 2008. As of June 30, 2009, we had no real estate owned.

Noninterest Income. Total noninterest income increased to $2.999 million for the year ended June 30, 2009, from $2.224 million for the year ended June 30, 2008, an increase of $775,000 or 34.85%. This increase was primarily due to an increase in gain on sale of loans of $1.415 million offset by recognized losses of $785,000 on Freddie Mac and Fannie Mae preferred stock that is accounted for under FASB ASC 825. The preferred stock of Freddie Mac and Fannie Mae currently held by us constitutes $25,000 or 0.009% of total assets as of June 30, 2009. Net gain on sale of loans increased due to significant refinance activity that occurred particularly in the third and fourth quarters of the fiscal year. Service charges on deposit accounts increased $34,000 to $745,000 for the year ended June 30, 2009 from $711,000 for the year ended June 30, 2008. This was primarily due to an increase in overdraft protection fees. Other noninterest income increased $43,000 to $652,000, primarily due to increased fee income on electronic payments and higher fee income on loan products. The single largest item in other noninterest income is earnings from bank owned life insurance of $264,000.

Noninterest Expense. Noninterest expense increased by $1.50 million or 21.23% to $8.563 million for the year ended June 30, 2009 from $7.063 million for the year ended June 30, 2008. This increase was primarily due to increases in salaries and benefits of $446,000, federal deposit insurance premiums of $287,000, amortization of mortgage servicing rights of $285,000, and advertising expense of $101,000. The increase in salaries and benefits was due to normal pay raises and incentive pay related to mortgage originations. Federal deposit insurance increased due to the special assessment applied to institutions in June 2009 and other premium increases assessed effective January 2009. The amortization of mortgage servicing rights increased due to the increase in loan prepayments that resulted from the significant increase in refinance activity, and advertising expenses were higher due to increased promotion of deposit products. Other categories of noninterest expense showed modest changes.

Income Tax Expense. Eagle’s income tax expense was $1.024 million for the year ended June 30, 2009, compared to $662,000 for the year ended June 30, 2008. The effective tax rate for the year ended June 30, 2009 was 30.0% as opposed to 23.9% for the year ended June 30, 2008.

Liquidity and Capital Resources

American Federal Savings Bank, is required to maintain minimum levels of liquid assets as defined by the Office of Thrift Supervision regulations. The Office of Thrift Supervision has eliminated the statutory requirement based upon a percentage of deposits and short-term borrowings. The Office of Thrift Supervision states that the liquidity requirement is retained for safety and soundness purposes, and that appropriate levels of liquidity will depend upon the types of activities in which the company engages. For internal reporting purposes, American Federal Savings Bank uses policy minimums of 1.0%, and 8.0% for “basic surplus” and “basic surplus with FHLB” as internally defined. In general, the “basic surplus” is a calculation of the ratio of unencumbered short-term assets reduced by estimated percentages of CD maturities and other deposits that may leave American Federal Savings Bank in the next 90 days divided by total assets. “Basic surplus with FHLB” adds to “basic surplus” the additional borrowing capacity we have with the FHLB. We exceeded those minimum ratios as of both September 30, 2009 and June 30, 2009.

American Federal Savings Bank’s primary sources of funds are deposits, repayment of loans and mortgage-backed securities, maturities of investments, funds provided from operations, and advances from the FHLB. Scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are generally predictable. However, other sources of funds, such as deposit flows and loan prepayments, can be greatly influenced by the general level of interest rates, economic conditions and competition. American Federal Savings Bank uses liquidity resources principally to fund existing and future loan commitments. It also uses them to fund maturing certificates of deposit, demand deposit withdrawals and to invest in other loans and investments, maintain liquidity, and meet operating expenses.

Liquidity may be adversely affected by unexpected deposit outflows, higher interest rates paid by competitors, and similar matters. Management monitors projected liquidity needs and determines the level desirable, based in part on commitments to make loans and management’s assessment of American Federal Savings Bank’s ability to generate funds.

At September 30, 2009, our measure of sensitivity to interest rate movements, as measured by the Office of Thrift Supervision, slightly improved from the previous quarter. American Federal Savings Bank’s capital ratio as measured by the Office of Thrift Supervision slightly increased from the previous quarter. American Federal Savings Bank’s strong capital position mitigates its interest rate risk exposure. American Federal Savings Bank is well within the guidelines set forth by the Board of Directors for interest rate risk sensitivity.

As of September 30, 2009, American Federal Savings Bank’s regulatory capital was in excess of all applicable regulatory requirements. At September 30, 2009, American Federal Savings Bank’s tangible, core, and risk-based capital ratios amounted to 9.45%, 9.45%, and 13.72%, respectively, compared to regulatory requirements of 1.5%, 3.0%, and 8.0%, respectively. See “Historical and Pro Forma Regulatory Capital Compliance” for information with respect to our regulatory capital position as of September 30, 2009.

Impact of Inflation and Changing Prices

The Consolidated Financial Statements and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike most industrial companies, nearly all of our assets and liabilities are monetary. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Interest Rate Risk Analysis

In addition to the asset/liability committee, the board of directors reviews our asset and liability policies. The board of directors reviews interest rate risk and interest rate trends quarterly, as well as liquidity and capital ratio requirements. Management administers the policies and determinations of the board of directors with respect to our asset and liability goals and strategies. Our asset and liability policy and strategies are expected to continue as described so long as competitive and regulatory conditions in the financial institution industry and market interest rates continue as they have in recent years.

The following table discloses how our net portfolio value (“NPV”) would react to interest rate changes. Given the current relatively low level of market interest rates, an NPV calculation for an interest rate decrease of greater than 100 basis points has not been prepared.

Changes in Market Interest Rates (Basis Points)	Net Portfolio Value as % of PV of Assets
	At September 30, 2009 Projected NPV	Board Policy Limit (if applicable)
		Must be at least:
+400	N/A
+300	8.93%	7.00%
+200	10.74%	8.00%
+100	12.18%	9.00%
0	—	—
-100	13.63%	10.00%

Off-Balance Sheet Arrangements

As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. In addition, we use mandatory sell forward delivery commitments to sell whole loans to the secondary markets. These commitments are also used as a hedge against exposure to interest rate risks relating from rate locked loan origination commitments on certain mortgage loans held-for-sale.

BUSINESS OF EAGLE BANCORP MONTANA, INC.

Eagle Bancorp Montana, Inc. is a Delaware corporation, organized in December 2009. Upon completion of the conversion, Eagle Montana will become the holding company of American Federal Savings Bank and will succeed to all of the business and operations of Eagle Bancorp and each of Eagle Bancorp and Eagle Financial MHC will cease to exist.

Initially following the completion of the conversion, Eagle Montana will have no significant assets other than owning 100% of the outstanding common stock of American Federal Savings Bank, the net proceeds it retains from the offering, part of which will be used to make a loan to the American Federal Savings Bank Employee Stock Ownership Plan, and its ownership of a wholly owned statutory trust subsidiary through which Eagle Bancorp has issued trust preferred securities, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” Eagle Montana intends to use the support staff and offices of American Federal Savings Bank and will pay American Federal Savings Bank for these services. If Eagle Montana expands or changes its business in the future, it may hire its own employees.

Eagle Montana intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

BUSINESS OF EAGLE BANCORP AND AMERICAN FEDERAL SAVINGS BANK

Eagle Bancorp, a federally chartered stock holding company, holds 100% of the stock of American Federal Savings Bank. Its charter was approved on April 4, 2000, when it became the mid-tier stock holding company for American Federal Savings Bank, a federally chartered stock savings bank headquartered in Helena, Montana. Eagle Bancorp’s principal business is its ownership of 100% of the capital stock of American Federal Savings Bank.

American Federal Savings Bank was founded in 1922 as a Montana chartered building and loan association and has conducted operations in Helena since that time. In 1975, American Federal Savings Bank adopted a federal thrift charter. American Federal Savings Bank currently has seven retail banking offices. We also have seven automated teller machines located in our market area and we participate in the CashCard® and Money Pass® ATM networks.

Market Area

From our headquarters in Helena, Montana, we operate seven retail banking offices, including our main office. Our banking offices are located in Helena, Bozeman, Butte and Townsend, Montana.

Montana is one of the largest states in terms of land mass but ranks as one of the least populated states. According to U.S. Census Bureau data for 2008, it had a population of 967,440. Helena, where we are headquartered, is the county seat of Lewis and Clark County, which has a population of approximately 59,300 and is located within 120 miles of four of Montana’s other five largest cities: Missoula, Great Falls, Bozeman and Butte. It is approximately midway between Yellowstone and Glacier National Parks. Helena is also Montana’s state capital. Its economy has shown moderate growth, in terms of both employment and income. State government and the numerous offices of the federal government comprise the largest employment sector. Helena also has significant employment in the service industries. Specifically, it has evolved into a central health care center with employment in the medical and the supporting professions as well as the medical insurance industry. The local economy is also dependent to a lesser extent upon ranching and agriculture. These have been more cyclical in nature and remain vulnerable to severe weather conditions, increased competition, both domestic and international, as well as commodity prices.

Bozeman is approximately 95 miles southeast of Helena. It is located in Gallatin County, which has a population of approximately 80,900. Bozeman is home to Montana State University and has achieved its growth in part due to the growth of the University as well as the increased tourism for resort areas in and near Bozeman. Agriculture, however, remains an important part of Bozeman’s economy. Bozeman has also become an attractive location for retirees, primarily from the West Coast, owing to its many winter and summer recreational opportunities and the presence of the University.

Butte, Montana is approximately 64 miles southwest of Helena. Butte and the surrounding Silver-Bow County have a population of approximately 32,800. Butte’s economy is somewhat reliant on the mining industry. Butte’s economy has been volatile from the fluctuations in metal and mineral commodity prices.

Townsend is the smallest community in which we operate. It has a population of about 2,000. Many of its residents commute to other Montana locations for work. Other employment in Townsend is primarily in agriculture and services. Townsend is approximately 32 miles southeast of Helena.

Competition

We face strong competition in our primary market area for the attraction of retail deposits and the origination of loans. Historically, Montana was a unit banking state. This means that the ability of Montana state banks to create branches was either prohibited or significantly restricted. As a result of unit banking, Montana has a significant number of independent financial institutions serving a single community in a single location. While the state’s population is approximately 967,440, there are 77 commercial banks, 59 credit unions and two federally chartered thrift institutions operating in Montana as of June 30, 2009. Our most direct competition for depositors has historically come from locally owned and out-of-state commercial banks, thrift institutions and credit unions operating in our primary market area. The number of such competitor locations has increased significantly in recent years. Our competition for loans also comes from banks, thrifts and credit unions in addition to mortgage bankers and brokers. Our principal market areas can be characterized as markets with moderately increasing incomes, relatively low unemployment, increasing wealth (particularly in the growing resort areas such as Bozeman), and moderate population growth. According to information reported by SNL Securities, as of June 30, 2009, we ranked 17th in the state of Montana in total deposits. As of the same date, we ranked 5th, 6th, 13 th and 2nd in Lewis and Clark, Silver Bow, Gallatin and Broadwater counties, respectively.

Lending Activities

General

American Federal Savings Bank primarily originates one- to four-family residential real estate loans and, to a lesser extent, commercial real estate loans, real estate construction loans, home equity loans, consumer loans and commercial loans. Commercial real estate loans include loans on multi-family dwellings, loans on nonresidential property and loans on developed and undeveloped land. Home equity loans include loans secured by the borrower’s primary residence. Typically, the property securing such loans is subject to a prior lien. Consumer loans consist of loans secured by collateral other than real estate, such as automobiles, recreational vehicles and boats. Personal loans and lines of credit are made on deposits held by American Federal Savings Bank and on an unsecured basis. Commercial loans consist of business loans and lines of credit on a secured and unsecured basis.

Loan Portfolio Composition.

The following table analyzes the composition of American Federal Savings Bank’s loan portfolio by loan category at the dates indicated.

	At September 30, 2009		At June 30,
			2009		2008		2007		2006		2005
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Real estate loans:
Residential mortgage (one- to four-family)	$76,711	45.46%	$79,216	47.26%	$86,751	51.53%	$81,958	51.68%	$75,913	53.71%	$56,533	52.68%
Real estate construction	6,119	3.63%	4,642	2.77%	7,317	4.35%	8,253	5.20%	6,901	4.88%	2,723	2.54%
Commercial real estate and land	38,761	22.97%	36,713	21.90%	28,197	16.75%	25,621	16.16%	18,648	13.20%	14,779	13.77%

Total real estate loans	121,591	72.06%	120,571	71.93%	122,265	72.62%	115,832	73.04%	101,462	71.79%	74,035	68.99%

Other loans:
Home equity	28,836	17.09%	28,676	17.11%	28,034	16.65%	24,956	15.74%	20,191	14.29%	16,801	15.66%
Consumer	11,074	6.56%	10,835	6.46%	11,558	6.87%	11,438	7.21%	11,820	8.36%	10,909	10.16%
Commercial business	7,244	4.29%	7,541	4.50%	6,502	3.86%	6,366	4.01%	7,861	5.56%	5,568	5.19%

Total other loans	47,154	27.94%	47,052	28.07%	46,094	27.38%	42,760	26.96%	39,872	28.21%	33,278	31.01%

Total gross loans	168,745	100.00%	167,623	100.00%	168,359	100.00%	158,592	100.00%	141,334	100.00%	107,313	100.00%

Less:
Deferred loan fees	(65)		(99)		(90)		(66)		(59)		(99)
Allowance for loan losses	625		525		300		518		535		573

Total loans, net	$168,185		$167,197		$168,149		$158,140		$140,858		$106,839

Fee Income.

American Federal Savings Bank receives lending related fee income from a variety of sources. Its principal source of this income is from the origination and servicing of sold mortgage loans. Fees generated from mortgage loan servicing, which generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing for loans held by others, were $185,000 and $140,000 for the three months ended September 30, 2009 and 2008, respectively, and $628,000 and $542,000 for the fiscal year ended June 30, 2009 and 2008, respectively. Other loan related fee income for contract collections, late charges, credit life commissions and credit card fees were $17,000 and $16,000 for the three months ended September 30, 2009 and 2008, respectively, and $78,000 and $66,000 for the fiscal year ended June 30, 2009 and 2008, respectively.

Loan Maturity Schedule.

The following table sets forth the estimated maturity of our loan portfolio at June 30, 2009. Scheduled principal repayments of loans do not necessarily reflect the actual life of such assets. The average life of a loan is typically substantially less than its contractual terms because of prepayments. In addition, due on sale clauses on loans generally give us the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property, subject to the mortgage, and the loan is not paid off. All mortgage loans are shown to be maturing based on the date of the last payment required by the loan agreement, except as noted.

Loans having no stated maturity, those without a scheduled payment, demand loans and matured loans, are shown as due in one year or less.

	Due in one year or less	Due after one year through two years	Due after two years through three years	Due after three years through five years	Due after five years	Total
	(In thousands)
Real estate loans:
Residential mortgage (one- to four-family)	$228	$181	$1,261	$1,672	$81,406	$84,748
Real estate construction	4,562	—	—	—	—	4,562
Commercial real estate and land	3,098	5,206	2,553	3,829	22,397	37,083
Home equity	3,087	4,278	5,313	4,049	11,896	28,623
Consumer	1,699	824	2,830	3,323	2,210	10,886
Commercial business	3,590	311	650	1,207	1,312	7,070

Total(1)	$16,264	$10,800	$12,607	$14,080	$119,221	$172,972

(1)	Includes mortgage loans held for sale.

The following table sets forth the dollar amount of all loans, at June 30, 2009, due after June 30, 2010, which have fixed interest rates and which have floating or adjustable interest rates:

	Fixed	Adjustable	Total
	(Dollars in thousands)
Real estate loans:
Residential mortgage (one- to four-family)	$63,918	$20,602	$84,520
Real estate construction	—	—	—
Commercial real estate and land	31,096	2,889	33,985
Home equity	22,434	3,102	25,536
Consumer	8,640	547	9,187
Commercial business	3,030	450	3,480

Total(1)	$129,118	$27,590	$156,708

Percent of total	82.39%	17.61%	100.00%

(1)	Includes mortgage loans held for sale.

The following table sets forth information with respect to our loan originations, purchases and sales activity for the periods indicated.

	Three Months Ended September 30,		Year Ended June 30,
	2009	2008	2009	2008
	(In thousands)
Loans originated
Real estate loans:
Residential mortgage (one- to four-family)	$29,017	$17,981	$164,657	$72,385
Real estate construction	2,504	1,934	4,672	15,504
Commercial real estate and land	3,466	9,042	21,500	19,375
Home equity	4,167	4,860	20,043	20,461
Consumer	2,000	1,748	8,341	7,637
Commercial business	1,913	1,143	8,789	8,243

Total loans originated	43,067	36,708	228,002	143,605

Loans purchased
Whole loans	—	—
Participations	—	—

Total loans purchased	—	—

Loans sold
Whole loans	28,135	10,517	125,232	47,732
Participations	—	6,000	6,000	4,341

Total loans sold	28,135	16,517	131,232	52,073

Principal repayments and loan refinancings	15,733	15,351	99,509	75,522
Deferred loan fees decrease (increase)	34	5	(9)	(24)
Allowance for losses decrease (increase)	(100)	—	(225)	218

Net loan increase (decrease)	$(867)	$4,845	$(2,973)	$16,204

Net loans receivable at end of period (includes loans held for sale)	$171,679	$180,364	$172,546	$175,519

Residential Lending.

American Federal Savings Bank’s primary lending activity consists of the origination of one- to four-family residential mortgage loans secured by property located in American Federal Savings Bank’s market area. Approximately 45.46% of American Federal Savings Bank’s total loan portfolio as of September 30, 2009 were comprised of such loans. American Federal Savings Bank generally originates one- to-four-family residential mortgage loans in amounts up to 80% of the lesser of the appraised value or the selling price of the mortgaged property without requiring private mortgage insurance. A mortgage loan originated by American Federal Savings Bank, whether fixed rate or adjustable rate, can have a term of up to 30 years. American Federal Savings Bank holds substantially all of its adjustable rate and its 8, 10 and 12-year fixed rate loans in portfolio. Adjustable rate loans limit the periodic interest rate adjustment and the minimum and maximum rates that may be charged over the term of the loan. American Federal Savings Bank’s fixed rate 15-year and 20-year loans are held in portfolio or sold in the secondary market depending on market conditions. Generally, all 30-year fixed rate loans are sold in the secondary market. The volume of loan sales is dependent on the volume, type and term of loan originations.

American Federal Savings Bank obtains a significant portion of its noninterest income from servicing loans sold. American Federal Savings Bank offers many of the fixed rate loans it originates for sale in the secondary market on a servicing retained basis. This means that we process the borrower’s payments and send them to the purchaser of the loan. This retention of servicing enables American Federal Savings Bank to increase fee income and maintain a relationship with the borrower. At September 30, 2009, American Federal Savings Bank had $272.30 million in residential mortgage loans and $12.33 million in commercial real estate loans sold with servicing retained. American Federal Savings Bank does not ordinarily purchase home mortgage loans from other financial institutions.

Property appraisals on real estate securing American Federal Savings Bank’s single-family residential loans are made by state certified and licensed independent appraisers who are approved annually by the board of directors. Appraisals are performed in accordance with applicable regulations and policies. American Federal Savings Bank generally obtains title insurance policies on all first mortgage real estate loans originated. On occasion, refinancings of mortgage loans are approved using title reports instead of title insurance. Title reports are also allowed on home equity loans. Borrowers generally remit funds with each monthly payment of principal and interest, to a loan escrow account from which American Federal Savings Bank makes disbursements for such items as real estate taxes and hazard and mortgage insurance premiums as they become due.

Home Equity Loans.

American Federal Savings Bank also originates home equity loans. These loans are secured by the borrowers’ primary residence, but are typically subject to a prior lien, which may or may not be held by American Federal Savings Bank. At September 30, 2009, $28.84 million or 17.1% of our total loans were home equity loans. Borrowers may use the proceeds from American Federal Savings Bank’s home equity loans for many purposes, including home improvement, debt consolidation, or other purchasing needs. American Federal Savings Bank offers fixed rate, fixed payment home equity loans as well as variable and fixed rate home equity lines of credit. Fixed rate home equity loans typically have terms of no longer than 15 years.

Although home equity loans are secured by real estate, they carry a greater risk than first lien residential mortgages because of the existence of a prior lien on the property securing the loan, as well as the flexibility the borrower has with respect to the loan proceeds. American Federal Savings Bank attempts to minimize this risk by maintaining conservative underwriting policies on such loans. We generally make home equity loans for up to only 85% of appraised value of the underlying real estate collateral, less the amount of any existing prior liens on the property securing the loan.

Commercial Real Estate and Land Loans.

American Federal Savings Bank originates commercial real estate mortgage and land loans, including both developed and undeveloped land loans, and loans on multi-family dwellings. Commercial real estate and land loans made up 22.97% of American Federal Savings Bank’s total loan portfolio, or $38.76 million at September 30, 2009. The majority of these loans are non-residential commercial real estate loans. American Federal Savings Bank’s commercial real estate mortgage loans are primarily permanent loans secured by improved property such as office buildings, retail stores, commercial warehouses and apartment buildings. The terms and conditions of each loan are tailored to the needs of the borrower and based on the financial strength of the project and any guarantors. Generally, commercial real estate loans originated by American Federal Savings Bank will not exceed 75% of the appraised value or the selling price of the property, whichever is less. The average loan size is approximately $169,000 and is typically made with fixed rates of interest and 5- to 15-year maturities. Upon maturity, the loan is repaid or the terms and conditions are renegotiated. Generally, all originated commercial real estate loans are within the market area of American Federal Savings Bank and all are within the state of Montana. American Federal Savings Bank’s largest single commercial real estate loan had a balance of approximately $1.65 million on September 30, 2009, and is secured by a residential lot subdivision.

Real Estate Construction Lending.

American Federal Savings Bank also lends funds for the construction of one- to four-family homes and commercial real estate. Real estate construction loans are made both to individual homeowners for the construction of their primary residence and, to a lesser extent, to local builders for the construction of pre-sold houses or houses that are being built for sale in the future. Real estate construction loans accounted for $6.12 million or 3.63% of American Federal Savings Bank’s total loan portfolio at September 30, 2009.

Consumer Loans.

As part of its strategy to invest in higher yielding shorter term loans, American Federal Savings Bank emphasized growth of its consumer lending portfolio in recent years. This portfolio includes personal loans secured by collateral other than real estate, unsecured personal loans and lines of credit, and loans secured by deposits held by American Federal Savings Bank. As of September 30, 2009, consumer loans totaled $11.07 million or 6.56% of American Federal Savings Bank’s total loan portfolio. These loans consist primarily of auto loans, RV loans, boat loans, personal loans and credit lines and deposit account loans. Consumer loans are originated in American Federal Savings Bank’s market area and generally have maturities of up to seven years. For loans secured by savings accounts, American Federal Savings Bank will lend up to 90% of the account balance on single payment loans and up to 100% for monthly payment loans.

Consumer loans have a shorter term and generally provide higher interest rates than residential mortgage loans. Consumer loans can be helpful in improving the spread between average loan yield and cost of funds and at the same time improve the matching of the maturities of rate sensitive assets and liabilities. Increasing its consumer loans has been a major part of American Federal Savings Bank’s strategy of operating more like a commercial bank than a traditional savings bank.

The underwriting standards employed by American Federal Savings Bank for consumer loans include a determination of the applicant’s credit history and an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan. The stability of the applicant’s monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration; however, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount.

Commercial Business Loans.

Commercial business loans amounted to $7.24 million, or 4.29% of American Federal Savings Bank’s total loan portfolio at September 30, 2009. American Federal Savings Bank’s commercial business loans are traditional business loans and are not secured by real estate. Such loans may be structured as unsecured lines of credit or may be secured by inventory, accounts receivable or other business assets. While the commercial business loan portfolio amounted to only 4.29% of the total portfolio at September 30, 2009, American Federal Savings Bank intends to increase such lending by focusing on market segments which it has not previously emphasized, such as business loans to doctors, lawyers, architects and other professionals as well as to small businesses within its market area. Our management believes that this strategy provides opportunities for growth, without significant additional cost outlays for staff and infrastructure.

Commercial business loans of this nature usually involve greater credit risk than one- to four-family residential mortgage loans we originate. The collateral we receive is typically related directly to the performance of the borrower’s business which means that repayment of commercial business loans is dependent on the successful operations and income stream of the borrower’s business. Such risks can be significantly affected by economic conditions. In addition, commercial lending generally requires substantially greater oversight efforts compared to residential real estate lending.

Loans to One Borrower.

Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution’s unimpaired capital and surplus. As of September 30, 2009, our largest aggregation of loans to one borrower was approximately $8.47 million, consisting of two commercial real estate loans secured by detention facilities. However, 90%, or $6.49 million, of one loan was sold without recourse to the Montana Board of Investments, leaving a net balance of $1.97 million for the two loans, which was below American Federal Savings Bank’s federal legal lending limit to one borrower of approximately $4.20 million. At September 30, 2009, these loans were performing in accordance with their terms. American Federal Savings Bank maintains the servicing for these loans.

Loan Solicitation and Processing.

Our customary sources of mortgage loan applications include repeat customers, walk-ins, and referrals from home builders and real estate brokers. We also advertise in local newspapers and on local radio and television. We currently have the ability to accept online mortgage loan applications and provide pre-approvals through our website. Our branch managers and loan officers located at our headquarters and in branches, have authority to approve certain types of loans when presented with a completed application. Other loans must be approved at our main offices as disclosed below. No loan consultants or loan brokers are currently used by us for either residential or commercial lending activities.

After receiving a loan application from a prospective borrower, a credit report and verifications are obtained to confirm specific information relating to the loan applicant’s employment, income and credit standing. When required by our policies, an appraisal of the real estate intended to secure the proposed loan is undertaken by an independent fee appraiser. In connection with the loan approval process, our staff analyze the loan applications and the property involved. Officers and branch managers are granted lending authority based on the kind of loan types where they possess expertise and their level of experience. We have established a series of loan committees to approve any loans which may exceed the lending authority of particular officers or branch managers. Four members of the board of directors are required for approval of any loan, or aggregation of loans to a single borrower, that exceeds $1,250,000.

Loan applicants are promptly notified of the decision by a letter setting forth the terms and conditions of the decision. If approved, these terms and conditions include the amount of the loan, interest rate basis, amortization term, a brief description of real estate to be mortgaged, tax escrow and the notice of requirement of insurance coverage to be maintained. We generally require title insurance on first mortgage loans and fire and casualty insurance on all properties securing loans, which insurance must be maintained during the entire term of the loan.

Loan Commitments.

We generally provide commitments to fund fixed and adjustable-rate single-family mortgage loans for periods up to 60 days at a specified term and interest rate, and other loan categories for shorter time periods. The total amount of our commitments to extend credit as of September 30, 2009, was approximately $8.79 million, $7.58 million of which was for residential mortgage loans.

Non-performing Loans and Problem Assets

Collection Procedures.

Generally, our collection procedures provide that when a loan is 15 or more days delinquent, the borrower is sent a past due notice. If the loan becomes 30 days delinquent, the borrower is sent a written delinquency notice requiring payment. If the delinquency continues, subsequent efforts are made to contact the delinquent borrower, including face to face meetings and counseling to resolve the delinquency. All collection actions are undertaken with the objective of compliance with the Fair Debt Collection Act.

For mortgage loans and home equity loans, if the borrower is unable to cure the delinquency or reach a payment agreement, we will institute foreclosure actions. If a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold or otherwise disposed of. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial recording of any loss is charged to the allowance for loan losses. As of September 30, 2009, American Federal Savings Bank had $158,000 of real estate owned.

Loans are reviewed on a quarterly basis and are placed on non-accrual status when they are more than 90 days delinquent. Loans may be placed on non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. At September 30, 2009, we had $1.25 million ($1.24 million net of specific reserves) of loans that were non-performing and held on non-accrual status.

Delinquent Loans.

The following table provides information regarding American Federal Savings Bank’s loans that are delinquent 30 to 89 days and accruing at the dates indicated:

	At September 30,	At June 30,
	2009	2009	2008	2007	2006	2005
	(In thousands)
Loans delinquent for 30 to 89 days and accruing:

Real estate loans:
Residential mortgage (one- to four-family)	$940	$492	$285	$426	$342	$143
Real estate construction	—	220	—	—	—	—
Commercial real estate and land	468	969	306	130	133	349
Home equity	150	248	209	130	46	93
Consumer	106	184	46	115	64	140
Commercial business	131	19	52	188	138	6

Total delinquent loans	$1,795	$2,132	$898	$989	$723	$731

Non-Performing Assets.

The following table sets forth information regarding American Federal Savings Bank’s non-performing assets as of the dates indicated. As of September 30, 2009 American Federal Savings Bank had no loans considered to be a troubled debt restructuring within the meaning of FASB ASC 310 Receivables.

	At September 30,	At June 30,
	2009	2009	2008	2007	2006	2005
	(Dollars in thousands)
Non-accrual loans
Real estate loans:
Residential mortgage (one- to four-family)	$38	$265	$32	$—	$80	$98
Real estate construction	—	—	—	—	—	—
Commercial real estate and land	948	527	—	—	—	87
Home equity	—	—	—	—	—	—
Consumer	76	26	—	21	5	—
Commercial business	177	184	—	—	260	249
Accruing loans delinquent 90 days or more	171	251	—	191	114	67

Total nonperforming loans	1,410	1,253	32	212	459	501
Real estate owned	158	—	—	—	—	—

Total nonperforming assets	$1,568	$1,253	$32	$212	$459	$501

Total nonperforming loans to net loans	0.93%	0.75%	0.02%	0.13%	0.33%	0.47%
Total nonperforming loans to total assets	0.52%	0.43%	0.01%	0.09%	0.20%	0.24%
Total nonperforming assets to total assets	0.52%	0.43%	0.01%	0.09%	0.20%	0.24%

The nonperforming loan amounts and percentages presented above are shown and calculated gross of any related specific loan allowances. During the year ended June 30, 2009, American Federal Savings Bank had one foreclosure resulting in a loss of $3,000. There were no foreclosures during the three months ended September 30, 2009. During the three months ended September 30, 2009 and the year ended June 30, 2009, the amount of interest recorded on loans previously accounted for on a non-accrual basis was immaterial.

Classified Assets.

Management, in compliance with regulatory guidelines, conducts an internal loan review program, whereby loans are placed or classified in categories depending upon the level of risk of nonpayment or loss. These categories are special mention, substandard, doubtful or loss. When a loan is classified as substandard or doubtful, management is required to establish an allowance for loan losses in an amount that is deemed prudent. When management classifies a loan as a loss asset, a reserve equal to 100% of the loan balance is required to be established or the loan is required to be charged-off. The allowance for loan losses is composed of an allowance for both inherent risk associated with lending activities and specific problem assets.

Management’s evaluation of the classification of assets and the adequacy of the allowance for loan losses is reviewed by the Board on a regular basis and by the regulatory agencies as part of their examination process. In addition, each loan that exceeds $500,000 is monitored more closely. The following table reflects our classified assets as of the dates indicated.

	At September 30,	At June 30,
	2009	2009	2008
	(In thousands)
Substandard assets	$1,910	$1,602	$68
Doubtful assets	7	—	—
Loss assets	30	12	38

Total classified assets	$1,947	$1,614	$106

Allowance for Loan Losses and Real Estate Owned.

American Federal Savings Bank segregates its loan portfolio for loan losses into the following broad categories: real estate loans (consisting of residential mortgages (one- to four-family), real estate construction, commercial real estate and land), home equity loans, consumer loans and commercial business loans. American Federal Savings Bank provides for a general allowance for losses inherent in the portfolio by the above categories, which consists of two components. General loss percentages are calculated based on historical analyses and other factors such as volume and severity of delinquencies, local and national economy, underwriting standards, and other factors. A supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used. This is due to the risk of error and/or inherent imprecision in the process.

This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as: trends in delinquencies and non-accruals; trends in volume; terms and portfolio mix; new credit products; changes in lending policies and procedures; and changes in the outlook for the local, regional and national economy.

At least quarterly, management of American Federal Savings Bank evaluates the need to establish reserves against losses on loans and other assets based on estimated losses on specific loans and on any real estate owned when a finding is made that a loss is estimable and probable. Such evaluation includes a review of all loans for which full collectibility may not be reasonably assured and considers; among other matters; the estimated market value of the underlying collateral of problem loans; prior loss experience; economic conditions; and overall portfolio quality.

Provisions for, or adjustments to, estimated losses are included in earnings in the period they are established. We had $625,000 in allowances for loan losses at September 30, 2009.

While we believe we have established our existing allowance for loan losses in accordance with generally accepted accounting principles, there can be no assurance that bank regulators, in reviewing our loan portfolio, will not request that we significantly increase our allowance for loan losses, or that general economic conditions, a deteriorating real estate market, or other factors will not cause us to significantly increase our allowance for loan losses, therefore negatively affecting our financial condition and earnings.

In making loans, we recognize that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the security for the loan.

It is our policy to review our loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis.

The following table sets forth information with respect to our allowance for loan losses at the dates and for the periods indicated:

	Three Months Ended September 30,		Year Ended June 30,
	2009	2008	2009	2008	2007	2006	2005
	(Dollars in thousands)
Balance at beginning of period	$525	$300	$300	$518	$535	$573	$628
Provision for loan losses	135	—	257	(175)	—	—	—
Reclassification to repossessed property reserve	—	(3)	—	—	—	(15)	(15)
Loans charged-off:
Real estate loans	—		—	—	—	—	—
Home equity	(28)		—	—	—	—	—
Consumer	(8)		(47)	(54)	(29)	(48)	(50)
Commercial business loans	—		—	—	—	—	—
Recoveries:	—
Real estate loans	—		—	—	—	—	—
Home equity	—		—	—	—	—	—
Consumer	1	3	15	11	12	25	10
Commercial business loans	—	—	—	—	—	—	—

Net (charge-offs) recoveries	(35)	—	(32)	(43)	(17)	(23)	(40)

Balance at end of period	$625	$300	$525	$300	$518	$535	$573

Allowance for loan losses to total loans	0.37%	0.17%	0.31%	0.18%	0.33%	0.38%	0.53%
Allowance for loan losses to total nonperforming loans	39.56%	400.00%	41.90%	937.50%	244.34%	141.91%	132.03%
Net charge-offs to average loans outstanding during the period	0.02%	(0.002)%	(0.02)%	(0.03)%	(0.01)%	(0.02)%	(0.05)%

The following table presents our allocation of the allowance for loan losses by loan category and the percentage of loans in each category to total loans at the periods indicated.

	At September 30, 2009		At June 30,
			2009		2008		2007		2006		2005
	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans	Amount	Loan Category as a Percent of Total Loans
	(Dollars in thousands)
Real estate loans:
Residential mortgage (one- to four-family)	$187	45.46%	$190	47.26%	$133	51.53%	$189	51.68%	$60	53.71%	$51	52.68%
Real estate construction	15	3.63%	10	2.77%	10	4.35%	13	5.20%	3	4.88%	3	13.77%
Commercial real estate and land	198	22.97%	158	21.90%	34	16.75%	27	16.16%	8	13.20%	19	2.53%

Total real estate loans	400	72.06%	358	71.93%	177	72.62%	229	73.04%	71	71.79%	73	68.99%
Home equity	70	17.09%	67	17.11%	62	16.65%	48	15.74%	37	14.29%	8	15.66%
Consumer	118	6.56%	68	6.46%	51	6.87%	141	7.21%	245	8.36%	327	10.17%
Commercial business	37	4.29%	32	4.50%	10	3.86%	100	4.01%	182	5.56%	165	5.20%

Total other loans	225	27.94%	167	28.07%	123	27.38%	289	26.96%	464	28.21%	500	31.01%

Total	$625	100.00%	$525	100.00%	$300	100.00%	$518	100.00%	$535	100.00%	$573	100.00%

Investment Activities

General.

Federally chartered savings banks such as American Federal Savings Bank have the authority to invest in various types of investment securities, including United States Treasury obligations, securities of various Federal agencies (including securities collateralized by mortgages), certificates of deposits of insured banks and savings institutions, municipal securities, corporate debt securities and loans to other banking institutions.

American Federal Savings Bank maintains liquid assets that may be invested in specified short-term securities and other investments. Liquidity levels may be increased or decreased depending on the yields on investment alternatives. They may also be increased based on management’s judgment as to the attractiveness of the yields then available in relation to other opportunities. Liquidity levels can also change based on management’s expectation of future yield levels, as well as management’s projections as to the short-term demand for funds to be used in American Federal Savings Bank’s loan origination and other activities. American Federal Savings Bank maintains an investment securities portfolio and a mortgage-backed securities portfolio as part of its investment portfolio.

Investment Policies.

The investment policy of American Federal Savings Bank, which is established by the board of directors, is designed to foster earnings and liquidity within prudent interest rate risk guidelines, while complementing American Federal Savings Bank’s lending activities. The policy provides for available-for-sale (including those accounted for under FASB ASC 825), held-to-maturity, and trading classifications. However, American Federal Savings Bank does not hold any securities for purposes of trading. The policy permits investments in high credit quality instruments with diversified cash flows while permitting us to maximize total return within the guidelines set forth in our interest rate risk and liquidity management policies. Permitted investments include but are not limited to U.S. government obligations, government agency or government-sponsored enterprise obligations, state, county and municipal obligations, and mortgage-backed securities. Collateralized mortgage obligations, investment grade corporate debt securities, and commercial paper are also included. We also invest in Federal Home Loan Bank overnight deposits and federal funds, but these instruments are not considered part of the investment portfolio.

Our investment policy also includes several specific guidelines and restrictions to insure adherence with safe and sound activities. The policy prohibits investments in high-risk mortgage derivative products (as defined within the policy) without prior approval from the board of directors. Management must demonstrate the business advantage of such investments.

We do not participate in hedging programs, interest rate swaps, or other activities involving the use of off-balance sheet derivative financial instruments, except interest rate caps and certain financial instruments designated as cash flow hedges related to loans committed to be sold in the secondary market. Further, American Federal Savings Bank does not invest in securities which are not initially rated investment grade.

The Board, through its asset liability committee, has charged the President and CEO to implement the investment policy. All transactions are reported to the board of directors monthly, as well as the current composition of the portfolio, including market values and unrealized gains and losses.

Investment Securities.

We maintain a portfolio of investment securities, classified as either available-for-sale (including those accounted for under FASB ASC 825) or held-to-maturity to enhance total return on investments. At September 30, 2009, our investment securities included U.S. government and agency obligations, Small Business Administration pools, municipal securities, mortgage-backed securities, collateralized mortgage obligations and corporate obligations, all with varying characteristics as to rate, maturity and call provisions. Investment securities held-to-maturity represented 0.28% of American Federal Savings Bank’s total investment portfolio. Securities available-for-sale totaled 96.52% of American Federal Savings Bank’s total investment portfolio, while Freddie Mac and Fannie Mae preferred securities totaled 0.11%. The remainder is comprised of interest-bearing deposits in banks and stock in the Federal Home Loan Bank of Seattle.

The following table sets forth the carrying value of American Federal Savings Bank’s investment securities portfolio at the dates indicated.

	At September 30,		At June 30,
	2009		2009		2008		2007
	Carrying Value	Percent of Total	Carrying Value	Percent of Total	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
Securities available-for-sale, at fair value:
U.S. Government and agency obligations	$4,930	5.17%	$3,882	4.57%	$2,232	2.70%	$3,643	5.41%
Corporate obligations	10,037	10.52%	9,493	11.18%	12,722	15.38%	13,623	20.22%
Municipal obligations	34,036	35.67%	28,893	34.04%	22,190	26.83%	20,728	30.77%
Collateralized mortgage obligations	35,112	36.80%	31,551	37.17%	28,224	34.17%	17,075	25.35%
Mortgage-backed securities	7,985	8.37%	8,444	9.95%	13,016	15.74%	7,872	11.68%
Common Stock	—	—	—	—	33	—	—	—
Corporate preferred stock	—	—	—	—	—	—	1,833	2.72%

Total securities available for sale	92,100	96.52%	82,263	96.91%	78,417	94.82%	64,774	96.15%
Securities held-to-maturity, at book value:
Mortgage-backed securities	—	—	—	—	22	0.03%	95	0.14%
Municipal obligations	265	0.28%	375	0.44%	675	0.82%	826	1.23%

Total securities held to maturity	265	0.28%	375	0.44%	697	0.85%	921	1.37%
Preferred stock	108	0.11%	25	0.03%	1,321	1.60%	N/A	N/A

Total securities	92,473	96.91%	82,663	97.38%	80,435	97.27%	65,695	98.00%
Federal Home Loan Bank capital stock, at cost	2,000	2.10%	2,000	2.36%	1,715	2.07%	1,315	1.95%
Interest bearing deposits	944	0.99%	224	0.26%	549	0.66%	360	0.53%

Total	$95,417	100.00%	$84,887	100.00%	$82,699	100.00%	$67,370	100.00%

The following table sets forth information regarding the carrying values, weighted average yields and maturities of American Federal Savings Bank investment securities portfolio at September 30, 2009.

	At September 30, 2009
	One Year or Less		More than One to Five Years		More than Five to Ten Years		More than Ten Years		Total Investment Securities
	Carrying Value	Annualized Weighted Average Yield	Carrying Value	Annualized Weighted Average Yield	Carrying Value	Annualized Weighted Average Yield	Carrying Value	Annualized Weighted Average Yield	Carrying Value	Approximate Market Value	Annualized Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
U.S. Government and agency obligations	—	—	$3,659	1.76%	$831	1.06%	$440	0.94%	$4,930	$7,930	1.57%
Corporate obligations	—	—	7,263	4.90%	1,053	5.45%	1,721	7.51%	10,037	10,037	5.41%
Municipal obligations	—	—	2,399	2.78%	7,532	5.59%	24,105	6.70%	34,036	34,036	6.18%
Collateralized mortgage obligations	$106	2.60%			3,697	3.20%	31,309	4.70%	35,112	35,112	4.54%
Mortgage-backed securities	194	4.29%	396	3.75%	101	5.38%	7,294	5.20%	7,985	7,985	5.11%

Total securities available for sale	300	3.69%	13,717	3.66%	13,214	4.62%	64,869	5.55%	92,100	92,100	5.13%
Securities-held to-maturity:
Municipal obligations	—	—	265	7.33%	—	—	—	—	265	271	7.33%

Total securities held to maturity	—	—	265	7.33%	—	—	—	—	265	271	7.33%
Preferred	—	—			—	—	108	—	108	108%

Total securities	300	3.69%	13,982	3.73%	13,214	4.62%	64,977	5.54%	92,473	92,479	5.13%
Interest-bearing deposits & Federal funds sold	4,155	0.59%	—	—	—	—	—	—	4,155	4,155	0.59%

Federal Home Loan Bank capital stock							2,000

Total	$4,455	0.80%	$13,982	3.73%	$13,214	4.62%	$66,977	5.37%	$96,628	$96,634	4.93%

Sources of Funds

General.

Deposits are the major source of our funds for lending and other investment purposes. Borrowings (principally from the Federal Home Loan Bank of Seattle) are also used to compensate for reductions in the availability of funds from other sources. In addition to deposits and borrowings, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity, call and sale of mortgage-backed securities and investment securities and from the sale of loans. Loan and mortgage-backed securities payments are a relatively stable source of funds, while loan prepayments and deposit inflows are significantly influenced by general interest rates and financial market conditions.

Deposits.

We offer a variety of deposit accounts. Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time that the funds must remain on deposit and the applicable interest rate.

Our current deposit products include certificates of deposit accounts ranging in terms from 90 days to five years as well as checking, savings and money market accounts. Individual retirement accounts (IRAs) are included in certificates of deposit.

Deposits are obtained primarily from residents of Helena, Bozeman, Butte and Townsend. We believe we are able to attract deposit accounts by offering outstanding service, competitive interest rates and convenient locations and service hours. We use traditional methods of advertising to attract new customers and deposits, including radio, television, print media advertising and sales training and incentive programs for employees. Management believes that non-residents of Montana hold an insignificant number and amount of deposit accounts.

We pay interest rates on deposits which are competitive in our market. Interest rates on deposits are set weekly by senior management, based on a number of factors, including: projected cash flow; a current survey of a selected group of competitors’ rates for similar products; external data which may influence interest rates; investment opportunities and loan demand; and scheduled certificate maturities and loan and investment repayments.

Core deposits are deposits that are more stable and somewhat less sensitive to rate changes. They also represent a lower cost source of funds than rate sensitive, more volatile accounts such as certificates of deposit. We believe that our core deposits are our checking, as well as NOW accounts, statement savings accounts, money market accounts and IRA accounts. Based on our historical experience, we include IRA accounts funded by certificates of deposit as core deposits because they exhibit the principal features of core deposits in that they are stable and generally are not rate sensitive. Core deposits amounted to $130.84 million or 67.07% of American Federal Savings Bank’s deposits at September 30, 2009 ($107.39 million or 55.05% if IRA certificates of deposit are excluded). The presence of a high percentage of core deposits and, in particular, transaction accounts, is part of our strategy to restructure our liabilities to more closely resemble the lower cost liabilities of a commercial bank. However, a significant portion of our deposits remains in certificate of deposit form. These certificates of deposit, should they mature and be renewed at higher rates, would result in an increase in our cost of funds.

The following table sets forth American Federal Savings Bank’s distribution of deposit accounts at the dates indicated and the weighted average interest rate on each category of deposit represented:

	At September 30, 2009			At June 30,
				2009			2008			2007
	Amount	Percent of Total	Weighted Average Rate	Amount	Percent of Total	Weighted Average Rate	Amount	Percent of Total	Weighted Average Amount	Amount	Percent of Total	Weighted Average Amount
	(Dollars in thousands)

Noninterest checking	$18,902	9.69%	—	$15,002	8.01%	—	$14,617	8.17%	—	$13,694	7.62%	—
Passbook savings	26,979	13.83%	0.41%	26,445	14.13%	0.41%	23,906	13.37%	0.65%	22,521	12.54%	0.65%
NOW account/Interest bearing checking	34,784	17.83%	0.25%	32,664	17.45%	0.33%	30,720	17.18%	0.38%	30,953	17.23%	0.21%
Money market accounts	26,730	13.70%	0.30%	26,886	14.36%	0.64%	25,275	14.12%	1.75%	23,292	12.96%	2.12%

Total	107,395	55.05%	0.26%	100,997	53.95%	0.38%	94,518	52.85%	0.76%	90,460	50.35%	0.78%
Certificates of deposit accounts:
IRA certificates	23,447	12.02%	2.85%	23,121	12.35%	2.96%	22,108	12.36%	3.15%	21,534	11.99%	3.97%
Brokered certificates	—	—	—	—	—	—	—	—	—	4,411	2.46%	5.30%
Other certificates	64,238	32.93%	2.16%	63,081	33.70%	2.41%	62,225	34.79%	3.31%	63,242	35.20%	4.66%

Total certificates of deposit	87,685	44.95%	2.34%	86,202	46.05%	2.56%	84,333	47.15%	3.27%	89,187	49.65%	4.53%

Total deposits	$195,080	100.00%	1.19%	$187,199	100.00%	1.38%	$178,851	100.00%	1.94%	$179,647	100.00%	100.00%

The following table sets forth the amounts and maturities of our certificates of deposit as of September 30, 2009, for the maturity dates indicated:

	September 30, 2010	September 30, 2011	September 30, 2012	After September 30, 2012	Total
	(Dollars in thousands)
Under 1.01%	$6,550	$10	$—	$—	$6,560
1.01 – 2.00%	28,922	894	—	—	29,816
2.01 – 3.00%	12,768	4,660	317	1,205	18,950
3.01 – 4.00%	24,168	1,127	1,210	987	27,492
4.01 – 5.00%	2,629	458	1,536	203	4,826
5.01 – 6.00%	—	41	—	—	41
6.01 – 7.00%	—	—	—	—	—

Total	$75,037	$7,190	$3,063	$2,395	$87,685

The following table shows the amount of certificates of deposit of more than $100,000 by time remaining until maturity as of September 30, 2009:

(In thousands)
3 months or less	$9,166
Over 3 to 6 months	6,496
Over 6 to 12 months	6,646
Over 12 months	2,999

Total	$25,307

The following table sets forth the net changes in deposit accounts for the periods indicated:

	Three Months Ended September 30,		Year Ended June 30,
	2009	2008	2009	2008	2007
	(Dollars in thousands)
Opening balance	$187,199	$178,851	$178,851	$179,647	$174,342
Deposits (Withdrawals), Net	7,276	3,436	5,265	(5,059)	1,279
Interest credited	605	808	3,083	4,263	4,026

Ending balance	$195,080	$183,095	$187,199	$178,851	$179,647

Net increase (decrease)	$7,881	$4,244	$8,348	$(797)	$5,305

Percent increase	4.21%	2.37%	4.67%	(0.44)%	3.04%
Weighted average cost of deposits during the period	1.40%	2.09%	1.86%	2.67%	2.37%
Weighted average cost of deposits at the end of period	1.19%	1.89%	1.38%	1.94%	2.64%

Our depositors are primarily residents of the state of Montana.

Borrowings.

Deposits are the primary source of funds for our lending and investment activities and for general business purposes. However, as the need arises, or in order to take advantage of funding opportunities, we also borrow funds in the form of advances from the Federal Home Loan Bank of Seattle and other borrowings from PNC Financial Services, Inc. to supplement our supply of lendable funds and to meet deposit withdrawal requirements.

During the fiscal year ended June 30, 2006, Eagle Bancorp formed a special purpose subsidiary, Eagle Bancorp Statutory Trust I (the “Trust”), for the purpose of issuing trust preferred securities in the amount of $5.0 million. Eagle Bancorp has issued subordinated debentures to the Trust, and the coupon on the debentures matches the dividend payment on the trust preferred securities. For regulatory purposes, the securities qualify as Tier 1 Capital, while for accounting purposes they are recorded as long term debt. The securities have a 30 year maturity and carry a fixed coupon of 6.02% for the first five years, at which time the coupon becomes variable, at a spread of 142 basis points over 3 month LIBOR.

The following table sets forth information concerning our borrowing from the Federal Home Loan Bank of Seattle and PNC at the end of, and during, the periods indicated:

	At or For the Three Months Ended September 30,		At or For the Year Ended June 30,
	2009	2008	2009	2008	2007
	(Dollars in thousands)
FHLB Advances:
Average balance	$43,778	$40,351	$44,144	$21,964	$23,435
Maximum balance at any month-end	43,917	45,919	46,889	42,222	29,487
Balance at period end	43,639	45,919	44,056	42,222	16,000
Weighted average interest rate during the period	3.70%	3.72%	3.54%	4.21%	5.13%
Weighted average interest rate at period end	3.69%	3.70%	3.69%	3.57%	4.99%

Repurchase Agreements:
Average balance	23,000	23,000	23,000	21,347	5,493
Maximum balance at any month-end	23,000	23,000	23,000	23,000	14,000
Balance at period end	23,000	23,000	23,000	23,000	14,000
Weighted average interest rate during the period	4.66%	4.66%	4.66%	4.81%	4.64%
Weighted average interest rate at period end	4.66%	4.66%	4.66%	4.66%	4.69%

Other:
Average balance	—	1,081	628	401	143
Maximum balance at any month-end	—	2,760	3,900	3,000	3,800
Balance at period end	—	—	—	3,000	3,800
Weighted average interest rate during the period		2.18%	1.28%	3.79%	5.32%
Weighted average interest rate at period end		n/a	n/a	3.15%	5.32%

Total borrowings:
Average balance	66,778	64,432	67,772	43,712	29,071
Maximum balance at any month-end	66,917	68,919	73,789	68,222	36,695
Balance at period end	66,639	68,919	67,056	68,222	33,800
Weighted average interest rate during the period	4.03%	4.03%	3.90%	4.50%	5.04%
Weighted average interest rate at period end	4.03%	4.02%	4.02%	3.94%	4.90%

Subsidiary Activity

We are permitted to invest in the capital stock of, or originate secured or unsecured loans to, subsidiary corporations. We do not have any subsidiaries, except for American Federal Savings Bank and Eagle Bancorp Statutory Trust I.

Personnel

As of September 30, 2009, we had 78 full-time employees and nine part-time employees. The employees are not represented by a collective bargaining unit. We believe our relationship with our employees to be good.

Legal Proceedings

American Federal Savings Bank, from time to time, is a party to routine litigation, which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which American Federal Savings Bank holds security interests, claims involving the making and servicing of real property loans, and other issues incident to the business of American Federal Savings Bank. There were no lawsuits pending or known to be contemplated against Eagle Bancorp or American Federal Savings Bank at September 30, 2009.

Properties

Eagle Bancorp’s business activities consist of its ownership of 100% of the common stock of American Federal Savings Bank. American Federal Savings Bank’s executive office is located at 1400 Prospect Avenue in Helena, Montana. American Federal Savings Bank conducts its business through seven offices, which are located in Helena, Bozeman, Butte and Townsend, Montana. All of its offices are owned. Its principal banking office in Helena also serves as its executive headquarters and operations center. This office houses over 50% of American Federal Savings Bank’s full-time employees. The following table sets forth the location of each of American Federal Savings Bank’s offices, the year the office was opened, and the net book value including land, buildings, computer software and its related equipment and furniture. The square footage at each location is also shown.

Location	Address	Opened	Value At September 30, 2009 (in thousands)	Square Footage
Helena Main Office	1400 Prospect Ave. Helena, MT 59601	1997	3,861	32,304

Helena Downtown Drive-up	28 Neill Ave. Helena, MT 59601	1987	344	1,391

Helena Skyway Branch	2090 Cromwell Dixon Helena, MT 59602	2009	2,444	4,643

Butte Office	3401 Harrison Ave. Butte, MT 59701	1979	536	3,890

Bozeman Office	606 North Seventh Bozeman, MT 59715	1980	460	5,886

Bozeman Branch	1455 Oak St Bozeman, MT 59715	2009	7,494	19,818

Townsend Office	416 Broadway Townsend, MT 59644	1979	232	1,973

As of September 30, 2009, the net book value of land, buildings, furniture, and equipment owned by American Federal Savings Bank, less accumulated depreciation, totaled $15.371 million.

Expense Allocation

American Federal Savings Bank has entered into an agreement with Eagle Bancorp and Eagle Financial MHC and any successor (Eagle Montana) to provide it with certain administrative support services for compensation not less than the fair market value of the services provided.

SUPERVISION AND REGULATION

General

As a federally-chartered savings institution, American Federal Savings Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision as its primary federal regulator, and the FDIC, as the insurer of its deposits. American Federal Savings Bank is a member of the Federal Home Loan Bank, or FHLB, System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the FDIC. American Federal Savings Bank must file reports with the Office of Thrift Supervision and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision to evaluate American Federal Savings Bank’s safety and soundness and compliance with various regulatory requirements. Under certain circumstances the FDIC may also examine American Federal Savings Bank. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate allowance for loan losses for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the FDIC or Congress, could have a material adverse impact on Eagle Montana and American Federal Savings Bank and their operations. Eagle Montana, as a savings and loan holding company, will be required to file certain reports with, will be subject to examination by, and otherwise comply with the rules and regulations of the Office of Thrift Supervision. Eagle Montana is also subject to the rules and regulations of the SEC under the federal securities laws. See “—Holding Company Regulation.”

Federal Regulation of Savings Institutions

Office of Thrift Supervision. The Office of Thrift Supervision has extensive authority over the operations of savings institutions. As part of this authority, American Federal Savings Bank is required to file periodic reports with the Office of Thrift Supervision and is subject to periodic examinations by the Office of Thrift Supervision. The Office of Thrift Supervision also has extensive enforcement authority over all savings institutions and their holding companies, including American Federal Savings Bank and Eagle Montana. This enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease-and-desist or removal orders and initiate prompt corrective action orders. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Except under certain circumstances, public disclosure of final enforcement actions by the Office of Thrift Supervision is required.

In addition, the investment, lending and branching authority of American Federal Savings Bank also are prescribed by federal laws, which prohibit American Federal Savings Bank from engaging in any activities not permitted by these laws. For example, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal institutions in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the Office of Thrift Supervision. Federal savings institutions are generally authorized to branch nationwide. American Federal Savings Bank is in compliance with the noted restrictions.

All savings institutions are required to pay assessments to the Office of Thrift Supervision to fund the agency’s operations. The general assessments, paid on a semi-annual basis, are determined based on the savings institution’s total assets, including consolidated subsidiaries. American Federal Savings Bank’s Office of Thrift Supervision assessment for the fiscal year ended June 30, 2009 was $77,915.

American Federal Savings Bank’s general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At September 30, 2009, American Federal Savings Bank’s lending limit under this restriction was $4.2 million and, at that date, our largest aggregation of loans to one borrower was approximately $8.47 million, consisting of two commercial real estate loans secured by detention facilities. However, 90%, or $6.49 million, of that loan was sold without recourse to the Montana Board of Investments, leaving a net balance of $1.97 million for the two loans, which was below American Federal Savings Bank’s federal legal lending limit to one borrower of approximately $4.2 million. At September 30, 2009, these loans were performing in accordance with their terms. American Federal Savings Bank maintains the servicing for these loans.

The Office of Thrift Supervision, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution that fails to comply with these standards must submit a compliance plan.

Federal Home Loan Bank System. American Federal Savings Bank is a member of the FHLB of Seattle, which is one of 12 regional FHLBs that administer the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans or advances to members in accordance with policies and procedures, established by the Board of Directors of the FHLB, which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

As a member, American Federal Savings Bank is required to purchase and maintain stock in the FHLB of Seattle. At September 30, 2009, American Federal Savings Bank had $2.0 million in FHLB stock, which was in compliance with this requirement. American Federal Savings Bank received $0 and $16,000 in dividends from the FHLB of Seattle for the years ended June 30, 2009 and 2008, respectively.

The FHLBs have continued and continue to contribute to low- and moderately-priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of American Federal Savings Bank’s FHLB stock may result in a corresponding reduction in American Federal Savings Bank’s capital.

Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their checking, NOW and Super NOW checking accounts and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the Office of Thrift Supervision liquidity requirements.

Savings institutions have authority to borrow from the Federal Reserve System “discount window”. American Federal Savings Bank maintains a “primary credit” facility at the Federal Reserve’s discount window. American Federal Savings Bank had no borrowings from the Federal Reserve’s discount window as of September 30, 2009.

Insurance of Deposit Accounts. Deposit accounts at American Federal Savings Bank are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. American Federal Savings Bank’s deposits, therefore, are subject to Federal Deposit Insurance Corporation deposit insurance assessments. Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 (“EESA”) temporarily (until December 31, 2013) raised the basic limit on federal deposit insurance coverage from $100,000 to $250,000 per depositor.

The Federal Deposit Insurance Corporation imposes an assessment against all depository institutions for deposit insurance. This assessment is based on the risk category of the institution and, prior to 2009, ranged from five to 43 basis points of the institution’s deposits. On December 22, 2008, the Federal Deposit Insurance Corporation issued a final rule that raises the current deposit insurance assessment rates uniformly by seven basis points (to a range from 12 to 50 basis points) effective for the first quarter 2009. On February 27, 2009 the Federal Deposit Insurance Corporation issued a final rule that will alter the way the Federal Deposit Insurance Corporation calculate federal deposit insurance assessment rates beginning in the second quarter at 2009. Under the rule, the Federal Deposit Insurance Corporation first establishes an institution’s initial base assessment rate. This initial base assessment rate would range, depending on the risk category of the institution, from 12 to 45 basis points. The Federal Deposit Insurance Corporation then adjusts the initial base assessment (higher or lower) to obtain the total base assessment rate. The adjustment to the initial base assessment rate are based upon an institution’s levels of unsecured debt, secured liabilities, and brokered deposits. The total base assessment rate would range from seven to 77.5 basis points of the institution’s deposits.

On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The special assessment was payable on September 30, 2009. We recorded an expense of $128,295 during the quarter ended June 30, 2009, to reflect the special assessment. The final rule permits the Federal Deposit Insurance Corporation’s board of directors to levy up to two additional special assessments of up to five basis points each during 2009 if the Federal Deposit Insurance Corporation estimates that the Deposit Insurance Fund reserve ratio will fall to a level that the Federal Deposit Insurance Corporation’s board of directors believes would adversely affect public confidence or to a level that will be close to or below zero. The Federal Deposit Insurance Corporation has publicly announced that it is probable that it will levy an additional special assessment of up to five basis points later in 2009, the amount and timing of which are currently uncertain. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period. In addition, the Federal Deposit Insurance Corporation materially increased the general assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase substantially compared to prior periods.

On November 12, 2009, the Federal Deposit Insurance Corporation adopted a final rule pursuant to which all insured depository institutions are required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. Under the rule, this pre-payment was due on December 30, 2009. Under the rule, the assessment rate for the fourth quarter of 2009 and for 2010 will be based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 will be equal to the modified third quarter assessment rate plus an additional 3 basis points. In addition, each institution’s base assessment rate for each period will be calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. Under this new rule, we made a payment of approximately $1.0 million to the Federal Deposit Insurance Corporation on December 30, 2009, and recorded the payment as a prepaid expense, which will be amortized to expense over three years.

In addition to Federal Deposit Insurance Corporation premiums, the Financing Corporation is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance cost and custodial fees on bonds issued by the Financing Corporation in the 1980s to recapitalize the Federal Savings and Loan Insurance Corporation. The bonds issued by the Financing Corporation are due to mature in 2017 through 2019. For the quarter ended December 31, 2008, the annualized Financing Corporation assessment was equal to 1.14% for each $100 in domestic deposits maintained at an institution.

Temporary Liquidity Guarantee Program. In October 2008, the Federal Deposit Insurance Corporation introduced the Temporary Liquidity Guarantee Program. This program has two components. One guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009. The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on a Federal Deposit Insurance Corporation-guaranteed debt instrument upon the uncured failure of the participating entity to make a timely payment of principal or interest in accordance with the terms of the instrument. The guarantee will remain in effect until June 30, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions will pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt. American Federal Savings Bank has opted not to participate in this component of the Temporary Liquidity Guarantee Program.

The other component of the program provides full federal deposit insurance coverage for non-interest bearing transaction deposit accounts, regardless of dollar amount, until June 30, 2010. An annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000 will be assessed on a quarterly basis to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program. American Federal Savings Bank has opted to participate in this component of the Temporary Liquidity Guarantee Program.

Capital Requirements. Federally insured savings institutions, such as American Federal Savings Bank, are required by the Office of Thrift Supervision to maintain minimum levels of regulatory capital. These minimum capital standards include: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards, discussed below, also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard requires federal savings institutions to maintain Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Tier 1 (core) capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. The Office of Thrift Supervision also has authority to establish individual minimum capital requirements for financial institutions.

Prompt Corrective Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized savings institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, an institution that has a ratio of total capital to risk-weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4%, or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” An institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and an institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator for a savings institution that is “critically undercapitalized.” Office of Thrift Supervision regulations also require that a capital restoration plan be filed with the Office of Thrift Supervision within 45 days of the date a savings institution receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. ”Significantly undercapitalized” and “critically undercapitalized” institutions are subject to more extensive mandatory regulatory actions. The Office of Thrift Supervision also could take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. At September 30, 2009, American Federal Savings Bank’s capital ratios met the “well capitalized” standards. See “Historical and Pro Forma Regulatory Capital Compliance.”

Limitations on Capital Distributions. Office of Thrift Supervision regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. Generally, savings institutions, such as American Federal Savings Bank, that before and after the proposed distribution are well-capitalized, may make capital distributions during any calendar year equal to up to 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the Office of Thrift Supervision may have its dividend authority restricted by the Office of Thrift Supervision.

Generally, savings institutions proposing to make any capital distribution need not submit written notice to the Office of Thrift Supervision prior to such distribution unless they are a subsidiary of a holding company or would not remain well capitalized following the distribution. Savings institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution or propose to exceed these net income limitations, must obtain Office of Thrift Supervision approval prior to making such distribution. The Office of Thrift Supervision may object to the distribution during that 30-day period based on safety and soundness concerns.

Qualified Thrift Lender Test. All savings institutions, including American Federal Savings Bank, are required to meet a qualified thrift lender (“QTL”) test to avoid certain restrictions on their operations. This test requires a savings institution to have at least 65% of its total assets, as defined by regulation, in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings institution may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code (“Code”). Under either test, such assets primarily consist of residential housing related loans and investments.

A savings institution that fails to meet the QTL is subject to certain operating restrictions and may be required to convert to a national bank charter. As of September 30, 2009, American Federal Savings Bank maintained 68.85% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Activities of Associations and their Subsidiaries. When a savings institution establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings institution must file a notice or application with the FDIC and the Office of Thrift Supervision at least 30 days in advance and receive regulatory approval or non-objection. Savings institutions also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

The Office of Thrift Supervision may determine that the continuation by a savings institution of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIC. Based upon that determination, the FDIC or the Office of Thrift Supervision has the authority to order the savings institution to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the Deposit Insurance Fund. If so, it may require that no FDIC insured institution engage in that activity directly.

Transactions with Affiliates. American Federal Savings Bank’s authority to engage in transactions with “affiliates” is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act as implemented by the Federal Reserve Board’s Regulation W. The term “affiliates” for these purposes generally means any company that controls or is under common control with an institution. Eagle Montana is an affiliate of American Federal Savings Bank. In general, transactions with affiliates must be on terms that are as favorable to the institution as comparable transactions with non-affiliates. In addition, certain types of transactions are restricted to an aggregate percentage of the institution’s capital. Collateral in specified amounts must be provided by affiliates in order to receive loans from an institution. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) generally prohibits a company from making loans to its executive officers and directors. However, that act contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, American Federal Savings Bank’s authority to extend credit to executive officers, directors and 10% stockholders of American Federal Savings Bank and its affiliates (“insiders”), as well as entities such persons control is limited. The law restricts both the individual and aggregate amount of loans American Federal Savings Bank may make to insiders based, in part, on American Federal Savings Bank’s capital position and requires certain Board approval procedures to be followed. Such loans must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. There are additional restrictions applicable to loans to executive officers.

The USA PATRIOT Act. The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA Patriot Act also requires the federal banking agencies to take into consideration the effectiveness of controls designed to combat money-laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.

Holding Company Regulation

General. Upon completion of the conversion and subject to approval of its application to become a savings and loan holding company, Eagle Montana will be a unitary savings and loan holding company subject to regulatory oversight of the Office of Thrift Supervision. Accordingly, Eagle Montana is required to register and file reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. In addition, the Office of Thrift Supervision has enforcement authority over Eagle Montana and its non-savings institution subsidiaries which also permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to present a serious risk to the subsidiary savings institution.

Activities Restrictions. The Gramm-Leach-Bliley Financial Services Modernization Act of 1999, or GLBA, provides that no company may acquire control of a savings association after May 4, 1999 unless it engages only in the financial activities permitted for financial holding companies under the law or for multiple savings and loan holding companies as described below. Upon any non-supervisory acquisition by Eagle Montana of another savings association as a separate subsidiary, Eagle Montana would become a multiple savings and loan holding company and would be limited to activities permitted multiple holding companies by Office of Thrift Supervision regulation. Office of Thrift Supervision has issued an interpretation concluding that multiple savings holding companies may also engage in activities permitted for financial holding companies, including lending, trust services, insurance activities and underwriting, investment banking and real estate investments.

Mergers and Acquisitions. Eagle Montana must obtain approval from the Office of Thrift Supervision before acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. In evaluating an application for Eagle Montana to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of Eagle Montana and the target institution, the effect of the acquisition on the risk to the Deposit Insurance Fund, the convenience and the needs of the community and competitive factors.

The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions; (i) the approval of interstate supervisory acquisitions by savings and loan holding companies and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Acquisition of Eagle Montana. Under the Savings and Loan Holding Company Act and the Change in Bank Control Act, a notice or application must be submitted to the Office of Thrift Supervision if any person (including a company), or a group acting in concert, seeks to acquire 10% or more of Eagle Montana’s outstanding voting stock, unless the Office of Thrift Supervision has found that the acquisition will not result in a change in control of Eagle Montana. In acting on such a notice or application, the Office of Thrift Supervision must take into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effect of the acquisition. Any company that acquires control will be subject to regulation as a savings and loan holding company.

Federal Securities Laws

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering and in connection with the conversion. Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not our affiliates may be resold without registration. Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

Regulatory Enforcement Authority

Federal law provides federal banking regulators with substantial enforcement powers. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders, and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

TAXATION

Federal Taxation. For federal income tax purposes, Eagle Montana will file a consolidated federal income tax return with its wholly owned subsidiaries on a fiscal year basis. The applicable federal income tax expense or benefit will be properly allocated to each subsidiary based upon taxable income or loss calculated on a separate company basis.

We account for income taxes in accordance with FASB ASC 740 Income Taxes. The asset and liability method accounts for deferred income taxes by applying the enacted statutory rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax liabilities and assets are adjusted to reflect changes in tax laws.

Eagle Financial MHC, Eagle Bancorp and American Federal Savings Bank’s federal income tax returns have not been audited in the most recent five-year period.

State Taxation. As a Delaware business corporation, Eagle Montana will be required to pay franchise taxes to the state of Delaware and to file annual income tax returns with the State of Montana. The State of Montana imposes a tax on income, referred to as the corporation license tax, of 6.75% on net income measured substantially the same as federally taxable income.

MANAGEMENT

Eagle Montana

The board of directors of Eagle Montana will consist of seven individuals who currently serve as directors of Eagle Bancorp, Eagle Financial MHC and American Federal Savings Bank. The board of directors of Eagle Montana will be divided into three classes, as nearly equal as possible, with approximately one-third of the directors elected each year. The directors will be elected by the stockholders of Eagle Montana annually for three-year terms, and until their successors are elected and have qualified. The terms of the directors of each of Eagle Montana and American Federal Savings Bank are identical. The executive officers of Eagle Montana are also executive officers of Eagle Bancorp. We expect that Eagle Montana and American Federal Savings Bank will continue to have common directors until there is a business reason to establish separate management structures.

Director	Current Term to Expire
Class 1
Don O. Campbell	2010
Rick F. Hays	2010
Peter J. Johnson	2010
Class 2
Lynn E. Dickey	2011
Larry A. Dreyer	2011
Class 3
James A. Maierle	2012
Thomas J. McCarvel	2012

The following individuals will serve as the executive officers of Eagle Montana and hold the offices set forth below opposite their name.

Name	Positions Held
Peter J. Johnson	President and Chief Executive Officer
Clinton J. Morrison	Senior Vice President, Chief Financial Officer and Treasurer
Michael C. Mundt	Senior Vice President and Chief Lending Officer
Robert M. Evans	Senior Vice President and Chief Information Officer
Rachel R. Amdahl	Senior Vice President/Operations

Executive officers of Eagle Montana are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.

Eagle Bancorp

The following table provides the positions, ages (as of November 30, 2009) and terms of office as applicable to Eagle Bancorp’s directors and executive officers.

Name (1)	Age	Positions Held in Eagle Bancorp	Director Since (2)
DIRECTORS
Don O. Campbell	76	Vice Chairman	1994
Lynn E. Dickey	63	Director	2005
Larry A. Dreyer	64	Chairman	1990
Rick F. Hays	57	Director	2007
Peter J. Johnson	52	Director	2007
James A. Maierle	62	Director	1997
Thomas J. McCarvel	60	Director	1998

Name (1)	Age	Positions Held in Eagle Bancorp	Director Since (2)
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Clinton J. Morrison	39	Senior Vice President and Chief Financial Officer	N/A
Michael C. Mundt	55	Senior Vice President and Chief Lending Officer	N/A
Robert M. Evans	61	Senior Vice President and Chief Information Officer	N/A
Rachel R. Amdahl	41	Senior Vice President/Operations	N/A

(1)	The mailing address for each person listed is c/o Eagle Bancorp, 1400 Prospect Avenue, Helena, MT 59601.
(2)	Each director of Eagle Bancorp is also a director of American Federal Savings Bank and Eagle Financial MHC, which owns the majority of the issued and outstanding shares of common stock of Eagle Bancorp.

The Business Background of Our Directors and Executive Officers.

The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Don O. Campbell is a retired certified public accountant and previously served as Vice President and Controller of Capri, Inc., an investment management company located in Helena.

Lynn E. Dickey is retired from Galusha, Higgins and Galusha P.C., a public accounting firm in Helena. He worked for Galusha for 36 years and was active in the state CPA society. He has served on the boards of numerous civic and charitable organizations.

Larry A. Dreyer is the Chairman of Eagle Bancorp. He was previously the President and Chief Executive Officer of American Federal Savings Bank from 1993 and 1995, respectively, to July 2007. He joined American Federal Savings Bank in 1973. He is a member and past president of the Downtown Kiwanis Club and past chairman of both the St. Peter’s Hospital Foundation and Diocese of Helena Finance Council.

Rick F. Hays retired from Qwest Communications in November 2006, where he was the Montana President for Qwest operations, a position he held since 1996. He worked in the telecommunications industry for over 32 years. He has served on the boards of numerous civic, educational and charitable organizations.

Peter J. Johnson has served as President of American Federal Savings Bank and Eagle Bancorp since July 2007 and CEO since November 2007. Prior to being named President, he had served as American Federal Savings Bank’s Executive Vice President and Chief Financial Officer. He joined American Federal Savings Bank in 1981. He currently serves on the Montana Independent Bankers Association board of directors. He is a past chairman of both the Helena Area Chamber of Commerce and the Diocese of Helena Finance Council. He is also a member of the Rotary Club of Helena, and serves on the board of trustees of St. Peter’s Hospital.

James A. Maierle has served since January 2006 as Chairman of the Board of Morrison-Maierle, Inc., a civil engineering corporation, headquartered in Helena. He was President of Morrison-Maierle, Inc. from October 1997 to January 2006.

Thomas J. McCarvel has served as a Vice President of Carroll College in Helena since December 1991. From 1988 to 1991 he was the Chief Operating Officer of Anderson ZurMuehlen & Co., P.C., a public accounting firm in Helena, which served as Eagle Bancorp’s independent auditor prior to fiscal year 2006.

Executive Officers who are not Directors

Clinton J. Morrison has served as the Chief Financial Officer of American Federal Savings Bank and Eagle Bancorp since July 2007. Prior to being named the Chief Financial Officer, he had served as American Federal Savings Bank’s treasurer and compliance officer. He joined American Federal Savings Bank in 2001. Mr. Morrison maintains a certified public accountant license in the State of Montana. He currently is a member of the Montana Society of CPAs and the American Institute of CPAs. Mr. Morrison currently is a member of the Helena Downtown Kiwanis Club and previously served terms as President and Treasurer of that organization.

Michael C. Mundt has served as the Chief Lending Officer of American Federal Savings Bank since April 1994. Prior to being named the Chief Lending Officer, he served as Vice President of Consumer and Commercial Lending. He joined American Federal Savings Bank in 1988. He currently serves on the Montana Bankers Association’s board of directors, and also currently serves as the President of the Montana Business Assistance Connection, a local economic development non-profit organization.

Robert M. Evans has served as the Chief Information Officer of American Federal Savings Bank since January 2008. Prior to being named Chief Information Officer, he served as American Federal Savings Bank’s Vice President of Information Services. Mr. Evans also serves as American Federal Savings Bank’s Security Officer. He joined American Federal Savings Bank in 1986.

Rachel R. Amdahl has served as Senior Vice President/Operations of American Federal Savings Bank since February 2006. Prior to being named the Senior Vice President/Operations, she served as Vice President/Operations since 2000. She joined American Federal Savings Bank in 1987. She currently serves on the Lewis and Clark County United Way board of directors. She also is a member of the Women’s Leadership Network.

Board Independence

Our board of directors has affirmatively determined that each director other than Larry A. Dreyer and Peter J. Johnson is “independent,” as defined by the Marketplace Rules of The NASDAQ Stock Market LLC. Under the Marketplace Rules, a director can be independent only if the director does not trigger a categorical bar to independence and our board of directors affirmatively determines that the director does not have a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. In determining the independence of the directors, the board considered the relationships described under “—Transactions with Certain Related Persons,” which it determined were immaterial to the individual’s independence.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2009, (i) no executive of Eagle Bancorp served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Eagle Bancorp; (ii) no executive officer of Eagle Bancorp served as a director of another entity, one of whose executive officers served on the Compensation Committee of Eagle Bancorp; and (iii) no executive officer of Eagle Bancorp served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Eagle Bancorp.

Committees of Our Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Each of our audit, compensation and nominating committees have a majority of independent directors. We have adopted charters for the audit, compensation and nominating committees describing the authority and responsibilities delegated to each committee by our board of directors, which are available on our website at www.americanfederalsavingsbank.com. These documents will also be available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement/prospectus.

Audit Committee

The audit committee is appointed by the board of directors to assist the board in fulfilling its responsibility for oversight of the quality and integrity of Eagle Montana’s financial reporting process. The audit committee consists of three non-employee directors: Messrs. Dickey, Campbell and Hays. The chairmanship is held by Mr. Dickey. Each member is “independent”, in accordance with the requirements for companies quoted on NASDAQ. The board of directors has determined that Mr. Dickey meets the requirements of “audit committee financial expert,” as defined by the SEC. The board believes that the other members of the audit committee are qualified to serve based on their experience and background. The charter describes the audit committee’s principal duties and responsibilities including, but not limited to:

•

Oversight and review of the annual financial reporting process and adequacy and integrity of Eagle Montana’s financial information (including corporate accounting, financial reporting practices, and the quality of the financial reports of Eagle Montana);

•	Oversight and review of the legal and regulatory requirements of Eagle Montana;

•	Oversight and review of the independent auditors qualifications and independence;

•	Oversight and review of the performance of Eagle Montana’s internal audit function and the independent accountants and other mandated audit committee duties;

•	Oversight and review of the system of internal controls and safeguards;

•

Review with the independent auditor, the internal auditor and management the adequacy of Eagle Montana’s internal controls and any material weaknesses, any findings or recommendations from the independent auditor, all critical accounting policies and all other materials matters relating to the audit procedures;

•	Review of related party transactions, legal and regulatory matters material to the financial statements and the compliance programs of Eagle Montana;

•

Maintenance of an open avenue of communication between the board of directors, senior management, internal auditors, and Eagle Montana’s independent auditors and to permit auditors and internal auditors to meet with the audit committee without the presence of management; and

•	Oversight, review and approval of audit, audit-related, tax, and all other fees.

The audit committee met nine times in the 2009 fiscal year.

Compensation Committee

Eagle Montana maintains a standing compensation committee, currently comprised of Messrs. Campbell, McCarvel and Maierle. Each member of the committee is independent in accordance with the listing standards of NASDAQ. The compensation committee reviews all compensation components for Eagle Montana’s executive officers, including salary, bonus, and deferred compensation plans. In setting appropriate compensation for the executive officers, the compensation committee considers the performance of Eagle Montana, the level of salary, bonus and stock options and other benefits provided to executive officers of comparable companies, and the level of compensation paid in recent years. In its oversight of compensation programs, prior to making recommendations to the full board, the compensation committee reviews recommendations from the CEO. Decisions by the compensation committee are approved by the full board of directors. The compensation committee met twice in the 2009 fiscal year.

Nominating Committee

Messrs. Campbell, Dickey and Hays served on the nominating committee in fiscal 2009. Each member is “independent” in accordance with the requirements for companies listed on NASDAQ. The primary responsibilities of the nominating committee include:

•	identifying diverse individuals qualified to become members of the board;

•	recommending to the board the director nominees for the next annual meeting of stockholders;

•	considering nominees proposed by stockholders of Eagle Montana; and

•	evaluating the board and its members.

The nominating committee met three times in the 2009 fiscal year.

Executive Compensation

The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer, Chief Financial Officer and Chief Lending Officer in each of the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)

Peter J. Johnson, President and Chief Executive Officer	2009	144,000	21,600	—	—	—	—	36,439	202,039
	2008	136,000	16,080	—	—	—	—	29,650	181,730

Clinton J. Morrison Senior Vice President and Chief Financial Officer	2009	90,000	11,250	—	—	—	—	26,593	127,843
	2008	84,000	8,400	—	—	—	—	18,794	111,194

Michael C. Mundt, Senior Vice President and Chief Lending Officer	2009	108,000	13,518	—	—	—	—	26,302	147,820
	2008	103,000	10,300	—	—	—	—	25,635	138,935

(1)	For fiscal 2009, All Other Compensation for Mr. Johnson consisted of employer contributions to profit sharing plan of $9,684, $3,228 for employer 401(k) payments, $3,947 for employer deferred compensation payments, $1,397 for ESOP stock, and $6,183 for various medical and life insurance payments, and $12,000 as compensation for his services as a director. For fiscal 2009, All Other Compensation for Mr. Mundt consisted of employer contributions to profit sharing of $7,263, $2,421 for employer 401(k) payments, $7,916 for employer deferred compensation payments, $1,397 for ESOP stock, and $7,305 for various medical and life insurance payments. For fiscal 2009, All Other Compensation for Mr. Morrison consisted of employer contributions to profit sharing of $5,972, $1,991 for employer 401(k) payments, $11,419 for employer deferred compensation payments, $1,397 for ESOP stock, and $5,814 for various medical and life insurance payments.

Employment Agreement

American Federal Savings Bank entered into an Employment Agreement, effective October 1, 2009, with Peter J. Johnson, its President and Chief Executive Officer, and amended effective January 22, 2010. The Employment Agreement will continue in effect until September 30, 2011, unless extended by the board of directors of American Federal Savings Bank for an additional two-year term. The amended Employment Agreement provides for an annual base salary of $155,000 per year, which may be increased from time to time (but not reduced). Under the Employment Agreement, Mr. Johnson generally will be entitled to participate in all employee benefit plans including, but not limited to, retirement plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by American Federal Savings Bank in the future to its senior executives and key management employees.

The Employment Agreement provides that if Mr. Johnson’s employment is terminated by American Federal Savings Bank for any reason other than for cause, or Mr. Johnson terminates his employment due to either (i) a diminishing of his duties and responsibilities, (ii) a relocation of his place of employment by more than 50 miles, (iii) the liquidation or dissolution of American Federal Savings Bank, or (iv) any breach of the Agreement by American Federal Savings Bank, he will be entitled to receive certain payments from American Federal Savings Bank. These payments will be a sum equal to the payments due to Mr. Johnson for the remaining term of the Employment Agreement, including base salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on his behalf over the remaining term of the Employment Agreement to any tax-qualified retirement plan), subject to certain restrictions.

The Employment Agreement contains provisions requiring non-disclosure of confidential information regarding the business and activities of American Federal Savings Bank and contains provisions restricting Mr. Johnson’s ability to compete with American Federal Savings Bank for a one-year term after termination of his employment due to any Event of Termination.

Non-Contributory Profit Sharing Plan

Neither Eagle Bancorp, nor American Federal Savings Bank, has a pension plan for employees. Instead, American Federal Savings Bank has established a non-contributory profit sharing plan for eligible employees who have completed one year of service with American Federal Savings Bank. The non-contributory plan enables American Federal Savings Bank to contribute up to 15% of qualified salaries each year. Typically 6% is contributed. The percentage amount of the contribution is determined by the board of directors each year and is based primarily on profitability for the past year. For the year ended June 30, 2009, the Board authorized profit sharing contributions to Mr. Johnson of $9,684, to Mr. Mundt of $7,263 and to Mr. Morrison of $5,972, and total contribution expense was $181,590 for the year ended June 30, 2009.

The Non-Contributory Profit Sharing Plan also allows employees to make contributions to a tax-qualified defined contribution savings plan or an employee owned 401(k) plan. Employees can contribute a portion of their salaries, (up to a maximum of $16,500 for calendar 2009), to a 401(k) plan. American Federal Savings Bank’s board has the authority to match up to a maximum of 50% of an employee’s contribution provided that the matching amount does not exceed 2.0% of such employee compensation. For the year ended June 30, 2009, American Federal Savings Bank contributed $3,228, $2,421 and $1,991 to Mr. Johnson’s, Mr. Mundt’s and Mr. Morrison’s 401(k) programs, respectively, and $47,227 in total expense to the 401(k) program.

Salary Continuation Agreement

Another benefit offered by American Federal Savings Bank is a program to increase overall retirement benefits for employees to levels which more closely approximate those in comparable businesses. American Federal Savings Bank consulted with independent compensation consultants and developed a plan to supplement retirement benefits. The plan American Federal Savings Bank adopted covers seven of its senior officers, including Messrs. Johnson, Morrison and Mundt, two senior vice presidents and two vice presidents. Mr. Morrison was added to the plan in the 2008 fiscal year. This non-qualified retirement plan is designated the American Federal Savings Bank Salary Continuation Agreement (the “Salary Continuation Agreement”). Under the Salary Continuation Agreement, each officer receives a fixed retirement benefit based on his or her years of service with American Federal Savings Bank. American Federal Savings Bank maintains insurance policies whose proceeds will reimburse American Federal Savings Bank for the payment of benefits under this plan. It also provides for partial payments in the event of early retirement, death or disability. In Mr. Johnson’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $151,800, or an annual payment for life of $16,500. In Mr. Mundt’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $230,000, or an annual payment for life of $25,000. In Mr. Morrison’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $706,000, or an annual payment for life of $65,500. American Federal Savings Bank has purchased life insurance contracts for each covered executive to fund the payments. American Federal Savings Bank recognizes expenses to maintain the plan. For the year ended June 30, 2009, the total expenses were $101,952.

Split-Dollar Benefit Plan

American Federal Savings Bank has entered into agreements with three insurance companies for the purpose of establishing a split-dollar benefit plan. American Federal Savings Bank purchased life insurance policies on thirteen officers of American Federal Savings Bank, including American Federal Savings Bank’s five executive officers. The plan provides for the officers to receive life insurance benefits ranging from $50,000 to $75,000, provided they meet the eligibility requirements of the plan. The remainder of the life insurance benefits accrues to American Federal Savings Bank.

Bonus Plan

American Federal Savings Bank also provides a discretionary bonus program (“Bonus Program”) for all eligible employees. The Bonus Program is based on the after-tax net profitability of American Federal Savings Bank and is linked specifically to American Federal Savings Bank’s return on assets. In the case of non-officer employees, bonus amounts are based on salary levels. Under the Bonus Program, American Federal Savings Bank’s return on assets for the period from January through October is used to determine the bonus levels of officers. Officers’ bonuses are directly linked to the return on assets. For example, if American Federal Savings Bank produces a return on assets of 0.90%, then each officer would receive a bonus of 9% of annual base salary. Executive officers’ bonuses are generally based on a formula of 1.25 times American Federal Savings Bank’s return on assets (for example, executive officer bonuses would be 11.25% of annual salary based on a return on assets of 0.90%, or 1.25 times nine). The President and Chief Executive Officer’s bonus is generally based on a formula of 1.5 times American Federal Savings Bank’s return on assets. For the year ended June 30, 2009, American Federal Savings Bank paid total bonuses of $226,911. Mr. Johnson’s bonus was $21,600, Mr. Mundt’s bonus was $13,518 and Mr. Morrison’s bonus was $11,250.

Employee Stock Ownership Plan

In connection with its reorganization to the mutual holding company form of organization, American Federal Savings Bank established an employee stock ownership plan (“ESOP” or “Plan”) for employees age 21 or older who have at least one year of credited service with American Federal Savings Bank. As of September 30, 2009, the ESOP held 4,606 shares of common stock that have not been allocated to Plan participants. These shares represent shares purchased by the ESOP in the initial stock offering. Shares of common stock purchased by the ESOP were funded by funds borrowed from Eagle Bancorp. Shares purchased in the initial offering by the ESOP have been allocated to participants’ accounts over ten years. As of September 30, 2009, the Plan maintains 38,156 shares that have been allocated to Plan participants. A total of 42,762 shares are held in the Plan.

The ESOP trustee is expected to purchase, on behalf of the plan, 8% of the total number of shares of Eagle Montana common stock issued in the offering. We anticipate that the plan will fund its stock purchase with a loan from Eagle Montana equal to the aggregate purchase price of the common stock. The loan will be repaid primarily through American Federal Savings Bank’s contribution to the plan over the anticipated 12-year term of the loan.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants’ eligible compensation as it relates to eligible compensation of all participants. Employees are fully vested upon completion of six years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

The ESOP is administered by the ESOP Committee of American Federal Savings Bank. The ESOP trustee may only vote allocated shares held by the ESOP in accordance with the instructions of participating employees. Unallocated shares will be voted by the ESOP trustee.

GAAP requires that any third-party borrowing by the ESOP be reflected as a liability on Eagle Bancorp’s statement of financial condition. Since the ESOP is borrowing from Eagle Bancorp, such obligation is eliminated in consolidation. However, the cost of unallocated shares is treated as a reduction of shareholders’ equity.

The ESOP is subject to the requirements of ERISA and regulations of the IRS and the United States Department of Labor.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by the named executive officers at September 30, 2009.

Directors’ Compensation

The following table sets forth for the year ended June 30, 2009 certain information as to the total remuneration we paid to Eagle Bancorp’s directors. Mr. Johnson’s compensation for his service as director is reported in the Summary Compensation Table.

Director Compensation Table For the Year Ended June 30, 2009

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation Awards ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Don O. Campbell	16,800	—	—	—	—	16,800
Lynn E. Dickey	14,800	—	—	—	—	14,800
Larry A. Dreyer	21,000	—	—	—	—	21,000
Rick F. Hays	15,000	—	—	—	—	15,000
James A. Maierle	14,200	—	—	—	—	14,200
Thomas J. McCarvel	14,000	—	—	—	—	14,000

During fiscal 2009, each director, except for the Chairman of the Board, was paid an annual fee of $12,000. The Chairman of the Board receives an annual fee of $21,000. Also, each non-employee director, other than the Chairman of the Board, was paid $200 for each committee meeting attended. The total fees paid to the directors of Eagle Bancorp for the year ended June 30, 2009, were $107,800. Eagle Bancorp has no other director compensation plans or director deferred compensation plans other than the Stock Incentive Plan approved at the annual meeting in 2000, and no director received an award from the Stock Incentive Plan in fiscal year 2009. As of September 30, 2009, each director of Eagle Bancorp also serves as a director of American Federal Savings Bank and Eagle Financial MHC. Directors do not receive additional compensation for their service on the boards of American Federal Savings Bank or Eagle Financial MHC.

Long-Term Stock-Based Compensation

The Eagle Bancorp 2000 Stock Incentive Plan (the “Stock Incentive Plan”) authorizes up to 80,511 shares of Common Stock to be made available to non-employee directors, officers and employees as options (incentive or nonqualified) (collectively, “Options”), or restricted stock (“Recognition and Retention Plan Stock” or “RRP Stock”) as described below. Options under the Stock Incentive Plan are rights to purchase Common Stock at a fixed price set forth in an option agreement, generally the fair market value at the date of grant. No options have been granted under the Stock Incentive Plan. RRP Stock is an award of actual stock subject to forfeiture provisions if the recipient leaves Eagle Bancorp or American Federal Savings Bank before a specified number of years. The purpose of the Stock Incentive Plan is to attract and retain qualified personnel in key positions and provide officers, employees and non-employee directors with a proprietary interest in Eagle Bancorp as an incentive to contribute to the success of Eagle Bancorp. Additionally, the Stock Incentive Plan serves to promote the attention of management to stockholders’ concerns and to reward employees for outstanding performance.

The Stock Incentive Plan authorizes the granting of options to purchase Common Stock and awards of RRP Stock. The maximum number of shares reserved for purchase pursuant to the exercise of options is 57,508 shares. The maximum number of the shares reserved for the award of RRP Stock is 23,003 shares. All officers, employees and non-employee directors of Eagle Bancorp and its affiliates are eligible to receive awards under the Stock Incentive Plan. The Stock Incentive Plan is administered by the Compensation Committee. Authorized but unissued shares or shares previously issued and reacquired by Eagle Bancorp may be used to satisfy the awards under the Stock Incentive Plan.

The Stock Incentive Plan permits the award of Options to employees and officers of American Federal Savings Bank or Eagle Bancorp in the form of either incentive options qualified under Section 422 of the Code (“Incentive Stock Options” or “ISO”) or as nonqualified stock options. Non-employee directors are only eligible to receive grants of non-qualified stock options. Under the Stock Incentive Plan, the Compensation Committee will determine which non-employee directors, officers and employees will be granted Options, whether such Options will be ISOs or nonqualified stock options, and when such Options can be exercised. Vesting must not commence earlier than at least one year from the date of the grant. Finally, the vesting of such Options may not be accelerated, except in the case of death or disability. The exercise price of all Incentive Stock Options must be at least 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The criteria used for the award of Options is determined by the Compensation Committee. The Compensation Committee may take into account job duties and responsibilities, seniority, job performance, and a comparison of similar awards by companies comparable to Eagle Bancorp when granting Options to officers, employees and directors.

Incentive Stock Options may only be granted to officers and employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, the exercise price must not be less than 100% of the fair market value of the underlying Common Stock on the date of the grant and the term of the Option may not exceed ten years from the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding Common Stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant.

The Stock Incentive Plan permits the Compensation Committee to grant, in its discretion, non-qualified options at fair market value to directors, as well as to officers and employees.

The Stock Incentive Plan also permits the use of Recognition and Retention Plan Stock awards (“RRP Stock”). Under the terms of the Stock Incentive Plan up to 23,003 of the shares contained in the Stock Incentive Plan are available for awards as RRP Stock. The terms of the RRP Stock awards shall be set by the Compensation Committee at the time of grant. The use of RRP Stock is intended to enable Eagle Bancorp and American Federal Savings Bank to retain personnel of experience and ability in key positions of responsibility.

Restricted stock awards to officers, employees and non-employee directors will be granted based upon a number of factors to be determined by the Compensation Committee, including seniority, job duties and responsibilities, job performance, and a comparison of similar awards by companies comparable to Eagle Bancorp. Common Stock used for RRP Stock awards may be authorized but unissued shares or previously issued shares of Common Stock repurchased by Eagle Bancorp.

The Compensation Committee may amend or terminate the Stock Incentive Plan at any time. Such amendments are required to be approved by stockholders in accordance with applicable law and regulation if such approval is required to satisfy requirements of the Securities and Exchange Commission under Rule 16b-3 under the Exchange Act or other regulatory requirements. The Stock Incentive Plan terminates ten years after its effective date. The Stock Incentive Plan permits Options which expire to be reissued. The Stock Incentive Plan permits adjustment by the Compensation Committee of the number of shares to reflect reclassification, recapitalization or similar capital change. The adjustments by the Compensation Committee shall be conclusive and binding on Eagle Bancorp and any participants. The Compensation Committee’s adjustments are designed to maintain the same proportion for the number of shares which existed before the event requiring adjustment.

The Stock Incentive Plan became effective on October 19, 2000. Unless sooner terminated, the Stock Incentive Plan will be in effect until October 19, 2010.

Benefits to be Considered Following Completion of the Conversion

Stock-Based Incentive Plan. While a final determination has not been made, we currently intend to adopt a new stock-based incentive plan within one year following the offering that will provide for grants of stock options and restricted common stock awards. If the stock-based incentive plan is adopted within one year following the conversion, the number of shares of common stock reserved for issuance pursuant to option grants or restricted stock awards under the plan may not exceed 10% and 4%, respectively, of the shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect any stock options or restricted stock granted by Eagle Bancorp or American Federal Savings Bank.

We may fund our plans through open market purchases, as opposed to issuing common stock. The stock-based incentive plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval by stockholders owning a majority of the outstanding shares of Eagle Montana common stock eligible to be cast. If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based incentive plan if the plan is adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•

any tax-qualified employee stock benefit plans and management stock award plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless American Federal Savings Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock award plans, may be increased to up to 12% of the shares sold in the offering;

•	stock options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of the grant;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of American Federal Savings Bank or Eagle Montana; and

•

our executive officers or directors must exercise or forfeit their options in the event that American Federal Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

In the event federal regulators change their regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

Change in Control Agreements

American Federal Savings Bank also intends to enter into change in control agreements with certain senior executive officers. The change in control agreements are intended to be effective as of January 1, 2010, and will be made with Clinton J. Morrison, Michael C. Mundt, Robert M. Evans and Rachel R. Amdahl. The change in control agreements do not provide benefits for termination for cause. The change in control agreements will provide payments to each officer following a change in control of American Federal Savings Bank and upon either (a) an involuntary termination of the officer by American Federal Savings Bank or its successor, or (b) without the officer’s consent, a voluntary termination of the officer’s employment due to (i) a material change of his or her functions, duties or responsibilities, (ii) a reduction in the officer’s annual compensation, or (iii) a relocation of his or her place of employment by more than 50 miles without the officer’s consent. If one of these events occurs within four (4) months following a change in control of American Federal Savings Bank, the officer, or his or her beneficiary in the event of his or her death, would be paid a sum equal to his or her base pay plus bonus for the most recently completed fiscal year. The officer would also receive under the agreement benefit payments (less co-payment amounts) for life, medical, dental and disability coverage substantially identical to coverage maintained by American Federal Savings Bank for the 12-month period following termination or until other coverage is obtained.

The change in control agreements have two-year terms and are required to be reviewed each year on the anniversary date of the agreement and may be extended at that time for an additional year. For purposes of both the employment agreement of Mr. Johnson and the change in control agreements of the officers, a change of control of American Federal Savings Bank means (i) a merger or consolidation where American Federal Savings Bank is not the consolidated or surviving bank, (ii) a transfer of all or substantially all of the assets of American Federal Savings Bank, (iii) voluntary or involuntary dissolution of American Federal Savings Bank; and (iv) a change in control as defined in the Change in Bank Control Act of 1978. A change in control would not take place for an internal reorganization such as a holding company formation. Assuming these agreements were in effect and Messrs. Morrison, Mundt and Evans and Ms. Amdahl had been terminated in connection with a change in control as of September 30, 2009, the officers would receive aggregate severance of approximately $411,919 based upon their current level of salary and bonus, plus 12 months of benefits coverage.

Transactions with Certain Related Persons

American Federal Savings Bank has followed the policy of offering residential mortgage loans for the financing of personal residences and consumer loans to its officers, directors and employees. Loans are made in the ordinary course of business. Except for consumer loans to officers and employees, but not directors, with an interest rate one percent below the American Federal Savings Bank prevailing rate, these loans are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with persons not related to American Federal Savings Bank. These loans do not include more than the normal risk of collectibility or present other unfavorable features. As of September 30, 2009, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals, and companies in which they are principals was approximately $1.82 million. No executive officer has had a consumer loan outstanding in excess of $120,000 since July 1, 2006.

American Federal Savings Bank has contracted with a subsidiary of a company which is partially owned by James Maierle, one of Eagle Bancorp’s directors. American Federal Savings Bank paid $18,375 during the three months ended September 30, 2009 to this affiliated entity for support services, and an additional $58,471 for computer hardware and software used by American Federal Savings Bank for its computer network. For the years ended June 30, 2009 and 2008, expenditures were $54,000 and $35,000, respectively, for support services and $83,401 and $137,000, respectively, for computer hardware and software. Management believes that these services are provided on terms no less favorable than could be obtained from a non-related party in an arms-length transaction.

In 2007, American Federal Savings Bank also made a construction loan, in the normal course of lending, to this same affiliated entity for the construction of an office building. For the years ended June 30, 2009 and 2008, $0 and $6,011,000 ($1,570,000 net of participation sold) had been disbursed, respectively. In fiscal 2008 the construction was completed and the loan was refinanced into $7.5 million of permanent financing, at an interest rate of 6.625%. On July 9, 2008, 80%, or $6.0 million, was sold without recourse to the Montana Board of Investments. As of September 30, 2009, this loan’s principal balance was $7.25 million ($1.45 million net of participation sold). For the years ended June 30, 2009 and 2008, the entity paid $39,866 and $0 in principal, respectively, and $123,211 and $211,661 in interest, respectively. American Federal Savings Bank maintains the servicing for this loan.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows information regarding the beneficial ownership of our common stock by our directors and executive officers and each person known to be a “beneficial owner” of more than 5% of our outstanding shares of common stock as of December 9, 2009. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities. Information regarding certain holders of more than 5% of our outstanding shares is based on information reported on Schedule 13G/A filed with the SEC on the date indicated in the footnotes to this table.

Name	Title or Address (1)	Shares of Common Stock Beneficially Owned (3)		Percent of Class
Eagle Financial MHC	1400 Prospect Avenue Helena, MT 59601	648,493		60.35%
Tyndall Capital Partners, L.P. (2)	599 Lexington Avenue, Suite 4100 New York, NY 10022	88,100		8.20%
American Federal Savings Bank Employee Stock Ownership Plan	1400 Prospect Avenue Helena, MT 59601	4,606		*
Don O. Campbell	Vice Chairman	7,400	(4)	*
Lynn E. Dickey	Director	330		*
Larry A. Dreyer	Chairman	14,585	(5)(6)	1.36%
Rick F. Hays	Director	500		*
Peter J. Johnson	Director	14,059	(5)(7)	1.31%
James A. Maierle	Director	14,900	(8)	1.39%
Thomas J. McCarvel	Director	8,800		*
Clinton J. Morrison	Senior Vice President and Chief Financial Officer	1,113	(5)(7)	*
Michael C. Mundt	Senior Vice President and Chief Lending Officer	8,348	(5)(7)	*
Robert M. Evans	Senior Vice President and Chief Information Officer	2,343	(5)	*
Rachel R. Amdahl	Senior Vice President/Operations	1,375	(5)(7)	*
All directors and executive officers as a group (11 persons)		73,753		6.86%

*	Less than 1% of outstanding shares.
(1)	Unless otherwise indicated, the mailing address for each director and officer listed is c/o Eagle Bancorp, 1400 Prospect Avenue, Helena, MT 59601.
(2)	The information as to Tyndall Capital Partners, L.P. (“Capital”) is derived from a Schedule 13G/A filed with the SEC on February 14, 2007. Tyndall Partners, L.P. (“Tyndall”) owns 51,900 shares and 18,700 shares are owned by Tyndall Institutional Partners, L.P. (“Tyndall Institutional” and, together with Tyndall, the “Funds”). Capital is the general partner of the Funds, and possesses the sole power to vote and the sole power to direct the disposition of all shares held by the Funds. In addition, 17,500 shares are owned by Jeffrey S. Halis, the manager of the general partner of Capital.
(3)	Except as otherwise noted, all beneficial ownership by directors and executive officers is direct and each director or executive officer exercises sole voting and investment power over the shares.
(4)	Includes 1,150 shares held by revocable trust in his wife’s name. Mr. Campbell retains voting control.
(5)	Includes common stock held in American Federal Savings Bank’s ESOP.
(6)	Includes 400 shares held by his wife for which Mr. Dreyer disclaims beneficial ownership.
(7)	Includes common stock held by each Executive Officer in American Federal Savings Bank’s Non-Contributory Profit Sharing Plan.
(8)	Includes 5,000 shares held by Rosmar, Inc. for which Mr. Maierle, as President of Rosmar, Inc., has shared voting and investment power.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of Eagle Montana’s directors and executive officers and for all of the directors and executive officers as a group, the following information:

(i)	the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Eagle Bancorp common stock as of , 2010;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total amount of Eagle Montana common stock to be held upon consummation of the conversion.

In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See “Proposal I – Approval of the Plan of Conversion and Reorganization— Limitations on Common Stock Purchases.” Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

Name of Beneficial Owner	Number of Exchange Shares to be Held (2)	Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held
		Number of Shares	Amount	Number of Shares	Percentage of Total Shares Outstanding
Directors:
Peter J. Johnson	52,030	10,000	$100,000	62,030	1.56%
Larry A. Dreyer	53,977	5,000	50,000	58,977	1.48
Don O. Campbell	27,386	5,000	50,000	32,386	*
Rick F. Hays	1,850	5,000	50,000	6,850	*
Lynn E. Dickey	1,221	7,500	75,000	8,721	*
James A. Maierle	55,143	7,500	75,000	62,643	1.58
Thomas J. McCarvel	32,567	500	5,000	33,067	*

Total	224,174	40,500	$405,000	264,674	6.66%

Executive Officers:
Robert M. Evans	8,671	15,000	$150,000	23,671	*
Michael C. Mundt	30,895	5,000	50,000	35,895	*
Clinton J. Morrison	4,119	3,000	30,000	7,119	*
Rachel R. Amdahl	5,088	8,300	83,000	13,388	*

Total	48,773	31,300	$313,000	80,073	2.01

Total for Directors and Executive Officers	272,947	71,800	$718,000	344,747	8.67%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Beneficial Ownership of Common Stock” and assumes an exchange ratio of 3.7009 shares for each share of Eagle Bancorp.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF EAGLE BANCORP

General

As a result of the conversion, existing stockholders of Eagle Bancorp will become stockholders of Eagle Montana. There are differences in the rights of stockholders of Eagle Bancorp and stockholders of Eagle Montana caused by differences between federal and Delaware law and regulations and differences in Eagle Bancorp’s federal stock charter and bylaws and Eagle Montana’s certificate of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Eagle Montana’s certificate of incorporation and bylaws.

Authorized Capital Stock

The authorized capital stock of Eagle Bancorp consists of 9,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, no par value per share. The authorized capital stock of Eagle Montana consists of 8,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. Stockholder approval is required to increase or decrease the number of authorized shares of Eagle Bancorp and Eagle Montana.

Eagle Bancorp’s charter and Eagle Montana’s certificate of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock

Pursuant to applicable laws and regulations, Eagle Financial MHC is required to own not less than a majority of the outstanding shares of Eagle Bancorp common stock. Eagle Financial MHC will no longer exist following consummation of the conversion.

Eagle Montana’s certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Eagle Bancorp’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders’ meeting. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted to Eagle Montana stockholders for approval due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

Voting Rights

Neither Eagle Bancorp’s stock charter or bylaws nor Eagle Montana’s certificate of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends

Eagle Bancorp’s ability to pay dividends depends, to a large extent, upon American Federal Savings Bank’s ability to pay dividends to Eagle Bancorp. The Office of Thrift Supervision regulations state, in part, that dividends may be declared and paid by American Federal Savings Bank only out of accumulated net earnings. A dividend may not be declared or paid unless the surplus, prior to the transfer of net earnings, would not be reduced by the payment of the dividend. Dividends may also not be declared or paid if American Federal Savings Bank is in default in payment of any assessment due to the FDIC.

The same restrictions will apply to American Federal Savings Bank’s payment of dividends to Eagle Montana. In addition, Delaware law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Board of Directors

Eagle Bancorp’s bylaws and Eagle Montana’s certificate of incorporation and bylaws each require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Eagle Bancorp’s bylaws, any vacancies on the board of directors of Eagle Bancorp may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors of the class of directors in which such vacancy was created by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders. Under Eagle Montana’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by a majority of the remaining directors, and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.

Under Eagle Bancorp’s bylaws, any director may be removed only for cause by the holders of a majority of the outstanding voting shares. Eagle Montana’s certificate of incorporation provides that any director may be removed only for cause by the holders of at least 80% of the outstanding voting shares of Eagle Montana at a meeting called for the purpose of removing the director.

Limitations on Liability

The charter and bylaws of Eagle Bancorp do not limit the personal liability of directors.

Eagle Montana’s certificate of incorporation provides that directors will not be personally liable for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit Eagle Montana.

Indemnification of Directors, Officers, Employees and Agents

Under current Office of Thrift Supervision regulations, Eagle Bancorp shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Eagle Bancorp or its stockholders. Eagle Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Eagle Bancorp is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

The certificate of incorporation and bylaws of Eagle Montana provide that it shall indemnify its current and former directors and officers to the fullest extent required or permitted by Delaware law, including the advancement of expenses. Delaware law allows Eagle Montana to indemnify any person for expenses, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Eagle Montana. Indemnification may be given if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders

Eagle Bancorp’s bylaws provide that special meetings of Eagle Bancorp’s stockholders may be called by the Chairman, the president, a majority of the members of the board of directors or the holders of not less than one-tenth of the outstanding capital stock of Eagle Bancorp entitled to vote at the meeting. Eagle Montana’s certificate of incorporation and bylaws provide that special meetings of the stockholders of Eagle Montana may be called only by a majority vote of the entire board of directors.

Stockholder Nominations and Proposals

Eagle Bancorp’s bylaws generally provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Eagle Bancorp at least five days before the date of any such meeting.

Eagle Montana’s bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Eagle Montana not less than 60 days prior to the first anniversary of the prior year’s annual meeting if the meeting is held within 30 days of the anniversary of the prior year’s meeting. If the meeting is not held within 30 days of the anniversary of the prior year’s meeting, then nominations must be made no later than seven days following the first public announcement of the meeting.

Management believes that it is in the best interests of Eagle Montana and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting

The bylaws of Eagle Bancorp provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. The certificate of incorporation of Eagle Montana prohibits action to be taken by stockholders without a meeting.

Stockholder’s Right to Examine Books and Records

A federal regulation, which is applicable to Eagle Bancorp, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Delaware law provides that a stockholder may inspect the company’s stock ledger, list of stockholders and other books and records.

Limitations on Voting Rights of Greater-than-10% Stockholders

Eagle Montana’s certificate of incorporation provides that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Eagle Bancorp’s charter does not provide such a limit on voting common stock.

Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Eagle Montana’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of Eagle Montana’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Mergers, Consolidations and Sales of Assets

A federal regulation applicable to Eagle Bancorp generally requires the approval of two-thirds of the board of directors of Eagle Bancorp and the holders of two-thirds of the outstanding stock of Eagle Bancorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Eagle Bancorp’s assets. Such regulation permits Eagle Bancorp to merge with another corporation without obtaining the approval of its stockholders if:

(i)	it does not involve an interim savings institution;

(ii)	Eagle Bancorp’s federal stock charter is not changed;

(iii)	each share of Eagle Bancorp’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Eagle Bancorp after such effective date; and

(iv)	either:

(a)	no shares of voting stock of Eagle Bancorp and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)	the authorized but unissued shares or the treasury shares of voting stock of Eagle Bancorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Eagle Bancorp outstanding immediately prior to the effective date of the transaction.

Eagle Montana’s certificate of incorporation contains a provision requiring that specified transactions with an “interested stockholder” be approved by 80% of the voting power of the then outstanding shares unless it is (i) approved by a majority of Eagle Montana’s disinterested directors, or (ii) certain price and procedural requirements are satisfied. An “interested stockholder” is broadly defined to include the right, directly or indirectly, to acquire or to control the voting or disposition of 15% or more of Eagle Montana’s voting stock.

Dissenters’ Rights of Appraisal

Office of Thrift Supervision regulations generally provide that a stockholder of a federally-chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. The regulations also provide, however, that a stockholder of a federally-chartered corporation whose shares are listed on a national securities exchange or quoted on the Nasdaq stock market are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq stock market, or any combination of such shares of stock and cash.

Under Delaware law, stockholders of Eagle Montana will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Eagle Montana is a party as long as the common stock of Eagle Montana trades on a national securities exchange or is held of record by more than 2,000 holders.

Amendment of Governing Instruments

No amendment of Eagle Bancorp’s stock charter may be made unless it is first proposed by the board of directors of Eagle Bancorp, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.

Eagle Montana’s certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of common stock if at least a majority of the members of the board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the applicability of Section 203 of the Delaware General Corporation Law;

(ii)	the division of the board of directors into three classes;

(iii)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(iv)	the indemnification of current and former directors and officers by Eagle Montana;

(v)	the requirement of an 80% stockholder approval for business combination transactions with interested stockholders;

(vi)	the prohibition of stockholder action by written consent;

(vii)	the requirement that the holders of at least 80% of the outstanding shares of common stock must vote to remove directors, and can only remove directors for cause;

(viii)	the limitation of liability of officers and directors to Eagle Montana for money damages; and

(ix)	the provision of the certificate of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the certificate of incorporation provided in (i) through (viii) of this list.

The certificate of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders and that specified provisions in the bylaws may only be amended by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF EAGLE BANCORP MONTANA, INC.

Although the board of directors of Eagle Montana is not aware of any effort that might be made to obtain control of Eagle Montana after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Eagle Montana’s certificate of incorporation to protect the interests of Eagle Montana and its stockholders from takeovers which our board of directors might conclude are not in the best interests of American Federal Savings Bank, Eagle Montana or Eagle Montana’s stockholders.

The following discussion is a general summary of the material provisions of Eagle Montana’s certificate of incorporation and bylaws, American Federal Savings Bank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and reference should be made in each case to the actual document or regulatory provision in question. Eagle Montana’s certificate of incorporation and bylaws are included as part of Eagle Financial MHC’s application for conversion filed with the Office of Thrift Supervision and Eagle Montana’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Eagle Montana’s Certificate of Incorporation and Bylaws

Eagle Montana’s certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Eagle Montana more difficult.

Prohibition of Cumulative Voting. The certificate of incorporation prohibits cumulative voting for the election of directors.

Restrictions on Removing Directors from Office. The certificate of incorporation provides that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote.

Authorized but Unissued Shares. After the conversion, Eagle Montana will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Eagle Bancorp Montana, Inc. Following the Conversion.” The certificate of incorporation authorize 1,000,000 shares of serial preferred stock. Eagle Montana is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Eagle Montana that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Eagle Montana. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by our board of directors and also by at least a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the applicability of Section 203 of the Delaware General Corporation Law;

(ii)	the division of the board of directors into three classes;

(iii)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(iv)	the indemnification of current and former directors and officers by Eagle Montana;

(v)	the requirement of an 80% stockholder approval for business combination transactions with interested stockholders;

(vi)	the prohibition of stockholder action by written consent;

(vii)	the requirement that the holders of at least 80% of the outstanding shares of common stock must vote to remove directors, and can only remove directors for cause;

(viii)	the limitation of liability of officers and directors to Eagle Montana for money damages; and

(ix)	the provision of the certificate of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the certificate of incorporation provided in (i) through (viii) of this list.

The certificate of incorporation also provide that certain bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders and that specified provisions in the bylaws may only be amended by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

Stockholder Vote Required to Approve Business Combinations with Principal Shareholders. The certificate of incorporation of Eagle Montana requires the approval of the holders of at least 80% of Eagle Montana’s outstanding shares of voting stock to approve certain “Business Combinations,” as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of common stock of Eagle Montana and any other affected class of stock. Under the certificate of incorporation, at least 80% approval of stockholders is required in connection with any transaction involving an interested stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of Eagle Montana’s board of directors who are unaffiliated with the interested stockholder and were directors prior to the time when the interested stockholder became an interested stockholder or (ii) if the proposed transaction meets certain conditions set forth in the certificate of incorporation, which are designed to afford the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient.

The term “interested stockholder” is defined to include any individual, corporation, partnership or other entity (other than Eagle Montana or its subsidiary) which owns beneficially or controls, directly or indirectly, 15% or more of the outstanding shares of voting stock of Eagle Montana. This provision of the certificate of incorporation applies to any “Business Combination,” which is defined to include (i) any merger, consolidation or share exchange of Eagle Montana or any of its subsidiaries with or into any interested stockholder or affiliate of an interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any interested stockholder or affiliate of assets of Eagle Montana having an aggregate market value of 10% or more of either the aggregate market value of the total consolidated assets of Eagle Montana or the aggregate market value of the outstanding stock of Eagle Montana; (iii) the issuance or transfer to any interested stockholder or its affiliate by Eagle Montana (or any subsidiary) of any securities of Eagle Montana subject to certain exceptions; (iv) the adoption of any plan for the liquidation or dissolution of Eagle Montana proposed by or on behalf of any interested stockholder or affiliate thereof; (v) any reclassification of securities, recapitalization, merger or consolidation of Eagle Montana which has the effect of increasing the proportionate share of outstanding shares of common stock or any class of equity or convertible securities of Eagle Montana owned directly or indirectly by an interested stockholder or affiliate thereof; (vi) any transaction involving Eagle Montana or any subsidiary that has the effect of increasing the proportionate share of the stock of any class or securities convertible into stock of any class or series owned by the interested stockholder except for immaterial changes due to fractional share adjustments or as a result of stock repurchases not caused by the interested stockholder; and (vii) any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through Eagle Montana or any subsidiary.

Purpose and Anti-Takeover Effects of Eagle Montana’s Certificate of Incorporation and Bylaws. Our board of directors believes that the provisions described above or below are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of Eagle Montana and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Eagle Montana and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, our board of directors believes that it is in the best interests of Eagle Montana and its stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Eagle Montana and that is in the best interests of all stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Eagle Montana for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Eagle Montana’s assets.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Eagle Montana’s certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, we may adopt additional anti-takeover provisions in our certificate of incorporation or other devices regarding the acquisition of our equity securities that would be permitted for a Delaware business corporation.

The cumulative effect of the restrictions on acquisition of Eagle Montana contained in our certificate of incorporation and bylaws and in Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Eagle Montana may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

Delaware Corporate Law

In addition, the state of Delaware has a statute designed to provide Delaware corporations, such as Eagle Montana, with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporation Law is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

In general Section 203 provides that a “Person” who owns 15% or more of the outstanding voting stock of a Delaware corporation (referred to in Section 203 as an “Interested Shareholder”) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such “Person” became an Interested Shareholder. The term “business combination” is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203: (i) any business combination if, prior to the date a person became an Interested Shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an Interested Shareholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Shareholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation’s directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Shareholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Shareholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the board of directors does not intend to propose any such amendment.

Conversion Regulations

Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

American Federal Savings Bank’s Federal Stock Charter

The federal stock charter of American Federal Savings Bank will provide that for a period of five years from the closing of the conversion, no person other than Eagle Montana may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of American Federal Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of American Federal Savings Bank or Eagle Montana or to underwriters in connection with a public offering. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

(i)	the acquisition would result in a monopoly or substantially lessen competition;

(ii)	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

(iii)	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

DESCRIPTION OF CAPITAL STOCK OF EAGLE BANCORP MONTANA, INC.

General

Eagle Montana is authorized to issue 8,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Eagle Montana currently expects to issue in the offering up to 2,760,000 shares of common stock, subject to adjustment, and up to 1,813,125 shares, subject to adjustment, in exchange for the publicly held shares of Eagle Bancorp. Eagle Montana will not issue shares of preferred stock in the conversion. Each share of Eagle Montana common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Eagle Montana will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Eagle Montana may pay dividends as and when declared by our board of directors. The payment of dividends by Eagle Montana is subject to limitations that are imposed by law and applicable regulation. Delaware law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The holders of common stock of Eagle Montana will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Eagle Montana issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Eagle Montana will have exclusive voting rights in Eagle Montana. They will elect Eagle Montana’s board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Eagle Montana issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

As a federally-chartered stock savings bank, corporate powers and control of American Federal Savings Bank are vested in its board of directors, who elect the officers of American Federal Savings Bank and who fill any vacancies on the board of directors. Voting rights of American Federal Savings Bank are vested exclusively in the owners of the shares of capital stock of American Federal Savings Bank, which will be Eagle Montana, and voted at the direction of Eagle Montana’s board of directors. Consequently, the holders of the common stock of Eagle Montana will not have direct control of American Federal Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of American Federal Savings Bank, Eagle Montana, as the holder of 100% of American Federal Savings Bank’s capital stock, would be entitled to receive all assets of American Federal Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of American Federal Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Eagle Montana, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Eagle Montana available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Eagle Montana will not be entitled to preemptive rights with respect to any shares that may be issued. Eagle Montana common stock is not subject to redemption.

Preferred Stock

None of the shares of Eagle Montana’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Eagle Montana’s common stock is Registrar & Transfer Co., Cranford, New Jersey.

REGISTRATION REQUIREMENTS

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

EXPERTS

The consolidated financial statements of Eagle Bancorp as of June 30, 2009 and 2008, and for each of the years in the two-year period ended June 30, 2009, appearing elsewhere in this proxy statement/prospectus have been included herein and in the registration statement in reliance upon the report of Davis, Kinard & Co., P.C., Independent Registered Public Accounting Firm, which is included herein and upon the authority of that firm as experts in accounting and auditing.

Feldman Financial Advisors, Inc. has consented to the publication herein of the summary of its report to Eagle Montana setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the offering and its letter with respect to subscription rights.

LEGAL MATTERS

Nixon Peabody LLP, Washington, D.C., counsel to Eagle Bancorp Montana, Inc., Eagle Financial MHC, Eagle Bancorp and American Federal Savings Bank, will issue to Eagle Bancorp Montana, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Certain matters relating to state taxation will be passed upon for us by Gough, Shanahan, Johnson & Waterman PLLP. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Eagle Montana has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http:/www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Eagle Montana. The statements contained in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Eagle Financial MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This proxy statement/prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Western Regional Office of the Office of Thrift Supervision, 225 E. John Carpenter Freeway, Suite 500, Irving, Texas 75062-2326. Our plan of conversion is available, upon request, at each of our banking offices.

In connection with the offering, Eagle Montana will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Eagle Montana and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Eagle Montana has undertaken that it will not terminate such registration for a period of at least three years following the offering.

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Amount
* Legal Fees and Expenses	$220,000
* Accounting Fees and Expenses	50,000
* Marketing and Records Management Fees and Expenses (1)	1,545,735
* Appraisal Fees and Expenses	41,500
* Business Plan Fees and Expenses	37,500
* Printing, Edgar and Mailing Fees (Including Postage)	80,000
Filing Fees (FINRA, Nasdaq, SEC, OTS)	120,694
* Blue Sky Fees	7,500
* Proxy Solicitation	8,000
* Other	25,000

* Total	$2,135,929

*	Estimated

(1)	Eagle Bancorp Montana, Inc. has retained Stifel, Nicolaus & Company, Incorporated to assist in the sale of common stock on a best efforts basis in the offerings, and to serve as records management agent in connection with the conversion and offering. Fees are estimated at the maximum, as adjusted, of the offering range assuming that one-third of the offering is sold in the subscription and community offerings and the remaining two-thirds of the offering will be sold by a syndicate of broker-dealers in a syndicated community offering. The fees include: (i) selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated in connection with the subscription and community offerings equal to 1.25% of the aggregate amount of common stock in the subscription and community offerings (net of purchases by insiders and our ESOP) (approximately $91,135); (ii) fees and selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated and any other broker-dealers participating in the syndicated offering equal to 6% of the aggregate amount of common stock sold in the syndicated community offering (approximately $1.3 million); and (iii) other expenses of the offering payable to Stifel, Nicolaus & Company, Incorporated as marketing and records management agent estimated to be $185,000.

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 145 of the Delaware General Corporation Law, Eagle Montana’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors subject to certain limitations.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of Eagle Montana, provide that:

•

Eagle Montana shall indemnify its directors and officers for serving Eagle Montana in those capacities or for serving other business enterprises at Eagle Montana’s request, to the fullest extent permitted by Delaware law;

•

Eagle Montana is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

Eagle Montana will maintain directors and officers insurance to insure its directors and officers against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) List of Exhibits

1.1	Engagement Letter between Eagle Bancorp, Eagle Financial MHC and Stifel, Nicolaus & Company, Incorporated.*

1.2	Form of Agency Agreement between Eagle Bancorp Montana, Inc. and Stifel, Nicolaus & Company, Incorporated.

2	Eagle Financial MHC Plan of Conversion and Reorganization.

3.1	Certificate of Incorporation of Eagle Bancorp Montana, Inc.*

3.2	Bylaws of Eagle Bancorp Montana, Inc.*

4	Form of Common Stock Certificate of Eagle Bancorp Montana, Inc.*

5	Opinion of Nixon Peabody LLP regarding legality of securities being registered.

8.1	Federal Tax Opinion of Nixon Peabody LLP.

8.2	State Tax Opinion of Gough, Shanahan, Johnson & Waterman PLLP.

10.1	Employee Stock Ownership Plan (incorporated by reference to the Registration Statement on Form SB-2 filed with the SEC on December 20, 1999).

10.2	Eagle Bancorp 2000 Stock Incentive Plan (incorporated by reference to the proxy statement for the 2000 Annual Meeting filed with the SEC on September 19, 2000).

10.3	Employment Contract, effective as of October 1, 2009, between Peter J. Johnson and American Federal Savings Bank.*

10.4	Form of Change in Control Agreement between Clinton J. Morrison and American Federal Savings Bank.

10.5	Form of Change in Control Agreement between Michael C. Mundt and American Federal Savings Bank.

10.6	Form of Change in Control Agreement between Robert M. Evans and American Federal Savings Bank.

10.7	Form of Change in Control Agreement between Rachel R. Amdahl and American Federal Savings Bank.

10.8	Amendment No. 1 to Employment Contract, effective as of January 22, 2010, between Peter J. Johnson and American Federal Savings Bank.

10.9	Salary Continuation Agreement, dated April 18, 2002, between Larry A. Dreyer and American Federal Savings Bank.

10.10	First Amendment to Salary Continuation Agreement, dated December 31, 2006, between Larry A. Dreyer and American Federal Savings Bank.

10.11	Salary Continuation Agreement, dated April 18, 2002, between Peter J. Johnson and American Federal Savings Bank.

10.12	First Amendment to Salary Continuation Agreement, dated December 31, 2006, between Peter J. Johnson and American Federal Savings Bank.

10.13	Salary Continuation Agreement, dated November 15, 2007, between Clinton J. Morrison and American Federal Savings Bank.

10.14	Salary Continuation Agreement, dated April 18, 2002, between Michael C. Mundt and American Federal Savings Bank.

10.15	First Amendment to Salary Continuation Agreement, dated December 31, 2006, between Michael C. Mundt and American Federal Savings Bank.

10.16	Salary Continuation Agreement, dated April 18, 2002, between Robert M. Evans and American Federal Savings Bank.

10.17	First Amendment to Salary Continuation Agreement, dated December 31, 2006, between Robert M. Evans and American Federal Savings Bank.

10.18	Salary Continuation Agreement, dated November 16, 2006, between Rachel R. Amdahl and American Federal Savings Bank.

10.19	American Federal Savings Bank Split-Dollar Plan, effective October 21, 2004.

21.1	Subsidiaries of Registrant.*

23.1	Consent of Nixon Peabody LLP (contained in Opinions included as Exhibits 5 and 8.1).

23.2	Consent of Davis Kinard & Co., P.C.

23.3	Consent of Feldman Financial Advisors, Inc.*

23.4	Consent of Gough, Shanahan, Johnson & Waterman PLLP (contained in Opinion included as Exhibit 8.2)

24	Power of Attorney (set forth on signature page).

99.1	Appraisal Agreement between American Federal Savings Bank and Feldman Financial Advisors, Inc.*

99.2	Business Plan Agreement by and among American Federal Savings Bank, Eagle Bancorp and Keller & Company, Inc.*

99.3	Appraisal Report of Feldman Financial Advisors, Inc.*

99.4	Letter of Feldman Financial Advisors, Inc. with respect to Subscription Rights.*

99.5	Marketing Materials.

99.6	Order and Acknowledgment Form.

99.7	Form of Proxy for Eagle Bancorp stockholders.*

99.8	Proxy Solicitation Agreement between Eagle Bancorp and Laurel Hill Advisory Group.

*	Previously filed.

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Helena, State of Montana on February 1, 2010.

EAGLE BANCORP MONTANA, INC.

By:	/S/ PETER J. JOHNSON
Peter J. Johnson
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

	/S/ PETER J. JOHNSON	President and Chief Executive Officer	February 1, 2010
	Peter J. Johnson	(Principal Executive Officer)

	/S/ CLINTON J. MORRISON	Senior Vice President and Chief Financial Officer	February 1, 2010
	Clinton J. Morrison	(Principal Financial Officer and Principal Accounting Officer)

	*	Chairman
Larry A. Dreyer

	*	Vice Chairman
Don O. Campbell

	*	Director
Rick F. Hays

	*	Director
Lynn E. Dickey

	*	Director
James A. Maierle

	*	Director
Thomas J. McCarvel

*By:	/S/ PETER J. JOHNSON		February 1, 2010
Peter J. Johnson
Attorney-in-Fact